                                 EXHIBIT 10.13

                                                                  EXECUTION COPY

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                             ORCAL GEOTHERMAL INC.,
                                 AS THE ISSUER,

                                 ORHEBER 1 INC.,
                                 ORHEBER 2 INC.,
                       SECOND IMPERIAL GEOTHERMAL COMPANY,
                              HEBER FIELD COMPANY,
                            HEBER GEOTHERMAL COMPANY,
                                 AS GUARANTORS,

                                    INDENTURE

                          DATED AS OF DECEMBER 8, 2005

                         UNION BANK OF CALIFORNIA, N.A.,
                                   AS TRUSTEE

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                                TABLE OF CONTENTS

                                                                            Page
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     Section 2.07    Registration, Registration of Transfer and
                     Exchange............................................    32
     Section 2.08    Mutilated, Destroyed, Lost and Stolen Senior

                                                                            Page
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     Section 4.08    Governmental Approvals; Title.......................    51
     Section 4.09    Limitation on Nature of Business....................    51
     Section 4.10    Prohibition on Merger or Other Fundamental Changes..    51

     Section 4.15    Termination or Amendment to Material Project

     Section 4.25    Dividend and Other Payment Restrictions

     Section 4.33    Consents to Assignment of Additional

     Section 4.38    Limitation on Issuance and Sale of Capital

                                      -ii-

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     Section 5.06    Limitation on Suits.................................    69
     Section 5.07    Rights of Holders of Senior Secured Notes to

     Section 6.06    Reports by Trustee to Holders of the Senior

     Section 6.11    Preferential Collection of Claims Against

     Section 7.01    Option to Effect Legal Defeasance or Covenant

     Section 7.05    Deposited Money and Government Securities to be

     Section 8.01    Without Consent of Holders of Senior Secured Notes..    82

     Section 8.09    Reference in Senior Secured Notes to Supplemental

                                      -iii-

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     Section 10.03   Communication by Holders of Senior Secured Notes
                     with Other Holders of Senior Secured Notes .........    92
     Section 10.04   Certificate and Opinion as to Conditions Precedent..    92
     Section 10.05   Statements Required in Certificate or Opinion.......    92
     Section 10.06   Rules by Trustee and Agents.........................    93
     Section 10.07   No Personal Liability of Directors, Officers,
                     Employees and Stockholders..........................    93
     Section 10.08   Senior Secured Notes Owned by the Issuer or

SCHEDULES

Schedule A: MATERIAL REAL PROPERTY INTERESTS
Schedule B: GOVERNMENTAL APPROVALS TO BE OBTAINED

EXHIBITS

Exhibit A-1: FORM OF SENIOR SECURED NOTE
Exhibit A-2: FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B:   FORM OF CERTIFICATE OF TRANSFER
Exhibit C:   FORM OF CERTIFICATE OF EXCHANGE
Exhibit D:   SUBORDINATION PROVISIONS
Exhibit E-1: FORM OF FEE DEED OF TRUST
Exhibit E-2: FORM OF FEE AND LEASEHOLD DEED OF TRUST
Exhibit F:   FORM OF GUARANTEE
Exhibit G:   FORM OF SUPPLEMENTAL INDENTURE

                                      -iv-

          INDENTURE, dated as of December 8, 2005, among OrCal Geothermal Inc., a Delaware corporation (including its successors and permitted assigns, the
"Issuer"), OrHeber 1 Inc., a Delaware corporation ("OrHeber 1"), OrHeber 2 Inc., a Delaware corporation ("OrHeber 2"), Second Imperial Geothermal Company, a
California limited partnership ("Second Imperial Geothermal"), Heber Field
Company, a California general partnership ("Heber Field"), Heber Geothermal
Company, a California general partnership ("Heber Geothermal") and Union Bank of
California, N.A., a national banking association, as trustee (the "Trustee").

          The Issuer, the Guarantors (as defined below) and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Initial Notes and any Additional Notes (as defined below):

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.01 Definitions.

          "Acceptable Letter of Credit" means one or more irrevocable standby letters of credit available for the purpose of drawing in accordance with the
Depositary Agreement, and any extensions thereof or any substitute letter of credit therefor in the stated amount contained in such extension or substitute, subject to the limitations set forth in, and permitting draws thereon as contemplated by the Depositary Agreement, (i) issued to the Depositary (for the benefit of the Secured Parties entitled to the benefits of the applicable
Account) by a commercial bank having a long-term unsecured senior debt rating of at least Investment Grade, (ii) payable in immediately available U.S. Dollar funds on any Business Day, (iii) with a minimum term of at least one year, (iv)
providing for the amount thereof to be available to the Depositary in multiple drawings conditioned only upon presentation of sight drafts accompanied by the applicable certificate in the form attached to such letter of credit, (v)
transferable to any successor Depositary, the Collateral Agent or a successor
Collateral Agent (or if not transferable provides for the amount thereof to be drawn upon by the Depositary upon appointment of a successor Depositary or
Collateral Agent), (vi) governed by the laws of the State of New York or
California, (vii) does not constitute Indebtedness (directly or indirectly) of the Issuer or any of its Subsidiaries, and is not secured by a Lien on any of the properties of the Issuer or any of its Subsidiaries, and the Issuer
certifies to such in an Officer's Certificate and (viii) which provides that it may be drawn not more than thirty days prior to its expiration in the entire amount then available to be drawn if the issuing bank does not provide a written extension of the same to the Depositary at least 30 days prior to its then scheduled expiration date.

          "Accounts" means the accounts established pursuant to the Depositary
Agreement.

          "Additional Notes" means any Senior Secured Notes (other than Initial
Notes), if any, issued under this Indenture in accordance with Sections 2.03 and
2.05 hereof.

          "Additional Project Document" means any contract or agreement entered into after the Closing Date in respect of the ownership, construction, operation, maintenance, modification or administration of a Project that is material to the Issuer or one or more of the Projects, other than a Financing
Document. The replacement of a Project Document that is not a Material Project
Document shall be deemed not to be an Additional Project Document.

          "Administrative Costs" means all of the Issuer's obligations, now or hereafter existing, to pay administrative fees, costs and expenses to any trustee or agent of the Holders of the Senior Secured Notes or any Permitted
Additional Senior Lender, including the Collateral Agent, the Intercreditor
Agent, the Depositary, and the Trustee (including, without limitation, the reasonable fees and expenses of counsel, agents and experts).

          "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. The term
"control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Agent Member" has the meaning set forth in Section 2.07(c)(v)(B) of this Indenture.

          "Applicable Law" means any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree or Governmental Approval, or any published directive or requirement which has the force of law, or other governmental restriction which has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, applicable to and/or binding on a given Person or any Project, as the context may require, whether in effect as of the Closing Date or thereafter and in each case as amended, modified and/or supplemented.

          "Auditors" has the meaning specified in Section 4.03(b).

          "Authentication Order" means a written order or request signed in the name of the Issuer by the President, a Vice President, the Treasurer or the
Assistant Treasurer, and delivered to the Trustee.

          "Authorized Officer" or "Authorized Representative" of any Person
means the individual or individuals authorized to act on behalf of such Person by the Board of Directors, managing member, management committee, board of control or any other governing body of such Person as designated from time to time in a certificate of such Person with specimen signatures.

                                       -2-

          "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2) with respect to a partnership, the board of directors of the general partner of the partnership or any committee or person duly authorized and empowered to take action on behalf of such partnership by the partnership agreement of such partnership;

          (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

          (4) with respect to any other Person, the board or committee of such
     Person serving a similar function.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Business Day" means any day other than a Saturday or Sunday or other day on which banks in New York, New York are authorized or required by law or executive order to remain closed.

          "Capital Expenditures" means any expenses that are capitalized on the
Issuer's balance sheet in accordance with GAAP.

          "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests;
     and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person including all warrants, options or other rights to acquire any of the foregoing, but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital
     Stock, whether or not such debt securities include any right of participation with Capital Stock.

          "Cash Flow Available for Debt Service" means, for any period, (a) all revenues (including interest and the proceeds of any business interruption insurance but excluding any other insurance proceeds and any other similar non-recurring receipts) received in such period and deposited in the Revenue
Account, less (b) the sum of (x) Operating and Maintenance

                                       -3-

Expenses for such period plus (y) Administrative Costs payable to the Trustee, the Collateral Agent, the Depositary, the Intercreditor Agent and any other trustee or agent of the Secured Parties for such period, all as computed on a cash basis.

          "Certificated Note" means a certificated Senior Secured Note registered in the name of the Holder thereof and issued in accordance with
Section 2.07 hereof, substantially in the form of Exhibit A-1/A-2 hereto except that such Senior Secured Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Change of Control" means the occurrence of any of the following: (i)
the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Issuer's and/or the Issuer's Subsidiaries' assets, taken as a whole; (ii) the adoption of a plan relating to the Issuer's liquidation or dissolution; (iii) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any Person other than Ormat Nevada or a Related Party, becomes the "beneficial owner" (as such term is defined Rule
13d-3 and Rule 13d-5 under the Exchange Act) directly or indirectly, of 50% or more of the Issuer's voting power; (iv) the consummation of any transactions or series of related transactions the result of which is that Ormat Nevada and the
Related Parties cease to collectively own, directly or indirectly, more than 50%
of the Issuer's economic or voting interest; or (v) the sale of the Capital
Stock of any Subsidiary of the Issuer (other than as permitted herein);
provided, however, that notwithstanding the foregoing, a Change of Control will not be deemed to have occurred if (x) prior to giving effect to the reduction in
Ormat Nevada's and/or the Related Parties' collective voting or economic interests in the Issuer, such reduction has been approved by Holders of at least
66?% of the Senior Secured Notes or (y) prior to giving effect to any other
Person becoming the beneficial owner of 50% or more of the Issuer's voting power pursuant to clause (iii) hereof, the transaction resulting in such change in beneficial ownership is approved by Holders of at least 66?% of the Senior
Secured Notes.

          "Clearstream" means Citibank, N.A., as operator of Clearstream
Banking, S.A.

          "Closing Date" means December 8, 2005.

          "Code" means the U.S. Internal Revenue Code of 1986, as amended.

          "Collateral" means all collateral pledged, or in respect of which a lien is granted, pursuant to this Indenture or the Security Documents.

          "Collateral Agency Agreement" means that certain Collateral Agency
Agreement, dated as of December 8, 2005, among the Issuer, each of the
Guarantors, the Collateral Agent, the Trustee, the Depositary and the
Intercreditor Agent.

          "Collateral Agent" means Union Bank of California, N.A., a national banking association organized under the laws of the United States, as collateral agent for the benefit of the Secured Parties, together with its successors and assigns.

                                       -4-

          "Collection Expenses" means all reasonable out-of-pocket costs or expenses (if any) and, if applicable, reasonable transaction costs, incurred by the Issuer in connection with the collection, enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt and/or collection of the relevant proceeds, as applicable.

          "Control Agreements" means (i) each Control Agreement executed and delivered by the Collateral Agent, the Issuer, certain of the Issuer's
Subsidiaries and the bank or institution where the Issuer's or its relevant
Subsidiary's checking accounts permitted to be established under this Indenture and the Depositary Agreement are held and (ii) each Control Agreement executed and delivered by the Collateral Agent, the Issuer and certain of the Issuer's
Subsidiaries in connection with the Security Documents.

          "Corporate Trust Office of the Trustee" shall be at the address of the
Trustee specified in Section 10.02 hereof or such other address as to which the
Trustee may give notice to the Issuer.

          "Custodian" means, initially, the Trustee, and its successors and assigns or any other custodian performing similar functions.

          "Debt Service Coverage Ratio" means, for any period, the ratio of (i)
the sum of all Cash Flow Available for Debt Service for such period to (ii) the aggregate payments of scheduled or accelerated (in accordance with the terms of the Financing Documents) principal, interest and premium, if any, required to be made under this Indenture and the other Financing Documents and in connection with all other Permitted Indebtedness (other than Subordinated Debt) for such period.

          "Debt Service Reserve Account" means the account of such name created under the Depositary Agreement.

          "Debt Service Reserve Letter of Credit" means an Acceptable Letter of
Credit that has been delivered and may be drawn in accordance with Section 3.4 of the Depositary Agreement.

          "Debt Service Reserve Requirement" means, as of any date of calculation, an amount equal to the projected principal and interest that will be due on the Senior Secured Notes during the succeeding six-month period.

                                       -5-

          "Deeds of Trust" means, collectively, (i) that certain Deed of Trust,
Assignment of Rents, Security Agreement, and Fixture Filing, dated as of the
Closing Date, executed by Second Imperial Geothermal, as grantor, for the benefit of the Collateral Agent, as beneficiary, (ii) that certain Deed of
Trust, Assignment of Rents, Security Agreement, and Fixture Filing, dated as of the Closing Date, executed by Heber Field, as grantor, for the benefit of the
Collateral Agent, as beneficiary and (iii) that certain Deed of Trust,
Assignment of Rents, Security Agreement, and Fixture Filing, dated as of the
Closing Date, executed by Heber Geothermal, as grantor, for the benefit of the
Collateral Agent, as beneficiary.

          "Default" means an event or condition that, with the giving of notice or lapse of time, or any combination thereof, would become an Event of Default.

          "Depositary" means Union Bank of California, N.A., a national banking association organized under the laws of the United States, as Depositary under the Depositary Agreement, together with its successors and assigns.

          "Depositary Agreement" means the Deposit and Disbursement Agreement, dated as of the Closing Date, among the Issuer, each of the Guarantors, the
Collateral Agent, the Depositary and the Securities Intermediary.

          "Depository" means, with respect to the Senior Secured Notes issuable or issued in whole or in part in global form, DTC, and any and all successors thereto appointed as depository hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Distribution Account" means the account bearing such title and created under the Depositary Agreement.

          "Distribution Conditions" has the meaning set forth in Section 3.6(b)
of the Depositary Agreement.

          "Distribution Date" means any Business Day on or within 60 days following a Scheduled Payment Date, on which the Issuer may make a Restricted
Payment in accordance with the terms of this Indenture and the Depositary
Agreement.

          "Distribution Suspense Account" means the account bearing such title and created under the Depositary Agreement.

          "Dollars" and "$" means lawful money of the United States.

          "DTC" means The Depository Trust Company.

          "Eligible Letter of Credit Provider" means a U.S. commercial bank(s)
or financial institution(s) or a U.S. branch of a foreign commercial bank(s) or financial institution(s) with an Investment Grade rating (provided that any such rating shall not be based solely on such bank's or financial institution's foreign currency rating at such time).

                                       -6-

          "Eminent Domain Proceeds" means all amounts and proceeds (including instruments) received by the Issuer or any Guarantor in respect of any Event of
Eminent Domain.

          "Euroclear" means Euroclear Bank S.A./N.V., as operator of the
Euroclear system.

          "Event of Abandonment" means, with respect to a Plant, the suspension or cessation for a period of at least 120 consecutive days of all or substantially all of the operational and maintenance activities at such Plant;
provided, however, that any such suspension or cessation that arises from an
Event of Loss, a requirement of law, an event of force majeure, curtailment or failure to be dispatched, or other bona fide business reasons shall not constitute an Event of Abandonment, in each case, so long as the Issuer or the
Issuer's applicable Subsidiaries are taking commercially reasonable actions to overcome or mitigate the effects of the cause of suspension or cessation so that maintenance and/or operations, as the case may be, can be resumed. Any period of cessation or suspension shall end on the date that operation and maintenance activities of a substantial nature are resumed.

          "Event of Default" means the occurrence of any of the events set forth under Section 5.01 hereof.

          "Event of Eminent Domain" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Collateral or a Project by any Governmental Authority.

          "Event of Loss" means an event which causes all or a portion of the
Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Event of Eminent Domain or a Title Event.

          "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal fund transactions with members of the Federal
Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the
Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Trustee from three federal funds brokers of recognized standing selected by it.

          "FERC" means the Federal Energy Regulatory Commission and any successor agency thereto.

          "Final Maturity Date" means the latest stated maturity date of any of the Senior Secured Notes.

                                       -7-

          "Financing Documents" means this Indenture, the Senior Secured Notes, the Note Purchase Agreement, the Security Documents, the Guarantees, the Letters
of Credit, the Production Tax Credit Agreement, the Subordinated Loan Agreement
and any other credit or security agreement executed by a Financing Entity in respect of a Project.

          "Financing Entity" means the Issuer, the Guarantors and Ormat Nevada.

          "Fitch" means Fitch Ratings Ltd., its successors and assigns.

          "Fluid Supply Agreements" means the Heber 1 Fluid Supply Agreement and the Heber 2 Fluid Supply Agreement.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the relevant date of determination.

          "Generating Capacity" means the net amount of electrical energy available for sale under each Project's relevant power purchase agreement.

          "Geothermal Consultant" means Geothermex, Inc. or another widely recognized independent geothermal engineering firm retained by the Issuer as
Geothermal Consultant.

          "Geothermal Consultant's Report" means the report, dated November
2005, of the Geothermal Consultant prepared in connection with the Offering and attached to the Offering Memorandum as Annex B.

          "Geothermal Resource" means the aggregate of any and all geothermal resources owned, leased or otherwise held by the Issuer or any Guarantor, used in connection with the operation of the Projects, which such geothermal resources are identified as the "Heber geothermal field" in the Geothermal
Consultant's Report.

          "Global Note Legend" means the legend set forth in Exhibit A-1/A-2 hereto.

          "Global Note" means a Senior Secured Note that evidences all or part of the Senior Secured Notes and bears the appropriate legend set forth in
Exhibit A-1/A-2 (or such legend as may be contemplated by Section 2.02 for such
Senior Secured Notes).

          "Gould Plant Connection Agreements" means those certain
Interconnection and Operating Agreements, dated December 8, 2005 and December 8,
2005, respectively, between OrHeber 2 and Imperial Irrigation District.

          "Gould Plant" means two geothermal power generating plants located in
Imperial County, California, and having a Generating Capacity of approximately
10 MW.

                                       -8-

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the
United States pledges its full faith and credit.

          "Governmental Approvals" means all governmental approvals, authorizations, consents, decrees, permits, waivers, privileges and filings with or from all Governmental Authorities required to be obtained or made for the ownership, construction, operation and maintenance of a Project.

          "Governmental Authority" means the government of any federal, state, municipal or other political subdivision in which the Projects are located, and any other government or political subdivision thereof exercising jurisdiction over the Projects or any of their assets or any party to any of the Project
Documents, including all agencies and instrumentalities of such governments and political subdivisions.

          "Guarantee" means each guarantee by a Guarantor of the Issuer's obligations under the Financing Documents pursuant to Article IX or another writing pursuant to which a Guarantor agrees to be bound by the terms applicable to Guarantors set forth in Article IX.

          "Guarantor" means each of OrHeber 1, OrHeber 2, Second Imperial
Geothermal, Heber Field, Heber Geothermal and their respective successors and assigns.

          "Hazardous Substance" means any substance, pollutant or contaminant now or hereafter included in such (or any similar) term under any state, federal or local ordinance, statute, law or regulation now in effect or hereafter enacted or amended.

          "Heber 1 Fluid Supply Agreement" means that certain Geothermal Sales
Agreement, dated December 18, 1991, between U.S. Trust Company of California,
N.A. and Heber Geothermal, as amended by that certain First Amendment to
Geothermal Sales Agreement, dated January 20, 1993, as further amended by that certain Second Amendment to Geothermal Sales Agreement, dated September 4, 1996 and as assumed by Heber Field pursuant to the Ownership Interest Purchase
Agreement, dated as of November 21, 2003, among OrHeber 1, OrHeber 2, OrHeber 3
Inc., OrMammoth Inc., Covanta Heber Field Energy, Inc., Heber Field Energy II,
Inc., ERC Energy, Inc., ERC Energy II, Inc., Heber Loan Partners, Covanta Power
Pacific, Inc., Pacific Geothermal Co., Mammoth Geothermal Co., Amor 14
Corporation, Covanta SIGC Energy II, Inc., Covanta Energy Americas, Inc., and
Covanta Energy Corporation.

          "Heber 1 Plant" means one geothermal power generating plant located in
Imperial County, California and having a Generating Capacity of 38 MW.

          "Heber 1 Plant Connection Agreement" means that certain Plant
Connection Agreement, dated July 31, 1985, between Heber Geothermal and Imperial
Irrigation District.

          "Heber 1 Power Purchase Agreement" means that certain Power Purchase and Sales Agreement, dated August 26, 1983, between Southern California Edison
Company and Chevron U.S.A. Inc., as assigned by Chevron U.S.A. to Heber
Geothermal under that certain

                                       -9-

Assignment and Assumption Agreement, dated August 26, 1983, as amended by that certain Amendment No. 1 to Power Purchase and Sales Agreement, dated December
11, 1984, and as further amended by that certain Settlement Agreement and
Amendment No. 2 to Power Purchase Contract, dated August 7, 1995.

          "Heber 1 Water Supply Agreement" means that certain Water Supply
Agreement, dated August 16, 1994, between Imperial Irrigation District and Heber
Geothermal.

          "Heber 2 Fluid Supply Agreement" means that certain Fluid Supply
Agreement, dated January 30, 2004, between Heber Field and Second Imperial
Geothermal.

          "Heber 2 Plant" means one geothermal power generating plant located in
Imperial County, California and having a Generating Capacity of 34 MW.

          "Heber 2 Plant Connection Agreement" means that certain Plant
Connection Agreement, dated October 27, 1992, between Second Imperial Geothermal and Imperial Irrigation District.

          "Heber 2 Power Purchase Agreement" means that certain Power Purchase
Contract, dated April 16, 1985, between Southern California Edison Company and
Second Imperial Geothermal, as amended by that certain Amendment No. 1 to Power
Purchase Contract, dated October 23, 1987, as further amended by that certain
Amendment No. 2 to Power Purchase Contract, dated July 27, 1990, and as further amended by that certain Amendment No. 3 to Power Purchase Contract, dated
November 24, 1992.

          "Heber 2 Water Supply Agreement" means that certain Water Supply
Agreement, dated October 27, 1992, between Imperial Irrigation District and
Second Imperial Geothermal.

          "Heber Field" means Heber Field Company, a general partnership organized and existing under the laws of the State of California, its successors and assigns.

          "Heber Geothermal" means Heber Geothermal Company, a general partnership organized and existing under the laws of the State of California, its successors and assigns.

          "Holder" means a Person in whose name a Senior Secured Note is registered in the register maintained pursuant to Section 2.07(a).

          "IID Water Supply Agreements" means the Heber 1 Water Supply Agreement and the Heber 2 Water Supply Agreement.

          "Indebtedness" of any Person means, at any date, without duplication:

          (i) all obligations of such Person for borrowed money;

                                      -10-

          (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person);

          (iii) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business);

          (iv) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person in accordance with GAAP;

          (v) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such
     Person;

          (vi) all Indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

          (vii) all obligations of such Person in respect of interest rate swaps, collars or caps and other interest rate protection arrangements, foreign currency exchange agreements, commodity exchange, commodity future, commodity forward or commodity option agreements, or other interest or exchange rate or commodity hedging arrangements;

          (viii) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances; and

          (ix) all obligations of others of the type referred to in clauses (i)
     through (viii) above guaranteed by such Person, whether or not secured by a
     Lien or other security interest on any asset of such Person.

          "Indenture" means this Indenture, as amended, modified and/or supplemented from time to time.

          "Independent Accountants" means PricewaterhouseCoopers LLP, a limited liability partnership organized and existing under the laws of the State of
Delaware, its successors and assigns.

          "Independent Consultants" means the Independent Engineer, the
Insurance Consultant, the Geothermal Consultant and the Independent Energy
Market Consultant.

          "Independent Energy Market Consultant" means DAI Management
Consultants, Inc, or another widely recognized independent energy consulting firm retained as Independent Energy Market Consultant by the Issuer.

                                      -11-

          "Independent Engineer" means Stone & Webster Management Consultants,
Inc., or another widely recognized independent engineering firm retained as
Independent Engineer by the Issuer.

          "Initial Notes" means $165,000,000 in aggregate principal amount of
6.21% Senior Secured Notes due 2020 issued under this Indenture and a First
Series Supplemental Indenture dated the date hereof on the Closing Date.

          "Initial Purchaser" means Lehman Brothers Inc.

          "Insurance Consultant" means Moore-McNeil LLC, or its successors;
provided that such successor is another nationally recognized independent insurance consultant.

          "Intercreditor Agent" means, initially, Union Bank of California,
N.A., a national banking association organized and existing under the laws of the United States, and any Person appointed as a substitute or replacement
Intercreditor Agent under the Intercreditor Agreement.

          "Intercreditor Agreement" means the Intercreditor Agreement, dated as of December 8, 2005, among the Issuer, the Trustee, the Collateral Agent, the
Intercreditor Agent, the Depositary and any other Secured Party that becomes a party thereto pursuant to the terms thereof.

          "Interest Payment Date" means each June 30 and December 30 commencing
June 30, 2006 and concluding on the Final Maturity Date.

          "Investment Grade" means a rating of "Baa3" or better by Moody's and
"BBB-" or better by S&P (or an equivalent rating by another nationally recognized credit rating agency if one or more of such corporations are not in the business of rating long-term obligations of commercial banks at the time of issuance); provided, that such rating is not on review for possible downgrade or on negative watch by any such agency.

          "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Letter of Credit" means the Debt Service Reserve Letter of Credit.

          "Lien" means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement, encumbrance, security interest, charge, lien
(statutory or other), preference, priority or other collateral agency agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially

                                      -12-

the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

          "Loss Proceeds" means all proceeds from an Event of Loss received by the Issuer or any Guarantor, including, without limitation, insurance proceeds or other amounts actually received, except proceeds of business interruption insurance.

          "Major Maintenance Expenditures" means Capital Expenditures or other major maintenance expenses to be incurred by the Issuer or any of its
Subsidiaries (other than any operating costs or expenses included in the
Issuer's annual Operating Budget pursuant to Section 4.26(a))

          "Major Maintenance Expenditure Amount" has the meaning set forth in
Section 4.26 of this Indenture.

          "Make-Whole Premium" means, with respect to any Senior Secured Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining
Scheduled Payments with respect to the Called Principal of such Senior Secured
Note over the amount of such Called Principal; provided that the Make-Whole
Premium may in no event be less than zero. For the purposes of determining the
Make-Whole Premium, the following terms have the following meanings:

               "Called Principal" means, with respect to any Senior Secured
     Note, the principal of such Senior Secured Note that is to be redeemed.

               "Discounted Value" means, with respect to the Called Principal of any Senior Secured Note, the amount obtained by discounting all Remaining
     Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such
     Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

               "Reinvestment Yield" means, with respect to the Called Principal of any Senior Secured Note, 0.50% over the yield to maturity implied by (a)
     the yields reported, as of 10:00 a.m. (New York City time) on the second
     Business Day preceding the Settlement Date with respect to such Called
     Principal, on the display designated as "Page PX1" on the Bloomberg
     Financial Markets Service (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such
     Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second
     Business Day preceding the Settlement Date with respect to such Called
     Principal, in U.S. Federal Reserve Statistical Release H.15 (519)

                                      -13-

     (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to note-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (x) the actively traded
     U.S. Treasury security with the duration closest to and greater than the
     Remaining Average Life of such Called Principal and (y) the actively traded
     U.S. Treasury security with the duration closest to and less than the
     Remaining Average Life of such Called Principal.

               "Remaining Average Life" means, with respect to any Called
     Principal, the number of years (calculated to the nearest one-twelfth year)
     obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each
     Remaining Scheduled Payment with respect to such Called Principal by (ii)
     the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

               "Remaining Scheduled Payments" means, with respect to the Called
     Principal of any Senior Secured Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement
     Date is not a date on which interest payments are due to be made under the terms of the notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such
     Settlement Date and required to be paid on such Settlement Date.

               "Settlement Date" means, with respect to the Called Principal of any Senior Secured Note, the date on which such Called Principal is to be redeemed.

          "Material Adverse Effect" means a material adverse effect on (i) the
Issuer's or any of the Issuer's Subsidiaries' results of operations or financial condition (taken as a whole), (ii) the validity or priority of the Liens on the
Collateral or Guarantees, (iii) the Issuer's or any of the Issuer's
Subsidiaries' ability (taken as a whole) to observe and perform any of the
Issuer's or any of the Issuer's Subsidiaries' material obligations under the
Transaction Documents to which the Issuer or any of the Issuer's Subsidiaries is a party or (iv) the ability of the Trustee or the Collateral Agent to enforce any of the payment or other material obligations of the Issuer, any Guarantor or
Ormat Nevada under the Financing Documents to which the Issuer, the Guarantors or Ormat Nevada are parties, as the case may be.

          "Material Real Property Interests" means the real property interests listed on Schedule A hereto.

          "Material Project Documents" means the Power Purchase Agreements, the
Operation and Maintenance Agreement, the Transmission Service Agreement, the
Material

                                      -14-

Real Property Interests, the IID Water Supply Agreements, the Fluid Supply
Agreements, the Plant Connection Agreements and any Additional Project Document.

          "Megawatt" or "MW" means one million watts.

          "Moody's" means Moody's Investors Service, Inc., its successors and assigns.

          "Net Available Amount" means, with respect to any proceeds, such proceeds net of the related Collection Expenses.

          "Note Purchase Agreement" means the Note Purchase Agreement among the
Issuer, the Guarantors and the Initial Purchaser for the sale and purchase of the Initial Notes.

          "Offering" means the offering of the Senior Secured Notes described herein.

          "Offering Memorandum" means that certain offering memorandum, dated
December 2, 2005, relating to the offer of the Initial Notes for sale.

          "Officer's Certificate" means a certificate signed by the Issuer's
Authorized Representative.

          "Operating and Maintenance Expenses" means, for any period, all amounts disbursed by or on behalf of the Issuer or any Subsidiary of the Issuer in such period for operation, maintenance, administration, repair (other than repair done in response to a casualty event), or improvement of a Project, including, without limitation, premiums on insurance policies, property and other taxes, litigation expenses and costs, payments under leases, royalty and other land use agreements, and fees, expenses, and any other payments required under the Project Documents; provided, "Operating and Maintenance Expenses"
shall not include (i) any payment made in respect of the Financing Documents or with respect to any Indebtedness, (ii) any payment or dividends or other distributions to Ormat Nevada or any of the Issuer's other Affiliates other than payments under the Project Documents or (iii) any tax paid or payable by any of the Issuer's direct or indirect equity owners with respect to the Issuer's income or receipts.

          "Operating Budget" means the annual budget of Operating and
Maintenance Expenses for the Projects, as prepared in good faith by the Issuer for each of the Issuer's fiscal years, or part thereof, showing such costs by category.

          "Operating Subsidiaries" means all of the Issuer's Subsidiaries.

          "Operation and Maintenance Agreement" means that certain Amended and
Restated Operation and Maintenance Agreement, dated December 8, 2005, among
Heber Field, Heber Geothermal, Second Imperial Geothermal, OrHeber 2 and Ormat
Nevada.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.05 hereof. The counsel may be an employee of or counsel to the Issuer, any
Affiliate of the Issuer or the Trustee.

                                      -15-

          "Organizational Documents" means as to any Person, the articles of incorporation, by laws, partnership agreement, limited liability company agreement, operating agreement or other organizational or governing documents of such Person.

          "OrHeber 1" means OrHeber 1 Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

          "OrHeber 2" means OrHeber 2 Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

          "OrHeber 2 Power Purchase Agreement" means that certain Long-Term
Power Purchase Agreement, dated December 8, 2005, between OrHeber 2 and Southern
California Public Power Authority.

          "Ormat Industries" means Ormat Industries Ltd., a corporation organized and existing under the laws of Israel, its successors and assigns.

          "Ormat Nevada" means Ormat Nevada Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

          "Ormat Technologies" means Ormat Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

          "Outstanding" in connection with the Senior Secured Notes, means, as of the time in question, all Senior Secured Notes authenticated and delivered under this Indenture, except (i) Senior Secured Notes theretofore canceled or required to be canceled under this Indenture; (ii) Senior Secured Notes for which provision for payment shall have been made in accordance with this
Indenture; and (iii) Senior Secured Notes in substitution for which other Senior
Secured Notes have been authenticated and delivered pursuant to this Indenture.

          "Overdue Principal" means, as of any Payment Date, all principal of any Senior Secured Note which has become due and payable and not been punctually paid or duly provided for when and as due and payable, whether as a result of insufficient available funds or otherwise.

          "Paying Agent" has the meaning set forth in Section 2.07(a) of this
Indenture.

          "Payment Date" means any Interest Payment Date or Principal Payment
Date.

          "Permitted Additional Senior Lender" means a holder of any Senior
Secured Obligations other than the Senior Secured Notes.

          "Permitted Indebtedness" has the meaning set forth in Section 4.18 of this Indenture.

          "Permitted Investments" means an investment in any of the following:
(i) direct obligations of the Department of the Treasury of the United States of
America; (ii) obligations

                                      -16-

of any federal agencies which obligations are backed by the full faith and credit of the United States of America; (iii) commercial paper rated in any one of the two highest rating categories by Moody's or S& P; (iv) investment agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S& P; (v) repurchase agreements with banks
(foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P, provided, that (1) collateral is limited to the securities specified in clauses (i) and (ii) above, (2) the margin levels for collateral must be maintained at a minimum of 102% including principal and interest, (3) the
Collateral Agent shall have a first priority perfected security interest in the collateral, (4) the collateral will be delivered to a third party custodian, designated by the Issuer, acting for the benefit of the Collateral Agent and all fees and expenses related to collateral custody will be the responsibility of the Issuer, (5) the collateral must have been or will be acquired at the market price and marked to market at least weekly and collateral level shortfalls cured within 24 hours and (6) unlimited right of substitution of collateral is allowed; provided, that substitution collateral must be permitted collateral substituted at a current market price and substitution fees of the custodian shall be paid by the Issuer; (vi) forward purchase agreements delivering securities specified in clauses (i) and (iii) above with banks (foreign and domestic), broker/dealers, and other financial institutions maintaining a long-term rating on the day of bid no lower than investment grade by both S&P and Moody's (such rating may be at either the parent or Subsidiary level); and
(vii) money market funds rated "AAAm" or "AAAm-G" or better by S&P.

          "Permitted Liens" means (a) the rights and interests of the Collateral
Agent and any other Secured Party as provided in the Financing Documents; (b)
Liens for any tax, either secured by a bond or other reasonable security or not yet due or being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Projects, the Plants, the sites of the Project or any easements that are material to the ownership, operation or maintenance of the
Projects, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use of any Project, any Plant, any Project sites or any easements that are material to the ownership, operation or maintenance of the Projects, (ii) a bond or other reasonable security has been posted or provided in such manner and amount as to assure that any taxes determined to be due will be promptly paid in full when such contest is determined or (iii) adequate reserves have been provided therefor to the extent required by and in accordance with GAAP; (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens, arising in the ordinary course of business or in connection with the development, construction, operation and/or maintenance of any Project, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings so long as (i) the Issuer reasonably determines that such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of any Project, any
Plant, any Project sites or any easements that are material to the ownership, operation or maintenance of the Projects, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of any Project, any Plant, any Project sites or any easements that are material to the ownership, operation or maintenance of the Projects, or
(ii) a bond or adequate cash reserves have been provided therefor to the extent required by and in accordance with GAAP; (d) Liens

                                      -17-

arising out of judgments or awards so long as enforcement of such Lien has been stayed and an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other reasonable security have been provided or are fully covered by insurance; (e) Title
Exceptions as reflected in the Title Policy other than delinquent taxes and monetary liens which are to be paid on the Closing Date; (f) Liens, deposits or pledges to secure statutory obligations; (g) Liens, deposits or pledges to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business, not to exceed $5 million in the aggregate at any time, and with any such Lien to be released as promptly as practicable; (h)
other Liens incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of the Issuer's or the Issuer's
Subsidiaries' property or assets or the value of such property or assets for the purposes of such business; (i) involuntary Liens as contemplated by the
Financing Documents and the Project Documents (including a lien of an attachment or execution) securing a charge or obligation on any of the Issuer's property, either real or personal, whether now or hereafter owned, in the aggregate sum of less than $3 million; and (j) servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property or interests therein as of a nature generally existing with respect to properties of similar character and which do not in a material way interfere with the value or use thereof or the
Issuer's business.

          "Person" means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability partnership, limited liability company, trust, unincorporated association, institution, Governmental Authority or any other entity.

          "Place of Payment" when used with respect to the Senior Secured Notes, means the office or agency maintained pursuant to Section 4.02.

          "Plant Connection Agreements" means the Heber 1 Plant Connection
Agreement, the Heber 2 Plant Connection Agreement and the Gould Plant Connection
Agreements.

          "Plants" means the Heber 1 Plant, the Heber 2 Plant, the Gould Plant or any other geothermal power generating plant located in Imperial County,
California and constructed in accordance with Section 4.43 hereof.

          "Pledge and Security Agreements" means each of the Pledge and Security
Agreements, to be executed by the Issuer, each of the Guarantors and the
Collateral Agent.

          "Power Purchase Agreements" means the Heber 1 Power Purchase
Agreement, the Heber 2 Power Purchase Agreement and the OrHeber 2 Power Purchase
Agreement.

          "Predecessor Notes" with respect to any particular Senior Secured
Note, means any previous Senior Secured Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Secured Note; for the purposes of this definition, any Senior Secured Note authenticated and delivered pursuant to Section 2.08 in lieu of a lost, destroyed or stolen

                                      -18-

Senior Secured Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Senior Secured Note.

          "Principal Payment Date" when used with respect to any Senior Secured
Obligations means the date on which all or a portion of the principal of such
Senior Secured Obligations become due and payable as provided in this Indenture or any other agreement governing such Senior Secured Obligations, whether on a scheduled date for payment of principal, on a Redemption Date, the Final
Maturity Date, a date of declaration of acceleration, or otherwise.

          "Private Placement Legend" means the legend referenced in Section 2.02 to be placed on all Senior Secured Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "Production Tax Credit Agreement" means that certain Production Tax
Credit Agreement, dated December 8, 2005, among the Issuer, Ormat Technologies and the Collateral Agent.

          "Project" means each Plant together with the related Project
Documents, Governmental Approvals relating to the Plant or Project Documents, and any other item relating to the Plant, including any improvements to, and the operation of the Plant and all activities related thereto.

          "Project Documents" means the Material Project Documents and any additional agreements relating to the Projects.

          "Projections" means certain projections at the Closing Date of the
Projects' revenues and the costs associated therewith prepared by the
Independent Engineer.

          "Prudent Industry Practices" means, at a particular time, (i) any of the practices, methods and acts engaged in or approved by a significant portion of the electricity generating industry operating in the United States at such time, or (ii) with respect to any matter to which clause (i) does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. "Prudent Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of any Governmental Authority of competent jurisdiction.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Qualifying Facility" means a facility which is a qualifying facility within the meaning of the Public Utility Regulatory Policies Act of 1978 (and
all rules and regulations adopted thereunder) and which meets the criteria defined in Title 18, Code of Federal Regulations, Sections 292.201 through
292.207.

                                      -19-

          "Redemption Account" means the account bearing such title and created under the Depositary Agreement.

          "Redemption Date" means the date on which the Issuer redeems or is required to redeem any Senior Secured Notes in accordance with this Indenture.

          "Registrar" has the meaning specified in Section 2.07(a).

          "Regular Record Date" for the interest or principal payable on any
Payment Date on the Senior Secured Notes means the date specified for that purpose as contemplated by Section 2.09 (whether or not a Business Day).

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Global Note" means the Temporary Regulation S Global
Note or the Regulation S Unrestricted Global Note, as applicable.

          "Regulation S Unrestricted Global Note" has the meaning specified in
Section 2.01.

          "Related Party" means (a) Ormat Industries and Ormat Technologies, (b)
any direct or indirect controlling stockholder or controlling member or a more than 50% owned subsidiary of Ormat Nevada or (c) any trust, corporation, partnership, limited liability company or other entity, of which the beneficiaries, stockholders, partners, members or Persons holding more than a
50% controlling interest are Ormat Nevada and/or such other Persons referred to in the immediately preceding clause (a) or (b).

          "Renewable Energy Credits" means all renewable energy credits, offsets or other benefits allocated, assigned or otherwise awarded or certified to the
Issuer or any of the Issuer's Subsidiaries by any Governmental Authority in
connection with any of the Projects; provided, that the foregoing shall not include any federal, state, and/or local production tax credits and/or investment tax credits specific to investments in renewable energy production and delivery facilities (if any) or any environmental credits, offsets, or other similar benefits allocated, assigned or otherwise awarded to the Issuer or any of the Issuer's Subsidiaries by any Governmental Authority or received in any other manner based in whole or in part on the fact that any of the Projects constitutes a "renewable energy system" (as defined under any Applicable Law) or the like, including emissions credits or allowances, such as credits available because such Project does not produce carbon dioxide or other emissions when generating electric energy.

          "Required Holders" means, at any time, Persons that at such time hold not less than 51% in aggregate principal amount of the Outstanding Senior
Secured Notes.

          "Responsible Officer" means, with respect to knowledge of any default under this Indenture, the chairman, president, chief financial officer, chief operating officer or any plant manager (with respect to such plant manager's responsibilities at any Project) of the Issuer

                                      -20-

or Ormat Nevada, or other officer of the Issuer who in the normal performance of his or her managerial duties would have knowledge of the subject matter relating to such default.

          "Responsible Trust Officer" means, when used with respect to the
Trustee, the Depositary, the Collateral Agent or the Intercreditor Agent, the
chief executive officer, president, chief financial officer, general counsel, principal accounting officer, treasurer, assistant treasurer or any vice president of the Trustee, the Depositary, the Collateral Agent or the
Intercreditor Agent (or any successor group of the Trustee, Depositary,
Collateral Agent or Intercreditor Agent, as applicable), or any other officer of the Trustee, the Depositary, the Collateral Agent or the Intercreditor Agent
customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Restoration Sub-Account" means one or more accounts bearing such title and created under the Depositary Agreement in connection with an Event of
Loss or Event of Eminent Domain.

          "Restricted Global Note" has the meaning set forth in Section 2.01 hereto.

          "Restricted Note" has the meaning specified in Section 2.02.

          "Restricted Payment" means, with respect to any Person, (i) the declaration and payment of distributions, dividends or any other payment made in cash, property, obligations or other notes, (ii) any payment of the principal of, or interest or premium, if any, on, any Subordinated Debt, (iii) the making of any loans or advances to any Affiliate (other than Permitted Indebtedness),
(iv) any purchase, redemption, acquisition or retirement for value (including, without limitation in connection with any merger or consolidation of the Issuer)
of any of the Issuer's Capital Stock or (v) any Investment in any Person other than a Guarantor (other than Permitted Investments made in accordance with the provisions herein); provided, however, that the term "Restricted Payments" shall not include (x) proceeds of the offering of the Initial Notes in the amount of
$160,645,387.05 utilized to repay, in full, the Issuer's outstanding loan with
Beal Bank S.S.B., (y) cash released from any Account as a result of the provision of an Acceptable Letter of Credit as provided for in the Financing
Documents or (z) payments made to any Affiliate of such Person for goods and services purchased or procured in accordance with the terms of this Indenture.

          "Restricted Period" has the meaning set forth in Section 2.01.

          "Revenue Account" means the account bearing such title and created under the Depositary Agreement.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated under the Securities Act.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

                                      -21-

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 144A Global Note" means restricted, permanent global notes in fully registered form issued to qualified institutional buyers under Rule 144A.

          "S&P" means Standard & Poor's Rating Services, its successors and assigns.

          "Scheduled Payment Date" means each June 30 and December 30, commencing on June 30, 2006 and ending on December 30, 2020.

          "SEC" means the United States Securities and Exchange Commission.

          "Second Imperial Geothermal" means Second Imperial Geothermal Company, a limited partnership organized and existing under the laws of the State of
California, its successors and assigns.

          "Secured Parties" means the Trustee, the Holders, the Collateral
Agent, the Depositary, the Intercreditor Agent and the Holders of additional
Permitted Indebtedness (other than Permitted Indebtedness of the type described in clause (v) or (vi) in the definition thereof), in each case to the extent such party (or an agent on such party's behalf) is or becomes a party to the
Collateral Agency Agreement and the Intercreditor Agreement.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Securities Intermediary" means Union Bank of California, N.A., until a successor replaces it in accordance with the applicable provisions of the
Depositary Agreement and thereafter means the successor serving thereunder in such capacity.

          "Security Documents" means, collectively, the Depositary Agreement, the Deeds of Trust, the Collateral Agency Agreement, the Pledge and Security
Agreements, the Intercreditor Agreement, the Control Agreements, the Third Party
Consents and any other document providing for any lien of the Secured Parties, pledge, encumbrance, mortgage or security interest on any or all of the Issuer's assets or the ownership interests thereof or the Issuer's Subsidiaries' assets and the ownership interests thereof.

          "Senior Secured Notes" means the Initial Notes and, unless the context otherwise requires, the Additional Notes.

          "Senior Secured Obligations" means, collectively, without duplication:
(i) all of the Issuer's Indebtedness, financial liabilities and obligations, of whatsoever nature and however evidenced (including, but not limited to, principal, interest, premium, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Secured Parties in their capacity as such under the applicable
Financing Document or any other agreement, document or instrument evidencing, securing or relating to such Indebtedness, financial liabilities or obligations, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements; (ii) any and all sums advanced by the Collateral Agent in order to

                                      -22-

preserve the Collateral or preserve its security interest in the Collateral; and
(iii) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (i) and (ii) above, after an Event of Default has occurred and is continuing and unwaived, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights under the Security Documents, together with reasonable attorneys' fees and court costs.

          "Series Supplemental Indenture" means an indenture supplemental to this Indenture entered into by the Issuer, the Trustee and the Guarantors, if applicable, for the purpose of establishing, in accordance with this Indenture, the title, form and terms of Senior Secured Notes of any series.

          "Special Record Date" for the payment of any Overdue Interest or
Overdue Principal means a date fixed by the Trustee pursuant to Section 2.09.

          "Subordinated Debt" means Indebtedness incurred pursuant to a
Subordinated Loan Agreement.

          "Subordinated Loan Agreement" means a binding agreement providing nonrecourse, unsecured debt financing to the Issuer on the terms and conditions set forth in Exhibit D to this Indenture.

          "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled
     (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);
     and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are that Person or one or more
     Subsidiaries of that Person (or any combination thereof).

          "Third Party Consents" means each consent to assignment, among certain counterparties to a Material Project Document, the Issuer and/or the Issuer's
applicable Subsidiary and the Collateral Agent.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections
77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Title Event" means the existence of any defect of title or Lien or encumbrance on a Project (other than Permitted Liens) in effect on the Closing
Date that entitles the

                                      -23-

Collateral Agent to make a claim under the policy or policies of title insurance required pursuant to the Financing Documents.

          "Title Event Proceeds" means all amounts and proceeds (including instruments) in respect of any Title Event.

          "Title Exceptions" means the exceptions to title set forth in the title policy referred to in Section 4.42.

          "Title Policy" means the mortgagee title insurance policy delivered by a title company of national standing or its Affiliates insuring to the Lien of the Deeds of Trust.

          "Transaction Documents" means the Project Documents and the Financing
Documents.

          "Transmission Service Agreement" means that certain Transmission
Service Agreement for Alternative Resources, dated October 27, 1992, between
Imperial Irrigation District and Second Imperial Geothermal.

          "Trustee" means Union Bank of California, N.A., a national banking association organized and existing under the laws of the United States, until a successor replaces it in accordance with the applicable provisions of this
Indenture, and thereafter means the successor serving thereunder in such capacity.

          "Unrestricted Global Note" means a permanent global Senior Secured
Note in the form of Exhibit A-1 attached hereto that bears the Global Note
Legend and that has the "Schedule of Exchanges of Interests in the Global Note"
attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Senior Secured Notes that do not bear the Private Placement Legend.

          "U.S. Person" means a U.S. person as defined in Rule 902(o) under the
Securities Act.

          "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

                                      -24-

          Section 1.02 Other Definitions.

Term                                      Defined in Section
----                                      ------------------
"Affiliate Transaction" ...............          4.13
"Applicable Procedures" ...............      2.07(c)(v)(B)
"Checking Account".....................          4.30
"Covenant Defeasance"..................          7.03
"Debtor Relief Law"....................          5.01
"Issuer"...............................        Preamble
"Legal Defeasance".....................          7.02
"Overdue Interest".....................          2.09
"Temporary Regulation S Global Note"...          2.01
"Transfer" ............................         2.07(b)
"Trustee"..............................        Preamble

          Section 1.03 Trust Indenture Act Provisions.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Senior Secured Notes;

          "indenture security holder" means a Holder of a Senior Secured Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Senior Secured Notes means the Issuer and any successor obligor upon the Senior Secured Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute

or defined by SEC rule under the TIA have the meanings so assigned to them.

          Section 1.04 Rules of Construction.

          Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

                                      -25-

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular;

          (e) references to a Person shall include such Person's permitted successors and assigns;

          (f) provisions apply to successive events and transactions;

          (g) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented and/or otherwise modified from time to time in accordance with the terms of this Indenture and the other Transaction
     Documents and shall include any agreement, contract or document in substitution or replacement of any of the foregoing entered into in accordance with the terms of this Indenture and the other Transaction
     Documents; and

          (h) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                            THE SENIOR SECURED NOTES

          Section 2.01 Form Generally.

          The Senior Secured Notes of each series shall be in substantially the form set forth in Exhibit A-1/A-2 or in such other form as shall, subject to
Section 2.03 and Section 2.05, be established by or pursuant to one or more
Series Supplemental Indentures relating to the Senior Secured Notes of such series, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depository therefor or as may, consistently herewith, be determined by the officers executing such Senior Secured Notes as evidenced by their execution thereof.

          The Certificated Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Authorized Officers executing such Certificated Notes, as evidenced by their execution of such Certificated Notes.

                                      -26-

          Restricted Notes shall bear the applicable legends as set forth in
Exhibit A-1/A-2 and as provided in Section 2.02.

          Senior Secured Notes offered and sold in their initial distribution in reliance on Rule 144A shall be issued in the form of one or more Global Notes
(each a "Restricted Global Note") in definitive, fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1, or in such other form as shall, subject to Section 2.03 and Section 2.05, be established by or pursuant to one or more Series Supplemental Indentures with respect to such
Restricted Global Notes, with such applicable legends as are provided for in
Exhibit A-1. Such Global Notes shall be registered in the name of the Depository for such Global Notes or its nominee and deposited with the Trustee, at the
Corporate Trust Office of the Trustee, as custodian for such Depository, duly executed on behalf of the Issuer and authenticated by the Trustee as herein provided. The aggregate principal amount of any Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the
Trustee, as custodian for the Depository for such Global Note, as provided in
Section 2.07, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Notes. Except as agreed by the Issuer, no
Restricted Global Note shall be issued except as provided in this paragraph to evidence Senior Secured Notes offered and sold in their initial distribution in reliance on Rule 144A.

          Senior Secured Notes offered and sold in their initial distribution in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes (a "Temporary Regulation S Global Note") in definitive, fully registered form without interest coupons, substantially in the form set forth in Exhibit A-2, or in such other form as shall, subject to Section 2.03 and Section 2.05, be established by or pursuant to one or more Series
Supplemental Indentures with respect to such Temporary Regulation S Global
Notes, with such applicable legends as are provided for in Exhibit A-2. Such
Temporary Regulation S Global Notes shall be registered in the name of the
Depository for such Global Notes or its nominee and deposited with the Trustee, at the Corporate Trust Office of the Trustee, as custodian for such Depository, duly executed by the Issuer and authenticated by the Trustee as herein provided, for credit to the respective accounts of beneficial owners of such Global Notes
(or to such other accounts as they may direct) at Euroclear or Clearstream.
Beneficial interests in any Temporary Regulation S Global Note may be held only through Euroclear or Clearstream. Within a reasonable period of time after the expiration of the Restricted Period (as defined below), any Temporary Regulation
S Global Note will be exchanged for a permanent Regulation S Global Note (the
"Regulation S Unrestricted Global Note," and together with the Temporary
Regulation S Global Note, the "Regulation S Global Note") substantially in the form set forth in Exhibit A-1 with such applicable legends as are provided for in Exhibit A-1, but without the Restricted Notes legend set forth in Exhibit
A-1, upon delivery to the Depository of certification of non-United States ownership and compliance with Regulation S. The Regulation S Unrestricted Global
Note will be deposited with the Trustee at the Corporate Trust Office of the
Trustee, as custodian for the Depository and registered in the name of the nominee of the Depository. Clearstream and Euroclear will hold beneficial interests in the Regulation S Unrestricted Global Note on behalf of their participants through their respective depositories, which in turn will hold such beneficial interests in the Regulation S Unrestricted Global Note in participants' securities accounts in the depositories' names on the books of the

                                      -27-

Depository. The aggregate principal amount of any Temporary Regulation S Global
Note and any Regulation S Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository for such Global Note, as provided in Section 2.07, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Note. As used herein, the term "Restricted Period", with respect to Global Notes offered and sold in reliance on Regulation S, means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Senior Secured Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S (according to a written notice to the Issuer and the Trustee by the underwriter(s), if any, of the offering of such Senior Secured Notes) and (ii) the date of the closing of the offering of such Senior Secured Notes. Except as agreed by the Issuer, no
Temporary Regulation S Global Note or Regulation S Unrestricted Global Note
shall be issued except as provided in this paragraph to evidence such Senior
Secured Notes offered and sold in their initial distribution in reliance on
Regulation S.

          Section 2.02 Legends on Restricted Notes.

          All Senior Secured Notes issued pursuant to this Indenture (including
Senior Secured Notes issued upon registration of transfer, in exchange for or in lieu of such Senior Secured Notes) shall be "Restricted Notes" and shall bear the applicable legend(s) setting forth restrictions on transfer provided in
Exhibit A-1/A-2 (the "Private Placement Legend"); provided, however, that the term "Restricted Notes" shall not include (i) Temporary Regulation S Global
Notes or Regulation S Unrestricted Global Notes, (ii) Senior Secured Notes as to
which such restrictive legend(s) shall have been removed pursuant to Section
2.07 and (iii) Senior Secured Notes issued upon registration of transfer of, in exchange for, or in lieu of, Senior Secured Notes that are not Restricted Notes.

          Section 2.03 Amount of Senior Secured Notes.

          The aggregate principal amount of Senior Secured Notes which may be outstanding at any time is unlimited, subject to compliance with Section 4.18 hereof.

          The Senior Secured Notes may be issued in one or more series. There shall be established in one or more Series Supplemental Indentures, prior to the issuance of Senior Secured Notes of any series:

          (a) the title of the Senior Secured Notes of such series (which shall distinguish the Senior Secured Notes of such series from all other Senior
     Secured Notes) and the form or forms of Senior Secured Notes of such series;

          (b) any limit upon the aggregate principal amount of the Senior
     Secured Notes of such series that may be authenticated and delivered under this Indenture (except for Senior Secured Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other
     Senior Secured Notes of such series pursuant to Sections 2.06, 2.07, 2.08,
     3.06 or 8.09 and except for Senior Secured Notes

                                      -28-

     that, pursuant to the last paragraph of Section 2.05, are deemed never to have been authenticated and delivered hereunder);

          (c) the date or dates on which the principal of the Senior Secured
     Notes of such series is payable, the amounts of principal payable on such date or dates and the Regular Record Date for the determination of Holders to whom principal is payable; and the date or dates on or as of which the
     Senior Secured Notes of such series shall be dated, if other than as provided in Section 2.05;

          (d) the rate or rates at which the Senior Secured Notes of such series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the
     Regular Record Date for the determination of Holders to whom interest is payable; and the basis of computation of interest, if other than as provided in Section 2.12;

          (e) if other than as provided in Section 4.02, the place or places where (i) the principal of and interest on Senior Secured Notes of such series shall be payable, (ii) Senior Secured Notes of such series may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon the Issuer in respect of the Senior Secured Notes of such series and this Indenture may be served;

          (f) the price or prices at which, the period or periods within which and the terms and conditions upon which Senior Secured Notes of such series may be redeemed, in whole or in part, at the option of the Issuer;

          (g) the obligation, if any, of the Issuer to redeem, purchase or repay
     Senior Secured Notes of such series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the price or prices at which and the periods or periods within which and the terms and conditions upon which Senior Secured Notes of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

          (h) if other than minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Senior
     Secured Notes of such series shall be issuable;

          (i) the restrictions or limitations, if any, on the transfer or exchange of the Senior Secured Notes of such series;

          (j) the obligation, if any, of the Issuer to file a registration statement with respect to the Senior Secured Notes of such series or to exchange the Senior Secured Notes of such series for Senior Secured Notes registered pursuant to the Securities Act;

          (k) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture);

                                      -29-

          (l) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Senior Secured Notes of such series;

          (m) the issue price, the issue date and the CUSIP number of the Senior
     Secured Notes of such series; provided, however, that no Senior Secured
     Notes of a particular series may be issued at a price that would cause such
     Senior Secured Notes of such series to have "original issue discount"
     within the meaning of Section 1273 of the Code; and

          (o) the use of proceeds of the Senior Secured Note of the relevant series.

     The Initial Notes and any Additional Notes will be treated as a single class for all purposes of this Indenture, except as otherwise provided hereunder.

          Section 2.04 Denominations.

          The Senior Secured Notes shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of
$1,000 in excess thereof. Any repayments (either scheduled or pursuant to any redemption) of any Senior Secured Note shall be made only in the denomination or integral multiple thereof set forth above.

          Section 2.05 Execution, Authentication, Delivery and Dating.

          The Senior Secured Notes shall be executed on behalf of the Issuer by an Authorized Representative of the Issuer. The signature of any of these officers on the Senior Secured Notes may be manual or facsimile.

          Senior Secured Notes bearing the manual or facsimile signature of individuals who were at the time of execution the Authorized Representative of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Senior Secured Notes or did not hold such offices at the date of such Senior Secured Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Senior Secured Notes (with Guarantees endorsed thereon), if applicable, of any series executed by the Issuer to the
Trustee for authentication, together with a Authentication Order for the authentication and delivery of such Senior Secured Notes, and the Trustee in accordance with the Authentication Order shall authenticate and deliver such
Senior Secured Notes. The Trustee shall authenticate and deliver: (i) on the
Closing Date, an aggregate principal amount of $165,000,000 6.21% Senior Secured
Notes Due 2020 and (ii) Additional Notes for an original issue in an aggregate principal amount specified in an Authentication Order pursuant to this Section
2.05, in each case upon an Authentication Order of the Issuer signed by an
Authorized Officer of the Issuer. Such order will specify the amount of the
Senior Secured Notes to be authenticated and the date on which the original issue of the Senior Secured Notes is to be authenticated. If the form or terms of the Senior Secured Notes have been established by or pursuant to a
Supplemental Indenture as permitted by Section 2.01 in authenticating such
Senior Secured Notes, and accepting any additional responsibilities under

                                      -30-

this Indenture in relation to such Senior Secured Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of
Counsel stating,

          (a) that such form has been established in conformity with the provisions of this Indenture;

          (b) that such terms have been established in conformity with the provisions of this Indenture; and

          (c) that such Senior Secured Notes, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms (subject to customary qualifications or exceptions).

          The Trustee shall not be required to authenticate such Senior Secured
Notes if the issue of such Senior Secured Notes pursuant to this Indenture will adversely affect the Trustee's own rights, duties or immunities under the Senior
Secured Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

          Except as otherwise provided in the Series Supplemental Indenture relating to the Senior Secured Notes of a series, each Senior Secured Note of such series shall be dated the date of its authentication.

          No Senior Secured Note shall be entitled to any benefit under this
Indenture or be valid or obligatory for any purpose unless there appears on such
Senior Secured Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an Authorized
Officer, and such certificate upon any Senior Secured Note shall be conclusive evidence, and the only evidence, that such Senior Secured Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any
Senior Secured Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Senior
Secured Note to the Trustee for cancellation as provided in Section 2.11, for all purposes of this Indenture such Senior Secured Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

          Section 2.06 Temporary Senior Secured Notes.

          Pending the preparation of definitive Senior Secured Notes, the Issuer may execute, and upon Authentication Order the Trustee shall authenticate and deliver, temporary Senior Secured Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Senior Secured Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Issuer executing the same may determine, as evidenced by their execution of such Senior Secured
Notes.

                                      -31-

          If temporary Senior Secured Notes are issued, the Issuer will cause definitive Senior Secured Notes to be prepared without unreasonable delay. After the preparation of definitive Senior Secured Notes, the temporary Senior Secured
Notes shall be exchangeable for definitive Senior Secured Notes upon surrender of the temporary Senior Secured Notes at the office or agency of the Issuer in a
Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Senior Secured Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Senior Secured Notes of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Senior
Secured Notes shall in all respects be entitled to the same benefits under this
Indenture as definitive Senior Secured Notes.

          Section 2.07 Registration, Registration of Transfer and Exchange.

          (a) General. The Issuer shall cause to be kept at the Corporate Trust
Office of the Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Senior Secured Notes and for transfers of Senior Secured Notes. The Trustee is hereby appointed "Registrar" for the purpose of registering Senior Secured
Notes and transfers of Senior Secured Notes as herein provided. The Issuer also shall cause to be kept an office or agency where Senior Secured Notes may be presented for payment ("Paying Agent") and where notices and demands to or upon the Issuer in respect of the Senior Secured Notes may be served.

          Notwithstanding anything to the contrary set forth herein, the Trustee shall not be required and shall have no obligation to monitor compliance with any federal or state securities laws.

          Upon surrender for registration of transfer of any Senior Secured Note at the office or agency of the Issuer in a Place of Payment, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Senior Secured Notes, of any authorized denominations and of like tenor and aggregate principal amount.

          At the option of the Holder, Senior Secured Notes may be exchanged for other Senior Secured Notes, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Senior Secured Notes to be exchanged at such office or agency. Whenever any Senior Secured Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Senior Secured Notes which the Holder making the exchange is entitled to receive.

          All Senior Secured Notes issued upon any registration of transfer or exchange of Senior Secured Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Senior Secured Notes surrendered upon such registration of transfer or exchange.

                                      -32-

          Every Senior Secured Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Senior Secured Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Senior Secured
Notes, other than exchanges pursuant to Section 2.06 or Section 3.06 not involving any transfer.

          If the Senior Secured Notes are to be redeemed in part, the Issuer shall not be required (A) to issue, register the transfer of, or exchange, any
Senior Secured Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Senior
Secured Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing or (B) to register the transfer of or exchange any Senior Secured Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Secured Note being redeemed in part.

          (b) Restricted Notes. Every Restricted Note shall be subject to the restrictions on offers, Transfers and exchanges provided in the applicable legend(s) required to be set forth on the face of each Restricted Note pursuant to Exhibit A-1/A-2 and Section 2.02, unless such restrictions on Transfer shall be waived by the written consent of the Issuer, and the Holder of each
Restricted Note, by such Holder's acceptance thereof, agrees to be bound by such restrictions on Transfer. Whenever any Restricted Note is presented or surrendered for registration of Transfer or for exchange for a Senior Secured
Note registered in a name other than that of the Holder, such Restricted Note must be accompanied by an appropriately completed certificate in substantially the form set forth in Exhibit B, in the case of Transfer, or, in the case of any exchange, Exhibit C or as contemplated by Section 2.13(c) (which may be attached to or set forth in the Restricted Note), appropriately completed, dated the date of such surrender and signed by the Holder of such Restricted Note, as to compliance with such restrictions on Transfer, unless the Issuer shall have notified the Trustee in writing pursuant to this Section 2.07 that there is an effective registration statement under the Securities Act with respect to such
Restricted Note. The Registrar shall not be required to accept for such registration of Transfer or exchange any Restricted Note not so accompanied by a properly completed certificate.

          Except as otherwise provided in the preceding paragraph, if Senior
Secured Notes are issued upon the Transfer, exchange or replacement of Senior
Secured Notes bearing a legend or legends setting forth restrictions on
Transfer, or if a request is made to remove such legend(s) on a Senior Secured
Note, the Senior Secured Notes so issued shall bear such legend(s) or such legend(s) shall not be removed, as the case may be, unless the transferor delivers to the Issuer such satisfactory evidence (which may include an opinion of independent counsel experienced in matters of United States securities law as may be reasonably satisfactory to the Issuer), as may be reasonably required by the Issuer, that neither such legend(s) nor the restrictions on Transfer set forth therein are required to ensure that Transfers thereof comply

                                      -33-

with the provisions of Rule 144A or Rule 144 or Regulation S or that such Senior
Secured Notes are not restricted securities within the meaning of Rule 144. Upon provision of such satisfactory evidence to the Issuer, the Trustee, at the written direction of the Issuer set forth in an Officer's Certificate of the
Issuer, shall authenticate and deliver a Senior Secured Note that does not bear such legend(s). In the absence of bad faith on its part, the Trustee may conclusively rely upon such direction of the Issuer in authenticating and delivering a Senior Secured Note that does not bear such legend(s).

          As used in this Section 2.07(b), the term "Transfer" encompasses any sale, pledge or other transfer of any Senior Secured Notes referred to herein.

          (c) Global Notes. This Section 2.07(c) shall apply to Global Notes.

          (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depository designated for such Global Note or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single
     Global Note for all purposes of this Indenture. The Senior Secured Notes may be represented by one or more Global Notes, and such Global Notes may be Restricted Global Notes, Temporary Regulation S Global Notes or
     Regulation S Unrestricted Global Notes, or any combination thereof.

          (ii) Notwithstanding any other provision in this Indenture, no Global
     Note may be exchanged in whole or in part for Senior Secured Notes registered, and no transfer of a Global Note in whole or in part may be made, in the name of any Person other than the Depository for such Global
     Note or a nominee thereof unless (A) such Depository (1) has notified the
     Issuer that it is unwilling or unable to continue as Depository for such
     Global Note or (2) has ceased to be a clearing agency registered under the
     Exchange Act, and, in either case, a successor Depository is not appointed within 90 days thereof, (B) the Issuer executes and delivers to the Trustee a Authentication Order providing that such Global Note shall be so transferable, registrable and exchangeable, or (C) there shall have occurred and be continuing an Event of Default with respect to the Global
     Notes. Any Global Note exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to subclause (B) or (C) above may be exchanged in whole or from time to time in part as directed by the Depository for such Global Note.
     Notwithstanding any other provision in this Indenture, a Global Note to which the restriction set forth in the second preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Senior Secured Notes registered only in the name or names of, such Person or Persons as the Depository for such Global Note shall have directed and no transfer thereof other than such a transfer may be registered.

          (iii) Subject to clause (ii) above, any exchange of a Global Note for other Senior Secured Notes may be made in whole or in part, and all Senior
     Secured Notes issued in exchange for a Global Note or any portion thereof shall be registered in such name or names as the Depository for such Global
     Note shall direct.

                                      -34-

          (iv) Every Senior Secured Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global
     Note or any portion thereof, whether pursuant to this Section 2.07, Section
     2.06, 2.09 or 3.06 or otherwise shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Senior Secured Note is registered in the name of a Person other than the Depository for such
     Global Note or a nominee thereof.

          (v) Notwithstanding any other provision of this Indenture or of the
     Senior Secured Notes, transfers of interests in a Global Note of the kind described in Section 2.01 and in subclauses (B), (C), (D) and (E) of this clause (v) below shall be made only in accordance with this clause (v), and all transfers of an interest in a Temporary Regulation S Global Note shall comply with subclause (F) of this clause (v). The provisions of this clause
     (v) providing for transfers of Senior Secured Notes or beneficial interests in Global Notes to Persons who wish to take delivery in the form of beneficial interests in a Restricted Global Note, Temporary Regulation S
     Global Note or Regulation S Unrestricted Global Note shall only apply if there is a Restricted Global Note, Temporary Regulation S Global Note or
     Regulation S Unrestricted Global Note, as the case may be.

               (A) Transfer of Global Note. A Global Note may not be
          transferred, in whole or in part to any Person other than the
          Depository or a nominee thereof, and no such transfer to any such other Person may be registered; provided that this subclause (A) shall not prohibit any transfer of a Senior Secured Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Senior Secured Note to any Person shall be effective under this Indenture or the Senior Secured Notes unless and until such
          Senior Secured Note has been registered in the name of such Person.
          Nothing in this Section 2.07 shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.07(c)(v).

               (B) Restricted Global Note to Regulation S Global Note. If the
          holder of a beneficial interest in a Restricted Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation
          S Global Note, such transfer may be effected, subject to the rules and procedures of the Depository for such Global Note, Euroclear and
          Clearstream, in each case to the extent applicable (the "Applicable
          Procedures"), only in accordance with the provisions of this Section
          2.07(c)(v)(B). Upon receipt by the Trustee, as Registrar, at the
          Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a member of, or participant in, the Depository for such Restricted Global Note (each, an "Agent
          Member") directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Regulation
          S Global Note in a principal amount equal to that of the beneficial interest in the Restricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear or

                                      -35-

          Clearstream account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (3) an appropriately completed certificate in substantially the form set forth in or contemplated by Section 2.13(a)
          given by the holder of such beneficial interest, the Trustee, as
          Registrar, shall instruct the Depository for such Notes to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Regulation S Global Note, by the principal amount of the beneficial interest in the Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Agent
          Member for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Regulation S Global Note having a principal amount equal to the amount by which the principal amount of the
          Restricted Global Note was reduced upon such transfer.

               (C) Regulation S Global Note to Restricted Global Note. If the
          holder of a beneficial interest in a Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted
          Global Note, such transfer may be effected, subject to the Applicable
          Procedures, only in accordance with this Section 2.07(c)(v)(C). Upon receipt by the Trustee, as Registrar, at the Corporate Trust Office of
          (1) written instructions given in accordance with the Applicable
          Procedures from an Agent Member directing the Trustee, as Registrar, to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Note equal to that of the beneficial interest in the Regulation S Global Note to be so transferred, (2) a written order given in accordance with the
          Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent
          Member (or, if such account is held for Euroclear or Clearstream, the
          Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Note, an appropriately completed certificate in substantially the form set forth in or contemplated by Section 2.13(b) given by the holder of such beneficial interest, the Trustee, as Registrar, shall instruct the Depository for such Regulation S Global Note to reduce the principal amount of the
          Regulation S Global Note and to increase the principal amount of the
          Restricted Global Note, by the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global
          Note having a principal amount equal to the amount by which the principal amount of the Regulation S Global Note was reduced upon such transfer.

               (D) Restricted Note (other than a Restricted Global Note) to
          Global Note. If the Holder of a Restricted Note (other than a
          Restricted Global Note) wishes at any time to transfer such Restricted
          Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global

                                      -36-

          Note or an Unrestricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this
          Section 2.07(c)(v)(D). Upon receipt by the Trustee, as Registrar, at the Corporate Trust Office of (1) the Restricted Note to be
          transferred, (2) written instructions given in accordance with the
          Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Note or the Unrestricted
          Global Note, as the case may be, in a principal amount equal to the principal amount of the Restricted Note to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any transfer pursuant to Regulation S, the Euroclear or
          Clearstream account for which such Agent Member's account is held or, if such account is held for Euroclear or Clearstream, the Euroclear or
          Clearstream account, as the case may be) to be credited with such beneficial interest and (4) an appropriately completed certificate in substantially the form set forth in or contemplated by Section 2.13(c)
          (which may be attached to or set forth in the Restricted Note), the
          Trustee, as Registrar, shall cancel the Restricted Note, the Issuer shall execute, and the Trustee shall authenticate and deliver, a new
          Definitive Note for the principal amount, if any, of the Restricted
          Note not so transferred, registered in the name of the Holder transferring such Restricted Note, and the Trustee shall instruct the
          Depository for such Notes to increase the principal amount of the
          Restricted Global Note or the Unrestricted Global Note, as the case may be, by the principal amount of the Restricted Note so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which, in the case of any increase of the principal amount of an Unrestricted Global Note as the result of a transfer pursuant to Regulation S, shall be the Agent Member for
          Euroclear or Clearstream or both, as the case may be) a corresponding principal amount of the Restricted Global Note or the Unrestricted
          Global Note. The transfer of a Restricted Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in an
          Unrestricted Global Note may be effected only in accordance with
          Regulation S or Rule 144A (as evidenced by the certificate delivered pursuant to Section 2.13(c)).

               (E) Other Exchanges. In the event that a Global Note or any portion thereof is exchanged for Senior Secured Notes other than
          Global Notes, the Trustee, as Registrar, shall instruct the Depository for the Global Note to reduce the principal amount of the Global Note by the principal amount of the Notes other than Global Notes issued upon such exchange. Such other Notes may in turn be exchanged (on transfer or otherwise) for beneficial interests in a Global Note (if any are then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of subclauses (A) through (D) above (including the certification requirements intended to insure that transfers of beneficial interests in a Global Note comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any other procedures as may be from time to time adopted by the Issuer and the Trustee.

                                      -37-

               (F) Interests in Temporary Regulation S Global Note to be Held
          Through Euroclear or Clearstream. Until the termination of the
          Restricted Period with respect to Senior Secured Notes represented by a Temporary Regulation S Global Note, interests in any Temporary
          Regulation S Global Note may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream, provided that this subclause (F) shall not prohibit any transfer in accordance with subclause (D) of this Section 2.07(c)(v).

          Section 2.08 Mutilated, Destroyed, Lost and Stolen Senior Secured
Notes.

          If any mutilated Senior Secured Note is surrendered to the Trustee, the Issuer shall execute and, upon the Issuer's written request, the Trustee shall authenticate and deliver a new definitive Senior Secured Note, of like tenor and aggregate principal amount and equal face amount of principal, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such Senior Secured
Note, in exchange and substitution for such Senior Secured Note (upon surrender and cancellation thereof); provided, that the applicant for such new Senior
Secured Note shall furnish to the Issuer and to the Trustee such reasonable bond or indemnity as may be required by them to save each of them harmless.

          If there shall be delivered to the Issuer and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Senior Secured
Note and (b) such bond or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Senior Secured Note has been acquired by a bona fide purchaser, the Issuer shall execute and, upon the Issuer's request, the Trustee shall authenticate and deliver a new definitive Senior Secured Note, of like tenor and aggregate principal amount and equal face amount of principal registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such Senior Secured
Note, in lieu of and substitution for such Senior Secured Note.

          In case any such mutilated, destroyed, lost or stolen Senior Secured
Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Senior Secured Note, pay such Senior
Secured Note (without surrender thereof, except in the case of a mutilated
Senior Secured Note) if the applicant for such payment shall furnish to the
Issuer and the Trustee such reasonable bond or indemnity as they may require to save each of them harmless, and in case of destruction, loss or theft, evidence to the satisfaction of the Issuer and the Trustee of the destruction, loss or theft of such Senior Secured Note.

          Upon the issuance of any new Senior Secured Note under this Section
2.08, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Senior Secured Note issued pursuant to this Section 2.08 in lieu of any destroyed, lost or stolen Senior Secured Note shall constitute an original additional

                                      -38-

contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Senior Secured Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Senior Secured Notes duly issued hereunder.

          The provisions of this Section 2.08 are exclusive and shall preclude
(to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Secured
Notes.

          Section 2.09 Payments; Interest Rights Preserved.

          Interest on any Senior Secured Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Senior Secured Note (or one or more Predecessor
Senior Secured Notes) is registered at the close of business on the Regular
Record Date for such interest.

          Any interest on any Senior Secured Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Overdue Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such
Overdue Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

          (a) The Issuer may elect to make payment of any Overdue Interest to the Persons in whose names the Senior Secured Notes (or their respective
     Predecessor Notes) are registered at the close of business on a Special
     Record Date for the payment of such Overdue Interest, which shall be set in the following manner. The Issuer shall notify the Trustee in writing of the amount of Overdue Interest proposed to be paid on each Senior Secured Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Overdue Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Overdue Interest as in this clause (a) provided. Thereupon, the Issuer shall fix a Special Record Date for the payment of such Overdue Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly, in the name and at the expense of the Issuer, mail a written notice of the proposed payment of such Overdue Interest and the Special Record Date therefor to be given to each Holder of Senior Secured Notes, not less than 10 days prior to such
     Special Record Date. Notice of the proposed payment of such Overdue
     Interest and the Special Record Date therefor having been so mailed, such
     Overdue Interest shall be paid to the Persons in whose names the Senior
     Secured Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                                      -39-

          (b) The Issuer may make payment of any Overdue Interest on the Senior
     Secured Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Senior Secured Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 2.09, each Senior
Secured Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Senior Secured Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Senior Secured Note.

          All payments of principal, premium, if any, and interest on Senior
Secured Notes will be made by check or, with respect to Senior Secured Notes the
Holders of which own at least $1.0 million of Senior Secured Notes and have provided the Issuer with wire transfer instructions, will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked in writing, any designation made by such Holder with respect to such Senior Secured Notes will remain in effect with respect to any future payments with respect to such Senior Secured Notes payable to such Holder. The Issuer will indemnify and hold the Trustee and the Paying
Agent harmless against any loss, liability or expense (including attorneys'
fees) resulting from any act or omission to act on the part of the Trustee, the
Paying Agent or any such Holder in connection with any such designation or which the Paying Agent or Trustee may incur as a result of making any payment in accordance with any such designation.

          All payments of principal and premium, if any, on the Senior Secured
Notes shall be made upon presentation and surrender thereof at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan,
The City of New York.

          Section 2.10 Persons Deemed Owners.

          Prior to due presentment of a Senior Secured Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat the Person in whose name such Senior Secured Note is registered as the owner of such Senior Secured Note for the purpose of receiving payment of principal of and any premium and (subject to Section 2.09) any interest on such
Senior Secured Note and for all other purposes whatsoever, whether or not such
Senior Secured Note be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

          Section 2.11 Cancellation.

          All Senior Secured Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by
it. The Issuer may at any time deliver to the Trustee for cancellation any
Senior Secured Notes previously authenticated and delivered hereunder which the
Issuer may have acquired in any manner whatsoever, and may deliver to

                                      -40-

the Trustee (or to any other Person for delivery to the Trustee for cancellation) any Senior Secured Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Senior Secured Notes so delivered shall be promptly canceled by the Trustee. No Senior Secured Notes shall be authenticated in lieu of or in exchange for any Senior Secured Notes canceled as provided in this Section 2.11, except as expressly permitted by this Indenture.
All canceled Senior Secured Notes held by the Trustee shall be disposed of as directed by an Authentication Order.

          Section 2.12 Computation of Interest.

          Except as otherwise provided in the Series Supplemental Indenture relating to the Senior Secured Notes of a series, interest on the Senior Secured
Notes of such series shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          Section 2.13 Certification Forms.

          (a) Whenever any certification is to be given by a beneficial owner of a portion of a Restricted Global Note pursuant to Section 2.07(c)(v)(B) in connection with the initial transfer of a beneficial interest in a Restricted
Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such certification shall be provided substantially in the form set forth in Exhibit C hereto.

          (b) Whenever any certification is to be given by a beneficial owner of a portion of a Regulation S Global Note pursuant to Section 2.07(c)(v)(C) in connection with the initial transfer of a beneficial interest in the Regulation
S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such certification shall be provided substantially in the form set forth in Exhibit C hereto.

          (c) Whenever any certification is to be given by a beneficial owner of a Restricted Note or Holder of a Restricted Note (other than a Restricted Global
Note) pursuant to Section 2.07(b) in connection with the transfer or exchange of a Restricted Note, such certification shall be provided substantially in the form set forth in Exhibit B (which may be attached to or set forth on the
Restricted Note).

          Section 2.14 CUSIP Numbers.

          The Issuer in issuing the Senior Secured Notes may use "CUSIP" or
"ISIN" numbers (if then generally in use), and, if so, the Trustee shall use
"CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders;
provided, that the Trustee shall assume no responsibility for the accuracy of such numbers and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE III

                            REDEMPTION AND PREPAYMENT

          Section 3.01 Notices to Trustee.

                                      -41-

          If the Issuer elects to redeem Senior Secured Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the
Trustee and Paying Agent, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this
Indenture pursuant to which the redemption shall occur, (ii) the Redemption
Date, (iii) the principal amount of Senior Secured Notes to be redeemed and (iv)
the redemption price.

          Section 3.02 Selection of Senior Secured Notes to Be Redeemed.

          If less than all of the Senior Secured Notes are to be redeemed at any time, selection of Senior Secured Notes for redemption will be made by the
Trustee on a pro rata basis; provided, that no Senior Secured Notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Senior Secured Notes to be redeemed at its registered address.
Notices of redemption may not be conditional. If any Senior Secured Note is to be redeemed in part only, the notice of redemption that relates to such Senior
Secured Note will state the portion of the principal amount thereof to be redeemed. A new Senior Secured Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Secured Note. Senior Secured Notes called for redemption become due on the date fixed for redemption. Unless the Issuer defaults in payment of the redemption price, interest will cease to accrue on
Senior Secured Notes or portions of them called for redemption on and after the
Redemption Date.

          The Trustee shall promptly notify the Issuer in writing of the Senior
Secured Notes selected for redemption and, in the case of any Senior Secured
Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Secured Notes and portions of Senior Secured Notes selected shall be in denominations of $1,000 and integral multiples of $1,000; except that if all of the Senior Secured Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Secured Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Secured Notes called for redemption also apply to portions of Senior Secured Notes called for redemption.

          Section 3.03 Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Secured Notes are to be redeemed at its registered address.

          The notice shall identify the Senior Secured Notes to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the redemption price;

                                      -42-

          (c) if any Senior Secured Note is being redeemed in part, the portion of the principal amount of such Senior Secured Note to be redeemed and that, after the redemption date upon surrender of such Senior Secured Note, a new Senior Secured Note or Senior Secured Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original
     Senior Secured Note;

          (d) the name, address and telephone number of the Paying Agent;

          (e) that Senior Secured Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuer defaults in making such redemption payment, interest on Senior Secured Notes called for redemption ceases to accrue on and after the Redemption Date;

          (g) the paragraph of the Senior Secured Notes and/or Section of this
     Indenture pursuant to which the Senior Secured Notes called for redemption are being redeemed; and

          (h) the CUSIP number (provided that the Issuer may state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Secured
     Notes).

          At the Issuer's request, the Trustee or the Paying Agent shall give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the
Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          Section 3.04 Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Secured Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

          Section 3.05 Deposit of Redemption Price.

          One Business Day prior to the Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent (other than the Issuer or an
Affiliate of the Issuer) money sufficient to pay the redemption price of and accrued interest on, and premium, if any, on, all Senior Secured Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the
Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Secured Notes to be redeemed.

          If the Issuer complies with the provisions of the preceding paragraph and the other provisions of this Article III, on and after the Redemption Date, interest shall cease to

                                      -43-

accrue on the Senior Secured Notes or the portions of Senior Secured Notes actually redeemed. If a Senior Secured Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such
Senior Secured Note was registered at the close of business on such record date.
If any Senior Secured Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the
Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Senior Secured Notes and in Section 4.01 hereof.

          Section 3.06 Senior Secured Notes Redeemed in Part.

          Upon surrender of a Senior Secured Note that is redeemed in part, the
Issuer shall issue and, upon the Issuer's written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Senior Secured
Note equal in principal amount to the unredeemed portion of the Senior Secured
Note surrendered.

          Section 3.07 Optional Redemption.

          (a) The Senior Secured Notes shall be redeemable at the Issuer's option at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Trustee and each Holder of Senior
Secured Notes, at a redemption price equal to the outstanding principal amount thereof plus accrued interest, plus the Make-Whole Premium, such redemption price to be set forth in the notice to the Trustee. In no event shall the sum of the redemption price plus the Make-Whole Premium ever be less than 100% of the
Senior Secured Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date. Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date interest shall cease to accrue on the
Senior Secured Notes or portions thereof actually redeemed.

          (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

          Section 3.08 Mandatory Redemption.

          (a) If the Issuer or any Subsidiary receives more than $5.0 million of
Loss Proceeds or Eminent Domain Proceeds because of an Event of Loss or an Event of Eminent Domain and:

          (i) the Issuer determines that all or such portion of the applicable
     Plant cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the Issuer determines not to rebuild, repair or restore the applicable Plant or such portion; or

          (ii) only a portion of the applicable Plant is capable of being rebuilt, repaired or restored on a commercially reasonable basis and the
     Issuer determines to so rebuild, repair or restore;

                                      -44-

then, the Issuer shall use the Net Available Amount of such proceeds to redeem the Senior Secured Notes, in whole or in part, at a redemption price equal to the principal amount of the Senior Secured Notes being redeemed plus accrued and unpaid interest to the Redemption Date and, to the extent required, to prepay its other Senior Secured Obligations, except as set forth in the immediately following paragraph; provided that, in the case of clause (ii) above, the Issuer shall use only the amount of such Loss Proceeds or Eminent Domain Proceeds not used to rebuild, repair or restore such Plant for such redemption, except as set forth in the immediately following paragraph.

          If the Issuer or any Subsidiary receives less than $5.0 million of
Loss Proceeds or Eminent Domain Proceeds or has less than $5.0 million remaining after rebuilding, repairing or restoring a portion of the applicable Plant because of an Event of Loss or Event of Eminent Domain the Issuer will cause such amounts to be deposited into the Revenue Account.

          (b) If the Issuer or any Subsidiary (i) receives more than $5.0 million of Title Event Proceeds in connection with a Title Event and is unable to remedy the Title Event, or (ii) has more than $5.0 million of Title Event
Proceeds remaining after remedying the Title Event, the Issuer will have to use the Net Available Amount of such proceeds, to the extent not used to cure the
Title Event, on a pro rata basis to redeem the Senior Secured Notes at a redemption price equal to the principal amount of the Senior Secured Notes being redeemed plus accrued and unpaid interest to the Redemption Date and, to the extent required, to prepay its other Senior Secured Obligations.

          If the Issuer or any Subsidiary receives less than $5.0 million of
Title Event Proceeds in connection with a Title Event or has less than $5.0 million remaining after remedying a Title Event the Issuer will cause such amounts to be deposited into the Revenue Account and such amounts will not be required to be used to redeem the Senior Secured Notes.

          (c) In the event that any Senior Secured Obligations (other than the
Senior Secured Notes) are required to be redeemed before their scheduled maturity date pursuant to documents governing such Senior Secured Obligations for any reason not otherwise giving rise to a redemption of the Senior Secured
Notes, the Issuer shall offer to repurchase the Senior Secured Notes on a pro rata basis with the other Senior Secured Obligations as are required to be redeemed at a redemption price equal to the principal amount of the Senior
Secured Notes the Issuer offers to repurchase plus accrued and unpaid interest to the Redemption Date, but without any premium.

          Other than as specifically provided in this Section 3.08, any purchase or redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                      -45-

                                   ARTICLE IV

                                    COVENANTS

          The Issuer and each of the Issuer's Subsidiaries shall be subject to the following covenants.

          Section 4.01 Payment of Senior Secured Notes.

          The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Secured Notes on the dates and in the manner provided on Exhibits A-1 and A-2 attached hereto including the Schedule of
Principal Payments set forth on Schedule I attached thereto. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying
Agent, if other than the Issuer or a Subsidiary or an Affiliate thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, interest and premium, if any, then due.

          The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to
1% per annum in excess of the then applicable interest rate on the Senior
Secured Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

          Section 4.02 Maintenance of Office or Agency.

          The Issuer shall maintain in the Borough of Manhattan, the City of New
York, and in such other places, if any, as shall be specified for the Senior
Secured Notes of any series in the related Series Supplemental Indenture an office or agency (which may be an office of the Trustee or an affiliate of the
Trustee, Registrar or co-registrar) where Senior Secured Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Senior Secured Notes and this
Indenture may be served. The Issuer shall give prompt written notice to the
Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the
Corporate Trust Office of the Trustee.

          The Issuer may also from time to time designate one or more other offices or agencies where the Senior Secured Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                                      -46-

          The Issuer hereby designates the Corporate Trust Office of the Trustee as the initial office or agency of the Issuer where the Senior Secured Notes may be presented or surrendered in accordance with the foregoing.

          Section 4.03 Reporting Requirements.

          The Issuer shall deliver to the Trustee and the Collateral Agent (and, upon request of a Holder (or owner of a beneficial interest in a Global Note) or
Fitch, shall deliver directly to such Holder (or owner of a beneficial interest in a Global Note) and/or Fitch (which request may indicate that it is a continuing request for such information until further notice from such Holder
(or such owner of a beneficial interest in a Global Note) or Fitch to the contrary):

          (a) As soon as available but, in any event, within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year (commencing with the quarter ending March 31, 2006), a complete unaudited consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such quarterly period with related statements of income and capital and statements of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, prepared in accordance with GAAP (but without footnotes), consistently applied and setting forth comparative unaudited figures for the related periods in the prior fiscal year, all of which shall be accompanied by a certificate of an Authorized Representative of the Issuer to the effect that such financial statements present fairly the financial condition and results of operation of the Issuer on the dates and for the periods indicated, subject to normal year-end audit adjustments;

          (b) As soon as available but, in any event, within 120 days after the close of each fiscal year (commencing with the fiscal year ended December
     31, 2005), the following: (i) a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such fiscal year with the related statements of income and capital and statements of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified by the Independent Accountants or a nationally recognized independent accounting firm (the "Auditors") (all such statements being in agreement with the Issuer's books of account and prepared in accordance with GAAP, consistently applied); and (ii) a report or other written communication from the Auditors indicating whether, in the course of their regular audit of the consolidated financial statements of the Issuer, the Auditors obtained actual knowledge of any Default or Event of Default which has occurred and is continuing (and, in the event the
     Auditors obtained any such actual knowledge, indicating the nature of such
     Default or Event of Default);

          (c) At the time of the delivery of the financial statements provided for in clause (a) or (b) immediately above, a certificate of an Authorized
     Officer of the Issuer to the effect that, to such Authorized Officer's actual knowledge, (i) no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and what action the

                                      -47-

     Issuer or any Guarantor is taking or proposes to take in response thereto and (ii) such Person is in compliance with all of its material obligations under the terms of the Financing Documents to which it is a party or, if not, specifying the nature and extent thereof and what action the Issuer or any Guarantor is taking or proposes to take in response thereto;

          (d) (i) promptly, but in all cases within three Business Days after the Issuer or any Guarantor obtains actual knowledge thereof, notice of any event which constitutes a Default or an Event of Default, specifying the nature of such Default or Event of Default and any steps that the Issuer or any such Guarantor is taking or proposes to take to remedy the same, and
     (ii) promptly, and in any event within 3 Business Days after the Issuer or any Guarantor obtains actual knowledge thereof, notice of:

               (A) any litigation, arbitration or governmental proceeding (other than any governmental proceeding in the ordinary course of business)
          pending (x) against the Issuer or any Guarantor or (y) with respect to any Transaction Document to which the Issuer or such Guarantor is a party or, to the actual knowledge of the Issuer or any Guarantor, which, in either case, individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

               (B) the occurrence and continuance of any Event of Loss, Event of
          Eminent Domain or Title Event that could reasonably be expected to give rise to Loss Proceeds, Eminent Domain Proceeds or Title Event
          Proceeds, as applicable, in an amount in excess of $5.0 million;

               (C) any change in the Authorized Representatives of the Issuer or any Guarantor, accompanied by certified specimen signatures of any
          Authorized Representatives so appointed;

               (D) any report, notice or correspondence received or initiated by the Issuer or any Guarantor relating to any Governmental Approval or any other license or authorization necessary for the performance by the Issuer or any Guarantor of its obligations under the Transaction
          Documents, which report, notice, correspondence and other document is received or initiated other than in the ordinary course of business and which could reasonably be expected to result in a Material Adverse
          Effect; or

               (E) any downgrade in the credit rating of any provider of an
          Acceptable Letter of Credit below Investment Grade.

          In addition, the Issuer and the Guarantors agree that they shall furnish to the Holders and to prospective investors, upon the request of such
Holders, the information required to be delivered pursuant to Rule 144(d)(4)
under the Securities Act so long as the Senior Secured Notes are not freely transferable under the Securities Act.

                                      -48-

          Notwithstanding the foregoing, the Issuer shall not be required to present financial information (i) for itself or any Subsidiary for any period prior to September 30, 2005 that is not presented in the Offering Memorandum or
(ii) pursuant to Rule 3-16 of Regulation S-X.

          The receipt by the Trustee of any such reports and documents pursuant to this Section 4.03 shall not constitute notice or constructive notice of any information contained in such documents or determinable from information contained in such documents, including the Issuer's compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

          Section 4.04 Delivery of Notices to Trustee.

          The Issuer shall, and shall cause each of its Subsidiaries to, so long as any of the Senior Secured Notes are outstanding, deliver to the Trustee, the
Collateral Agent and the Intercreditor Agent, forthwith upon any officer becoming aware of any Default, Event of Default, Event of Loss, Event of Eminent
Domain or Title Event or, an Officers' Certificate specifying with particularity any such Default, Event of Default, Event of Loss, Event of Eminent Domain or
Title Event and, if applicable, what action the Issuer is taking or proposes to take with respect thereto.

          Section 4.05 Stay, Extension and Usury Laws.

          The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under this Indenture and the Senior Secured
Notes; and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

          Section 4.06 Restrictions on Sale of Assets.

          The Issuer shall not, nor shall the Issuer permit any of its
Subsidiaries to, sell, lease (as lessor) or transfer (as transferor) any property or assets, other than to the Issuer or a Guarantor, except for property or assets which are worn out, obsolete or no longer useful or necessary in connection with the operation of a Project as certified by the Issuer.

          The Collateral Agent shall be obligated to release the Lien of the
Security Documents upon the Issuer's transfer of any property or assets in compliance with this covenant and receipt by the Collateral Agent of an
Officer's Certificate stating that such transfer is in compliance with this covenant.

          Section 4.07 Insurance.

                                      -49-

          (a) The Issuer shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained business interruption insurance, property
"all risk" insurance, including flood, earthquake, volcano and windstorm coverage, and general liability insurance and erection "all risk" insurance (if applicable), as well as customary worker's compensation (upon hiring of employees) and automobile insurance and such other insurance, if any, as is generally carried by companies engaged in similar businesses and owning similar properties in the same general areas and financed in a similar manner. The
Issuer shall not be required to obtain any insurance that the Insurance
Consultant determines would not be reasonable under the circumstances and that is not available on commercially reasonable terms. To the extent any such insurance covers both the Issuer, its Subsidiaries and/or a Project, on the one
hand, and any other owner and/or plant, on the other hand, the Issuer shall ensure that it has specifically designated as applicable solely to it, its
Subsidiaries and the Projects "all risk" property insurance coverage in an amount based upon the estimated full replacement value of the Plants (provided that earthquake, flood, volcano and windstorm coverages may be subject to a limit with respect to the Issuer and its Subsidiaries' facilities of not less than $10 million per occurrence and on an annual aggregate basis) and business interruption insurance in an amount of not less than the maximum fixed expenses projected over any four month period during the succeeding twelve month period
(including, without limitation, debt service expenses).

          (b) The Issuer shall, on an annual basis until such time as the insurance coverage described in clause (i) below shall be consistent with the insurance coverage described in clause (ii) below, (i) request that the
Insurance Consultant review the earthquake, flood, volcano and windstorm coverages under the Issuer's policy, and if such coverages (x) are available with annual aggregate limits above the Issuer's then current limits on commercially reasonable terms and (y) are generally carried by companies engaged in similar businesses and owning similar properties in the same general areas and financed in a similar manner, then the Issuer shall increase its coverages accordingly, and (ii) upon such increase, deliver to the Trustee a certificate from the Insurance Consultant stating the results of its review and confirming that the Issuer's policy has been amended to address the changes, if any, required under clause (i) above.

          (c) To the extent the Issuer's business interruption insurance or casualty insurance covers both the Issuer, its Subsidiaries and/or a Project, on the one hand, and any other owner and/or plant, on the other hand, and a claim is submitted pursuant to an event occurring at another plant or to another project owner, the Issuer shall ensure that any sub-limits or other coverages that are reduced or otherwise effected by such event are, promptly, but in no event later than 10 Business Days following such event, re-instated for the
Projects to the levels of such sub-limits or coverages prior to the occurrence of such event and subject to (a) above.

          (d) The Issuer shall, and the Issuer shall cause each of its
Subsidiaries to, cause the Collateral Agent to be named as loss payee and/or as an additional insured, as appropriate; all insurance policies shall provide for at least 30 days' written notice to the Collateral Agent of a cancellation
(except cancellation due to failure to pay premiums, if any, which may be on no less than 10 days prior written notice to the Collateral Agent) or reduction in the amount of coverage or of a material change in coverage.

                                      -50-

          Section 4.08 Governmental Approvals; Title.

          The Issuer shall, and shall cause each of its Subsidiaries to, at all times (a) obtain and maintain in full force and effect the Governmental
Approvals and other consents and approvals required at any time in connection with the Issuer's business, including, without limitation, the operation of the
Gould Plant, except for such Governmental Approvals and other consents and approvals listed on Schedule B hereto, which the Issuer shall, or shall cause its relevant Subsidiary to, use all reasonable efforts to obtain within a reasonable time-period following the Closing Date but in any event prior to the date such Governmental Approvals, consents or approvals are required to be obtained by Applicable Law and (b) preserve and maintain good and valid title to the Issuer's properties and assets (subject to no Liens other than Permitted
Liens), except in each case where the failure to do so in clause (a) or (b)
could not reasonably be expected to have a Material Adverse Effect.

          Section 4.09 Limitation on Nature of Business.

          The Issuer shall not, and shall not permit or cause any of its
Subsidiaries to, engage or enter into any business other than, directly or indirectly the ownership, operation and maintenance of the Projects and activities incidental thereto.

          Section 4.10 Prohibition on Merger or Other Fundamental Changes.

          The Issuer shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, sell all or substantially all of its or their respective assets to any other Person, change its or their respective forms of organization or its or their respective businesses, liquidate or dissolve its or their self (or suffer any liquidation or dissolution) or discontinue its or their respective businesses and shall not, nor shall it permit any of its Subsidiaries to, purchase or otherwise acquire all or substantially all of the assets of any other Person; provided that the
Issuer may, and may permit its Subsidiaries to, enter into a merger, consolidation or sale of all or substantially all of their assets to or into the
Issuer or another Guarantor so long as:

     (i)   all Governmental Approvals required in order to consummate such merger, consolidation or sale or required in respect of the continued
           operation of the affected Projects following such merger,
           consolidation or sale shall have been obtained prior to or concurrently with the consummation of such merger;

     (ii)  the Collateral, after giving effect to such merger, consolidation or sale, shall continue to have the same priority and perfection as immediately preceding such merger, consolidation or sale;

     (iii) (y) the Issuer or the relevant Guarantor(s) shall not, prior to or immediately after giving effect to such merger, consolidation or sale be subject to any proceedings under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, adjustment, insolvency, reorganization or similar laws or (z) such merger, consolidation or sale could not reasonably be expected to have a
           Material

                                      -51-

           Adverse Effect; provided that for purposes of this clause (z), the definition of "Material Adverse Effect" shall be deemed not to have the text "(taken as a whole)" set forth therein; and

     (iv)  the Issuer shall have delivered a certificate to the Collateral Agent certifying as to the matters described in clauses (i), (ii) and (iii)
           above.

          Section 4.11 Restricted Payments.

          The Issuer shall not, nor shall it permit or cause any of its
Subsidiaries to, make any Restricted Payments, except (i) if the Issuer meets the Distribution Conditions set forth in Section 3.6(b) of the Depositary
Agreement and has satisfied Sections 3.06 (d) and (e) thereof, if applicable, and (ii) Restricted Payments made by any of its Subsidiaries; provided, that such Restricted Payments in the case of clause (ii) are made to the Issuer or a
Guarantor.

          Section 4.12 Revenue Account; Debt Service Reserve Account.

          (a)The Issuer shall, and it shall cause each of its Subsidiaries to, take all actions as may be necessary to cause all revenues actually received by them from the Projects or otherwise to be deposited in the Revenue Account to the extent required by the Depositary Agreement. The Issuer shall, and shall cause its Subsidiaries to (x) provide irrevocable written instruction to each power purchaser related to a Project, to pay all revenues paid under power purchase agreements with respect to the Projects directly into the Revenue
Account, (y) use commercially reasonable efforts to arrange for all other revenues to be paid directly into the Revenue Account and (z) cause any other revenues received by the Issuer or any of its Subsidiaries to be promptly paid into the Revenue Account.

          (b) On or prior to the Closing Date, the Issuer shall, and it shall cause each of its Subsidiaries to, take all actions as may be necessary to cause any and all amounts on deposit in the "OrCal Geothermal Debt Service Reserve
Account" and the "OrCal Geothermal O&M Account" (as such accounts are defined in the Depositary Agreement, dated as of December 18, 2003, among the Issuer, the
Guarantors thereto, Beal Bank, S.S.B. as administrative agent and Hudson United
Bank as depositary agent), if any, to be transferred to the Debt Service Reserve
Account, as required pursuant to the Depositary Agreement.

          Section 4.13 Transactions with Affiliates.

          The Issuer shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its respective properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its respective
Affiliates (each, an "Affiliate Transaction"), unless:

          (a) the Affiliate Transaction is on terms that are at arm's length and no less favorable to the Issuer or the relevant Subsidiary, at the relevant time that any such Affiliate Transaction is consummated, than those that would have been obtained in a

                                      -52-

     comparable transaction by the Issuer or such Subsidiary with an unrelated
     Person at such time; and

          (b) the Issuer delivers to the Trustee:

               (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the Board of Directors; and

               (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, a positive opinion as to the fairness to the
          Issuer of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. The Trustee shall have no obligation to review the fairness opinion, but shall hold such opinion for the benefit of the
          Holders.

          The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

          (a) transactions between or among the Issuer and/or its Wholly-Owned
     Subsidiaries permitted pursuant to the terms hereof;

          (b) Restricted Payments that do not violate the provisions of Section
     4.11 of this Indenture; and

          (c) transactions pursuant to the Operation and Maintenance Agreement.

          Section 4.14 Exercise of Rights.

          The Issuer shall not, and shall not permit any of its Subsidiaries to, exercise, or fail to exercise, its or their respective rights under the Project
Documents in a manner which could reasonably be expected to result in a Material
Adverse Effect with respect to the Issuer or the applicable Subsidiary. The
Issuer shall, and shall cause each of its Subsidiaries to, diligently pursue all rights to distributions or dividends and Loss Event Proceeds, Eminent Domain
Proceeds and Title Proceeds upon the occurrence of a Loss Event, an Event of
Eminent Domain or a Title Event, as the case may be.

          Section 4.15 Termination or Amendment to Material Project Documents.

          The Issuer shall not, and shall not permit any of its Subsidiaries to, terminate, amend in any material adverse respect, replace, modify in any material adverse respect or assign, other than pursuant to the Security
Documents (or consent to any of the foregoing) any of the Material Project
Documents to which the Issuer or they are a party, provided that the

                                      -53-

Issuer may permit the relevant Subsidiary to terminate any Material Project
Document solely in connection with (i) the consolidation of any two or more
Material Project Documents of the same type and scope with the same counterparties into one replacement Material Project Document with the same counterparties, type and scope and (ii) as necessary in connection with a merger, consolidation or sale permitted pursuant to Section 4.10 herein, so long as, in the case of both (i) and (ii):

     (i)   the Issuer, its relevant Subsidiary or, following a merger or consolidation of or into the Issuer or one of the Guarantors, the relevant successor company has executed and delivered a replacement agreement substantially in the form of the Material Project Document that was so terminated, with all of the material terms remaining the same or being more favorable to the Issuer or to the relevant
           Guarantor or successor company;

     (ii)  all Governmental Approvals related to such termination and such replacement agreement shall have been obtained prior to such termination;

     (iii) the Collateral, after giving effect to such termination and replacement, shall maintain the same perfection and priority as it had prior to giving effect to such termination, and the Issuer or the relevant Guarantor or successor corporation, shall have granted a first priority security interest in such replacement agreement for the Collateral Agent, on behalf of the Secured Parties;

     (iv)  such replacement agreement is included in the definition of Material
           Project Document herein; and

     (v)   the Issuer shall have delivered a certificate to the Collateral Agent certifying as to the matters set forth in clauses (i), (ii), (iii)
           and (iv) above.

          Section 4.16 Additional Project Documents.

          The Issuer shall not, and shall not permit any of its Subsidiaries to, enter into any Additional Project Documents (a) if entering into such document could reasonably be expected to result in a Material Adverse Effect, provided, however, that nothing in the foregoing is intended to preclude the Issuer or any of its Subsidiaries from entering into agreements to sell Renewable Energy
Credits in connection with any Project as contemplated by the terms of the
Project Documents or required by Applicable Law or (b) if entering into any such
Additional Project Document constituting power purchase agreements, fuel supply and transportation agreements, transmission agreements and other agreements, contracts or other arrangements for the purchase of fuel for, or the sale of electricity from, the Project results in the breach of, or conflict with the terms of, any then-existing power purchase agreement.

          Nothing in the preceding paragraph is intended to preclude any
Guarantor from entering into a replacement Material Project Document as and to the extent permitted pursuant to Sections 4.10 and 4.15 herein.

          Section 4.17 Performance of Project Documents.

                                      -54-

          The Issuer shall, and shall cause each of its Subsidiaries to, perform and observe their respective covenants and obligations under all of the Project
Documents, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          Section 4.18 Limitations on Indebtedness.

          The Issuer shall not create, incur or suffer to exist any Indebtedness except the following Indebtedness (collectively, "Permitted Indebtedness"):

          (a) Indebtedness represented by the Senior Secured Notes to be issued on the Closing Date;

          (b) Indebtedness incurred by the Issuer to finance Capital
     Expenditures to a Project that are required by law or the terms of the
     Project Documents; provided, that:

               (i) the Issuer shall have delivered a certificate to the
          Collateral Agent certifying that no Default or Event of Default has occurred and is continuing at the time such Indebtedness is proposed to be incurred or would result from the incurrence of such additional
          Indebtedness;

               (ii) the Issuer and the Independent Engineer shall each have delivered a certificate to the Collateral Agent certifying that the
          Capital Expenditures to be financed with such Indebtedness conform to such legal or Project Document requirements; and

               (iii) either:

                    (A) the Issuer and the Independent Engineer shall each have delivered a certificate to the Collateral Agent certifying that after giving effect to the incurrence of such additional
               Indebtedness, the minimum projected Debt Service Coverage Ratio for each twelve-month period (each such period taken as a single accounting period) commencing on the Scheduled Payment Date immediately succeeding the date on which such additional
               Indebtedness is incurred through the Final Maturity Date (or, with respect to Indebtedness incurred within the twelve months immediately prior to the Final Maturity Date, for a period commencing on the first day of the month immediately following the month in which such incurrence of Indebtedness occurs and ending on the Final Maturity Date), will not be less than 1.40 to
               1.0; or

                    (B) the Issuer shall have delivered to the Collateral Agent a letter from Fitch confirming that, after giving effect to the incurrence of such Indebtedness, there will be no downgrade of the then-applicable ratings of the Senior Secured Notes;

          (c) Indebtedness incurred by the Issuer to finance discretionary
     Capital

                                      -55-

     Expenditures with respect to a Project, provided, that:

               (i) the Issuer shall have delivered a certificate to the
          Collateral Agent certifying that no Default or Event of Default has occurred and is continuing at the time such Indebtedness is proposed to be incurred or would result from the incurrence of such additional
          Indebtedness;

               (ii) the Issuer and the Independent Engineer shall each have delivered a certificate to the Collateral Agent certifying that (1)
          the minimum projected Debt Service Coverage Ratio for each twelve-month period (each such period taken as a single accounting period) commencing on the Scheduled Payment Date immediately succeeding the date on which such additional Indebtedness is incurred through the Final Maturity Date (or, with respect to Indebtedness incurred within the twelve months immediately prior to the Final
          Maturity Date, for a period commencing on the first day of the month immediately following the month in which such incurrence of
          Indebtedness occurs and ending on the Final Maturity Date) and (2) the average projected Debt Service Coverage Ratio for each twelve-month period (each such period taken as a single accounting period)
          commencing on the Scheduled Payment Date immediately succeeding the date on which such additional Indebtedness is incurred through the
          Final Maturity Date (or, with respect to Indebtedness incurred within the twelve months immediately prior to the Final Maturity Date, for a period commencing on the first day of the month immediately following the month in which such incurrence of Indebtedness occurs and ending on the Final Maturity Date), equal or exceed the projected Debt
          Service Coverage Ratio for the corresponding twelve-month periods, as the case may be, immediately prior to the incurrence of such additional Indebtedness and the financing of any such Capital
          Expenditures; and

               (iii) the Issuer shall have delivered to the Collateral Agent a letter from Fitch confirming that, after giving effect of the incurrence of such Indebtedness, there will be no downgrade of the then-applicable ratings of the Senior Secured Notes;

          (d) additional Indebtedness incurred by the Issuer to finance Capital
     Expenditures, Major Maintenance Expenditures or working capital at the
     Projects not to exceed an aggregate principal amount outstanding at any time of $10 million; so long as, the Issuer shall have obtained from Fitch a letter confirming that, after giving effect of the incurrence of such
     Indebtedness, there will be no downgrade of the then-applicable ratings of the Senior Secured Notes;

          (e) Subordinated Debt; and

          (f) Indebtedness incurred by the Issuer in order to refinance existing
     Indebtedness incurred pursuant to clause (b), (c) or (d) above, provided,
     (1) such refinancing Indebtedness has an average life equal to or greater than the average life of

                                      -56-

     the Indebtedness being refinanced, (2) the aggregate amount of such refinancing Indebtedness does not exceed the principal amount of the
     Indebtedness being refinanced and (3) to the extent that the original incurrence of the refinanced Indebtedness was subject to certain conditions and requirements pursuant to this Indenture, such refinancing Indebtedness shall comply with all of the conditions and requirements applicable to the refinanced Indebtedness.

          Section 4.19 Limitation on Indebtedness of Subsidiaries.

          The Issuer shall not permit any of its Subsidiaries to create, incur or suffer to exist any Indebtedness other than (i) Indebtedness owed to the
Issuer represented by an intercompany note that has been pledged as part of the
Collateral securing the Senior Secured Notes, the subordination terms of which are substantially consistent with the terms and conditions set forth in Exhibit
D and (ii) Indebtedness represented by the Guarantees.

          Section 4.20 Limitations on Guarantees.

          The Issuer shall not, and shall not permit any of its Subsidiaries to, contingently or otherwise, be or become liable in connection with any Guarantee, except for (i) endorsements and similar obligations in the ordinary course of business and (ii) Guarantees of the Senior Secured Notes.

          Section 4.21 Prohibitions on Other Obligations or Assignments.

          The Issuer shall not, and shall not permit any of its Subsidiaries to, assign any of its or its Subsidiaries' respective rights or obligations under any Financing Document.

          Section 4.22 Books and Records, Inspection.

          The Issuer shall, and shall cause each of its Subsidiaries to, maintain books and records in accordance with GAAP and provide the Trustee, the
Collateral Agent and the Independent Engineer with reasonable inspection rights with respect to the Projects and such books and records.

          Section 4.23 Maintenance of Existence.

          The Issuer shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its and their (i) existence and good standing under the laws of their respective states of organization, in accordance with their organizational documents (as the same may be amended from time to time), (ii) qualification to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary and (iii) powers, rights (charter and statutory), privileges, licenses and franchises with respect to the Projects except where the failure to maintain any of the foregoing in clause (iii) could not reasonably be expected to have a Material Adverse Effect.

                                      -57-

          Section 4.24 Additional Documents; Filings and Recordings.

          The Issuer shall, and shall cause each of its Subsidiaries to, execute and deliver, as requested by the Trustee or the Collateral Agent, such other documents as shall reasonably be necessary or advisable in order to effect or protect the rights and remedies of the Trustee or the Collateral Agent, as the case may be, granted or provided for by the Security Documents to which the
Issuer is a party and to consummate the transactions contemplated therein. The
Issuer shall, at its own expense, take all reasonable actions (a) that are requested by the Trustee or the Collateral Agent, or (b) that an Authorized
Officer of the Issuer has actual knowledge are necessary as a legal matter, to establish, maintain and perfect the first priority security interests of Trustee and the Collateral Agent in the Collateral, subject to Permitted Liens. Without limiting the generality of the foregoing, the Issuer shall execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, and fixture filings and such mortgages, or deeds of trust in all places necessary or advisable to establish, maintain and perfect the Liens purported to be provided for in the Security Documents, subject to
Permitted Liens.

          Section 4.25 Dividend and Other Payment Restrictions Affecting
Subsidiaries.

          The Issuer shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Subsidiaries to:

          (a) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any
     Indebtedness owed to the Issuer or any of its Subsidiaries;

          (b) make loans or advances to the Issuer or any of its Subsidiaries;
     or

          (c) transfer any of its properties or assets to the Issuer or any of its Subsidiaries.

          However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

          (a) any of the Financing Documents;

          (b) Applicable Law;

          (c) customary non-assignment provisions in contracts, agreements, leases, permits or licenses entered into or issued in the ordinary course of business and consistent with past practices;

          (d) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property

                                      -58-

     purchased or leased of the nature described in clauses (a) and (c) of the preceding paragraph;

          (e) Indebtedness incurred pursuant to clause (f) of the definition of
     Permitted Indebtedness; provided, that the restrictions contained in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the
     Indebtedness being refinanced; and

          (f) Liens securing Indebtedness otherwise permitted to be incurred under Section 4.27 that limit the right of the debtor to dispose of the assets subject to such Liens or to use the proceeds of any such disposition.

          Section 4.26 Budget; Major Maintenance Expenditures.

          The Issuer shall deliver to the Trustee, the Collateral Agent and the
Independent Engineer at least 30 days prior to the beginning of each fiscal year of the Issuer, at its own expense, (a) an annual Operating Budget and (b) a certificate setting forth the estimated amount of any Major Maintenance
Expenditures anticipated to be incurred during such fiscal year (the "Major
Maintenance Expenditure Amount").

          Section 4.27 Limitation on Liens.

          The Issuer shall not, and shall not permit any of its Subsidiaries to, grant, create, incur or suffer to exist any Liens upon any of its or their assets, except for the Permitted Liens.

          Section 4.28 Compliance With Laws.

          The Issuer shall, and shall cause each of its Subsidiaries to, comply with all applicable laws and Governmental Approvals, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

          Section 4.29 Operation and Maintenance.

          The Issuer shall, and shall cause each of its Subsidiaries to, at all times maintain and operate each Project in compliance with Prudent Industry
Practices.

          Section 4.30 Additional Subsidiaries; Bank Accounts.

          The Issuer shall own at all times, directly or indirectly, 100% of the issued and outstanding Capital Stock of each of its Subsidiaries. The Issuer shall not, and shall not permit any of its Subsidiaries to, acquire or create any additional Subsidiaries. The Issuer shall not, and shall not permit any of its Subsidiaries to, establish or maintain any bank account other than the
Accounts, and not more than four checking accounts (each, a "Checking Account"), provided, that the Secured Parties shall have a perfected security interest in such Checking Accounts pursuant to an agreement which is reasonably satisfactory to the Collateral Agent.

                                      -59-

          Section 4.31 Maintenance of Water Supply; Access Rights.

          The Issuer shall, and shall cause its Subsidiaries to, at all times maintain in full force and effect the agreements and other arrangements to ensure that (i) the Projects have a constant and continuous supply of water to the extent necessary to permit the operation of the Projects at levels contemplated in the Projections and (ii) the Projects have such real estate rights as may be necessary to ensure the ingress to and egress from each of the
Projects.

          Section 4.32 No Abandonment.

          The Issuer shall, and shall cause its Subsidiaries not to permit the occurrence of any Event of Abandonment. Section 4.33 Consents to Assignment of
Additional Project Documents. The Issuer shall, and shall cause its Subsidiaries to (a), to the extent not previously provided, obtain from Southern California
Edison all executed Third Party Consents related to any Material Project
Agreement to which it is a party in connection with the Projects within 90 days following the Closing Date, and (b) if the Issuer or any of its Subsidiaries
enters into any Additional Project Document, use commercially reasonable efforts to obtain from the counterparty to such Additional Project Document executed
Third Party Consents.

          Section 4.34 Loans.

          The Issuer shall not, and shall not permit its Subsidiaries to, make any loan or advance (other than a loan or advance to a Guarantor that constitutes Indebtedness owed to the Issuer and that is represented by an intercompany note that has been pledged as part of the Collateral securing the
Senior Secured Notes, the subordination terms of which are substantially consistent with the terms and conditions set forth in Exhibit D); provided, however, the Issuer may make and direct the investment of funds on deposit in the accounts in Permitted Investments in accordance with the terms of the
Financing Documents.

          Section 4.35 Amendments to Organizational Documents.

          The Issuer shall not, and shall cause its Subsidiaries not to, amend, modify or supplement its or their Organizational Documents except such amendments that (i) could not reasonably be expected to result in a Material
Adverse Effect and (ii) could not reasonably be expected to adversely affect any provisions of such organizational documents that relate to the bankruptcy remoteness of the Issuer.

          Section 4.36 Removal of Independent Consultants.

          The Issuer shall not remove or otherwise replace any of the
Independent Consultants; provided, that any Independent Consultant may be replaced or removed by the Issuer at any time (i) in the event that any such
Independent Consultant shall have become incapable of acting or performing its services, or otherwise fails to perform its function as the

                                      -60-

Independent Consultant in the manner contemplated by this Indenture and the other Financing Documents, or shall have been adjudged bankrupt or insolvent, or a receiver of such Independent Consultant or of its property shall have been appointed, or any public office shall have taken control or charge of such
Independent Consultant or its property or affairs for the purpose of rehabilitation, conservation or liquidation at any time or (ii) so long as the
Issuer shall have certified to the Trustee (which certification shall have been delivered by an Authorized Representative of the Issuer) that the replacement
Independent Consultant being retained to perform the services of the removed or replaced Independent Consultant is properly qualified to perform such services at least to the same degree, extent and quality as the replaced or removed
Independent Consultant and the same could not reasonably be expected to materially adversely affect the rights of the Holders.

          Section 4.37 Payments for Consent.

          The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Senior Secured Obligations for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of any
Financing Document unless such consideration is offered to be paid and is paid to all Holders of Senior Secured Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          Section 4.38 Limitation on Issuance and Sale of Capital Stock of
Subsidiaries.

          The Issuer shall not permit any of its Subsidiaries to transfer, convey, sell or otherwise dispose of Capital Stock in any of its Subsidiaries to any Person, other than the Issuer or one of the Guarantors in accordance with
Section 4.10 herein; provided that the Collateral, after giving effect to such transfer, conveyance, sale or disposition shall continue to have the same priority and perfection following such transfer, conveyance, sale or disposition.

          Section 4.39 Maintenance of Qualifying Facility Status.

          The Issuer shall, and shall cause each of its Operating Subsidiaries to, operate and maintain each Plant as a Qualifying Facility.

          Section 4.40 Payment of taxes and claims.

          The Issuer shall and shall cause each of its Subsidiaries to pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, could reasonably be expected to give rise to a Lien upon any of its properties; and (c) except as prohibited under the Financing Documents, all of its other Indebtedness as it shall become due;
provided, however, neither the Issuer nor its Subsidiaries shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings, as to which adequate reserves have been established in accordance with GAAP, unless the failure to make such payment (i) could reasonably be expected to give

                                      -61-

rise to an immediate right to foreclose on a Lien securing such amounts or (ii)
could reasonably be expected to have a Material Adverse Effect.

          Section 4.41 Preservation of Liens.

          The Issuer shall take all actions and shall cause it Subsidiaries to take all actions necessary to preserve the validity, perfection and priority of the Liens and security interests in the Collateral created pursuant to the
Security Documents.

          Section 4.42 Title Report.

          In connection with the Material Real Property Interests, the Issuer shall provide to the Collateral Agent a title report and title policy, including endorsements, or title opinion in form and substance satisfactory to the
Collateral Agent and in connection with the Deeds of Trust, evidence that the
Deeds of Trust have been filed for recording; provided, that such title policies may contain a survey exception.

          Section 4.43 Additional Capacity.

          The Issuer shall not, and shall not permit its Subsidiaries to, use or permit any Person to use any portion of the Geothermal Resource for purposes other than the operation and maintenance of the Projects unless:

          (i) such use is in connection with the operation and maintenance of a new Project (other than the Heber 1 Project, the Heber 2 Project and the
     Gould Project) that is constructed following the Closing Date on the site of any of the Projects existing on the Closing Date and owned by the Issuer or any of its Subsidiaries;

          (ii) (a) construction of such new Project commences prior to the two-year anniversary of the Closing Date and is completed within two years following the commencement of construction, and the Generating Capacity of such new Project, when taken together with the aggregate Generating
     Capacity of all of the other Projects, shall not exceed 109 MW, or (b) to the extent that such new Project is to be constructed following the two-year anniversary of the Closing Date, prior to the occurrence of any such construction, the Geothermal Consultant shall have delivered a certificate to the Trustee certifying that the generation of any proposed capacity by the new Project will have no adverse effect on the Geothermal
     Resource such that the Projects would be unable to generate electricity through the Final Maturity Date at the same levels as immediately prior to the generation of such proposed additional capacity;

          (iii) any revenues received in connection with the operation of such new Project shall be deposited into the Revenue Account in accordance with
     Section 4.12 herein and in accordance with the Depositary Agreement;

          (iv) all costs associated with the construction of such new Project shall have been funded by capital contributions or Subordinated Debt from
     Ormat Nevada only and the Collateral Agent shall have received a Lien on all of the assets of such new Project

                                      -62-

     in accordance with the Security Documents and all Material Project
     Documents related thereto;

          (v) all necessary Governmental Approvals required to be obtained in connection with the ownership, construction, operation and maintenance of such new Project shall have been obtained in accordance with requirements of Applicable Law;

          (vi) the construction and operation of such new Project shall not (a)
     conflict with or cause a default under any Material Project Document
     (including with respect to such new Project), (b) conflict with or cause a violation of any Applicable Law or (c) conflict with or cause a breach of or default under any Governmental Approvals and other consents and approvals required in connection with the Issuer's business (including with respect to such new Project); and

          (vii) the Issuer shall have delivered a certificate to the Collateral
     Agent certifying as to the matters described in clauses (i) through (vi)
     above.

          Section 4.44 Use of Proceeds.

          The Issuer shall not use the proceeds of the Initial Notes for any purpose other than to (i) repay, in full, the Issuer's outstanding loan with
Beal Bank S.S.B, (ii) fund the Debt Service Reserve Account and (iii) pay the costs, fees and expenses incurred in connection with the issuance of the Initial
Notes.

          Section 4.45 Fitch Rating.

          The Issuer, so long as any Initial Notes shall remain Outstanding, shall maintain a rating of the Initial Notes by Fitch.

                                    ARTICLE V

                              DEFAULTS AND REMEDIES

          Section 5.01 Events of Default.

The following events constitute an "Event of Default" under this Indenture:

          (a) (1) the failure to pay or cause to be paid any principal on the
     Senior Secured Notes after the same becomes due and payable or (2) the failure to pay or cause to be paid any interest, premium, if any, fees or any other obligations on the Senior Secured Notes for five or more days after the same becomes due and payable, whether, with respect to each of sub-clauses (1) and (2), by scheduled maturity or required prepayment or by acceleration or otherwise;

          (b) any representation or warranty made by the Issuer, any Subsidiary or Ormat Nevada under any Financing Document shall prove to have been untrue or misleading as of the time made, confirmed or furnished and the fact, event or

                                      -63-

     circumstance that gave rise to such inaccuracy has had or could reasonably be expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue to be uncured for 30 or more days from the date a Responsible Officer of the Issuer, such Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof; provided, that if the Issuer, such Subsidiary or Ormat Nevada, as the case may be, commences efforts to cure such fact, event or circumstance within such 30-day period, the
     Issuer, such Subsidiary or Ormat Nevada, as the case may be, may continue to effect such cure and such misrepresentation will not be deemed an Event of Default for an additional 90 days so long as the Issuer, such Subsidiary or Ormat Nevada, as the case may be, is diligently pursuing such cure;

          (c) the failure by the Issuer or any Subsidiary to perform or observe any covenant contained in Sections 4.06, 4.07, 4.09, 4.10, 4.11, 4.15,
     4.16, 4.18, 4.19, 4.20, 4.23, 4.27 and 4.32 and such failure shall continue uncured for 30 or more days after a Responsible Officer of the Issuer, any
     Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof;

          (d) the failure by the Issuer, any Subsidiary or Ormat Nevada to perform or observe any of the other covenants in the Financing Documents that the Issuer, such Subsidiary or Ormat Nevada is a party to (other than such failures described in clause (a) or (c) above) and such failure shall continue uncured for 30 or more days after a Responsible Officer of the
     Issuer, any Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof; provided that if the Issuer, any Subsidiary or Ormat
     Nevada, as the case may be, commence efforts to cure such default within such 30-day period, the Issuer, any Subsidiary or Ormat Nevada, as the case may be, may continue to effect such cure of the default and such default will not be deemed an Event of Default for an additional 90 days so long as the Issuer, any Subsidiary or Ormat Nevada, as the case may be, is diligently pursuing such cure; provided further that any failure by the
     Issuer to comply with its obligations pursuant to Section 4.45 resulting solely from the termination of the rating of the Initial Notes by Fitch for reasons not otherwise, in part or in whole, attributable to the Issuer, the
     Guarantor or any Affiliate thereof, shall not constitute an Event of
     Default hereunder;

          (e) the Issuer or any Subsidiary of the Issuer:

               (i) admits in writing its inability, or is generally unable, to pay its debts as the debts become due or makes a general assignment for the benefit of creditors; or

               (ii) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, adjustment, insolvency, reorganization or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time
          (collectively, "Debtor Relief Law"); or

                                      -64-

               (iii) in any involuntary case, proceeding or other action
          commenced against it which seeks to have an order for relief
          (injunctive or otherwise) entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law, (A) fails to obtain a dismissal of such case, proceeding or other action within ninety (90) days of its commencement, or (B) converts the case from one chapter of the Bankruptcy Reform Act of 1978, as amended, to another chapter, or (C) is the subject of an order for relief that remains unstayed and in effect for a period of ninety (90) days; or

               (iv) has a trustee, receiver, custodian or other official
          appointed for or to take possession of all or any part of its property or has any court take jurisdiction of any of its property, which action remains undismissed for a period of ninety (90) days;

          (f) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $10.0 million (exclusive of judgment amounts covered by insurance) against the Issuer or any
     Subsidiary, which remain unpaid or unstayed for a period of 60 or more consecutive days;

          (g) an event of default under any Permitted Indebtedness (other than
     Indebtedness referred to in clause (a) above) that results in Indebtedness in excess of $10.0 million becoming due and payable prior to its stated
     maturity;

          (h) any Governmental Approval required for the operation of any
     Project or any material portion thereof owned by the Issuer or any
     Subsidiary is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation has had or could reasonably be expected to have a Material Adverse Effect and such revocation, termination, withdrawal or cessation is not cured within 60 days following the occurrence thereof;

          (i) any Material Project Document or Third Party Consent or any
     material provision thereof (i) ceases to be valid and binding and in full force and effect prior to its stated expiration date other than as a result of an amendment or termination permitted under this Indenture or (ii) a party thereto fails to perform or observe any of its covenants or obligations thereunder or makes any material misrepresentation thereunder and such event has had or could reasonably be expected to have a Material
     Adverse Effect; provided, that, in any such event no such event shall be an
     Event of Default if within 180 days from the occurrence of any such event,
     (a) such Material Project Document or Third Party Consent or material provision thereof is reinstated as a valid and binding agreement among the parties thereto, (b) any breaching party resumes performance and otherwise cures such misrepresentation or failure to perform or observe its covenants or obligations under the Material Project Documents or Third Party Consents or (c) in the case of Material Project Documents, the Issuer enters into

                                      -65-

     an Additional Project Document in replacement thereof, as permitted under this Indenture;

          (j) any of the Security Documents or any other Financing Document ceases to be in full force and effect or any Lien granted therein ceases to be a valid and perfected Lien in favor of the Secured Parties on the
     Collateral described therein with the priority purported to be created thereby; provided, however, that the Issuer shall have 10 days after a
     Responsible Officer of the Issuer, any Subsidiary or Ormat Nevada, as the
     case may be, obtains knowledge thereof to cure any such cessation or to furnish to the Trustee, the Collateral Agent or the Depositary all
     documents or instruments required to cure any such cessation;

          (k) the occurrence of a Change of Control; or

          (l) the failure of Ormat Technologies to make all payment, when due, pursuant to the Production Tax Credit Agreement.

          Section 5.02 Enforcement of Remedies.

          (a) If one or more Events of Default have occurred and are continuing, then, subject to the terms of the Intercreditor Agreement:

          (i) in the case of an Event of Default described in clause (e) above with respect to the Issuer, the entire outstanding principal amount of the
     Senior Secured Notes, all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under this Indenture, if any, shall automatically become due and payable without presentment, demand, protest or notice of any kind; or

          (ii) in the case of an Event of Default described in:

               (A) clause (a) above, upon the written direction of the Holders of no less than 25% in aggregate principal amount of the Outstanding
          Senior Secured Notes, the Trustee shall declare the outstanding principal amount of the Senior Secured Notes to be accelerated and due and payable and all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under this Indenture, if any, to be due and payable; or

               (B) clause (b), (c), (d), (e) (with respect to the Subsidiaries),
          (f), (g), (h), (i), (j), (k) or (l) above, upon the written direction of the Required Holders, the Trustee shall declare the outstanding principal amount of the Senior Secured Notes to be accelerated and due and payable and all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under this Indenture, if any, to be due and payable.

          (b) At any time after the principal of the Senior Secured Notes has become due and payable upon a declared acceleration, and before any judgment or decree for the

                                      -66-

payment of the money so due, or any portion thereof, has been entered, the
Required Holders, by written notice to the Issuer and the Trustee, shall rescind and annul such declaration and its consequences if:

          (i) there has been paid to or deposited with the Trustee a sum sufficient to pay:

               (A) all overdue interest on the Senior Secured Notes,

               (B) the principal of and premium, if any, on any Senior Secured
          Notes that have become due (including overdue principal) other than by such declaration of acceleration and interest thereon at the respective rates provided in the Senior Secured Notes for overdue principal;

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the respective rates provided in the
          Senior Secured Notes for overdue interest; and

               (D) all sums paid or advanced by the Trustee and the Collateral
          Agent and the reasonable compensation, expenses, disbursements, and advances of the Trustee, the Depositary, the Collateral Agent and
          their respective agents and counsel; and

          (ii) all Events of Default, other than the nonpayment of the principal of the Senior Secured Notes that has become due solely by such acceleration, have been cured or waived in accordance with this Indenture.

          (c) If an Event of Default has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Required Holders request)
direct the Collateral Agent to take possession of any or all of the Collateral or to exercise any or all other rights of the Secured Parties under the Security
Documents.

          If an Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee will mail to each Holder notice of the Event of Default within 30 days after obtaining such knowledge.
Except in the case of an Event of Default in payment of principal of, interest or premium, if any, on any Senior Secured Note, the Trustee may withhold the notice to the Holders if the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

          If an Event of Default relating to failure to pay amounts owed on the
Senior Secured Notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Senior Secured Notes, all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under the
Senior Secured Notes and this Indenture, if any, to be due and payable notwithstanding the absence of written direction from Holders of at least 25% in aggregate principal amount of the Outstanding Senior Secured Notes directing the
Trustee in writing to accelerate the principal maturity of the Senior Secured
Notes, unless the Required Holders direct the Trustee not to accelerate the maturity of such Senior Secured

                                      -67-

Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

          In addition, if one or more of the Events of Default referred to in clause (a)(ii)(B) of this Section 5.02 has occurred and is continuing, the
Trustee may declare the entire principal amount of the Outstanding Senior
Secured Notes, all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under the Senior Secured Notes and this Indenture, if any, to be due and payable notwithstanding the absence of written direction from the Required Holders directing the Trustee to accelerate the maturity of the
Senior Secured Notes, unless the Required Holders direct the Trustee not to accelerate the maturity of the Senior Secured Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

          Section 5.03 Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, interest and premium, if any, on the Senior Secured Notes or to enforce the performance of any provision of the Senior Secured Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Senior Secured Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Secured Note in
exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the
Event of Default. All remedies are cumulative to the extent permitted by law.

          Section 5.04 Waiver of Past Defaults.

          Required Holders by notice to the Trustee may on behalf of the Holders of all of the Senior Secured Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Senior
Secured Notes; provided, however, that the Required Holders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 5.05 Control by Majority.

          The Required Holders have the right to direct the time, place and method of conducting any proceeding for any right or remedy available to the
Trustee or exercising any trust or power conferred on the Trustee in this
Indenture.

                                      -68-

          Section 5.06 Limitation on Suits.

          A Holder of a Senior Secured Note may pursue a remedy with respect to this Indenture or the Senior Secured Notes only if:

          (a) the Holder of a Senior Secured Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Senior Secured Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Senior Secured Note or Holders of Senior Secured
     Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity;

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Secured Notes do not give the Trustee a direction inconsistent with the request; and

          (f) the pursuit of such remedy is not prohibited by the Intercreditor
     Agreement.

          A Holder of a Senior Secured Note may not use this Indenture to prejudice the rights of another Holder of a Senior Secured Note or to obtain a preference or priority over another Holder of a Senior Secured Note.

          Section 5.07 Rights of Holders of Senior Secured Notes to Receive
Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Secured Note to receive payment of principal, premium, if any, and interest on the Senior Secured Notes, on or after the respective due dates expressed in the Senior Secured Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 5.08 Collection Suit by Trustee.

          If an Event of Default specified in Section 5.01(a) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Senior Secured Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of

                                      -69-

collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          Section 5.09 Trustee May File Proofs of Claim.

          Subject to the terms of the Intercreditor Agreement, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Secured Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Senior Secured Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Secured Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 5.10 Priorities.

          If the Trustee collects any money pursuant to this Article, it shall be applied, subject to the Intercreditor Agreement and the Collateral Agency
Agreement, to amounts owed with respect to all Senior Secured Notes and will be applied ratably to the Holders of Senior Secured Notes in the following order from time to time (to the extent such order does not conflict with Section 5 of the Collateral Agency Agreement), on the date or dates fixed by the Trustee: (i)
first, to the payment of all amounts due to the Trustee or any predecessor
Trustee under this Indenture; (ii) second; (A) in case the unpaid principal amount of the Outstanding Senior Secured Notes has not become due, to the payment of any overdue interest, (B) in case the unpaid principal amount of a portion of the Outstanding Senior Secured Notes has become due, first to the payment of accrued interest on all Outstanding Senior Secured Notes for overdue principal, premium, if any, and overdue interest, and next to the payment of the overdue principal on all Senior Secured Notes or (C) in case the unpaid principal amount of all the Outstanding Senior Secured Notes has become due, first to the payment of the whole amount then due and unpaid upon the
Outstanding Senior Secured Notes for principal, premium, if any, and interest, together with interest for overdue principal, premium, if any, and

                                      -70-

overdue interest; and (iii) third, in case the unpaid principal amount of all the Outstanding Senior Secured Notes has become due, and all of the outstanding principal, premium, if any, interest and other amounts owed in connection with the Senior Secured Notes have been fully paid, any surplus then remaining will be paid to the Issuer, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

          The Trustee may fix a record date and payment date for any payment to
Holders of Senior Secured Notes pursuant to this Section 5.10.

          Section 5.11 Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this
Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.
This Section does not apply to a suit by the Trustee, a suit by a Holder of a
Senior Secured Note pursuant to Section 5.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Secured Notes.

                                   ARTICLE VI

                                     TRUSTEE

          Section 6.01 Duties of Trustee.

          (a) If an Event of Default actually known to a Responsible Trust
Officer has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this
     Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                                      -71-

          (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this
     Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Trust Officer, unless it is proved that the
     Trustee was grossly negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          Section 6.02 Rights of Trustee.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The
Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require and shall be entitled to an Officer's Certificate or an Opinion of Counsel or
both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.
The Trustee may consult with counsel and the advice, promptly confirmed in writing thereafter, of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys, custodians, nominees and agents and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

                                      -72-

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) In no event shall the Trustee be required to take notice of any default or breach hereof or any Event of Default hereunder, except for Events of
Default specified in Section 5.01(a) hereof, unless and until the Trustee shall have received from a Holder or from the Issuer express written notice of the circumstances constituting the breach, default or Event of Default and stating that said circumstances constitute an Event of Default hereunder.

          (h) If the Trustee is acting as Paying Agent, Registrar, Collateral
Agent, Depositary, Securities Intermediary or Intercreditor Agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article VI
(other than the Trustee's right to require, and entitlement to, an Opinion of
Counsel pursuant to Section 6.02(b) hereof) will also be afforded to such Paying
Agent, Registrar, Collateral Agent, Depositary, Securities Intermediary and
Intercreditor Agent.

          Section 6.03 Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Secured Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not
Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 6.10 and 6.11 hereof.

          Section 6.04 Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Secured Notes, it shall not be accountable for the Issuer's use of the proceeds from the Senior
Secured Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Security Documents, the Senior Secured Notes or any other document in connection with the sale of the Senior Secured Notes or pursuant to this Indenture other than its certificate of authentication.

                                      -73-

          The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Security Document, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the
Collateral created or intended to be created by any of the Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity of the title of the Issuer to the Collateral, for insuring the
Collateral or for the payment of taxes, charges, assessments or Liens upon the
Collateral or otherwise as to the maintenance of the Collateral.

          References to the Trustee in this Section 6.04 shall include the
Trustee in its role as a Collateral Agent.

          Section 6.05 Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Trust Officer, or if appropriate notice is provided in writing in accordance with Section 6.02(g), as applicable, the
Trustee shall mail to Holders of Senior Secured Notes a notice of the Default or
Event of Default within 30 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Senior Secured Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Secured
Notes.

          Section 6.06 Reports by Trustee to Holders of the Senior Secured
Notes.

          (a) Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as any Senior Secured Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Secured Notes a brief report dated as of such reporting date that complies with TIA Section
313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The
Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          (b) A copy of each report at the time of its mailing to the Holders of
Senior Secured Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Senior Secured Notes are listed in accordance with TIA Section 313(d). The Issuer shall promptly notify the Trustee in writing when the Senior Secured Notes are listed on any stock exchange.

          Section 6.07 Compensation and Indemnity.

          (a) The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as is now or hereafter agreed to in writing by the Issuer and the Trustee. The
Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse

                                      -74-

the Trustee promptly upon request for all reasonable and properly documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable and properly documented fees, disbursements and expenses of the Trustee's agents and counsel.

          (b) The Issuer shall indemnify the Trustee against any and all losses, liabilities, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the other Financing Documents, including the costs and expenses of enforcing this
Indenture against the Issuer (including this Section 6.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with the storage, use, presence, disposal or release of any Hazardous Substance on, under or about any properties encumbered by the Deeds of Trust, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.
Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel
(reasonably acceptable to the Issuer) and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (c) The obligations of the Issuer under this Section 6.07 shall survive the satisfaction and discharge of this Indenture.

          (d) To secure the Issuer's payment obligations in this Section, the
Trustee shall have a Lien prior to the Senior Secured Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest and premium, if any, on particular Senior Secured Notes.

          (e) When the Trustee incurs expenses or renders services after an
Event of Default specified in Section 5.01(e) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any
Bankruptcy Law.

          (f) The Trustee shall comply with the provisions of TIA Section
313(b)(2) to the extent applicable.

          (g) The provisions of this Section 6.07 shall extend to the Trustee acting in the capacities of Paying Agent and Registrar, Collateral Agent,
Depositary, Securities Intermediary and Intercreditor Agent under this Indenture and the other Financing Documents; provided, that nothing contained herein or in any such other Financing Document shall allow duplicate recoveries by any such entity in any one capacity for the same occurrence or cause of action.

                                      -75-

          Section 6.08 Replacement of Trustee.

          (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by giving thirty (30) days written notice to the
Issuer. The Required Holders may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

          (i) the Trustee fails to meet the eligibility criteria set forth in this Indenture;

          (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy law;

          (iii) no Default or Event of Default on the Issuer's part has occurred and is continuing and the Trustee has failed to observe or perform any of its material obligations under the Financing Documents;

          (iv) a custodian or public officer takes charge of the Trustee or its property; or

          (v) the Trustee becomes incapable of acting.

          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor
Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Secured Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          (d) The Issuer shall give notice of each resignation and removal of the Trustee and each appointment of a successor to all Holders.

          (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Senior Secured Notes of at least 10% in principal amount of the then outstanding Senior Secured Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) If the Trustee, after written request by any Holder of a Senior
Secured Note who has been a Holder of a Senior Secured Note for at least six months, fails to comply with Section 6.10, such Holder of a Senior Secured Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (g) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and

                                      -76-

duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Secured Notes. The retiring
Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 6.07 hereof.
Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the
Issuer's obligations under Section 6.07 hereof shall continue for the benefit of the retiring Trustee.

          (h) If a Trustee is removed with or without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the Trustee incurred in the administration of the trust or in performing of the duties hereunder shall be paid to the Trustee.

          Section 6.09 Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor
Trustee.

          Section 6.10 Eligibility; Disqualification.

          There will at all times be a Trustee under this Indenture, which shall be a corporation having either (a) a combined capital and surplus of at least
$50.0 million, or (b) a combined capital and surplus of at least $10.0 million and being a Wholly-Owned Subsidiary of a corporation having a combined capital and surplus of at least $50.0 million, in each case subject to supervision or examination by a federal or state or District of Columbia authority and having a corporate trust office in New York, New York, to the extent there is such an institution eligible and willing to serve.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to
TIA Section 310(b).

          Section 6.11 Preferential Collection of Claims Against the Issuer.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

          Section 6.12 Receipt of Documents.

          In no event shall receipt by the Trustee of financial and other reports from the Issuer as provided in this Indenture, review of which could lead to the conclusion that an Event of Default exists hereunder, result, without further action, in the occurrence of an Event of Default, or impose upon the Trustee the obligation to review and examine the same, it being understood that all such information shall be received by the Trustee as repository for said information and documents with no obligation on the part of the Trustee to review the same.

                                      -77-

                                  ARTICLE VII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          Section 7.01 Option to Effect Legal Defeasance or Covenant Defeasance.

          The Issuer may, at its option evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 7.02 or 7.03 hereof be applied to all outstanding Senior Secured Notes and all obligations of the Guarantors with respect to their Guarantees upon compliance with the conditions set forth below in this Article VII.

          Section 7.02 Legal Defeasance and Discharge.

          Upon the Issuer's exercise under Section 7.01 hereof of the option applicable to this Section 7.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Secured
Notes and the Guarantors shall be deemed to be discharged from all of their obligations with respect to their Guarantees and the Collateral Agent shall release all of its liens on the Collateral other than pursuant to Section
7.04(a) hereof, on the date the conditions set forth below are satisfied
(hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Secured Notes and the Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
7.05 hereof and the other Sections of this Indenture referred to in (a) and (b)
below, and to have satisfied all its other obligations under such Senior Secured
Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding
Senior Secured Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Senior Secured Notes when such payments are due from the trust referred to below, (b) the Issuer's obligations with respect to the Senior Secured Notes concerning issuing temporary Senior Secured Notes, registration of Senior Secured Notes, replacing mutilated, destroyed, lost or stolen Senior Secured Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the trustee, and the Issuer's and the
Guarantors' obligations in connection therewith, and (d) this Article VII.
Subject to compliance with this Article VII, the Issuer may exercise its option under this Section 7.02 notwithstanding the prior exercise of its option under
Section 7.03 hereof.

          Section 7.03 Covenant Defeasance.

          Upon the Issuer's exercise under Section 7.01 hereof of the option applicable to this Section 7.03, the Issuer shall and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be released from their obligations under any of the covenants contained in this
Indenture other than under Sections 4.01, 4.02, 4.03, 4.05 and clauses (i) and
(ii) of Section 4.23 hereof with respect to the outstanding Senior Secured Notes

                                      -78-

and may terminate the Liens of the Security Documents on the Collateral to the
extent that such Liens run to the benefit of the Trustee, the Holders or other agents under any of the Security Documents on and after the date the conditions set forth in Section 7.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Secured Notes and all obligations of the Guarantors with respect to the Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Secured Notes and all obligations of the Guarantors with respect to the Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Secured Notes, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Secured Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 7.01 hereof of the option applicable to this Section 7.03 hereof, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, Sections 5.01(b) through
5.01(d) and Sections 5.01(g) through 5.01(l) hereof shall not constitute Events of Default.

          Section 7.04 Conditions to Legal or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 7.02 or 7.03 hereof to the outstanding Senior Secured Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable
     Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Senior Secured Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Senior Secured Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 7.02 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United
     States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue
     Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal

                                      -79-

     income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 7.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United
     States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant
     Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of
     Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Secured Notes pursuant to this Article 7 concurrently with such incurrence);

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound;

          (f) the Issuer shall have delivered to the Trustee an Officers'
     Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer; and

          (g) the Issuer shall have delivered to the Trustee an Officers'
     Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant
     Defeasance have been complied with.

          Section 7.05 Deposited Money and Government Securities to be Held in
Trust; Other Miscellaneous Provisions.

          Subject to Section 7.06 hereof, all money and non-callable Government
Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 7.05, the
"Trustee") pursuant to Section 7.04 hereof in respect of the outstanding Senior
Secured Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Secured Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such
Senior Secured Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government
Securities deposited pursuant to Section 7.04 hereof or the principal and interest received in respect

                                      -80-

thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Secured Notes.

          Anything in this Article VII to the contrary notwithstanding, the
Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 7.04 hereof which, in the opinion of a nationally recognized investment bank or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 7.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal
Defeasance or Covenant Defeasance.

          Section 7.06 Repayment to Issuer.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Senior Secured Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Senior Secured Note shall thereafter, as a secured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

          Section 7.07 Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 7.02 or
7.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Senior
Secured Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.02 or 7.03 hereof until such time as the Trustee or Paying
Agent is permitted to apply all such money in accordance with Section 7.02 or
7.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Senior Secured
Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Senior Secured Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                      -81-

                                  ARTICLE VIII

                        AMENDMENT, SUPPLEMENT AND WAIVER

          Section 8.01 Without Consent of Holders of Senior Secured Notes.

          Notwithstanding Section 8.02 of this Indenture, the Issuer and the
Trustee may amend or supplement this Indenture and any of the other Financing
Documents without the consent of any Holder of a Senior Secured Note:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to add additional covenants of the Issuer or its Subsidiaries, to surrender rights conferred upon the Issuer or its Subsidiaries, or to confer additional benefits upon the Holders;

          (c) to increase the assets securing the Issuer's obligations under this Indenture;

          (d) to allow any Subsidiary to execute a supplemental indenture,
     Series Supplemental Indenture and/or Guarantee with respect to the Senior
     Secured Notes;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

          (f) to make any change not inconsistent with the terms of this
     Indenture that does not adversely affect the legal rights thereunder of any
     Holder of the Senior Secured Notes; or

          (g) to establish the form and terms of the Senior Secured Notes of any series permitted by Sections 2.01 and 2.03.

          Upon the request of the Issuer accompanied by a resolution of the
Issuer's Board of Directors authorizing the execution of any such amended or supplemental Indenture or amendments to the other Financing Documents, and upon receipt by the Trustee of the documents described in Section 6.02 hereof, the
Trustee and the Collateral Agent shall join with the Issuer in the execution of any amended or supplemental indenture and any amendment to any of the other
Financing Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent shall not be obligated to enter into such amended or supplemental Indenture or amendments to the Financing
Documents that affects its own rights, duties, immunities, or indemnities under this Indenture or otherwise.

          Section 8.02 With Consent of Holders of Senior Secured Notes.

          Except as provided below in this Section 8.02, the Issuer and the
Trustee may amend or supplement this Indenture (including Section 4.23 hereof)
and the other Financing

                                      -82-

Documents with the consent of the Required Holders voting as a single class
(including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Secured Notes), and, subject to Sections 5.04 and 5.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Secured Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this
Indenture or the other Financing Documents may be waived with the consent of the
Required Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior
Secured Notes); provided, however, that if there shall be Senior Secured Notes of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Secured
Notes of all series so directly affected, considered as one class, shall be required. Section 2.08 hereof shall determine which Senior Secured Notes are considered to be "outstanding" for purposes of this Section 8.02.

          Upon the request of the Issuer accompanied by a resolution of the
Issuer's Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Secured
Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 6.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture and amendments to the other Financing
Documents unless such amended or supplemental Indenture or amendments to the
Financing Documents directly affects the Trustee's own rights, duties, immunities or indemnities under this Indenture or otherwise, in which case the
Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture or such amendments.

          It shall not be necessary for the consent of the Holders of Senior
Secured Notes under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Senior Secured Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver or amendments to the Financing Documents.
Subject to Sections 5.04 and 5.07 hereof, the Required Holders may waive compliance in a particular instance by the Issuer with any provision of this
Indenture or the Senior Secured Notes. However, without the consent of all
Holders of Outstanding Senior Secured Notes directly affected thereby, an amendment or waiver under this Section 8.02 may not (with respect to any such
Senior Secured Notes held by a non-consenting Holder):

          (a) modify the principal, interest or premium, if any, payable upon the Senior Secured Notes;

                                      -83-

          (b) modify the dates on which principal, interest and premium, if any, on any Senior Secured Notes are paid;

          (c) release any Guarantor from its obligations under a Guarantee;

          (d) modify the dates of maturity of any Senior Secured Notes; and

          (e) make any change in the preceding procedures for amendment, supplement or waiver.

          This Indenture and the other Security Documents may be amended or supplemented to provide for the release of Collateral, by the Issuer and the
Trustee, with the consent of Holders of not less than 66?% of the Outstanding
Senior Secured Notes.

          A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Senior Secured Notes, or which modifies the rights of the Holders of Senior Secured Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Senior Secured Notes of any other series.

          Upon the request of the Issuer accompanied by a resolution of the
Issuer's Board of Directors authorizing the execution of any such amended or supplemental indenture or amendments to the other Financing Documents, and upon receipt by the Trustee of the documents described in Section 6.02 hereof, the
Trustee and the Collateral Agent shall join with the Issuer in the execution of any amended or supplemental indenture and any amendment to any of the other
Financing Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent shall not be obligated to enter into such amended or supplemental Indenture or amendments to the Financing
Documents that affects its own rights, duties, immunities, or indemnities under this Indenture or otherwise.

          It shall not be necessary for any act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

          Section 8.03 Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Secured Note is a continuing consent by the Holder of a Senior Secured Note and every subsequent Holder of a Senior Secured Note or portion of a Senior Secured Note that evidences the same debt as the consenting
Holder's Senior Secured Note, even if notation of the consent is not made on any
Senior Secured Note. However, any such Holder of a Senior Secured Note or subsequent Holder of a Senior Secured Note may revoke the consent as to its
Senior Secured Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                                      -84-

          Section 8.04 Notation on or Exchange of Senior Secured Notes.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Secured Note thereafter authenticated. The
Issuer in exchange for all Senior Secured Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Senior Secured Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Senior Secured
Note shall not affect the validity and effect of such amendment, supplement or waiver.

          Section 8.05 Trustee to Sign Amendments, etc.

          The Trustee and the Collateral Agent shall sign any amended or supplemental indenture and amendments to the other Financing Documents authorized pursuant to this Article VIII if the amendment or supplement does not adversely affect the rights, duties, liabilities, immunities or indemnities of the Trustee or the Collateral Agent. The Issuer may not sign an amendment or supplemental indenture until its shareholders approve it. In executing any amended or supplemental indenture or amendments to the other Financing
Documents, the Trustee and the Collateral Agent shall be entitled to receive and
(subject to Section 6.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officer's
Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or amendment to the other Financing Documents is authorized or permitted by this Indenture.

          Section 8.06 Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by any Series
Supplemental Indenture or other supplemental indenture permitted by this Article
VIII or the modifications thereby of the trusts created by this Indenture, the
Trustee shall be entitled to receive, and (subject to Sections 6.01 and 6.02)
shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this
Indenture.

          Section 8.07 Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article
VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and
every Holder of Senior Secured Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 8.08 Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article VIII shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 8.09 Reference in Senior Secured Notes to Supplemental
Indentures.

                                      -85-

          Senior Secured Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and shall if required by the Issuer, bear a notation in form approved by the Issuer as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon Outstanding Senior Secured Notes after proper presentation and demand. If the Issuer shall so determine, new Senior Secured
Notes so modified as to conform, in the opinion of the Issuer and the Trustee, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding
Senior Secured Notes.

                                   ARTICLE IX

                                    GUARANTEE

          Section 9.01 Agreement to Guarantee.

          (a) Each of the Guarantors, hereby jointly and severally with all of the other Guarantors, unconditionally guarantees to each Holder of a Senior
Secured Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of this Indenture, the Senior Secured Notes or the other Senior Secured Obligations of the Issuer under this Indenture or the Senior Secured Notes, that:

          (i) the principal of, interest and premium, if any, on the Senior
     Secured Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, interest and premium, if any, on the Senior Secured Notes, to the extent lawful, and all other Senior Secured Obligations of the Issuer to the Holders or the Trustee under this Indenture or the Senior Secured
     Notes will be promptly paid in full, all in accordance with the terms hereof or thereof; and

          (ii) in case of any extension of time for payment or renewal of any
     Senior Secured Note or any of such other Senior Secured Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          (b) Notwithstanding the foregoing, in the event that this Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the
Guarantors under this Indenture will be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

          (c) Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay, perform or cause the performance of the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                                      -86-

          Section 9.02 Execution and Delivery of Guarantee.

          (a) To evidence its Guarantee set forth in this Indenture, each
Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit F to this Indenture will be endorsed by an Authorized
Officer of such Guarantor on each Senior Secured Note authenticated and delivered by the Trustee on or after the date hereof.

          (b) Notwithstanding the foregoing, each Guarantor hereby agrees that its Guarantee set forth herein will remain in full force and effect notwithstanding any failure to endorse on each Senior Secured Note a notation of such Guarantee.

          (c) If an Authorized Officer whose signature is on this Indenture or on a Guarantee no longer holds that office at the time the Trustee authenticates the Senior Secured Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

          (d) The delivery of any Senior Secured Note by the Trustee, after the authentication thereof under this Indenture, will constitute due delivery of the
Guarantee set forth in this Indenture on behalf of each Guarantor.

          (e) Each Guarantor hereby agrees that its Senior Secured Obligations hereunder will be unconditional, regardless of the validity, regularity or enforceability of the Senior Secured Note or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior
Secured Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (f) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Issuer or such
Guarantor, any amount paid by either to the Trustee or such Holder, the
Guarantee made pursuant to this Indenture, to the extent theretofore discharged, will be reinstated in full force and effect.

          (g) Each Guarantor agrees that it will not be entitled to exercise any right of subrogation in relation to the Holders in respect of any Senior Secured
Notes guaranteed hereby until payment in full of all Senior Secured Notes guaranteed hereby. Each Guarantor further agrees that, as between such
Guarantor, on the one hand, and the Holders and the Trustee, on the other hand:

          (i) the maturity of the Senior Secured Notes guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of the
     Guarantee made pursuant to this Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Senior Secured Notes guaranteed hereby; and

          (ii) in the event of any declaration of acceleration of such Senior
     Secured Notes as provided in Article V hereof, such Senior Secured Notes
     (whether or not due

                                      -87-

     and payable) will forthwith become due and payable by such Guarantor for the purpose of the Guarantee made pursuant to this Indenture.

          (h) Each Guarantor will have the right to seek contribution from any other non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Guarantee made pursuant to this Indenture.

          Section 9.03 Waivers by Guarantors.

          (a) Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Collateral Agent or any other
Secured Party against, and any other notice to, any party liable thereon
(including such Guarantor, any other Guarantor, or the Issuer) and each
Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Secured Obligations and notice or proof of reliance by any Secured Party upon this Guaranty, and the Senior
Secured Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty.

          (b) Each Guarantor waives, to the fullest extent permitted by law, any right to require the Secured Parties to: (i) proceed against the Issuer, any other Guarantor, or any other party; (ii) proceed against or exhaust any security held from the Issuer, any other Guarantor, or any other party; or (iii)
pursue any other remedy in the Secured Parties' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Issuer, any other Guarantor, or any other party other than (x) the payment in full in cash of the Senior Secured Obligations or (y) to the extent permitted pursuant to the relevant Financing Documents, the legal defeasance of the Senior Secured
Obligations in full in accordance with the express terms and conditions of the related Financing Documents, including, without limitation, any defense based on or arising out of the disability of the Issuer, any other Guarantor, or any other party, or the unenforceability of the Senior Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Issuer or any other Guarantor other than (x) the payment in full in cash of the Senior Secured Obligations or (y) to the extent permitted pursuant to the relevant Financing Documents, the legal defeasance of the Senior Secured
Obligations in full in accordance with the express terms and conditions of the related Financing Documents. The Secured Parties may, at their election, foreclose on any collateral serving as security held by the Collateral Agent or the other Secured Parties by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Parties may have against the Issuer, any other Guarantor or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Senior Secured
Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Secured Parties, even though such election operates to impair or extinguish any right of reimbursement,

                                      -88-

contribution, indemnification or subrogation or other right or remedy of such
Guarantor against the Issuer, any other Guarantor, or any other party or any security.

          (c) Each Guarantor has knowledge and assumes all responsibility for being and keeping itself informed of the Issuer's and each other Guarantor's financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Senior Secured Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and has adequate means to obtain from the Issuer and each other Guarantor on an ongoing basis information relating thereto and the Issuer's and each other
Guarantor's ability to pay and perform its respective Senior Secured
Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as any Guarantee is in effect. Each Guarantor acknowledges and agrees that (x) the Secured Parties shall have no obligation to investigate the financial condition or affairs of the Issuer or any other
Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of the Issuer or any other Guarantor that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) increase the risk of such Guarantor as guarantor hereunder, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Senior Secured Obligations hereunder and (y) the Secured
Parties shall have no duty to advise any Guarantor of information known to them regarding any of the aforementioned circumstances or risks.

          (d) Each Guarantor hereby acknowledges and affirms that it understands that to the extent the Senior Secured Obligations are secured by real property located in the State of California, such Guarantor shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing such Guarantor's or any
Secured Party's right to proceed against the Issuer or any other Guarantor of the Senior Secured Obligations.

          (e) Each Guarantor hereby waives, to the fullest extent permitted by applicable law, all rights and benefits under Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure. Each Guarantor hereby further waives, to the fullest extent permitted by applicable law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Guarantor under Sections
2809, 2810, 2815, 2819, 2821, 2839, 2845, 2846, 2847, 2848, 2849, 2850, 2899 and
3433 of the California Civil Code.

          (f) Each Guarantor waives its rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of
Sections 2787 to 2855, inclusive, of the California Civil Code, including, without limitation, (1) any defenses such Guarantor may have to this Guaranty by reason of an election of remedies by the Secured Parties and (2) any rights or defenses such Guarantor may have by reason of protection afforded to the Issuer pursuant to the antideficiency or other laws of California limiting or discharging the Issuer's indebtedness, including, without limitation, Section
580a, 580b, 580d and 726 of

                                      -89-

the California Code of Civil Procedure. In furtherance of such provisions, each
Guarantor hereby waives all rights and defenses arising out of an election of remedies of the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure destroys such Guarantor's rights of subrogation and reimbursement against the Issuer by the operation of Section 580d of the
California Code of Civil Procedure or otherwise.

          (g) Each Guarantor hereby acknowledges and agrees that no Secured
Party nor any other Person shall be under any obligation (a) to marshal any assets in favor of such Guarantor or in payment of any or all of the liabilities of any Guarantor under the Financing Documents or the obligation of such
Guarantor hereunder or (b) to pursue any other remedy that such Guarantor may or may not be able to pursue itself any right to which such Guarantor hereby waives.

          (h) Each Guarantor warrants and agrees that each of the waivers set forth in Section 9.03 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.

          Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

          Section 9.04 Guarantors May Consolidate, etc. on Certain Terms.

          (a) Except as set forth in Article IV, and notwithstanding Section
9.04(b) hereof, nothing contained in this Indenture or in the Senior Secured
Notes will prevent any consolidation or merger of any Guarantor with or into the
Issuer or any other Guarantor or will prevent any transfer, sale or conveyance of the property of any Guarantor as an entirety or substantially as an entirety to the Issuer or any other Guarantor pursuant to Section 4.10 hereof.

          (b) No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor pursuant to Section 4.10 hereof.

          Section 9.05 Covenants of the Guarantors.

          Each Guarantor agrees that to the extent the Issuer has agreed to cause a Subsidiary to take certain actions, or to prohibit, prevent, or otherwise limit the ability of a Subsidiary to take certain actions, that such agreement shall constitute a direct obligation of each Guarantor. Nothing in this Section 9.05 shall be construed to permit any Guarantor to incur
Indebtedness permitted to be incurred by the Issuer pursuant to Section 4.18 hereof.

                                      -90-

                                   ARTICLE X

                                  MISCELLANEOUS

          Section 10.01 Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

          Section 10.02 Notices.

          Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Issuer or the Guarantors:

          OrCal Geothermal Inc.
          980 Greg Street
          Sparks, Nevada 89431
          Tel.: (775) 356-9029
          Fax: (775) 356-9039
          Attention: President

          with a copy to:
          Chadbourne & Parke LLP
          1200 New Hampshire Avenue, N.W.
          Washington, D.C. 20036
          Tel.: (202) 974-5623
          Fax: (202) 974-5602
          Attention: Noam Ayali, Esq.

          If to the Trustee:

          Union Bank of California, N.A.
          350 California Street, 11th Floor
          San Francisco, CA 94104
          Tel.: (415) 273-2519
          Fax: (415) 273-2492
          Attention: Corporate Trust Department

          The Issuer or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders)
shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five

                                      -91-

Business Days after being deposited in the mail, postage prepaid, if mailed;
when answered back, if telexed; when receipt acknowledged, if telecopied; and
the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any
Person described in TIA Section 313(c), to the extent required by the TIA.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          Section 10.03 Communication by Holders of Senior Secured Notes with
Other Holders of Senior Secured Notes.

          Holders may communicate pursuant to TIA Section 312(b) with other
Holders with respect to their rights under this Indenture or the Senior Secured
Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          Section 10.04 Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in
Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in
Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          Section 10.05 Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of
TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                                      -92-

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

          Section 10.06 Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of
Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 10.07 No Personal Liability of Directors, Officers, Employees
and Stockholders.

          No past, present or future stockholder, director, officer, employee, organizer, manager or agent of the Issuer or any Affiliate of any such party
(other than the Issuer), as such, shall have any liability for any obligations of the Issuer under the Senior Secured Notes, this Indenture, any Financing
Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Secured Notes.

          Section 10.08 Senior Secured Notes Owned by the Issuer or Affiliates
Deemed Not Outstanding.

          In determining whether the Holders of the requisite aggregate principal amount of Senior Secured Notes have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this
Indenture, Senior Secured Notes which are owned by the Issuer, any Guarantor, or any member of the Issuer or such other Guarantor or any Affiliate of any of the foregoing shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent and waiver or other act, only Senior
Secured Notes for which a Responsible Officer of the Trustee has received written notice of such ownership as conclusively evidenced by the register kept by the Registrar shall be so disregarded. The Issuer shall furnish the Trustee, upon its reasonable request, with a list of such Affiliates. Senior Secured
Notes so owned which have been pledged in good faith may be regarded as
Outstanding for the purposes of this Section 10.08, if the pledgee shall establish to the satisfaction of the Trustee that the pledgee has the right to vote such Senior Secured Notes and that the pledgee is not an Affiliate of the
Issuer. In case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee.

                                      -93-

          Section 10.09 Governing Law.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO
CONSTRUE THIS INDENTURE AND THE SENIOR SECURED NOTES WITHOUT GIVING EFFECT TO
APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF
THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          Section 10.10 Right to Set-Off.

          AT ANY TIME THAT THE NOTES OR ANY OTHER SENIOR SECURED OBLIGATION
SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO HOLDER OR THE
SECURED PARTIES SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE
ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY
PROVISION OF THIS INDENTURE OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF
THE REQUIRED HOLDERS, OR APPROVED IN WRITING BY THE SECURED PARTIES, IF SUCH
SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF
CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF
CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR
OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE
COLLATERAL GRANTED TO THE SECURED PARTIES PURSUANT TO THE SECURITY DOCUMENTS OR
THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY
ATTEMPTED EXERCISE BY ANY HOLDER OR THE SECURED PARTIES OF ANY SUCH RIGHT
WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED HOLDERS OR THE SECURED PARTIES
SHALL BE NULL AND VOID. THIS SECTION 10.10 SHALL BE SOLELY FOR THE BENEFIT OF
EACH OF THE HOLDERS AND THE SECURED PARTIES HEREUNDER.

          Section 10.11 Submission to Jurisdiction.

          The Issuer and the Guarantors hereby submit to the nonexclusive jurisdiction of the New York State Courts and the federal courts sitting in the
State of New York for the purposes of all legal proceedings arising out of or relating to this Indenture or the transactions contemplated hereby. The Issuer and Guarantors hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.

          Section 10.12 Waiver of Jury Trial.

          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING
DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE
TRANSACTIONS CONTEMPLATED

                                      -94-

HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS
REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE
EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES
THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER THIS INDENTURE
BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          Section 10.13 No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret any other indenture, loan or Indebtedness agreement of the Issuer or its Subsidiaries or of any other
Person. Any such indenture, loan or Indebtedness agreement may not be used to interpret this Indenture.

          Section 10.14 Successors.

          All agreements of the Issuer in this Indenture and the Senior Secured
Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 10.15 Severability.

          In case any provision in this Indenture or in the Senior Secured Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 10.16 Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 10.17 Table of Contents, Headings, etc.

          The Table of Contents, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                      -95-

     IN WITNESS WHEREOF, the parties hereto have each caused this Indenture to be executed by their duly authorized officers and attested on the date first above written.

                                        ORCAL GEOTHERMAL INC.,
                                           as Issuer

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ORHEBER 1 INC.,
                                           as a Guarantor

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ORHEBER 2 INC.,
                                           as a Guarantor

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SECOND IMPERIAL GEOTHERMAL COMPANY,
                                           as a Guarantor

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -96-

                                        HEBER FIELD COMPANY,
                                           as a Guarantor

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HEBER GEOTHERMAL COMPANY,
                                           as a Guarantor

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -97-

                                        UNION BANK OF CALIFORNIA, N.A.,
                                           as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -98-

                                   Schedule A

                        Material Real Property Interests

     A.   GEOTHERMAL AND SUBSURFACE LEASES(1)

     1.   Lease, dated February 16, 1964, executed by John D. Jackson and
          Frances J. Jackson, husband and wife, as lessor, and Standard Oil
          Company of California, a corporation, as lessee, recorded October 7,
          1964 as Instrument No. 87 in Book 1193, Page 298.

     2.   Lease, dated March 11, 1964, executed by John D. Jackson and Frances
          Jones Jackson, also known as Frances J. Jackson, husband and wife, as lessor, and Standard Oil Company of California, a corporation as lessee, recorded October 7, 1964 as Instrument No. 54 in Book 1193,
          Page 33.

     3.   Lease, dated March 11, 1964, executed by John D. Jackson and Frances
          Jones Jackson, also known as Frances J. Jackson, husband and wife, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded October 7, 1964 as Instrument No. 54 in Book 1193,
          Page 33.

     4.   Lease, dated February 17, 1971, executed by William D. Osborne, a married man as his sole and separate property, as lessor, and Union
          Oil Company of California, a California corporation, as lessee, recorded March 12, 1971 as Instrument No. 59 in Book 1305, Page 1110,
          and re-recorded March 19, 1971 as Instrument No. 77 in Book 1306, Page
          308.

     5.   Lease, dated June 2, 1971, executed by Dorothy Gisler, a widow, Joan
          C. Hill and Jean C. Browning, as lessors, and Union Oil Company of
          California, a corporation, as lessee, recorded June 16, 1971 as
          Instrument No. 41 in Book 1311, Page 163.

     6.   Lease, dated February 28, 1964, executed by Gus Kurupas and Guadalupe
          Kurupas, husband and wife, as lessor, and Standard Oil Company of
          California, a corporation, as lessee, recorded October 7, 1964 as
          Instrument No. 66 in Book 1193, Page 129.

     7.   Lease, dated November 1, 1974, executed by Teresa Salazar, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded June 16, 1975 as Instrument No. 2 in Book 1375, Page 1539.

     8.   Lease, dated November 1, 1974, executed by Fidencio Chapa and Aurora
          Chapa, his wife, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded May 29, 1975 as Instrument No. 96 in
          Book 1375, Page 355.

----------
(1) In each case, as and to the extent amended by certain lease amendments and/or such other recorded or unrecorded documents, all as more fully set forth in the title policy to be delivered at the Closing Date pursuant to Section 8(j)
of the Note Purchase Agreement of which this Annex A forms a part.

                                      -99-

     9.   Lease, dated November 1, 1974, executed by Raymond C. Hester and Nelma
          L. Hester, his wife, as lessor, and Standard Oil Company of
          California, a corporation, as lessee, recorded May 29, 1975 as
          Instrument No. 100 in Book 1375, Page 363.

     10.  Lease, dated November 1, 1974, executed by David F. Perillo, a single man, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded May 29, 1975 as Instrument No. 105 in Book 1375,
          Page 373.

     11.  Lease, dated November 1, 1974, executed by Rosa Fernandez, a widow, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded May 29, 1975 as Instrument No. 59 in Book 1375, Page
          281.

     12.  Lease, dated May 1, 1969, executed by Jesus F. Martinez and Consuelo
          C. Martinez, husband and wife, as lessors, and Standard Oil Company of
          California, a corporation, as lessee, recorded June 3, 1969 as
          Instrument No. 33 in Book 1279, Page 69.

     13.  Lease, dated November 1, 1974, executed by Domingo Borjon, George
          Borjon, and Esperanza Borjon, as lessor, and Standard Oil Company of
          California, a corporation, as lessee, recorded May 29, 1975 as
          Instrument No. 62 in Book 1375, Page 287.

     14.  Lease, dated November 1, 1974, executed by Salome Tabarez, a single man, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded May 29, 1975 as Instrument No. 25 in Book 1375,
          Page 213.

     15.  Lease, dated November 1, 1974, executed by Leo Ochoa and Ernestina
          Ochoa, his wife, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded May 20, 1975 as Instrument No. 56 in
          Book 1374, Page 1658.

     16.  Lease, dated November 1, 1974, executed by Juan M. Topete and Maria
          Topete, his wife, as lessors, and Standard Oil Company of California, a corporation, as lessee, recorded May 20, 1975 as Instrument No. 51 in Book 1374, Page 1648.

     17.  Lease, dated November 1, 1974, executed by Refugio Avilez, Jr. and
          Gloria Avilez, his wife, as lessors, and Standard Oil Company of
          California, a corporation, as lessee, recorded May 29, 1975 as
          Instrument No. 31 in Book 1375, Page 225.

     18.  Lease, dated November 1, 1974, executed by Leo Ochoa and Ernestina
          Ochoa, his wife, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded May 20, 1975 as Instrument No. 56 in
          Book 1374, Page 1658.

     19.  Lease, dated November 1, 1974, executed by David Gonzalez Garcia and
          Theresa Garcia, his wife, as lessor, and Standard Oil Company of
          California, a corporation, as lessee, recorded May 29, 1975 as
          Instrument No. 78 in Book 1375, Page 319.

     20.  Lease, dated November 1, 1974, executed by Arturo G. Tabarez, a single man, as lessor

                                      -100-

          and Standard Oil Company of California, a corporation, as lessee, recorded May 29, 1975 as Instrument No. 26 in Book 1375, Page 215.

     21.  Lease, dated November 1, 1974, executed by Mohammed Khan and Alicia
          Khan, his wife, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded May 28, 1975 as Instrument No. 12 in
          Book 1375, Page 131.

     22.  Lease, dated November 1, 1974, executed by Victoriano Tabarez and
          Eleanor S. Tabarez, his wife, as lessor, and Standard Oil Company of
          California, a corporation, as lessee, recorded May 20, 1975 as
          Instrument No. 57 in Book 1374, Page 1660.

     23.  Lease, dated May 5, 1969, executed by Bogart Conner and Emelia G.
          Conner, husband and wife, as lessors, and Standard Oil Company of
          California, a corporation, as lessee, recorded June 13, 1969 as
          Instrument No. 31 in Book 1279, Page 711.

     24.  Lease, dated May 16, 1969, executed by Emiliano Gomez Rodriquez and M.
          Arcadia Sanchez G., also known as M. Arcadia Sanchez G. de Rodriquez, husband and wife, as lessors, and Standard Oil Company of California, a corporation, as lessee, recorded June 30, 1969 as Instrument No. 24 in Book 1280, Page 330.

     25.  Lease, dated May 13, 1971, executed by El Toro Land & Cattle Company, a corporation, as lessor, and Union Oil Company of California, a corporation, as lessee, recorded June 11, 1971 as Instrument No. 33 in
          Book 1310, Page 1105.

     26.  Lease, dated May 6, 1969, executed by Wilbur James Hester, a married man, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded June 13, 1969 as Instrument No. 25 in Book 1279,
          Page 677.

     27.  Lease, dated July 18, 1979, executed by Charles K. Corfman, an unmarried man as his sole and separate property, as lessor, and Union
          Oil Company of California, a corporation, as lessee, recorded July 26,
          1979 as Instrument No. 42 in Book 1437, Page 1048.

     28.  Lease, dated May 19, 1987, executed by The County of Imperial, as lessor, and Chevron Geothermal Company of California, as lessee, recorded January 20, 1989 as Instrument No. 89-00926 in Book 1617,
          Page 1504.

     29.  Lease, dated February 16, 1964, executed by John D. Jackson,
          Conservator for the Estate of Aphia Jackson Wallan, as lessor, and
          Standard Oil Company of California, a corporation, as lessee, recorded
          October 7, 1964 as Instrument No. 63 in Book 1193, Page 106.

     30.  Lease, dated November 1, 1969, executed by Chrisman B. Jackson and
          Sharon Jackson, husband and wife, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded December 5, 1969 as
          Instrument No. 5 in Book 1286, Page 643.

                                      -101-

     31.  Lease, dated February 20, 1964, executed by John A. Straub and Edith
          D. Straub, also known as John A. Straub and Edythe D. Straub, husband and wife, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded October 7, 1964 as Instrument No. 59 in Book 1193, Page 74.

     32.  Lease, dated March 28, 1964, executed by Lloyd K. Williamson, Robert
          C. Williamson, Neva M. Smith, also known as Neva Williamson Smith, all married persons as their sole and separate property, as lessors, and
          Standard Oil Company of California, a corporation, as lessee, recorded
          October 7, 1964 as Instrument No. 75 in Book 1193, Page 203.

     33.  Lease, dated March 5, 1964, executed by Edith B. Beyschlag, a widow, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded October 7, 1964 as Instrument No. 70 in Book 1193,
          Page 165.

     34.  Lease, dated May 13, 1971, executed by Mathew J. La Brucherie and Jane
          E. La Brucherie, husband and wife, as to an undivided 1/2 interest and
          Robert T. O'Dell and Phyllis M. O'Dell, husband and wife, as to an undivided 1/2 interest, as lessors, and Union Oil Company of
          California, a California corporation, as lessee, recorded July 1, 1971 as Instrument No. 44 in Book 1311, Page 996.

     35.  Lease, dated September 22, 1976, executed by El Toro Land and Cattle
          Co., a corporation, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded December 30, 1976 as Instrument No.
          68 in Book 1396, Page 218.

     36.  Lease, dated April 7, 1972, executed by Nowlin Partnership, a general partnership, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded May 4, 1972 as Instrument No. 21 in
          Book 1327, Page 157.

     37.  Lease, dated March 17, 1964, executed by Helen S. Fugate, a widow, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded October 7, 1964 as Instrument No. 55 in Book 1193,
          Page 42.

     38.  Lease, dated March 17, 1964, executed by Helen S. Fugate, a widow, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded October 7, 1964 as Instrument No. 55 in Book 1193,
          Page 42.

     39.  Lease, dated March 17, 1964, executed by Helen S. Fugate, a widow, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded October 7, 1964 as Instrument No. 55 in Book 1193,
          Page 42.

     40.  Lease, dated February 17, 1977, executed by Joseph L. Holtz, as lessor, and Chevron U.S.A., Inc., a corporation, as lessee, recorded
          May 18, 1977 as Instrument No. 17 in Book 1401, Page 925.

                                      -102-

     41.  Lease, dated January 1, 1972, executed by Holly Oberly Thomson, also known as Holly F. Oberly Thomson, also known as Holly Felicia Thomson, as lessor, and Union Oil Company of California, a California corporation, as lessee, recorded April 11, 1972 as Instrument No. 88 in Book 1325, Page 1037.

     42.  Lease, dated February 17, 1977, executed by Joseph L. Holtz, as lessor, and Chevron U.S.A., Inc., a corporation, as lessee, recorded
          May 18, 1977 as Instrument No. 16 in Book 1401, Page 923.

     43.  Lease, dated May 10, 1969, executed by Stanley A. Scaroni, Executor for the Estate of May Scaroni, deceased, as lessor, and Standard Oil
          Company of California, a corporation, as lessee, recorded June 3, 1969 as Instrument No. 37 in Book 1279, Page 93.

     44.  Lease, dated May 10, 1969, executed by Stanley A. Scaroni and Valerie
          Scaroni, husband and wife, as lessors, and Standard Oil Company of
          California, a corporation, as lessee, recorded June 13, 1969 as
          Instrument No. 27 in Book 1279, Page 688.

     45.  Lease, dated June 14, 1971, executed by Fitzhugh Lee Brewer, Jr., a married man as his separate property, Donna Hawk, a married woman as her separate property, and Ted Draper and Helen Draper, husband and wife, as lessors, and Union Oil Company of California, a California corporation, as lessee, recorded July 21, 1971 as Instrument No. 57 in
          Book 1312, Page 949.

     46.  Lease, dated March 5, 1964, executed by Edith B. Beyschlag, a widow, also known as Edith R. Bridenbaugh, as lessor, and Standard Oil
          Company of California, a corporation, as lessee, recorded October 7,
          1964 as Instrument No. 82 in Book 1193, Page 258.

     47.  Lease, dated March 7, 1964, executed by John W. Bridenbaugh, also known as J.W. Bridenbaugh, and Helen C. Bridenbaugh, husband and wife, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded October 7, 1964 as Instrument No. 40 in Book 1192,
          Page 1169.

     48.  Lease, dated February 29, 1964, executed by Chester E. Horton and
          Lillie W. Horton, his wife, recorded October 7, 1964 as Instrument No.
          53 in Book 1193, Page 24.

     49.  Lease, dated May 1, 1979, executed by Luman Grover Ferrell, Jr., also known as Luman Grover Ferrell, a married man, Alice Adrienne Ferrell
          Compton, also known as Alice Ferrell Compton, who acquired title as
          Alice Adrian Ferrell, a married woman, and James Gordon Ferrell, also known as Gordon Ferrell, an unmarried man, as lessor, and Chevron
          U.S.A., Inc., a California corporation, as lessee, recorded July 2,
          1989 as Instrument No. 26 in Book 1436, Page 293.

     50.  Lease, dated March 4, 1971, executed by Laura Elizabeth Coughlin, as lessor, and

                                      -103-

          Standard Oil Company of California, a corporation, as lessee, recorded
          March 31, 1971 as Instrument No. 42 in Book 1306, Page 1094.

     51.  Lease, dated January 1, 1972, executed by Walter J. Thomson Co. Ltd., as lessor, and Union Oil Company of California, a corporation, as lessee, recorded April 11, 1972 as Instrument No. 86 in Book 1325,
          Page 1033.

     52.  Lease, dated March 5, 1964, executed by Edith B. Beyschlag, Guardian of the Estate of Carol Ann Beyschlag, a minor, as lessor, and Standard
          Oil Company of California, a corporation, as lessee, recorded October
          7, 1964 as Instrument No. 85 in Book 1193, Page 282.

     53.  Lease, dated March 5, 1964, executed by Edith B. Beyschlag, a widow, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded October 7, 1964 as Instrument No. 69 in Book 1193,
          Page 156.

     54.  Lease, dated March 5, 1964, executed by Edith B. Beyschlag, a widow, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded October 7, 1964 as Instrument No. 69 in Book 1193,
          Page 156.

     55.  Lease, dated May 1, 1969, executed by Clarence J. Peavey and Sylvia M.
          Peavey, husband and wife; and Robert M. Lemon and Mary Lemon, husband and wife, all as tenants in common, as lessors, and Standard Oil
          Company of California, a corporation, as lessee, recorded January 26,
          1970 as Instrument No. 5 in Book 1288, Page 582.

     56.  Lease, dated May 2, 1969, executed by Violet I. McCollough, a widow, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded May 29, 1969 as Instrument No. 25 in Book 1278, Page
          1024.

     57.  Lease, dated June 20, 1969, executed by William Glen Simmons and
          Myrtle C. Simmons, husband and wife, as lessor, and Standard Oil
          Company of California, a corporation, as lessee, recorded July 24,
          1969 as Instrument No. 21 in Book 1281, Page 377.

     58.  Lease, dated May 9, 1969, executed by L. G. Ferrell and Pauline
          Whitsitt Ferrell, husband and wife, recorded June 13, 1969 as
          Instrument No. 20 in Book 1279, Page 648.

     59.  Lease, dated March 10, 1971, executed by Rachel J. Callens, as lessor, and Magma Energy, Inc., a corporation, as lessee, recorded August 4,
          1971 as Instrument No. 32 in Book 1313, Page 764.

     60.  Lease, dated February 15, 1977, executed by Walter J. Holtz, as lessor, and Magma Energy, Inc., as lessee, recorded April 29, 1977 as
          Instrument No. 69 in Book 1400, Page 1487.

                                      -104-

     61.  Lease, dated October 1, 1972, executed by Wertheimer Cattle Company,
          Inc., as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded July 24, 1973 as Instrument No. 26 in
          Book 1350, Page 756.

     62.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor, and Standard Oil Company of California, a corporation, as lessor, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     63.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     64.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     65.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     66.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     67.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     68.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     69.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     70.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     71.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

                                      -105-

     72.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     73.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     74.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     75.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     76.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     77.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     78.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     79.  Lease, dated May 8, 1969, executed by Minnie O. Hester, a widow, as lessor and Standard Oil Company of California, a corporation, as lessee, recorded June 18, 1969 as Instrument No. 13 in Book 1279, Page
          951.

     80.  Lease, dated May 8, 1969, executed by Margie E. Parks, a married woman as her sole and separate property, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded June 13, 1969 as
          Instrument No. 32 in Book 1279, Page 718.

     81.  Lease, dated November 1, 1974, executed by Leonard Rauch and Amparo
          Rauch, his wife, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded May 29, 1975 as Instrument No. 44 in
          Book 1375, Page 251.

     82.  Lease, dated August 11, 1964, executed by Evelyn Strickler Campbell, an unmarried woman, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded November 19, 1964 as Instrument No.
          121 in Book 1196, Page 241.

     83.  Lease, dated February 20, 1964, executed by John A. Straub and Edith
          D. Straub, also

                                      -106-

          known as John A. Straub and Edythe D. Straub, husband and wife, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded October 7, 1964 as Instrument No. 59 in Book 1193, page 74.

     84.  Lease, dated November 1, 1974, executed by Esther F. Quirarte, as lessor, and Standard Oil Company of California, a corporation, as lessee, recorded June 16, 1975 as Instrument No. 3 in Book 1375, Page
          1541.

     85.  Lease, dated November 15, 1977, executed by Southern Pacific
          Transportation Company as lessor, and Chevron U.S.A., Inc., a corporation, as lessee, recorded December 20, 1977 as Instrument No. 8 in Book 1410, Page 534.

     86.  Lease,dated October 28, 1977, executed by John T. McCabe and Patricia
          L. McCabe, his wife, as lessor, and Chevron U.S.A., Inc., a corporation, as lessee, recorded January 11, 1978 as Instrument No. 16 in Book 1410, Page 1788.

     87.  Lease, dated August 1, 1988, executed by Wilbur-Ellis Company, a corporation, as lessor, and Chevron Geothermal Company of California, as lessee, recorded December 5, 1988 as Instrument No. 88-19340 in
          Book 1615, Page 661.

     88.  Lease, dated November 1, 1991, executed by Elvira M. Celaya, a widow, as lessor, and U.S. Trust Company of California, N.A., a national banking association, not in its individual capacity, but solely as
          Owner Trustee under that certain Trust Agreement dated as of December
          18, 1991, between Aircraft Services Corporation, a Nevada corporation, as beneficiary, and U.S. Trust Company of California, N.A., as lessee, recorded November 18, 1992 as Instrument No. 92025288 in Book 1716,
          Page 248.

     89.  Lease, dated May 19, 1987, executed by the County of Imperial, as lessor, and Chevron Geothermal Company of California, a corporation, as lessee, recorded January 20, 1989 as Instrument No. 89-00926 in
          Book 1617, Page 1504.

     90.  Geothermal Resource Lease, Serial Number CA 9062, effective as of
          March 1, 1981, between the United States of America, as lessor, and
          Chevron U.S.A., Inc., as lessee, as received and filed in the Office of the Bureau of Land Management in Sacramento, California, on
          February 2, 1981, recorded November 18, 1992 at Instrument No.
          92-25290 in Book 1716, Page 256.

     91.  Lease, dated October 18, 1983, executed by Tom G. Kurupas and Eleanor
          B. Kurupas, as lessor, and Chevron Geothermal Company of California, a corporation, as lessee, recorded December 16, 1983 as Instrument No.
          35 in Book 1513, Page 925.

     92.  Lease, dated December 31, 1980, executed by Mario Saikhon and Dora
          Saikhon, as lessor, and Chevron U.S.A. Inc., a corporation, as lessee, recorded July 21, 1981 as Instrument No. 26 in Book 1472, Page 673.

     93.  Lease, dated April 1, 1987, executed by Walter J. Holtz and Toni F.
          Holtz, as lessor, and

                                      -107-

          Chevron Geothermal Company of California, a corporation, as lessee, recorded August 12, 1988 as Instrument No. 88-12964 in Book 1608, Page
          1252.

     94.  Lease, dated March 1, 1985, executed by Timothy J. LaBrucherie and
          Mary K. LaBrucherie, as lessor, and Chevron Geothermal Company of
          California, a corporation, as lessee, recorded May 13, 1985 as
          Instrument No. 19 in Book 1540, Page 1217.

                                      -108-

     B.   EASEMENTS(2)

     1.   Easement, dated July 1, 1984, executed by John D. Jackson, as
          Conservator of the Estate of Aphia Jackson Wallan, Conservatee, as
          grantor, in favor of Chevron Geothermal Company of California, a corporation, as grantee, recorded December 5, 1988 as Instrument No.
          88-19345 in Book 1615, Page 683.

     2.   Easement, dated July 25, 1985, executed by John D. Jackson, Sr. and
          Frances J. Jackson, as grantor, in favor of Chevron Geothermal Company of California, a Delaware corporation, as grantee, recorded April 21,
          1986 as Instrument No. 86-05398 in Book 1557, Page 1689; as corrected by that certain easement dated December 18, 1991 executed by Chrisman
          B. Jackson, as Conservator of the Estate of Aphia Jackson Wallan, as
          grantor, in favor of U.S. Trust Company of California, N.A., not in its individual capacity but solely as owner trustee under that certain
          Trust Agreement dated as of December 18, 1991 by and between Aircraft
          Services Corporation, a Nevada corporation, and U.S. Trust Company of
          California, N.A., as grantee, recorded May 24, 1993 as Instrument No.
          93011844 in Book 1733, Page 1218.

     3.   Easement, dated September 16, 1985, executed by Tom G. Kurupas and
          Eleanor B. Kurupas, as grantor, in favor of Chevron Geothermal Company of California, a Delaware corporation, as grantee, recorded February
          11, 1986 as Instrument No. 86-01878 in Book 1554, Page 701.

     4.   Easement, dated August 8, 1985, executed by John D. Jackson, Sr.,
          Conservator for the Estate of Alphia Jackson Wallan, as grantor, in favor of Chevron Geothermal Company of California, a Delaware
          corporation, as grantee, recorded April 21, 1986 as Instrument No.
          86-05400 in Book 1557, Page 1698.

     5.   Easement, dated August 8, 1985, executed by John D. Jackson, Sr.,
          Conservator for the Estate of Alphia Jackson Wallan, as grantor, in favor of Chevron Geothermal Company of California, a Delaware
          corporation, as grantee, recorded February 11, 1986 as Instrument No.
          86-01876 in Book 1554, Page 695.

     6.   Easement, dated September 18, 1984, executed by the County of
          Imperial, as grantor, in favor of Chevron Geothermal Company of
          California, a corporation, as grantee, recorded November 9, 1984 as
          Instrument No. 16 in Book 1532, Page 46.

     7.   Easement, dated April 28, 1987, executed by the County of Imperial, as grantor, in favor of Chevron Geothermal Company of California, a corporation, as grantee, recorded December 2, 1988 as Instrument No.
          88-19273 in Book 1615, Page 470.

     8.   Easement, dated September 20, 1985, executed by Matthew J. LaBrucherie and Jane E.

----------
(2) In each case, as and to the extent amended by certain lease amendments and/or such other recorded or unrecorded documents, all as more fully set forth in the title policy to be delivered at the Closing Date pursuant to Section 8(j)
of the Note Purchase Agreement of which this Annex A forms a part.

                                      -109-

          LaBrucherie, as grantor, in favor of Chevron Geothermal Company of
          California, a corporation, as grantee, recorded February 11, 1986 as
          Instrument No. 86-01877 in Book 1554, Page 698.

     9.   Easement, dated August 4, 1987, executed by John D. Jackson, Sr.,
          Conservator of the Estate of Aphia Jackson Wallan, as grantor, in favor of Chevron Geothermal Company of California, a Delaware
          corporation, as grantee, recorded September 2, 1988 as Instrument No.
          88-14187 in Book 1609, Page 1678.

     10.  Easement, dated September 1, 1984, executed by Joseph L. Holtz, as grantor, in favor of Chevron Geothermal Company of California, a corporation, as grantee, recorded March 14, 1986 as Instrument No.
          86-03598 in Book 1556, Page 89.

     11.  Easement, dated August 8, 1993, executed by Chester E. Horton, Jr. and
          Douglas W. Horton, as Successor Co-Trustees of the Chester E. Horton,
          Sr. and Lillie W. Horton 1970 Trust, as grantors, in favor of U.S.
          Trust Company of California, N.A., not in its individual capacity but solely as owner trustee under that certain Trust Agreement dated as of
          December 18, 1991 by and between Aircraft Services Corporation, a
          Nevada corporation, and U.S. Trust Company of California, N.A., as grantee, recorded August 31, 1993 as Instrument No. 93020795 in Book
          1743, Page 1043.

     12.  Easement, dated July 25, 1985, executed by Edward Johnson and Mary
          Johnson, husband and wife, Robert T. O'Dell and Phyllis M. O'Dell, husband and wife, Matthew J. LaBrucherie and Jane E. LaBrucherie, husband and wife, Timothy J. LaBrucherie, Peter Edward LaBrucherie and
          Timothy J. LaBrucherie, Trustees for Susanne LaBrucherie Enis,
          collectively as grantor, in favor of Chevron Geothermal Company of
          California, a Delaware corporation, as grantee, recorded February 11,
          1986 as Instrument No. 86-01875 in Book 1554, Page 690 and re-recorded
          April 21, 1986 as Instrument No. 86-05399 in Book 1557, Page 1693.

     13.  Easement, dated September 10, 1985, executed by Heber Geothermal
          Company, a partnership, as grantor, in favor of Chevron Geothermal
          Company of California, a corporation, as grantee, recorded December
          30, 1985 as Instrument No. 47 in Book 1552, Page 426.

     14.  Easement, dated December 18, 1991, executed by Heber Geothermal
          Company, a California general partnership, as grantor, in favor of
          U.S. Trust Company of California, N.A., not in its individual capacity but solely as owner trustee under that certain Trust Agreement dated as of December 18, 1991 by and between Aircraft Services Corporation, a Nevada corporation, and U.S. Trust Company of California, N.A., as grantee, recorded April 21, 1993 as Instrument No. 93008852 in Book
          1730, Page 432.

     15.  Easement, dated July 16, 1984, executed by Norman E. Wallace and
          Norman E. Wallace, Trustee, as grantor, in favor of Chevron Geothermal
          Company of California, a corporation, as grantee, recorded August 13,
          1984 as Instrument No. 12 in Book 1527,

                                      -110-

          Page 171.

     16.  Easement, dated February 20, 2004, executed by Second Imperial
          Geothermal Company, a California limited partnership, as grantor, in favor of Heber Field Company, a California general partnership, as grantee, recorded February 25, 2004 as Instrument No. 2004-05352 in
          Book 2282, Page 410.

     17.  Easement, dated April 21, 1993, executed by Calafia Company, a corporation, and San Diego Gas & Electric Company, a corporation, together as grantor, in favor of U.S. Trust Company of California,
          N.A., not in its individual capacity but solely as owner trustee under that certain Trust Agreement dated as of December 18, 1991 between
          Aircraft Services Corporation, a Nevada corporation, and U.S. Trust
          Company of California, N.A., as grantee, recorded June 29, 1993 as
          Instrument No. 93014792 in Book 1737, Page 20.

     18.  Easement, dated February 20, 2004, executed by Heber Field Company, a
          California general partnership, as grantor, in favor of Second
          Imperial Geothermal Company, a California limited partnership, as grantee, recorded February 25, 2004 as Instrument No. 2004-05352 in
          Book 2282, Page 410.

     19.  Easement, dated March 20, 1986, executed by Walter J. Holtz, as grantor, in favor of Chevron Geothermal Company of California, a
          Delaware corporation, as grantee, recorded April 7, 1986 as Instrument
          No. 86-04654 in Book 1557, Page 277.

     20.  Easement, dated November 19, 1987, executed by Walter J. Holtz and
          Toni F. Holtz, as grantor, in favor of Chevron Geothermal Company of
          California, a corporation, as grantee, recorded February 17, 1988 as
          Instrument No. 88-02436 in Book 1598, Page 74.

     21.  Easement interest created by that certain deed, dated May 20, 1982, executed by Southern California Edison Company, as grantor, in favor of Chevron Geothermal Company of California, a corporation, as grantee, recorded February 15, 1983 in Book 1497, Page 722 as
          Instrument No. 32.

     22.  Grant of Easements by and between Second Imperial Geothermal Company, as grantor, and Heber Field Company, as grantee, recorded February 25,
          2004 as Instrument No. 2004-005352, in Book 2282, Page 410.

     23.  Short Form Pipeline Easement Agreement by and between Nowlin
          Partnership, as grantor, and Heber Field Company, as grantee, recorded
          August 19, 2004 as Instrument No. 2004-26715, in Book 2335, Page 1499.

     24.  Short Form Pipeline Easement Agreement by and between Stephen J. Holtz and Ramona T. Holtz, trustees of the Stephen J. Holtz Revocable 1981
          Trust dated March 17, 1981, as grantor, and Heber Field Company, as grantee, recorded September 9, 2005

                                      -111-

          as Instrument No. 2005-036851.

                                      -112-

     C.   FEE PARCELS

(i)  FEE PARCEL 1

          Parcel A:

          That portion of the East Half of Tract 45, Township 16 South, Range 14
          East, S. B. B. & M., in an unincorporated area of the County of
          Imperial, State of California, according to the Official Plat thereof, lying easterly of the east line of the Southern Pacific Railroad
          Company right of way, described as follows:

          Beginning at the intersection of the northerly line of said Tract 45 and said easterly line of the Southern Pacific Railroad Company right of way, as said intersection is shown on Record of Survey filed in
          Book 6, Pages 32 and 33 of records of survey in the office of the
          County Recorder of said County; thence South 18 degrees, 48 minutes and 34 seconds East 46.49 feet, measured along said easterly line to a found one inch iron pipe with tag stamped RCE 13484 and being the True
          Point of Beginning of this description; thence continuing South 18 degrees, 48 minutes and 34 seconds East 1053.83 feet to a found one inch iron pipe with tag stamped RCE 13484; thence North 71 degrees, 10 minutes and 23 seconds East 345.93 feet to a found one inch iron pipe with tag stamped RCE 13484; thence North 18 degrees, 48 minutes and 21 seconds West 195.71 feet to the beginning of a tangent curve, concave southwesterly and having a radius of 70 feet; thence northwesterly along said curve, through a central angle of 45 degrees, an arc distance of 54.97 feet; thence North 63 degrees, 48 minutes and 21 seconds West 70.71 feet to the beginning of a tangent curve, concave northeasterly and having a radius of 70 feet; thence northwesterly along said curve, through a central angle of 45 degrees, an arc distance of 54.97 feet; thence North 18 degrees, 48 minutes and 21 seconds West 96.37 feet to the beginning of a tangent curve, concave southeasterly and having a radius of 70 feet; thence northerly and northeasterly along said curve, through a central angle 45 degrees, an arc distance of 54.97 feet; thence North 26 degrees, 11 minutes and 39 seconds East 70.71 feet to the beginning of a tangent curve, concave northwesterly and having a radius of 70 feet; thence northeasterly along said curve, through a central angle of 45 degrees, an arc distance of 54.97 feet; thence North 18 degrees, 48 minutes and 21 seconds West 96.37 feet to the beginning of a tangent curve, concave southeasterly and having a radius of 70 feet; thence northerly and northeasterly along said curve, through a central angle of 45 degrees, an arc distance of 54.97 feet; thence North 26 degrees, 11 minutes and
          39 seconds East 70.71 feet to the beginning of a tangent curve, concave northwesterly and having a radius of 70 feet; thence northeasterly along said curve, through a central angle of 45 degrees, an arc distance of 54.97 feet; thence North 18 degrees, 48 minutes and
          21 seconds West 187.71 feet to a found one inch iron pipe with tag stamped RCE 28447; thence North 89 degrees, 57 minutes and 59 seconds
          West 57.77 feet; thence North 45 degree, 02 minutes and 12 seconds
          West 56.64 feet; thence North 0 degrees, 01 minute East 109.76 feet to a found one inch iron pipe with tag stamped RCE 28447; thence South 89 degrees, 58 minutes and 30 seconds West along a line that is parallel with and 44 feet southerly, measured at right angles from said northerly line of Tract 45, distance of 318.67 feet to the true point of beginning.

                                      -113-

          Excepting therefrom all uranium, thorium and other fissionable materials, geothermal rights including water, brine, steam, salt and chemicals, all oil, gas petroleum, asphaltum and other hydrocarbon substances and other minerals and mineral ores of every kind and character, whether similar to these herein specified or not, within or underlying, or which may be produced from the hereinbefore described land, together with the right to use that portion only of said land which underlies a plane parallel to and five hundred (500) feet below the present surface of said land for the purpose of prospecting for, developing and/or extracting said uranium, thorium and other fissionable materials, water, brine, steam, salt, chemicals, oil, gas, petroleum, asphaltum and other mineral or hydrocarbon substances from said land as reserved by El Toro Land and Cattle Co., a corporation, by deed recorded April 21, 1980 in Book 1450, Page 478 of Official
          Records, it being expressly understood and agreed that said El Toro
          Land and Cattle Co., its successors and assigns, shall have no right to enter upon the surface of said land, or to use said land or any portion thereof to said depth of five hundred (500) feet, for any purpose whatsoever.

          Parcel B:

          That portion of the East Half of Tract 45, Township 16 South, Range 14
          East, S. B. B. & M., in an unincorporated area of the County of
          Imperial, State of California, according to the Official Plat thereof, lying easterly of the east line of the Southern Pacific Railroad
          Company right of way, described as follows:

          Beginning at a found one inch iron pipe with tag stamped RCE 28447, at the easterly terminus of that certain course in Parcel 1 described as having a bearing and distance of "South 89 degrees, 58 minutes and 30 seconds West along a line that is parallel with and 44 feet southerly, measured at right angles from said northerly line of tract 45, a distance of 318.67 feet" in that certain grant deed to Chevron
          Geothermal Company of California, recorded February 15, 1983 in Book
          1497, Page 722 of Official Records, in the office of the County
          Recorder of said Imperial County; thence along the easterly boundary line of said Parcel 1, South 00 degrees, 01 minute and 00 seconds West
          109.76 feet; thence South 45 degrees, 02 minutes and 12 seconds East
          56.64 feet; thence South 89 degrees, 57 minutes and 59 seconds East
          57.77 feet to a found one inch iron pipe with tag stamped RCE 28447;
          thence leaving said easterly boundary line and along the northerly prolongation of that certain course described as North 18 degrees, 48 minutes and 21 seconds West 187.71 feet; in said Parcel 1, North 18 degrees, 48 minutes and 21 seconds West 65.24 feet; thence North 00 degrees, 00 minutes and 01 second East 97.09 feet to a line that is parallel with and 35.00 feet southerly, measured at right angles from the northerly line of said Tract 45, said last mentioned parallel line also being the southerly line of the road easement described and designated as Parcel 2 in said certain grant deed; thence along said last mentioned parallel line, South 89 degrees, 58 minutes and 30 seconds West 76.79 feet; thence South 00 degrees, 01 minute and 00 seconds West 9.00 feet to the point of beginning.

          Excepting therefrom all uranium, thorium and other fissionable materials, geothermal rights including water, brine, steam, salt and chemicals, all oil, gas, petroleum, asphaltum and

                                      -114-

          other hydrocarbon substances and other minerals and mineral ores of every kind and character, whether similar to these herein specified or not, within or underlying, or which may be produced from the hereinbefore described land, together with the right to use that portion only of said land which underlies a plane parallel to and five hundred (500) feet below the present surface of said land for the purpose of prospecting for, developing and/or extracting said uranium, thorium and other fissionable materials, water, brine, steam, salt, chemicals, oil, gas, petroleum, asphaltum and other mineral or hydrocarbon substances from said land as reserved by El Toro Land and
          Cattle Co., a corporation, by deed recorded April 21, 1980 in Book
          1450, Page 478 of Official Records, it being expressly understood and agreed that said El Toro Land and Cattle Co., its successors and assigns, shall have no right to enter upon the surface of said land, or to use said land or any portion thereof to said depth of five hundred (500) feet, for any purpose whatsoever.

     FEE PARCEL 2

          That portion of the East Half of Tract 45, Township 16 South, Range 14
          East, S. B. B. & M., in an unincorporated area of the County of
          Imperial, State of California, according to the Official Plat thereof, lying easterly of the east line of the Southern Pacific Railroad
          Company right of way as same was located April 17, 1913.

          Excepting therefrom the east 30 feet as conveyed to Imperial County by deed recorded in Book 470, Page 507 of Official Records.

          Also excepting therefrom that portion of said land described as follows:

          Beginning at the intersection of the northerly line of said Tract 45 and said easterly line of the Southern Pacific Railroad Company right of way, as said intersection is shown on Record of Survey filed in
          Book 6, Pages 32 and 33 of Record of Survey in the office of the
          County Recorder of said County; thence South 18 degrees, 48 minutes and 34 seconds East 46.49 feet, measured along said easterly line to a found one inch iron pipe with tag stamped RCE 13484 and being the True
          Point of Beginning of the description; thence continuing South 18 degrees, 48 minutes and 34 seconds East 1053.83 feet to a found one inch iron pipe with tag stamped RCE 13484; thence North 71 degrees, 10 minutes and 23 seconds East 345.93 feet to a found one inch iron pipe with tag stamped RCE 28447; thence North 18 degrees, 48 minutes and 21 seconds West 195.71 feet to the beginning of a tangent curve, concave southwesterly and having a radius of 70 feet; thence northwesterly along said curve, through a central angle of 45 degrees, an arc distance of 54.97 feet; thence North 63 degrees, 48 minutes and 21 seconds West 70.71 feet to the beginning of a tangent curve, concave northeasterly and having a radius of 70 feet; thence northwesterly along said curve, through a central angle of 45 degrees, an arc distance of 54.97; thence North 18 degrees, 48 minutes and 21 seconds
          West 96.37 feet to the beginning of a tangent curve, concave southeasterly and having a radius of 70 feet; thence northerly and northeasterly along said curve, through a central angle of 45 degrees, an arc distance of 54.97 feet; thence North 26 degrees, 11 minutes and
          39 seconds East 70.71 feet to the beginning of a tangent curve, concave northwesterly and having a radius of 70.00 feet; thence northeasterly along said

                                      -115-

          curve, through a central angle of 45 degrees, an arc distance of 54.97 feet; thence North 18 degrees, 48 minutes and 21 seconds West 187.71 feet to a found one inch iron pipe with tag stamped RCE 28447; thence continuing North 18 degrees, 48 minutes and 21 seconds West 65.24 feet; thence North 00 degrees, 00 minutes and 01 second East 97.09 feet to a line that is parallel with and 35.00 feet southerly, measured at right angles from the northerly line of Tract 45, said last mentioned parallel line also being the southerly line of the road easement described and designated as Parcel 2 in that certain Grant
          Deed to Chevron Geothermal Company of California, recorded February
          15, 1983 in Book 1497, Page 722 of Official Records, in the office of the County Recorder of said Imperial County; thence along said last mentioned parallel line, South 89 degrees, 58 minutes and 30 seconds
          West 76.79 feet; thence South 00 degrees, 01 minute and 00 seconds
          West 9.00 feet to a one inch iron pipe with tag stamped RCE 28447, in a line that is parallel with and 44 feet southerly measured at right angles form said northerly line of Tract 45; thence South 89 degrees,
          58 minutes and 30 seconds West, along said last mentioned parallel line a distance of 318.67 feet to the true point of beginning.

          Excepting therefrom all uranium, thorium and other fissionable materials, geothermal rights including water, brine, steam, salt and chemicals, all oil, gas, petroleum, asphaltum and other hydrocarbon substances and other minerals and mineral ores of every kind and character, whether similar to these herein specified or not, within or underlying, or which may be produced from the hereinbefore described land, together with the right to use that portion only of said land which underlies a plane parallel to and five hundred (500) feet below the present surface of said land for the purpose of prospecting for, developing and/or extracting said uranium, thorium and other fissionable materials, water, brine, steam, salt, chemicals, oil, gas, petroleum, asphaltum and other mineral or hydrocarbon substances from said land as reserved by El Toro Land and Cattle Co., a corporation, by deed recorded April 21, 1980 in Book 1450, Page 478 of Official
          Records, it being expressly understood and agreed that said El Toro
          Land and Cattle Co., its successors and assigns, shall have no right to enter upon the surface of said land, or to use said land or any portion thereof to said depth of five hundred (500) feet, for any purpose whatsoever.

(ii) FEE PARCEL 3

          Parcel 2 of Parcel Map No. M-1106, in an unincorporated area of the
          County of Imperial, State of California, according to map filed
          November 28, 1978 in Book 4, Page 63 of Parcel Maps in the office of the County Recorder of Imperial County.

          Excepting therefrom minerals, either in solid or liquid form, geothermal steam, naturally heated water, and thermal energy below a depth of 500 feet from the surface of said land, without the right of surface entry, as reserved by Norman E. Wallace and Norman E. Wallace, trustee of the testamentary trust of Helen S. Fugate, deceased, in grant deed recorded September 26, 1979 as Instrument No. 4 in Book
          1441, Page 935 of Official Records.

                                      -116-

(iii) FEE PARCEL 4

          Parcel 4 of Parcel Map No. M-1106, in an unincorporated area of the
          County of Imperial, State of California, according to map filed
          November 28, 1978 in Book 4, Page 63 of Parcel Maps in the office of the County Recorder of Imperial County.

          Excepting therefrom minerals, either in solid or liquid form, geothermal steam, naturally heated water, and thermal energy below a depth of 500 feet from the surface of said land.

          The foregoing was conveyed to Second Imperial Geothermal Company, a
          California limited partnership, by grant deed recorded November 25,
          1992 as Instrument No. 92026084 in Book 1716, Page 1469 of Official
          Records.

                                      -117-

                                                                      Schedule B

                      Governmental Approvals to be Obtained

                                 HEBER 1 PROJECT

GOVERNMENTAL AUTHORITY   APPROVAL                      COMMENT
----------------------   --------                      -------
1. ICAPCD                Title V Permit Modification   Application has been
                                                       filed. Facility may
                                                       decide to drop out of
                                                       Title V program instead
                                                       of obtaining Title V
                                                       amendment. If so, a
                                                       non-Title V Permit to
                                                       Construct and Permit to
                                                       Operate will be required.

2. ICAPCD                Permit to Operate 1641B       Two Cell Cooling Tower

                               HEBER FIELD COMPANY

GOVERNMENTAL AUTHORITY   APPROVAL                      COMMENT
----------------------   --------                      -------
1. ICAPCD                Permits to Construct and      For Heber 1 cooling tower
                         Operate (or amendment(s) to   discharge injection
                         existing PTOs)

2. DOGGR                 Permit(s) to drill, modify    For Heber 1 cooling tower
                         and/or operate injection      discharge injection
                         well(s)

                                 HEBER 2 PROJECT

GOVERNMENTAL AUTHORITY   APPROVAL                      COMMENT
----------------------   --------                      -------
1. ICAPCD                Authority to Construct        Application Filed 5/24/05
                         2217B

2. ICAPCD                Permit to Operate 2217B

3. ICAPCD                Permit to Operate 2231A       To add production well
                                                       P-12

                                  GOULD PROJECT

GOVERNMENTAL AUTHORITY   APPROVAL                      COMMENT
----------------------   --------                      -------
1. FERC                  Qualifying Facility
                         Self-Certification

                                      -118-

                                   EXHIBIT A-1

                          (Face of Senior Secured Note)

                              [GLOBAL NOTE LEGEND]

          [INCLUDE IF SENIOR SECURED NOTE IS A GLOBAL NOTE - UNLESS THIS
CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY, A NEW YORK CORPORATION ("DTC"), TO ORCAL GEOTHERMAL INC. (THE "ISSUER")
OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS SENIOR SECURED NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE
INDENTURE HEREINAFTER REFERRED TO. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN
WHOLE OR IN PART, FOR A SENIOR SECURED NOTE REGISTERED IN THE NAME OF ANY PERSON
OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE
CIRCUMSTANCES SET FORTH IN SECTION 2.07 OF THE INDENTURE, AND MAY NOT BE
TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET
FORTH IN SECTION 2.07 OF THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE
MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.07 OF THE INDENTURE.]

                            [RESTRICTED NOTES LEGEND]

          [INCLUDE IF NOTE IS A RESTRICTED NOTE OR A TEMPORARY REGULATION S
GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 2.07, THE ISSUER DETERMINES THAT THE
LEGEND MAY BE REMOVED) - THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)
(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL
BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR
ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A
TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE
TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE
SECURITIES ACT, (3) PURSUANT TO AN

                                                                     Exhibit A-1
                                                                          Page 2

EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144
THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN
THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, IN A
TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5)
IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF ORCAL GEOTHERMAL INC. SO
REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE
STATES OF THE UNITES STATES.

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRUSTEE
SUCH CERTIFICATES AND OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE TO
CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

                                                                     Exhibit A-1
                                                                          Page 3

================================================================================

                                   CUSIP/CINS:

                      [___]% Senior Secured Notes due [___]

No. ____                                                           $____________

                              ORCAL GEOTHERMAL INC.

promises to pay to Cede & Co., or registered assigns, the principal sum of
________________ Dollars in installments on the dates and in the amounts as set forth in Schedule I attached hereto and made part hereof.

Interest Payment Dates:

Record Dates:

                                        DATED:

                                        ORCAL GEOTHERMAL INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

This is one of the [Global Notes] [Certificated Notes] referred to
_____________________ in the within-mentioned Indenture and [___] Series
Supplemental Indenture:

[_____],
as Trustee

By:
    -------------------------------
    Name:

================================================================================

                                                                     Exhibit A-1
                                                                          Page 4

                                 (Back of Note)

                    [___]% Senior Secured Notes due [_______]

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. OrCal Geothermal Inc., a Delaware corporation (the
"Issuer"), promises to pay interest on the outstanding principal amount of this
Senior Secured Note at [___]% per annum from the date of issuance until the
Final Maturity Date. The Issuer shall pay interest pro rata semi-annually in arrears on [_____] and [_____] of each year (the "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day.
Interest on the Senior Secured Notes will accrue from the most recent Interest
Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Senior Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest
Payment Date, interest shall accrue from such next succeeding Interest Payment
Date; provided, further, that the first Interest Payment Date shall be [_____].
The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest
(without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a
360-day year comprised of twelve 30-day months.

          2. Method of Payment. The Issuer will pay interest and payments of principal in accordance with Schedule I attached hereto on the Senior Secured
Notes (except defaulted interest) to the Persons who are registered Holders of
Senior Secured Notes at the close of business on the [_____] or [_____] next preceding the Interest Payment Date, even if such Senior Secured Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Secured Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium, if any, on all Global Notes and all other
Senior Secured Notes the Holders of which own at least $1.0 million of Senior
Secured Notes and have provided wire transfer instructions to the Issuer or the
Paying Agent. Such payment shall be in such coin or currency of the United
States of America as at the time of payment is legal tender for payment of public and private debts.

                                                                     Exhibit A-1
                                                                          Page 5

          3. Paying Agent and Registrar. Initially, [__________] will act as
Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in
any such capacity.

          4. Indenture; [___] Series Supplemental Indenture. The Issuer issued the Senior Secured Notes under an Indenture, dated as of December 8, 2005, and a
[___] Series Supplemental Indenture, dated as of [___], each among the Issuer,
OrHeber 1 Inc., OrHeber 2 Inc., Second Imperial Geothermal Company, Heber Field
Company, Heber Geothermal Company and Union Bank of California, N.A., as
Trustee. The terms of the Senior Secured Notes include those stated in the
Indenture and [___] Series Supplemental Indenture and those made part of the
Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.
Code Sections 77aaa-77bbbb). The Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and [___] Series Supplemental
Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Secured Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

          5. Optional Redemption. (a) The Senior Secured Notes shall be redeemable at the option of the Issuer at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days' notice to the
Trustee and each Holder of Senior Secured Notes, at a redemption price equal to the outstanding principal amount thereof plus accrued interest, plus the
Make-Whole Premium, such redemption price to be set forth in the notice to the
Trustee. In no event shall the sum of the redemption price plus the Make-Whole
Premium ever be less than 100% of the Senior Secured Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date. Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date interest shall cease to accrue on the Senior Secured Notes or portions thereof actually redeemed.

          (b) Any redemption pursuant to this subparagraph 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

          6. Mandatory Redemption. (a) If the Issuer or any Subsidiary receives more than $5.0 million of Loss Proceeds or Eminent Domain Proceeds because of an
Event of Loss or an Event of Eminent Domain and:

          (i) the Issuer determines that all or such portion of the applicable
     Plant cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the Issuer determines not to rebuild, repair or restore the applicable Plant or such portion; or

          (ii) only a portion of the applicable Plant is capable of being rebuilt, repaired or restored on a commercially reasonable basis and the
     Issuer determines to so rebuild, repair or restore;

                                                                     Exhibit A-1
                                                                          Page 6

then, the Issuer shall use the Net Available Amount of such proceeds to redeem the Senior Secured Notes, in whole or in part, at a redemption price equal to the principal amount of the Senior Secured Notes being redeemed plus accrued and unpaid interest to the Redemption Date and, to the extent required, to prepay its other Senior Secured Obligations, except as set forth in the immediately following paragraph; provided that, in the case of clause (ii) above, the Issuer shall use only the amount of such Loss Proceeds or Eminent Domain Proceeds not used to rebuild, repair or restore such Plant for such redemption, except as set forth in the immediately following paragraph.

          If the Issuer or any Subsidiary receives less than $5.0 million of
Loss Proceeds or Eminent Domain Proceeds or has less than $5.0 million remaining after rebuilding, repairing or restoring a portion of the applicable Plant because of an Event of Loss or Event of Eminent Domain the Issuer will cause such amounts to be deposited into the Revenue Account.

          (b) If the Issuer or any Subsidiary (i) receives more than $5.0 million of Title Event Proceeds in connection with a Title Event and is unable to remedy the Title Event, or (ii) has more than $5.0 million of Title Event
Proceeds remaining after remedying the Title Event, the Issuer will have to use the Net Available Amount of such proceeds, to the extent not used to cure the
Title Event, on a pro rata basis to redeem the Senior Secured Notes at a redemption price equal to the principal amount of the Senior Secured Notes being redeemed plus accrued and unpaid interest to the Redemption Date and, to the extent required, to prepay its other Senior Secured Obligations.

          If the Issuer or any Subsidiary receives less than $5.0 million of
Title Event Proceeds in connection with a Title Event or has less than $5.0 million remaining after remedying a Title Event the Issuer will cause such amounts to be deposited into the Revenue Account and such amounts will not be required to be used to redeem the Senior Secured Notes.

          (c) In the event that any Senior Secured Obligations (other than the
Senior Secured Notes) are required to be redeemed before their scheduled maturity date pursuant to documents governing such Senior Secured Obligations for any reason not otherwise giving rise to a redemption of the Senior Secured
Notes, the Issuer shall offer to repurchase the Senior Secured Notes on a pro rata basis with the other Senior Secured Obligations as are required to be redeemed at a redemption price equal to the principal amount of the Senior
Secured Notes the Issuer offers to repurchase plus accrued and unpaid interest to the Redemption Date, but without any premium.

          Other than as specifically provided in this subparagraph 6, any purchase or redemption pursuant to this subparagraph 6 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

          7. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of

                                                                     Exhibit A-1
                                                                          Page 7

redemption to each Holder whose Senior Secured Notes are to be redeemed at its registered address.

          The notice shall identify the Senior Secured Notes to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the redemption price;

          (c) if any Senior Secured Note is being redeemed in part, the portion of the principal amount of such Senior Secured Note to be redeemed and that, after the redemption date upon surrender of such Senior Secured Note, a new Senior Secured Note or Senior Secured Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original
     Senior Secured Note;

          (d) the name, address and telephone number of the Paying Agent;

          (e) that Senior Secured Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuer defaults in making such redemption payment, interest on the Senior Secured Notes called for redemption ceases to accrue on and after the Redemption Date;

          (g) the paragraph of the Senior Secured Notes and/or Section of the
     Indenture pursuant to which the Senior Secured Notes called for redemption are being redeemed; and

          (h) the CUSIP number (provided that the Issuer may state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Secured
     Notes).

          At the Issuer's request, the Trustee or the Paying Agent shall give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the
Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          8. Denominations, Transfer, Exchange. The Senior Secured Notes are in
registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Senior Secured Notes may be registered and Senior Secured Notes may be exchanged as provided in the
Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the
Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Senior

                                                                     Exhibit A-1
                                                                          Page 8

Secured Note or portion of a Senior Secured Note selected for redemption, except for the unredeemed portion of any Senior Secured Note being redeemed in part.
Also, the Issuer need not exchange or register the transfer of any Senior
Secured Notes for a period of 15 days before a selection of Senior Secured Notes to be redeemed or during the period between a record date and the corresponding
Interest Payment Date.

          9. Persons Deemed Owners. The registered Holder of a Senior Secured
Note may be treated as its owner for all purposes.

          10. Amendment, Supplement and Waiver. The Issuer and the Trustee may
amend or supplement the Indenture and any of the other Financing Documents without the consent of the Holders:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to add additional covenants of the Issuer or its Subsidiaries, to surrender rights conferred upon the Issuer or its Subsidiaries, or to confer additional benefits upon the Holders;

          (c) to increase the assets securing the Issuer's obligations under the
     Indenture;

          (d) to allow any Subsidiary to execute a supplemental indenture,
     Series Supplemental Indenture and/or Guarantee with respect to the Senior
     Secured Notes;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (f) to make any change not inconsistent with the terms of the
     Indenture that does not adversely affect the legal rights thereunder of any
     Holder of the Senior Secured Notes; or

          (g) to establish the form and terms of the Senior Secured Notes of any series permitted by Sections 2.01 and 2.03 of the Indenture.

          The Indenture and the other Financing Documents may be otherwise amended or supplemented by the Issuer and the Trustee, with the consent of the
Required Holders; provided that no such amendment or supplement may, without the consent of all Holders of Outstanding Senior Secured Notes affected thereby:

          (a) modify the principal, interest or premium, if any, payable upon the Senior Secured Notes;

          (b) modify the dates on which principal, interest and premium, if any, on any Senior Secured Notes are paid;

                                                                     Exhibit A-1
                                                                          Page 9

          (c) release any Guarantor from its obligations under a Guarantee;

          (d) modify the dates of maturity of any Senior Secured Notes; and

          (e) make any change in the preceding procedures for amendment, supplement or waiver.

          The Indenture and the other Security Documents may be amended or supplemented to provide for the release of Collateral, by the Issuer and the
Trustee, with the consent of Holders of not less than 66?% of the Outstanding
Senior Secured Notes.

          11. Defaults and Remedies. The following events constitute an Event of
Default under the Indenture:

          (a) (1) the failure to pay or cause to be paid any principal on the
     Senior Secured Notes after the same becomes due and payable or (2) the failure to pay or cause to be paid any interest, premium, if any, fees or any other obligations on the Senior Secured Notes for five or more days after the same becomes due and payable, whether, with respect to each of sub-clauses (1) and (2), by scheduled maturity or required prepayment or by acceleration or otherwise;

          (b) any representation or warranty made by the Issuer, any Subsidiary or Ormat Nevada under any Financing Document shall prove to have been untrue or misleading as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has had or could reasonably be expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue to be uncured for 30 or more days from the date a Responsible Officer of the Issuer, such
     Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof;
     provided, that if the Issuer, such Subsidiary or Ormat Nevada, as the case may be, commences efforts to cure such fact, event or circumstance within such 30-day period, the Issuer, such Subsidiary or Ormat Nevada, as the case may be, may continue to effect such cure and such misrepresentation will not be deemed an Event of Default for an additional 90 days so long as the Issuer, such Subsidiary or Ormat Nevada, as the case may be, is diligently pursuing such cure;

          (c) the failure by the Issuer or any Subsidiary to perform or observe any covenant contained in Sections 4.06, 4.07, 4.09, 4.10, 4.11, 4.15,
     4.16, 4.18, 4.19, 4.20, 4.23, 4.27 and 4.32 of the Indenture and such failure shall continue uncured for 30 or more days after a Responsible
     Officer of the Issuer, any Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof;

          (d) the failure by the Issuer, any Subsidiary or Ormat Nevada to perform or observe any of the other covenants in the Financing Documents that the Issuer, such Subsidiary or Ormat Nevada is a party to (other than such failures described in clause (a) or (c) above) and such failure shall continue uncured for 30 or more days after a

                                                                     Exhibit A-1
                                                                         Page 10

     Responsible Officer of the Issuer, any Subsidiary or Ormat Nevada, as the
     case may be, obtains knowledge thereof; provided that if the Issuer, any
     Subsidiary or Ormat Nevada, as the case may be, commence efforts to cure such default within such 30-day period, the Issuer, any Subsidiary or Ormat
     Nevada, as the case may be, may continue to effect such cure of the default and such default will not be deemed an Event of Default for an additional
     90 days so long as the Issuer, any Subsidiary or Ormat Nevada, as the case may be, is diligently pursuing such cure;

          (e) the Issuer or any Subsidiary of the Issuer:

               (i) admits in writing its inability, or is generally unable, to pay its debts as the debts become due or makes a general assignment for the benefit of creditors; or

               (ii) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, adjustment, insolvency, reorganization or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time
          (collectively, "Debtor Relief Law"); or

               (iii) in any involuntary case, proceeding or other action
          commenced against it which seeks to have an order for relief
          (injunctive or otherwise) entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law, (A) fails to obtain a dismissal of such case, proceeding or other action within ninety (90) days of its commencement, or (B) converts the case from one chapter of the Bankruptcy Reform Act of 1978, as amended, to another chapter, or (C) is the subject of an order for relief that remains unstayed and in effect for a period of ninety (90) days; or

               (iv) has a trustee, receiver, custodian or other official
          appointed for or to take possession of all or any part of its property or has any court take jurisdiction of any of its property, which action remains undismissed for a period of ninety (90) days;

               (v) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $10.0 million
          (exclusive of judgment amounts covered by insurance) against the
          Issuer or any Subsidiary, which remain unpaid or unstayed for a period of 60 or more consecutive days;

                                                                     Exhibit A-1
                                                                         Page 11

               (vi) an event of default under any Permitted Indebtedness (other than Indebtedness referred to in clause (a) above) that results in
          Indebtedness in excess of $10.0 million becoming due and payable prior to its stated maturity;

               (vii) any Governmental Approval required for the operation of any
          Project or any material portion thereof owned by the Issuer or any
          Subsidiary is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation has had or could reasonably be expected to have a Material
          Adverse Effect and such revocation, termination, withdrawal or cessation is not cured within 60 days following the occurrence thereof;

               (viii) any Material Project Document or Third Party Consent or
          any material provision thereof (i) ceases to be valid and binding and in full force and effect prior to its stated maturity date other than as a result of an amendment or termination permitted under the
          Indenture or (ii) a party thereto fails to perform or observe any of its covenants or obligations thereunder or makes any material misrepresentation thereunder and such event has had or could reasonably be expected to have a Material Adverse Effect; provided, that, in any such event no such event shall be an Event of Default if within 180 days from the occurrence of any such event, (a) such
          Material Project Document or Third Party Consent or material provision thereof is reinstated as a valid and binding agreement among the parties thereto, (b) any breaching party resumes performance and otherwise cures such misrepresentation or failure to perform or observe its covenants or obligations under the Material Project
          Documents or Third Party Consents or (c) in the case of Material
          Project Documents, the Issuer enters into an Additional Project
          Document in replacement thereof, as permitted under the Indenture;

               (ix) any of the Security Documents or any other Financing
          Document ceases to be in full force and effect or any Lien granted therein ceases to be a valid and perfected Lien in favor of the
          Secured Parties on the Collateral described therein with the priority purported to be created thereby; provided, however, that the Issuer shall have 10 days after a Responsible Officer of the Issuer, any
          Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof to cure any such cessation or to furnish to the Trustee, the
          Collateral Agent or the Depositary all documents or instruments required to cure any such cessation;

               (x) the occurrence of a Change of Control; or

                                                                     Exhibit A-1
                                                                         Page 12

               (xi) the failure of Ormat Technologies to make all payments, when due, pursuant to the Production Tax Credit Agreement.

          If an Event of Default relating to failure to pay amounts owed on the
Senior Secured Notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Senior Secured Notes, all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under the
Senior Secured Notes and the Indenture, if any, to be due and payable notwithstanding the absence of written direction from Holders of at least 25% in aggregate principal amount of the Outstanding Senior Secured Notes directing the
Trustee in writing to accelerate the principal maturity of the Senior Secured
Notes, unless the Required Holders direct the Trustee not to accelerate the maturity of such Senior Secured Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all
Outstanding Senior Secured Notes will become due and payable immediately.

          12. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the
Issuer or its Affiliates, as if it were not the Trustee.

          13. No Recourse Against Others. No past, present or future stockholder, director, officer, employee, organizer, manager or agent of the
Issuer or any Affiliate of any such party (other than the Issuer), as such, shall have any liability for any obligations of the Issuer under the Senior
Secured Notes, the Indenture, any Financing Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior
Secured Notes.

          14. Senior Secured Notes Owned by the Issuer or Affiliates Deemed Not
Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Senior Secured Notes have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this
Indenture, Senior Secured Notes which are owned by the Issuer, any Guarantor, or any member of the Issuer or such other Guarantor or any Affiliate of any of the foregoing shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent and waiver or other act, only Senior
Secured Notes for which a Responsible Officer of the Trustee has received written notice of such ownership as conclusively evidenced by the register kept by the Registrar shall be so disregarded. The Issuer shall furnish the Trustee, upon its reasonable request, with a list of such Affiliates. Senior Secured
Notes so owned which have been pledged in good faith may be regarded as
Outstanding for the purposes of Section 10.08 of the Indenture, if the pledgee shall establish to the satisfaction of the Trustee that the pledgee has the right to vote such Senior Secured Notes and that the pledgee is not an Affiliate of the Issuer. In case of a

                                                                     Exhibit A-1
                                                                         Page 13

dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee.

          15. Authentication. This Senior Secured Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=
tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. CUSIP Numbers. Pursuant to a recommendation promulgated by the
Committee on Uniform Security Identification Procedures, the Issuer has caused
CUSIP numbers to be printed on the Senior Secured Notes and the Trustee may use
CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          OrCal Geothermal Inc.
          980 Greg Street
          Sparks, Nevada 89431
          Tel.: (775) 356-9029
          Fax: (775) 356-9039
          Attention: President

                                                                     Exhibit A-1
                                                                         Page 14

                                 Assignment Form

To assign this Senior Secured Note, fill in the form below: (I) or (we) assign and transfer this Senior Secured Note to ___________________________________

(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Senior Secured Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                                   Your Signature:
                                                        ------------------------
                                                        (Sign exactly as your
                                                        name appears on the
                                                        Senior Secured Note)

                                        Tax Identification No: _________________

Signature Guarantee.

Medallion No.:

Notice: Signature must be guaranteed by a member firm of the STAMP, SEMP or MSP signature guaranty medallion program

                                                                     Exhibit A-1
                                                                         Page 15

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

               Amount of          Amount of      Principal Amount     Signature of
              decrease in        increase in      of this Global       authorized
           Principal Amount   Principal Amount    Note following       officer of
 Date of        of this            of this         such decrease    Trustee or Note
Exchange      Global Note        Global Note       (or increase)       Custodian
--------   ----------------   ----------------   ----------------   ---------------

                                                                     Exhibit A-1
                                                                         Page 16

                                                                      SCHEDULE I

                         SCHEDULE OF PRINCIPAL PAYMENTS

     The principal of the Senior Secured Notes will be payable in semi-annual installments, commencing as follows:

SCHEDULED PAYMENT DATE   PRINCIPAL AMOUNT PAYABLE
----------------------   ------------------------

                                                                     Exhibit A-2
                                                                          Page 1

                                   EXHIBIT A-2

                  (Face of Regulation S Temporary Global Note)

                              [GLOBAL NOTE LEGEND]

          [INCLUDE IF SENIOR SECURED NOTE IS A GLOBAL NOTE - UNLESS THIS
CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY, A NEW YORK CORPORATION ("DTC"), TO ORCAL GEOTHERMAL INC. (THE "ISSUER")
OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS SENIOR SECURED NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE
INDENTURE HEREINAFTER REFERRED TO. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN
WHOLE OR IN PART, FOR A SENIOR SECURED NOTE REGISTERED IN THE NAME OF ANY PERSON
OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE
CIRCUMSTANCES SET FORTH IN SECTION 2.07 OF THE INDENTURE, AND MAY NOT BE
TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET
FORTH IN SECTION 2.07 OF THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE
MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.07 OF THE INDENTURE.]

                            [RESTRICTED NOTES LEGEND]

          [INCLUDE IF NOTE IS A RESTRICTED NOTE OR A TEMPORARY REGULATION S
GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 2.07, THE ISSUER DETERMINES THAT THE
LEGEND MAY BE REMOVED) - THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)
(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL
BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR
ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A
TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE
TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE
SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE
SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN
INSTITUTIONAL "ACCREDITED

                                                                     Exhibit A-2
                                                                          Page 2

INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE
SECURITIES ACT, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF
THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE
REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF
COUNSEL IF ORCAL GEOTHERMAL INC. SO REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL
APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITES STATES.

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRUSTEE
SUCH CERTIFICATES AND OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE TO
CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS
SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED
TO RECEIVE PAYMENT OF INTEREST HEREON.

                                                                     Exhibit A-2
                                                                          Page 3

================================================================================

               CUSIP/CINS:

                      [__] % Senior Secured Notes due [___]

No. __                                                               $__________

                              ORCAL GEOTHERMAL INC.

promises to pay to Cede & Co., or registered assigns, the principal sum of
______________ Dollars in installments on the dates and in the amounts as set forth in Schedule I attached hereto and made part hereof.

Interest Payment Dates:

Record Dates:

                                        DATED:

                                        ORCAL GEOTHERMAL INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

This is one of the Global Notes referred to

in the within-mentioned Indenture and [__] Series Supplemental Indenture:

[___],

as Trustee

By:
    ---------------------------------
    Name:

================================================================================

                                                                     Exhibit A-2
                                                                          Page 4

                  (Back of Regulation S Temporary Global Note)

                      [__]% Senior Secured Notes due [___]

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. OrCal Geothermal Inc., a Delaware corporation (the
"Issuer"), promises to pay interest on the outstanding principal amount of this
Senior Secured Note at [__]% per annum from the date of issuance until the Final
Maturity Date. The Issuer shall pay interest pro rata semi-annually in arrears on [___] and [___] of each year (the "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the
Senior Secured Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Senior Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [___]. The Issuer shall pay interest (including post-petition interest in any proceeding under any
Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any
Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          2. Method of Payment. The Issuer will pay interest and payments of principal in accordance with Schedule I attached hereto on the Senior Secured
Notes (except defaulted interest) to the Persons who are registered Holders of
Senior Secured Notes at the close of business on the [___] or [___] next preceding the Interest Payment Date, even if such Senior Secured Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Secured Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium, if any, on all Global Notes and all other
Senior Secured Notes the Holders of which own at least $1.0 million of Senior
Secured Notes and have provided wire transfer instructions to the Issuer or the
Paying Agent. Such payment shall be in such coin or currency of the United
States of America as at the time of payment is legal tender for payment of public and private debts.

                                                                     Exhibit A-2
                                                                          Page 5

          3. Paying Agent and Registrar. Initially, [______] will act as Paying
Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

          4. Indenture; [__] Series Supplemental Indenture. The Issuer issued the Senior Secured Notes under an Indenture, dated as of December 8, 2005, and a
[__] Series Supplemental Indenture, dated as of [__], each among the Issuer,
OrHeber 1 Inc., OrHeber 2 Inc., Second Imperial Geothermal Company, Heber Field
Company, Heber Geothermal Company and Union Bank of California, N.A., as
Trustee. The terms of the Senior Secured Notes include those stated in the
Indenture and [__] Series Supplemental Indenture and those made part of the
Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.
Code Sections 77aaa-77bbbb). The Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and [__] Series Supplemental
Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Secured Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

          5. Optional Redemption. (a) The Senior Secured Notes shall be redeemable at the option of the Issuer at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days' notice to the
Trustee and each Holder of Senior Secured Notes, at a redemption price equal to the outstanding principal amount thereof plus accrued interest, plus the
Make-Whole Premium, such redemption price to be set forth in the notice to the
Trustee. In no event shall the sum of the redemption price plus the Make-Whole
Premium ever be less than 100% of the Senior Secured Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date. Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date interest shall cease to accrue on the Senior Secured Notes or portions thereof actually redeemed.

          (b) Any redemption pursuant to this subparagraph 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

          6. Mandatory Redemption. (a) If the Issuer or any Subsidiary receives more than $5.0 million of Loss Proceeds or Eminent Domain Proceeds because of an
Event of Loss or an Event of Eminent Domain and:

          (i) the Issuer determines that all or such portion of the applicable
Plant cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the Issuer determines not to rebuild, repair or restore the applicable Plant or such portion; or

          (ii) only a portion of the applicable Plant is capable of being rebuilt, repaired or restored on a commercially reasonable basis and the Issuer determines to so rebuild, repair or restore;

                                                                     Exhibit A-2
                                                                          Page 6

then, the Issuer shall use the Net Available Amount of such proceeds to redeem the Senior Secured Notes, in whole or in part, at a redemption price equal to the principal amount of the Senior Secured Notes being redeemed plus accrued and unpaid interest to the Redemption Date and, to the extent required, to prepay its other Senior Secured Obligations, except as set forth in the immediately following paragraph; provided that, in the case of clause (ii) above, the Issuer shall use only the amount of such Loss Proceeds or Eminent Domain Proceeds not used to rebuild, repair or restore such Plant for such redemption, except as set forth in the immediately following paragraph.

          If the Issuer or any Subsidiary receives less than $5.0 million of
Loss Proceeds or Eminent Domain Proceeds or has less than $5.0 million remaining after rebuilding, repairing or restoring a portion of the applicable Plant because of an Event of Loss or Event of Eminent Domain the Issuer will cause such amounts to be deposited into the Revenue Account.

          (b) If the Issuer or any Subsidiary (i) receives more than $5.0 million of Title Event Proceeds in connection with a Title Event and is unable to remedy the Title Event, or (ii) has more than $5.0 million of Title Event
Proceeds remaining after remedying the Title Event, the Issuer will have to use the Net Available Amount of such proceeds, to the extent not used to cure the
Title Event, on a pro rata basis to redeem the Senior Secured Notes at a redemption price equal to the principal amount of the Senior Secured Notes being redeemed plus accrued and unpaid interest to the Redemption Date and, to the extent required, to prepay its other Senior Secured Obligations.

          If the Issuer or any Subsidiary receives less than $5.0 million of
Title Event Proceeds in connection with a Title Event or has less than $5.0 million remaining after remedying a Title Event the Issuer will cause such amounts to be deposited into the Revenue Account and such amounts will not be required to be used to redeem the Senior Secured Notes.

          (c) In the event that any Senior Secured Obligations (other than the
Senior Secured Notes) are required to be redeemed before their scheduled maturity date pursuant to documents governing such Senior Secured Obligations for any reason not otherwise giving rise to a redemption of the Senior Secured
Notes, the Issuer shall offer to repurchase the Senior Secured Notes on a pro rata basis with the other Senior Secured Obligations as are required to be redeemed at a redemption price equal to the principal amount of the Senior
Secured Notes the Issuer offers to repurchase plus accrued and unpaid interest to the Redemption Date, but without any premium.

          Other than as specifically provided in this subparagraph 6, any purchase or redemption pursuant to this subparagraph 6 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

          7. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of

                                                                     Exhibit A-2
                                                                          Page 7

redemption to each Holder whose Senior Secured Notes are to be redeemed at its registered address.

          The notice shall identify the Senior Secured Notes to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the redemption price;

          (c) if any Senior Secured Note is being redeemed in part, the portion of the principal amount of such Senior Secured Note to be redeemed and that, after the redemption date upon surrender of such Senior Secured Note, a new Senior Secured Note or Senior Secured Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original
     Senior Secured Note;

          (d) the name, address and telephone number of the Paying Agent;

          (e) that Senior Secured Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuer defaults in making such redemption payment, interest on the Senior Secured Notes called for redemption ceases to accrue on and after the Redemption Date;

          (g) the paragraph of the Senior Secured Notes and/or Section of the
     Indenture pursuant to which the Senior Secured Notes called for redemption are being redeemed; and

          (h) the CUSIP number (provided that the Issuer may state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Secured
     Notes).

          At the Issuer's request, the Trustee or the Paying Agent shall give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the
Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          8. Denominations, Transfer, Exchange. The Senior Secured Notes are in
registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Senior Secured Notes may be registered and Senior Secured Notes may be exchanged as provided in the
Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the
Issuer may require a Holder to pay any taxes and fees required by law or

                                                                     Exhibit A-2
                                                                          Page 8

permitted by the Indenture. The Issuer need not exchange or register the transfer of any Senior Secured Note or portion of a Senior Secured Note selected for redemption, except for the unredeemed portion of any Senior Secured Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Senior Secured Notes for a period of 15 days before a selection of Senior Secured Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          9. Persons Deemed Owners. The registered Holder of a Senior Secured
Note may be treated as its owner for all purposes.

          10. Amendment, Supplement and Waiver. The Issuer and the Trustee may
amend or supplement the Indenture and any of the other Financing Documents without the consent of the Holders:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to add additional covenants of the Issuer or its Subsidiaries, to surrender rights conferred upon the Issuer or its Subsidiaries, or to confer additional benefits upon the Holders;

          (c) to increase the assets securing the Issuer's obligations under the
     Indenture;

          (d) to allow any Subsidiary to execute a supplemental indenture,
     Series Supplemental Indenture and/or Guarantee with respect to the Senior
     Secured Notes;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (f) to make any change not inconsistent with the terms of the
     Indenture that does not adversely affect the legal rights thereunder of any
     Holder of the Senior Secured Notes; or

          (g) to establish the form and terms of the Senior Secured Notes of any series permitted by Sections 2.01 and 2.03 of the Indenture.

          The Indenture and the other Financing Documents may be otherwise amended or supplemented by the Issuer and the Trustee, with the consent of the
Required Holders; provided that no such amendment or supplement may, without the consent of all Holders of Outstanding Senior Secured Notes affected thereby:

          (a) modify the principal, interest or premium, if any, payable upon the Senior Secured Notes;

                                                                     Exhibit A-2
                                                                          Page 9

          (b) modify the dates on which principal, interest and premium, if any, on any Senior Secured Notes are paid;

          (c) release any Guarantor from its obligations under a Guarantee;

          (d) modify the dates of maturity of any Senior Secured Notes; and

          (e) make changes in the procedures for amendment, supplement or waiver.

          The Indenture and the other Security Documents may be amended or supplemented to provide for the release of Collateral, by the Issuer and the
Trustee, with the consent of Holders of not less than 66?% of the Outstanding
Senior Secured Notes.

          11. Defaults and Remedies. The following events constitute an Event of
Default under the Indenture:

          (a) (1) the failure to pay or cause to be paid any principal on the
     Senior Secured Notes after the same becomes due and payable or (2) the failure to pay or cause to be paid any interest, premium, if any, fees or any other obligations on the Senior Secured Notes for five or more days after the same becomes due and payable, whether, with respect to each of sub-clauses (1) and (2), by scheduled maturity or required prepayment or by acceleration or otherwise;

          (b) any representation or warranty made by the Issuer, any Subsidiary or Ormat Nevada under any Financing Document shall prove to have been untrue or misleading as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has had or could reasonably be expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue to be uncured for 30 or more days from the date a Responsible Officer of the Issuer, such
     Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof;
     provided, that if the Issuer, such Subsidiary or Ormat Nevada, as the case may be, commences efforts to cure such fact, event or circumstance within such 30-day period, the Issuer, such Subsidiary or Ormat Nevada, as the case may be, may continue to effect such cure and such misrepresentation will not be deemed an Event of Default for an additional 90 days so long as the Issuer, such Subsidiary or Ormat Nevada, as the case may be, is diligently pursuing such cure;

          (c) the failure by the Issuer or any Subsidiary to perform or observe any covenant contained in Sections 4.06, 4.07, 4.09, 4.10, 4.11, 4.15,
     4.16, 4.18, 4.19, 4.20, 4.23, 4.27 and 4.32 of the Indenture and such failure shall continue uncured for 30 or more days after a Responsible
     Officer of the Issuer, any Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof;

          (d) the failure by the Issuer, any Subsidiary or Ormat Nevada to perform or

                                                                     Exhibit A-2
                                                                         Page 10

     observe any of the other covenants in the Financing Documents that the
     Issuer, such Subsidiary or Ormat Nevada is a party to (other than such failures described in clause (a) or (c) above) and such failure shall continue uncured for 30 or more days after a Responsible Officer of the
     Issuer, any Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof; provided that if the Issuer, any Subsidiary or Ormat
     Nevada, as the case may be, commence efforts to cure such default within such 30-day period, the Issuer, any Subsidiary or Ormat Nevada, as the case may be, may continue to effect such cure of the default and such default will not be deemed an Event of Default for an additional 90 days so long as the Issuer, any Subsidiary or Ormat Nevada, as the case may be, is diligently pursuing such cure;

          (e) the Issuer or any Subsidiary of the Issuer:

               (i) admits in writing its inability, or is generally unable, to pay its debts as the debts become due or makes a general assignment for the benefit of creditors; or

               (ii) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, adjustment, insolvency, reorganization or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time
          (collectively, "Debtor Relief Law"); or

               (iii) in any involuntary case, proceeding or other action
          commenced against it which seeks to have an order for relief
          (injunctive or otherwise) entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law, (A) fails to obtain a dismissal of such case, proceeding or other action within ninety (90) days of its commencement, or (B) converts the case from one chapter of the Bankruptcy Reform Act of 1978, as amended, to another chapter, or (C) is the subject of an order for relief that remains unstayed and in effect for a period of ninety (90) days; or

               (iv) has a trustee, receiver, custodian or other official
          appointed for or to take possession of all or any part of its property or has any court take jurisdiction of any of its property, which action remains undismissed for a period of ninety (90) days;

               (v) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $10.0 million
          (exclusive of

                                                                     Exhibit A-2
                                                                         Page 11

          judgment amounts covered by insurance) against the Issuer or any
          Subsidiary, which remain unpaid or unstayed for a period of 60 or more consecutive days;

               (vi) an event of default under any Permitted Indebtedness (other than Indebtedness referred to in clause (a) above) that results in
          Indebtedness in excess of $10.0 million becoming due and payable prior to its stated maturity;

               (vii) any Governmental Approval required for the operation of any
          Project or any material portion thereof owned by the Issuer or any
          Subsidiary is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation has had or could reasonably be expected to have a Material
          Adverse Effect and such revocation, termination, withdrawal or cessation is not cured within 60 days following the occurrence thereof;

               (viii) any Material Project Document or Third Party Consent or
          any material provision thereof (i) ceases to be valid and binding and in full force and effect prior to its stated maturity date other than as a result of an amendment or termination permitted under the
          Indenture or (ii) a party thereto fails to perform or observe any of its covenants or obligations thereunder or makes any material misrepresentation thereunder and such event has had or could reasonably be expected to have a Material Adverse Effect; provided, that, in any such event no such event shall be an Event of Default if within 180 days from the occurrence of any such event, (a) such
          Material Project Document or Third Party Consent or material provision thereof is reinstated as a valid and binding agreement among the parties thereto, (b) any breaching party resumes performance and otherwise cures such misrepresentation or failure to perform or observe its covenants or obligations under the Material Project
          Documents or Third Party Consents or (c) in the case of Material
          Project Documents, the Issuer enters into an Additional Project
          Document in replacement thereof, as permitted under the Indenture;

               (ix) any of the Security Documents or any other Financing
          Document ceases to be in full force and effect or any Lien granted therein ceases to be a valid and perfected Lien in favor of the
          Secured Parties on the Collateral described therein with the priority purported to be created thereby; provided, however, that the Issuer shall have 10 days after a Responsible Officer of the Issuer, any
          Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof to cure any such cessation or to furnish to the Trustee, the
          Collateral Agent or the Depositary all documents or instruments required to cure any such cessation;

               (x) the occurrence of a Change of Control; or

                                                                     Exhibit A-2
                                                                         Page 12

               (xi) the failure of Ormat Technologies to make all payments, when due, pursuant to the Production Tax Credit Agreement.

          If an Event of Default relating to failure to pay amounts owed on the
Senior Secured Notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Senior Secured Notes, all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under the
Senior Secured Notes and the Indenture, if any, to be due and payable notwithstanding the absence of written direction from Holders of at least 25% in aggregate principal amount of the Outstanding Senior Secured Notes directing the
Trustee in writing to accelerate the principal maturity of the Senior Secured
Notes, unless the Required Holders direct the Trustee not to accelerate the maturity of such Senior Secured Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all
Outstanding Senior Secured Notes will become due and payable immediately.

          12. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the
Issuer or its Affiliates, as if it were not the Trustee.

          13. No Recourse Against Others. No past, present or future stockholder, director, officer, employee, organizer, manager or agent of the
Issuer or any Affiliate of any such party (other than the Issuer), as such, shall have any liability for any obligations of the Issuer under the Senior
Secured Notes, the Indenture, any Financing Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior
Secured Notes.

          14. Senior Secured Notes Owned by the Issuer or Affiliates Deemed Not
Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Senior Secured Notes have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this
Indenture, Senior Secured Notes which are owned by the Issuer, any Guarantor, or any member of the Issuer or such other Guarantor or any Affiliate of any of the foregoing shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent and waiver or other act, only Senior
Secured Notes for which a Responsible Officer of the Trustee has received written notice of such ownership as conclusively evidenced by the register kept by the Registrar shall be so disregarded. The Issuer shall furnish the Trustee, upon its reasonable request, with a list of such Affiliates. Senior Secured
Notes so owned which have been pledged in good faith may be regarded as
Outstanding for the purposes of Section 10.08 of the Indenture, if the pledgee shall establish to the satisfaction of the Trustee that the pledgee has the right to vote such Senior Secured Notes and that the pledgee is not an Affiliate of the Issuer. In case of a

                                                                     Exhibit A-2
                                                                         Page 13

dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee.

          15. Authentication. This Senior Secured Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=
tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. CUSIP Numbers. Pursuant to a recommendation promulgated by the
Committee on Uniform Security Identification Procedures, the Issuer has caused
CUSIP numbers to be printed on the Senior Secured Notes and the Trustee may use
CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          OrCal Geothermal Inc.
          980 Greg Street
          Sparks, Nevada 89431
          Tel.: (775) 356-9029
          Fax: (775) 356-9039
          Attention: President

                                                                     Exhibit A-2
                                                                         Page 14

                                 Assignment Form

To assign this Senior Secured Note, fill in the form below: (I) or (we) assign and transfer this Senior Secured Note to

(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Senior Secured Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                              Your Signature:
                                                   -----------------------------
                                                   (Sign exactly as your name
                                                   appears on the Senior Secured
                                                   Note)

                                   Tax Identification No: ______________________

Signature Guarantee.

Medallion No.:

Notice: Signature must be guaranteed by a member firm of the STAMP, SEMP or MSP signature guaranty medallion program.

                                                                     Exhibit A-2
                                                                         Page 15

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

          The following exchanges of a part of this Regulation S Temporary
Global Note for an interest in another Global Note, or of other Restricted
Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

               Amount of          Amount of      Principal Amount    Signature of
              decrease in        increase in      of this Global      authorized
           Principal Amount   Principal Amount    Note following      officer of
 Date of        of this            of this         such decrease      Trustee or
Exchange      Global Note        Global Note       (or increase)    Note Custodian
--------   ----------------   ----------------   ----------------   --------------

                                                                     Exhibit A-2
                                                                         Page 16

                                                                      SCHEDULE I

                         SCHEDULE OF PRINCIPAL PAYMENTS

          The principal of the Senior Secured Notes will be payable in semi-annual installments, commencing as follows:

SCHEDULED PAYMENT DATE   PRINCIPAL AMOUNT PAYABLE
----------------------   ------------------------

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

OrCal Geothermal Inc.
980 Greg Street
Sparks, Nevada 89431
Tel.: (775) 356-9029
Fax: (775) 356-9039
Attention: President

Union Bank of California, N.A.
350 California Street, 11th Floor
San Francisco, CA 94104
Tel.: (415) 273-2519
Fax: (415) 273-2492
Attention: Corporate Trust Department

Re: 6.21% Senior Secured Notes Due December 30, 2020

          Reference is hereby made to the Indenture, dated as of December 8,
2005 (the "Indenture"), among OrCal Geothermal Inc., as issuer, OrHeber 1 Inc.,
OrHeber 2 Inc., Second Imperial Geothermal Company, Heber Field Company, Heber
Geothermal Company, as guarantors, and Union Bank of California, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________, (the "Transferor") owns and proposes to transfer the
Senior Secured Note [s] or interest in such Senior Secured Note [s] specified in
Annex A hereto, in the principal amount of $___________ in such Senior Secured
Note [s] or interests (the "Transfer"), to __________ (the "Transferee"), as
further specified in Annex A hereto. In connection with the Transfer, the
Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE
GLOBAL NOTE OR A CERTIFICATED NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States
Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the
Transferor hereby further certifies that the beneficial interest or Certificated
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a
"qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the
Indenture, the transferred beneficial interest or Certificated Note will be subject to the

                                                                       Exhibit B
                                                                          Page 2

restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Certificated Note and in the Indenture and the
Securities Act.

2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE
TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A
CERTIFICATED NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such
Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of
Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii)
the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the
Temporary Regulation S Global Note and/or the Certificated Note and in the
Indenture and the Securities Act.

3. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN THE CERTIFICATED NOTE OR A CERTIFICATED NOTE PURSUANT TO ANY
PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted
Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a)  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b)  such Transfer is being effected to the Issuer or a subsidiary thereof;

                                       or

          (c)  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

                                                                       Exhibit B
                                                                          Page 3

                                       or

          (d)  such Transfer is being effected to an Institutional Accredited
               Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of
               Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and
               the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee
               certifying that such Transferee is an Institutional Accredited
               Investor and (2) if such Transfer is in respect of a principal amount of Senior Secured Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private
               Placement Legend printed on the Definitive Note and/or the
               Definitive Notes and in the Indenture and the Securities Act.

4. [_] Check if Transferee will take delivery of a beneficial interest in an
Unrestricted Global Note or of an Unrestricted Certificated Note.

     (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is
being effected pursuant to and in accordance with Rule 144 under the Securities
Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private
Placement Legend are not required in order to maintain compliance with the
Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated
Note will no longer be subject to the restrictions on transfer enumerated in the
Private Placement Legend printed on the Restricted Global Notes, on Restricted
Certificated Notes and in the Indenture.

     (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is
being effected pursuant to and in accordance with Rule 903 or Rule 904 under the
Securities Act and in compliance with the transfer restrictions contained in the
Indenture and any applicable blue sky securities laws of any state of the United
States and (ii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
Certificated Note will no longer be

                                                                       Exhibit B
                                                                          Page 4

subject to the restrictions on transfer enumerated in the Private Placement
Legend printed on the Restricted Global Notes, on Restricted Certificated Notes
and in the Indenture.

     (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer
is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or
Rule 904 and in compliance with the transfer restrictions contained in the
Indenture and any applicable blue sky securities laws of any State of the United
States and (ii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or
Restricted Certificated Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                        ________________________________________
                                               [Insert Name of Transferor]

                                        BY:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: ________, ____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a)  o    a beneficial interest in the:

          (i)     [_] Global Note (CUSIP _____), or

          (ii)    [_] Regulation S Global Note (CUSIP _____), or

          (iii)   [_] Certificated Note (Number _____); or

     (b)  o a Restricted Certificated Note.

2.   After the Transfer, the Transferee will hold:

                                   [CHECK ONE]

     (a)  o    a beneficial interest in the:

          (i)     [_] Global Note (CUSIP _____), or

          (ii)    [_] Regulation S Global Note (CUSIP _____), or

          (iii)   [_] Certificated Note (CUSIP _____); or

          (iv)    [_] Unrestricted Global Note (CUSIP _____); or

     (b)  o    a Restricted Certificated Note; or

     (c)  o    an Unrestricted Certificated Note, in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

OrCal Geothermal Inc.
980 Greg Street
Sparks, Nevada 89431
Tel.: (775) 356-9029
Fax: (775) 356-9039
Attention: President

Union Bank of California, N.A.
350 California Street, 11th Floor
San Francisco, CA 94104
Tel.: (415) 273-2519
Fax: (415) 273-2492
Attention: Corporate Trust Department

Re: 6.21% Senior Secured Notes Due December 30, 2020

                                (CUSIP _________)

          Reference is hereby made to the Indenture, dated as of December 8,
2005 (the "Indenture"), among OrCal Geothermal Inc., as issuer, OrHeber 1 Inc.,
OrHeber 2 Inc., Second Imperial Geothermal Company, Heber Field Company, Heber
Geothermal Company, as guarantors, and Union Bank of California, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ____________, (the "Owner") owns and proposes to exchange the Senior
Secured Note [s] or interest in such Senior Secured Note [s] specified herein, in the principal amount of $____________ in such Senior Secured Note [s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Certificated Notes or Beneficial Interests in a
Restricted Global Note for Unrestricted Certificated Notes or Beneficial
Interests in an Unrestricted Global Note

     (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global
Notes and pursuant to and in accordance with the United States Securities Act of
1933, as amended (the "Securities

                                                                       Exhibit C
                                                                          Page 2

Act"), (iii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global
Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO UNRESTRICTED CERTIFICATED NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an
Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated
Note is being acquired for the Owner's own account without transfer, (ii) such
Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the
Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [_] CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO
BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the
Owner's Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii)
such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the
Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [_] CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO
UNRESTRICTED CERTIFICATED NOTE. In connection with the Owner's Exchange of a
Restricted Certificated Note for an Unrestricted Certificated Note, the Owner
hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted
Certificated Notes and pursuant to and in accordance with the Securities Act,
(iii) the restrictions on transfer contained in the Indenture and the Private
Placement Legend are not required in order to maintain compliance with the
Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the
United States.

2. Exchange of Restricted Certificated Notes or Beneficial Interests in
Restricted Global Notes for Restricted Certificated Notes or Beneficial
Interests in Restricted Global Notes.

     (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO RESTRICTED CERTIFICATED NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted
Certificated Note with an equal principal

                                                                       Exhibit C
                                                                          Page 3

amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the
Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

     (b) [_] CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO
BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OR CERTIFICATED NOTE. In
connection with the Exchange of the Owner's Restricted Certificated Note for a
beneficial interest in the [CHECK ONE] [_] "Global Note", [_] "Regulation S
Global Note", [_] "Certificated Note" with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global
Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the
United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act

                                                                       Exhibit C
                                                                          Page 4

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                        ________________________________________
                                                 [Insert Name of Owner]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: __________, ____

                                    EXHIBIT D

                            SUBORDINATION PROVISIONS

          Section 1. Definitions and Rules of Interpretation. The following terms shall have the following meanings:

1.1  "Pledge Agreement" means that Pledge and Security agreement, dated as of
     [________], between the Subordinated Lender and the Collateral Agent, with respect to certain collateral described therein granted by the Subordinated
     Lender in favor of the Collateral Agent for the benefit of the Secured
     Parties.

1.2  "Subordinated Debt" shall mean any Indebtedness of the Issuer incurred pursuant to the Subordinated Loan Agreement.

1.3  "Subordinated Lender" shall mean [Insert name of Lender].

          Section 2. Ranking of Senior Secured Obligations

2.1  Until the earlier of (x) the payment in full in cash of the Senior Secured
     Obligations or (y) to the extent permitted under the relevant Financing
     Documents, the legal defeasance of the Senior Secured Obligations in full in accordance with the express terms and conditions of the related
     Financing Documents, (i) the Subordinated Lender and the Issuer hereby agree that all Subordinated Debt is and shall be subordinated in right of payment and liquidation in relation to all Senior Secured Obligations to the extent and in the manner hereinafter set forth, (ii) except as provided in Section 2.2 hereof, no payments or other distributions whatsoever in respect of any part of the Subordinated Debt shall be made nor shall any property or assets of the Issuer or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any part of the
     Subordinated Debt, and (iii) except to the extent and in the manner provided herein, the Subordinated Lender agrees that it will not ask, demand, sue for, or take or receive from or for the account of the Issuer
     (whether directly or indirectly), by set-off or in any other manner, the
     Subordinated Debt, or any security therefor, except with the prior written consent of each of the Secured Parties.

2.2  Notwithstanding the restrictions set forth in Section 2.1 above, but without limitation to the rights of the Secured Parties under the terms of the Financing Documents, until the earlier of (x) the payment in full in cash of the Senior Secured Obligations or (y) to the extent permitted pursuant to the relevant Financing Documents, the legal defeasance of the
     Senior Secured Obligations in full in accordance with the express terms and conditions of the related Financing Documents, the Issuer may make repayments of principal of, other prepayments of principal of, and payments of interest on, and other amounts owing in respect of, the Subordinated
     Debt solely out of and to the extent of any

                                                                       Exhibit D
                                                                          Page 2

     funds permitted to be paid to the Issuer out of the Distribution Account in accordance with the provisions of the Depositary Agreement.

2.3  Payments of the Subordinated Debt not payable by reason of Section 2.2 above shall be deferred until the date on which such payment may be made in accordance with the terms hereof; provided that, in the event that the payment of the Subordinated Debt is so deferred or the conditions to payment have not been satisfied in accordance with the terms hereof, such delay in payment shall not constitute a default in respect of the
     Subordinated Debt.

          Section 3. No Payment in Certain Circumstances. Until the earlier of
(x) the payment in full in cash of the Senior Secured Obligations or (y) to the extent permitted pursuant to the relevant Financing Documents, the legal defeasance of the Senior Secured Obligations in full in accordance with the express terms and conditions of the related Financing Documents, and without limitation to the rights of the Secured Parties under the terms of the Financing
Documents:

3.1  upon any distribution or application of the assets of the Issuer in connection with any liquidation, dissolution or other proceeding for the winding up of the Issuer (whether partial or complete) or any proceeding for insolvency or bankruptcy (whether voluntary or involuntary) or any receivership, reorganization or other similar case or proceeding in connection therewith, or any assignment for the benefit of creditors or arrangement with creditors, whether or not pursuant to the insolvency, bankruptcy or similar laws of any jurisdiction, or the sale of all or substantially all of the assets of the Issuer or any other marshalling of assets and liabilities of the Issuer:

     3.1.1 the Senior Secured Obligations shall first be irrevocably and indefeasibly paid in full to the Secured Parties before the
           Subordinated Lender shall be entitled to receive any payment on account of the Subordinated Debt or any other interests in the Issuer arising from the Subordinated Debt whether in cash, securities or other assets; and

     3.1.2 any payment or distribution of assets of the Issuer of any kind or character in respect of the Subordinated Debt to which the
           Subordinated Lender would be entitled if the Subordinated Debt were not subordinated pursuant to the terms hereof shall be made by the trustee, liquidator or agent or other Person making such payment or distribution, directly to the Secured Parties until the Senior
           Secured Obligations are irrevocably and indefeasibly paid in full and in cash and the Subordinated Lender irrevocably authorizes and empowers the Collateral Agent, acting for and on behalf of the
           Secured Parties, to receive and collect on its behalf any and all such payments or distributions;

3.2  without limitation to the foregoing, in the event any of the Distribution
     Conditions (as defined in the Depositary Agreement) are not satisfied, then no payment of principal, interest or other amounts owing shall be made by the Issuer on or in respect of the

                                                                       Exhibit D
                                                                          Page 3

     Subordinated Debt, and the Subordinated Lender agrees that it will not ask, demand, sue for, take or receive from or for the account of the Issuer
     (whether directly or indirectly), by set-off or in any other manner, or retain payment (in whole or in part) of, the Subordinated Debt, or any security therefor, until payments are permitted to be made out of the
     Distribution Account in accordance with the provisions of the Depositary
     Agreement;

3.3  if, for any reason whatsoever and whether pursuant to a bankruptcy, liquidation or similar proceeding or otherwise, the Issuer shall make or the Subordinated Lender shall receive any payment or distribution of any kind or character, whether in cash, securities or other property, on account or in respect of the Subordinated Debt in contravention of any of the terms set forth herein, the Subordinated Lender shall hold any such payment or distribution in trust for the benefit of the Secured Parties, promptly notify the Collateral Agent of the receipt of such payment or distribution and promptly pay over or deliver such distribution or payment to the Collateral Agent, or to any other Person nominated by the Collateral
     Agent, to hold for the account of the Secured Parties. In the event of failure of the Subordinated Lender to make any such endorsement or assignment, the Collateral Agent is irrevocably authorized by the
     Subordinated Lender to make the same; provided, however, that nothing in this sentence shall be deemed to restrict any rights of the Secured Parties to enforce in any manner provided under applicable law the obligation of the Subordinated Lender to make any such endorsement or assignment; and

3.4  notwithstanding any provision to the contrary herein or in any other
     Financing Document, no payment or delivery shall be made to the
     Subordinated Lender in payment of, or in satisfaction for, any amount owed to it under the Subordinated Loan Agreement, of securities or other Senior
     Secured Obligations which are issued upon any merger, consolidation, sale, lease, transfer or other disposal by any Person succeeding to the Issuer or acquiring the Issuer's property and assets, unless such securities or
     Senior Secured Obligations are pledged in favor of the Secured Parties and subordinate and junior at least to the extent provided herein to the irrevocable and indefeasible payment in full in cash (or, to the extent permitted pursuant to the relevant Financing Agreements, legal defeasance in full in accordance with the express terms and conditions of the related
     Financing Documents) of all Senior Secured Obligations and to the payment of any stock or Senior Secured Obligations which are issued in exchange or substitution for any such Senior Secured Obligations.

          Section 4. Authorizations to Collateral Agent. Until the earlier of
(x) the payment in full in cash of the Senior Secured Obligations or (y) to the extent permitted pursuant to the relevant Financing Agreements, the legal defeasance of the Senior Secured Obligations in full in accordance with the express terms and conditions of the related Financing Documents, and without limitation to the rights of the Secured Parties under the terms of the Financing
Documents, the Subordinated Lender (i) irrevocably authorizes and empowers
(without imposing any obligation on) the Collateral Agent to claim, enforce, demand, sue for, collect and receive all payments and distributions on or in respect of the Subordinated Debt which are required to be paid or delivered to any Secured Party, as provided herein, and to file and prove all claims

                                                                       Exhibit D
                                                                          Page 4

therefor, give receipts and take all such other action, in the name of the
Subordinated Lender or otherwise, necessary or appropriate for the enforcement of these subordination provisions, (ii) irrevocably authorizes and empowers
(without imposing any obligation on) the Collateral Agent to vote the
Subordinated Debt in favor of or in opposition to any matter which may come before any meeting of creditors of the Issuer generally or in connection with, or in anticipation of, any insolvency or bankruptcy case or proceeding, or any proceeding under any laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions or extensions relative to the Issuer, and (iii) agrees to execute and deliver to the Collateral Agent all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and to take all such other action, as may be necessary or as may be reasonably requested by any Secured Party in order to enable the Collateral Agent to accomplish the foregoing.

          Section 5. Non-Impairment. None of the Senior Secured Obligations of
the Issuer shall be impaired by the Secured Parties:

5.1  agreeing with the Issuer, the Subordinated Lender or any other Person as to any amendment, variation, assignment, novation, extension or departure
     (however substantial or material) of, to or from any Transaction Document
     (including changing the manner, place or terms of payment of or extending the time of payment of, or renewing or altering, the Senior Secured
     Obligations, or otherwise amending or supplementing in any manner the
     Senior Secured Obligations or any instrument evidencing the same or any agreement under which the Senior Secured Obligations are outstanding, or any Financing Document) so that any such amendment, variation, assignment, novation or departure shall, whatever its nature, be binding upon the
     Subordinated Lender in all circumstances;

5.2  releasing, granting any time, any indulgence or any waiver of any kind to, or composition with, the Issuer, the Subordinated Lender or any other
     Person (including, without limitation, the waiver of any preconditions for drawing under, or of any breach of, the Financing Documents or the exercise or the failure to exercise any rights against the Issuer and any other
     Person), or entering into any transaction or arrangements whatsoever with or in relation to the Issuer, the Subordinated Lender and/or any other
     Person;

5.3  taking, accepting, varying, dealing with, exchanging, renewing, enforcing, failing to enforce, take up or perfect, abstaining from enforcing, surrendering or releasing any security, right of recourse, set-off or combination or other right, remedy or interest held by the Secured Parties in connection with the Senior Secured Obligations or any part thereof, or acting in relation to the Transaction Documents in such manner as it thinks fit;

5.4  failing to present or observe any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

                                                                       Exhibit D
                                                                          Page 5

5.5  claiming, proving for, accepting or transferring any payment in respect of the Senior Secured Obligations in any composition by, or winding up of, the
     Issuer, the Subordinated Lender and/or any other Person or abstaining from so claiming, proving for, accepting or transferring; or

5.6  actually or purportedly assigning all or any portion of the Senior Secured
     Obligations to any other Person.

To the fullest extent permitted by applicable law, no change of law or circumstances shall release or diminish any of the Subordinated Lender's liabilities, agreements or duties hereunder, affect the provisions set forth herein in any way, or afford the Subordinated Lenders any recourse against any of the Secured Parties.

          Section 6. Benefit of Subordination Provisions. These subordination provisions are intended solely to define the relative rights of the Secured
Parties, the Subordinated Lender, and their respective successors and permitted assigns. Nothing contained in this Agreement is intended to or shall impair, as between the Issuer, its creditors (other than the Secured Parties) and the
Subordinated Lender, the obligation of the Issuer, which is absolute and unconditional, to pay to the Subordinated Lender the principal of and interest on the Subordinated Debt as and when the same shall become due and payable in accordance with, and subject to, the terms of this Agreement and the
Subordinated Loan Agreement (as modified hereby), or to affect the relative rights of the Subordinated Lender and the creditors of the Issuer (other than the Secured Parties).

          Section 7. Reinstatement. If any payment to any of the Secured Parties by the Issuer or any other Person in respect of any of the Senior Secured
Obligations is held to constitute a preference or a voidable transfer under applicable law, or if for any other reason any Secured Party is required to refund such payment to the Issuer or to such Person or to pay the amount thereof to any other Person, such payment to such Secured Party shall not constitute a release of any of the Subordinated Lender from any of its liability hereunder, and the Subordinated Lender agrees and acknowledges that the provisions set forth herein shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

          Section 8. Restrictions on Transfers. The Subordinated Lender may
transfer (by sale, novation or otherwise) any of its rights or obligations under the Subordinated Debt and under these subordination provisions unless (i) such transfer is in connection with a transfer of all or a portion of its respective interest in the Subordinated Debt as expressly permitted under the Financing
Documents and (ii) the transferee of such interest first agrees in writing to be bound by the terms of this Agreement applicable to the transferor of such interest and executes an instrument to that effect.

          Section 9. Affirmative Covenants of the Subordinated Lender. The
Subordinated Lender shall:

9.1  until the earlier of (x) the payment in full in cash of the Senior Secured
     Obligations or (y) to the extend permitted by the relevant Financing
     Documents, the legal defeasance

                                                                       Exhibit D
                                                                          Page 6

     of the Senior Secured Obligations in full in accordance with the express terms and conditions of the related Financing Documents, promptly deliver to the Collateral Agent copies of each amendment or modification to any agreement relating to the Subordinated Debt agreed to which the
     Subordinated Lender is a party (so long as such amendment or modification does not purport to share or modify any of the terms hereof);

9.2  until the earlier of (x) the payment in full in cash of Senior Secured
     Obligations or (y) to the extent permitted by the relevant Financing
     Documents, the legal defeasance of the Senior Secured Obligations in full in accordance with the express terms and conditions of the related
     Financing Documents, cause to be clearly inserted in any instrument which at any time evidences any part of the Subordinated Debt owing to the
     Subordinated Lender a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Agreement;

9.3  cause its right to receive any payment in respect of the Subordinated Debt to be subject to the Liens created by the Security Documents and, if required by applicable law, cause any agreement or instrument evidencing such right to be registered or filed with the appropriate Governmental
     Authorities in order to perfect such Liens created by the Security
     Documents and cause any instrument which at any time evidences any part of the Subordinated Debt owing to the Subordinated Lender and any proceeds deriving therefrom to be pledged in favor of the Secured Parties and, to the extent evidenced by a note, an original of such instrument shall be delivered to the order of the Collateral Agent with appropriate endorsements thereto executed in blank; and

9.4  at its own cost, file all documents or instruments necessary or advisable and do all things as any Secured Party may reasonably request in order to carry out more effectively the intent and purpose of these subordination provisions.

          Section 10. Negative Covenants of the Subordinated Lender. Until the
earlier of (x) the payment in full in cash of the Senior Secured Obligations or
(y) to the extent permitted by the relevant Financing Documents, the legal defeasance of the Senior Secured Obligations in full in accordance with the express terms and conditions of the related Financing Documents, the
Subordinated Lender shall not:

10.1 create, agree to create or permit to exist, any Lien, whether arising by statute, in law or equity or by contract (howsoever ranking in point of priority) of any nature whatsoever in, over or affecting the Subordinated
     Debt owing to the Subordinated Lender, other than pursuant to the Security
     Documents and those contemplated hereunder;

10.2 without the prior written consent of the Collateral Agent (acting on instructions from the Secured Parties), sue for payment of, or accelerate the maturity of, or initiate any proceedings or take any other actions to enforce any of the Subordinated Debt owing to the Subordinated Lender;

                                                                       Exhibit D
                                                                          Page 7

10.3 whether by set-off, counter-claim or otherwise, reduce any amount owing by the Subordinated Lender to the Issuer by an amount payable by the Issuer or any Affiliate or other Person to the Subordinated Lender in respect of the
     Subordinated Debt;

10.4 initiate, support, permit or join any creditor in bringing any proceeding against the Issuer under any bankruptcy, insolvency, reorganization, receivership or similar law of any jurisdiction (to recover all or any part of the Subordinated Debt or any other liability owed to the Subordinated
     Lender), except at the written request of the Collateral Agent; provided that if any Secured Party initiates or joins such a proceeding, the
     Subordinated Lender may request that the Collateral Agent file a proof of claim on the Subordinated Lender's behalf, and if the Collateral Agent fails within a reasonable time period, taking into account any statutory or other deadlines, following such a request to file such a claim and furnish a copy thereof to the Subordinated Lender, the Subordinated Lender may
     proceed to file a proof of claim with respect to the Subordinated Debt, so long as the Collateral Agent retains all of its rights hereunder, including its authority to vote the Subordinated Debt in such a proceeding in accordance with Section 4 herein and none of the Secured Parties' right in such a proceeding are diminished in any way.

10.5 permit to subsist or receive any guarantee or other assurance against loss in respect of all or any part of the Subordinated Debt owing to the
     Subordinated Lender (other than those guarantees and/or assurances against loss that the Subordinated Lender would normally acquire in the ordinary course of business, based upon its exercise of prudent business judgment, including, but not limited to political risk insurance, currency and interest rate hedging agreements, and other similar instruments; provided that such guarantees and/or assurances do not give rise to any direct or indirect recourse against the Issuer by the providers of such guarantees and/or assurances) or accept, or otherwise take, any collateral security for such Subordinated Debt or commence enforcement proceedings with respect to, or against, any collateral security for such Subordinated Debt;

10.6 subordinate all or any part of the Subordinated Debt owing to the
     Subordinated Lender or the proceeds thereof to any sums owing by the Issuer to any Persons other than the Secured Parties; or

10.7 take or omit to take any action whereby the subordination hereunder of all or any part of the Subordinated Debt may be impaired.

          Section 11. Security Interest. (a) The Subordinated Lender hereby acknowledges and agrees that it shall have delivered to the Collateral Agent the
Pledge Agreement in respect of such Subordinated Debt, and the Subordinated
Lender hereby acknowledges that it has assigned and granted to the Collateral
Agent, for the benefit of the Secured Parties, a first priority Lien on such
Subordinated Debt and, to the extend applicable, any subordinated note evidencing such Subordinated Debt, as collateral security for the payment and performance when due of the Senior Secured Obligations.

                                                                       Exhibit D
                                                                          Page 8

          (b) The Subordinated Lender hereby acknowledges and agrees that upon the conversion of any Subordinated Debt into equity pursuant to Section 12 below, the Subordinated Lender will either (i) confirm in writing to the
Collateral Agent that such equity interests are subject to a first priority Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Pledge Agreement or (ii) provide to the Collateral Agent a pledge agreement in substantially the same form as the Pledge Agreement pursuant to which the Subordinated Lender will grant a first priority Lien in such equity interests in favor of the Collateral Agent, for the benefit of the Secured
Parties.

          Section 12. Conversion of Subordinated Debt. Upon the commencement of the Collateral Agent's exercise of remedies following an Event of Default pursuant to Section 5.2 of the Indenture, including the foreclosure on any
Collateral, the Subordinated Lender and the Issuer shall, at the request of the
Collateral Agent, immediately cause all Subordinated Debt then outstanding to be converted into equity of the Issuer.

          Section 13. Legend. The Subordinated Loan Agreement shall bear a legend (or otherwise include notice provisions satisfactory to the Collateral
Agent) providing that payment of the Subordinated Debt hereunder have been subordinated to prior payment of the Senior Secured Obligation in the manner and to the extent set forth in this Agreement.

          Section 14. Waiver of Subrogation.

14.1 Notwithstanding anything to the contrary herein or in any other Financing
     Document, until the earlier of (x) the payment in full in cash of the
     Senior Secured Obligations or (y) to the extent permitted pursuant to the relevant Financing Documents, the legal defeasance of the Senior Secured
     Obligations in full in accordance with the express terms and conditions of the related Financing Documents, the Subordinated Lender irrevocably waives any claim or other rights which it may now have or hereafter acquire against the Issuer that arise from the existence or performance of its obligations hereunder including any and all rights of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Secured Parties against the
     Issuer, or any security which the Secured Parties may now have or hereafter acquire, by any payment made hereunder or otherwise, including the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.

14.2 For the purposes of such waiver of subrogation, any payments or distributions to the Secured Parties of any cash, property or securities to which the Subordinated Lender would be entitled except for these provisions shall, as between the Issuer and the Subordinated Lender and their respective other creditors, be deemed to be a payment by the Issuer to or on account of the Senior Secured Obligations.

14.3 Subject to and solely after the earlier of (x) the payment in full in cash of the Senior Secured Obligations or (y) to the extent permitted pursuant to the relevant Financing Documents, the legal defeasance of the Senior
     Secured Obligations in full in

                                                                       Exhibit D
                                                                          Page 9

     accordance with the express terms and conditions of the related Financing
     Documents, the Subordinate Lender, to the extent of any payments made to it prior to such date and paid over to the Secured Parties in accordance with the terms of this Agreement, shall be subrogated to the rights of the
     Secured Parties to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Secured Obligations until all amounts owing on the Senior Secured Obligations shall be paid in full, it being understood that the provisions of this Agreement are intended solely for the purpose of defining the relative rights of the Subordinated
     Lender and the Secured Parties; provided that such rights of subrogation shall be nonexclusive, and shall be shared with any other subordinated creditor of the Issuer which has entered into an agreement with the
     Collateral Agent providing similar rights of subrogation.

          Section 15. Exercise of Powers.

15.1 The Collateral Agent shall be entitled to exercise its rights and powers under these subordination provisions in such a manner and at such times as the Secured Parties in their absolute discretion may determine in accordance with, and subject to the terms and conditions of, the Financing
     Documents. None of the Secured Parties or the Collateral Agent shall be liable for any losses arising in connection with the exercise of or failure to exercise any of its rights, powers and discretions hereunder.

15.2 The Subordinated Lender alone shall be responsible for their contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by them.

                                   EXHIBIT E-1

                           FORM OF DEED OF TRUST (FEE)

                                   EXHIBIT E-1

                           FORM OF DEED OF TRUST (FEE)

                                    Agreement

         NOW, THEREFORE, to secure the prompt and complete payment and performance when due, by acceleration or otherwise, of the Senior Secured Notes and all other Senior Secured Obligations of the Note Issuer and the Guarantors
(including Trustor) to Beneficiary and the other Secured Parties pursuant to the
Indenture and the other Financing Documents (collectively, the "Secured
Obligations"), Trustor, intending to be legally bound, does hereby grant, bargain, sell, convey, warrant, assign, transfer, mortgage, pledge, set over and confirm unto Trustee in trust for Beneficiary as set forth in this Deed of
Trust, with power of sale and right of entry and possession, for the benefit of
Beneficiary and the other Secured Parties, all of Trustor's estate, right, title, interest, property, claim and demand, now or hereafter arising, in and to the following property and rights (collectively, the "Mortgaged Property"):

                  (a) all of that real property located in the County of
         _________, State of ________, described on Exhibit A hereto
         (collectively, the "Site");

                  (b) any and all easements, leases, licenses, option rights, rights-of-way and other rights used in connection with the Site or as a means of access thereto, all easements for ingress and egress and easements for water, transmission lines, telephone lines, natural gas and sewage pipelines, and all other such rights running in favor of
         Trustor, or appurtenant to the Site, and any and all sidewalks, alleys, strips and gores of land adjacent thereto or used in connection therewith, together with all and singular the tenements, hereditaments and appurtenances thereto, and with any land lying within the right-of-way of any streets, open or proposed, adjoining the same
         (collectively, the "Easements"; and the Site and the Easements
         collectively referred to herein as the "Real Property");

                  (c) all buildings, structures, fixtures and other improvements now or hereafter erected on the Real Property, including the Project
         (collectively, the "Improvements");

                  (d) all machinery, apparatus, equipment, fittings, fixtures, boilers, turbines and other articles of personal property, including all goods and all goods which become fixtures, now owned or hereafter acquired by Trustor and now or hereafter located on, attached to or used in the operation of or in connection with the Real Property or the
         Improvements, and all replacements thereof, additions thereto and substitutions therefor, to the fullest extent permitted by applicable law (all of the foregoing being hereinafter collectively called the
         "Equipment");

                                                                     Exhibit E-1
                                                                          Page 2

                  (e) all inventory, raw materials, work in process and other materials used or consumed in the construction, operation or maintenance of, or now or hereafter located on or used in connection with, the Real Property, the Improvements or the Equipment, (including fuel and fuel deposits, now or hereafter located on the Real Property or elsewhere or otherwise owned by Trustor) (the above items, together with the Equipment, being hereinafter collectively called the "Tangible
         Collateral");

                  (f) all rights, powers, privileges and other benefits of
         Trustor (to the extent assignable) now or hereafter obtained by Trustor from any Governmental Authority, including Governmental Approvals issued in the name of Trustor and governmental actions relating to (i)
         the ownership, operation, management and use of the Real Property,
         Improvements, Equipment or Tangible Collateral, (ii) the development and financing of the Project, the Improvements and the Equipment, and
         (iii) any improvements, modifications or additions thereto;

                  (g) all the lands and interests in lands, tenements and
         hereditaments hereafter acquired by Trustor in connection with or appurtenant to the Real Property or any other property or rights subject to the lien hereof, including all interests of Trustor, whether as lessor or lessee, in any leases of land hereafter made and all rights of Trustor thereunder;

                  (h) any and all other property in any way associated or used in connection with or appurtenant to the Real Property, Improvements,
         Equipment or Tangible Collateral that may from time to time, by delivery or by writing of any kind, be subjected to the lien hereof by
         Trustor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Trustee or
         Beneficiary pursuant to this Deed of Trust, being hereby assigned to
         Beneficiary and subjected or added to the lien or estate created by this Deed of Trust forthwith upon the acquisition thereof by Trustor, as fully as if such property were now owned by Trustor and were specifically described in this Deed of Trust and subjected to the lien and security interest hereof; and each of Trustee and Beneficiary is hereby authorized to receive any and all such property as and for additional security hereunder;

                  (i) any and all contract rights, general intangibles, chattel paper, instruments, notes, letters of credit, insurance policies, insurance and condemnation awards and proceeds (including title insurance proceeds), warranties, trademarks, trade names, improvement plans and specifications (in each case whether existing now or in the future), relating to or otherwise arising in connection with the
         Mortgaged Property; and

                  (j) all the remainder or remainders, reversion or reversions, rents, revenues, issues, profits, royalties, income and other benefits derived from any of the foregoing, all of which are hereby assigned to
         Beneficiary, who is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same in accordance with the provisions of this Deed of Trust.

         TO HAVE AND TO HOLD the said Mortgaged Property, whether now owned or held or hereafter acquired, unto Beneficiary, its successors and assigns, pursuant to the provisions of this Deed of Trust.

                                                                     Exhibit E-1
                                                                          Page 3

         IT IS HEREBY COVENANTED, DECLARED AND AGREED that the lien, security interest or estate created by this Deed of Trust to secure the payment of the
Secured Obligations, both present and future, shall be first, prior and superior to any Lien, security interest, reservation of title or other interest heretofore, contemporaneously or subsequently suffered or granted by Trustor, its legal representatives, successors or assigns, except only those, if any, expressly hereinafter referred to and that the Mortgaged Property is to be held, dealt with and disposed of by Beneficiary, upon and subject to the terms, covenants, conditions, uses and agreements set forth in this Deed of Trust. If, notwithstanding any provisions in this Deed of Trust to the contrary, enforcement of the liability of Trustor hereunder for the full amount of the
Secured Obligations would be an unlawful or voidable transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of Trustor hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

         PROVIDED ALWAYS, that upon payment in full of the Secured Obligations in accordance with the terms and provisions hereof and of the other Financing
Documents and the observance and performance by Trustor of its covenants and agreements set forth herein and therein, then this Deed of Trust and the estate hereby and therein granted shall cease and be void and shall be reconveyed as provided herein below.

                                   ARTICLE 1
                                  DEFINITIONS

                1.1 Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in Article I of the
Indenture. Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such document is in effect. In addition, for purposes of this Deed of Trust, the following definitions shall apply:

         "Indenture" has the meaning ascribed to it in the Recitals.

         "Counterparty" has the meaning ascribed to it in Section 5.17 below.

         "Easements" has the meaning ascribed to it in the Granting Clauses.

         "Equipment" has the meaning ascribed to it in the Granting Clauses.

         "Improvements" has the meaning ascribed to it in the Granting Clauses.

         "Leases" has the meaning ascribed to it in Section 2.4 below.

         "Mortgaged Property" has the meaning ascribed to it in the Granting
Clauses.

         "Proceeds" has the meaning assigned to it under the UCC (as defined in
Section 2.14.1 below) and, in any event, shall include, (i) any and all proceeds of any insurance (including, property casualty and title insurance), indemnity, warranty or guaranty payable from time to time with respect to any of the
Mortgaged Property; (ii) any and all proceeds in the form of accounts (as

                                                                     Exhibit E-1
                                                                          Page 4

such term is defined in the UCC), security deposits, tax escrows (if any), down payments (to the extent the same may be pledged under applicable law), collections, contract rights, documents, instruments, letters of credit, chattel paper, liens and security instruments, guaranties or general intangibles relating in whole or in part to the Mortgaged Property and all rights and remedies of whatever kind or nature Trustor may hold or acquire for the purpose of securing or enforcing any obligation due Trustor thereunder.

         "Project" means an approximately ___ MW geothermal electric power project located in Heber, California and owned by Trustor.

         "Real Property" has the meaning ascribed to it in the Granting Clauses.

         "Rents" has the meaning ascribed to it in Section 2.4 below.

         "Secured Obligations" has the meaning ascribed to it in the Granting
Clauses.

         "Site" has the meaning ascribed to it in the Granting Clauses.

         "Tangible Collateral" has the meaning ascribed to it in the Granting
Clauses.

         "UCC Collateral" has the meaning given ascribed in Section 2.14.1 below.

                1.2 Accounting Terms. As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein shall have the respective meanings given to them under GAAP.

                1.3 The Rules of Construction. The rules of construction as set forth in the Indenture shall govern the terms, conditions and provisions hereof.
In the event of any conflict between those set forth in this Deed of Trust and the Indenture, the latter shall be deemed controlling and shall preempt the former.

                                   ARTICLE 2
                        GENERAL COVENANTS AND PROVISIONS

                2.1 Trustor Performance of Financing Documents. Trustor shall perform, observe and comply with each and every provision hereof, and with each and every provision contained in the Financing Documents, and shall promptly pay to Beneficiary, when payment shall become due under the Indenture, the principal with interest thereon and all other sums required to be paid by Trustor under this Deed of Trust and the other Financing Documents at the time and in the manner provided in the Financing Documents. If enforcement of the liability of
Trustor under this Deed of Trust for the full amount of the Secured Obligations would be an unlawful or voidable transfer under any fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of Trustor hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

                2.2 General Representations, Covenants and Warranties. Trustor
represents, covenants and warrants that as of the date hereof: (a) Trustor has good, marketable, valid and legal (i) fee simple title to the Site and the
Improvements and (ii) interest in the rights granted pursuant to

                                                                     Exhibit E-1
                                                                          Page 5

the Easements, in each case free and clear of all Liens except for the Title
Exceptions or Permitted Liens (as applicable under Section 4.08 under the
Indenture); (b) Trustor has good, marketable, valid and legal title to all other
Mortgaged Property, free and clear of all Liens other than Permitted Liens; (c)
Trustor has the full power and authority to encumber the Mortgaged Property in the manner set forth herein; (d) the Title Exceptions relating to the Mortgaged
Property do not, in the aggregate, materially and adversely affect the value, operations or use of the Project; and (e) the Mortgaged Property includes all of
Trustor's material real property interests (including fee, leasehold and easement interests).

                2.3 Insurance; Application of Insurance Proceeds; Application of
Eminent Domain Proceeds.

                2.3.1 Trustor shall at its sole expense obtain for, deliver to, assign and maintain for the benefit of Beneficiary, during the term of this Deed of Trust, insurance policies insuring the Mortgaged Property (to the extent insurable) and liability insurance policies, all in accordance with the requirements of Sections 4.07 and 4.42 of the Indenture. Trustor shall pay promptly when due any premiums on such insurance policies and on any renewals thereof. In the event of the foreclosure of this Deed of Trust or any other transfer of the Mortgaged Property in extinguishment of the indebtedness and other sums secured hereby, all right, title and interest of Trustor in and to all casualty insurance policies, and renewals thereof then in force, shall pass to the purchaser or grantee in connection therewith.

                2.3.2 All Loss Proceeds and Eminent Domain Proceeds shall be paid or shall be applied in accordance with the provisions of the Financing
Documents.

                2.4 Assignment of Rents. Trustor unconditionally and absolutely assigns to Beneficiary all of Trustor's right, title and interest in and to: all leases, subleases, occupancy agreements, licenses, rental contracts and other similar agreements now or hereafter existing relating to the use or occupancy of the Mortgaged Property, together with all guarantees, modifications, extensions and renewals thereof (the "Leases"); and all rents, issues, profits, income and proceeds due or to become due from tenants of the Mortgaged Property, including rentals and all other payments of any kind under any leases now existing or hereafter entered into, together with all deposits (including security deposits)
of tenants thereunder ("Rents") effective to create a present security interest in existing Leases and Rents under California Civil Code Section 2938. Subject to the provisions herein below, Beneficiary shall have the right, power and authority to: notify any person that the Leases have been assigned to
Beneficiary and that all Rents and other obligations are to be paid directly to
Beneficiary, whether or not Beneficiary has commenced or completed foreclosure or taken possession of the Mortgaged Property; settle compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; enter upon, take possession of and operate the Mortgaged Property; lease all or any part of the Mortgaged
Property; perform any and all obligations of Trustor under the Leases and exercise any and all rights of Trustor therein contained to the full extent of
Trustor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver; or while any Event of Default exists, exercise any or all remedies provided in Article 3 hereof, including the right to have a receiver appointed and any other rights and remedies under California
Civil Code Section 2938;

                                                                     Exhibit E-1
                                                                          Page 6

provided, however, that this assignment shall not impose upon Beneficiary any duty to produce Rents, nor shall it cause Beneficiary to be (i) a "mortgagee in possession" for any purpose; (ii) responsible for performing any obligations of the lessor, licensor or other counterparty under any Lease; or (iii) be responsible for waste committed by lessees or any other parties, for any dangerous or defective condition in the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged
Property. At Beneficiary's request, Trustor shall deliver a copy of this Deed of
Trust to each tenant under a Lease. Trustor irrevocably directs any tenant, without any requirement for notice to or consent by Trustor, to comply with all demands of Beneficiary under this Section 2.4 and to turn over to Beneficiary on demand all Rents which it owes under a Lease. Beneficiary shall have the right, but not the obligation, to use and apply all Rents received hereunder in such order and such manner as Beneficiary may determine in accordance with the
Indenture. Notwithstanding the foregoing, Trustor is entitled to collect and receive the Rents and to retain, use and enjoy such Rents until such time as the
Beneficiary provides notice to the contrary upon the occurrence of any Event of
Default, in which case Trustor shall immediately, without any further act or request on part of Beneficiary, turn over to Beneficiary all Rents which it receives. Trustor shall apply any Rents which it receives to the payment due under the Secured Obligations, taxes, assessments, water charges, sewer rents and other governmental charges levied, assessed or imposed against the Mortgaged
Property, insurance premiums, and other obligations of lessor under the Leases before using such proceeds for any other purpose.

                2.5 [Intentionally Omitted].

                2.6 Indemnification. Trustor hereby indemnifies Beneficiary against, and holds harmless Beneficiary from, all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys' fees and other legal expenses, costs of inspection and other expenses that either may suffer or incur: (i) by reason of this Deed of Trust; (ii) by reason of the execution of this trust or in performance of any act required or permitted hereunder or by an
Applicable Law, including the disclosure or non-disclosure of any facts relating to the Mortgaged Property, or any part thereof, incidental to a judicial or non-judicial sale; or (iii) as a result of any failure of Trustor to perform its obligations. The above obligation of Trustor to indemnify and hold harmless
Beneficiary shall survive the release and cancellation of the Secured
Obligations and the release and reconveyance or partial release and reconveyance of this Deed of Trust.

                2.7 Beneficiary Assumes No Secured Obligations. It is expressly agreed that, anything herein contained to the contrary notwithstanding, except as may otherwise be provided in the Financing Documents, Trustor shall remain obligated under all agreements which are included in the definition of
"Mortgaged Property" and shall perform all of its obligations thereunder in accordance with the provisions thereof, and neither Beneficiary nor any of the
Noteholders shall have any obligation or liability with respect to such obligations of Trustor, nor shall Beneficiary or any of the Noteholders be required or obligated in any manner to perform or fulfill any obligations or duties of Trustor under such agreements, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any amounts which have been assigned to Beneficiary hereunder or to which
Beneficiary or the Noteholders may be entitled at any time or times.

                2.8 Further Assurances. Trustor shall, from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be

                                                                     Exhibit E-1
                                                                          Page 7

necessary or that Trustee or Beneficiary may reasonably request, in order to perfect, continue and protect the lien and security interest granted or purported to be granted hereby and to enable Beneficiary to obtain the full benefits of the lien and security interest granted or intended to be granted hereby. Trustor shall keep the Mortgaged Property free and clear of all Liens, other than Permitted Liens. Without limiting the generality of the foregoing,
Trustor shall execute and record or file this Deed of Trust and each amendment hereto, and such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary, or as
Beneficiary or Trustee may reasonably request, in order to perfect and preserve the lien and security interest granted or purported to be granted hereby.
Trustor hereby authorizes Beneficiary to file one or more financing statements or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property necessary to preserve or protect the lien and security interest granted hereby without the signature of Trustor where permitted by law.

     2.9 Acts of Trustor. Except as provided in or permitted by the Financing
Documents, Trustor hereby represents and warrants that it has not mortgaged, hypothecated, assigned or pledged and hereby covenants that it will not mortgage, hypothecate, assign or pledge, so long as this Deed of Trust shall remain in effect, any of its right, title or interest in and to the Mortgaged
Property or any part thereof, to anyone other than Beneficiary.

     2.10 After-Acquired Property. Subject to the terms of this paragraph, any and all of the Mortgaged Property which is hereafter acquired shall immediately, without any further conveyance, assignment or act on the part of Trustor or
Beneficiary, become and be subject to the lien and security interest of this
Deed of Trust as fully and completely as though specifically described herein, but nothing contained in this Section 2.10 shall be deemed to modify or change the obligations of Trustor under Section 2.8 hereof. If and whenever from time to time Trustor shall hereafter acquire any real property or interest therein which constitutes or is intended to constitute part of the Mortgaged Property hereunder, Trustor shall promptly give notice thereof to Beneficiary and Trustor shall forthwith execute, acknowledge and deliver to Beneficiary a supplement to this Deed of Trust in form and substance reasonably satisfactory to Beneficiary subjecting the property so acquired to the lien of this Deed of Trust. At the same time, if Beneficiary so requests, Trustor shall deliver to Beneficiary either (i) an endorsement to the lender's policy of title insurance issued to
Beneficiary insuring the lien of this Deed of Trust, or (ii) a new lender's title policy (which shall include tie in coverage relating to the lender's policy described in (i), above), in each case which shall insure to Beneficiary in form and substance reasonably satisfactory to Beneficiary that the lien of this Deed of Trust as insured under such title insurance policy or policies encumbers such later acquired property and that Trustor's title to such property meets all of the applicable requirements of the Financing Documents with respect to title to Trustor's real property interests.

     2.11 Mortgaged Property.

                2.11.1 Trustor shall observe all applicable covenants, easements and other restrictions of record with respect to the Site, the Easements or to any other part of the Mortgaged Property, in all material respects.

                2.11.2 If any action or proceeding shall be instituted to evict
Trustor or to recover possession of the Mortgaged Property or any part thereof or interest therein from Trustor or any action or proceeding otherwise affecting the Mortgaged Property or this Deed of Trust

                                                                     Exhibit E-1
                                                                          Page 8

shall be instituted, then Trustor shall, immediately after receipt, deliver to
Beneficiary a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and all other pleadings and papers, however designated, served in any such action or proceeding.

                2.11.3 The lien of this Deed of Trust shall attach to all of
Trustor's rights and remedies at any time arising under or pursuant to section
365(h) of the Bankruptcy Law, including all of Trustor's rights to remain in possession of the Mortgaged Property.

                2.11.4 Trustor shall, after obtaining knowledge thereof,
promptly notify Beneficiary of any filing by or against the lessor or other party with an interest in the Mortgaged Property of a petition under the
Bankruptcy Law. Trustor shall promptly deliver to Beneficiary, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Trustor in connection with any such petition and any proceedings relating thereto.

                2.11.5 Trustor shall cause the Mortgaged Property to be
maintained in accordance with Prudent Industry Practices and will not commit or suffer to be committed any waste of the Mortgaged Property. Except in accordance with the Financing Documents, the Real Property shall not be removed, demolished or materially altered (except for normal replacement of the Equipment), without the consent of Beneficiary. Trustor will not, without obtaining the prior consent of Beneficiary, initiate, join in or consent to any private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or affecting the uses which may be made of the Mortgaged Property or any part thereof.

                2.11.6 No part of the Mortgaged Property shall in any manner be further encumbered (other than with Permitted Liens), sold, transferred, assigned or conveyed, or permitted to be further encumbered, sold, transferred, assigned or conveyed, except in accordance with the terms of the Indenture, without the prior consent of Beneficiary, which consent in any and all circumstances may be withheld in the sole and absolute discretion of
Beneficiary. The provisions of the foregoing sentence of this paragraph shall apply to each and every such further encumbrance, sale, transfer, assignment or conveyance, regardless of whether or not Beneficiary has consented to, or waived by its action or inaction its rights hereunder with respect to, any such previous further encumbrance, sale, transfer, assignment or conveyance, and, irrespective of whether such further encumbrance, sale, transfer, assignment or conveyance is voluntary, by reason of operation of law or is otherwise made.

     2.12 Power of Attorney. Trustor does hereby irrevocably constitute and appoint Beneficiary, its true and lawful attorney (which appointment is coupled with an interest), with full power of substitution, for Trustor and in the name, place and stead of Trustor or in Beneficiary's own name, for so long as any of the Secured Obligations are outstanding, to ask, demand, collect, receive, receipt for and sue for any and all rents, income and other sums which are assigned hereunder with full power to endorse the name of Trustor on all instruments given in payment or in part payment thereof, to settle, adjust or compromise any claims thereunder as fully as Trustor itself could do and in its discretion file any claim or take any action or proceeding, either in its own name or in the name of Trustor or otherwise, which Beneficiary may deem necessary or appropriate to protect and preserve the right, title and interest of Beneficiary in and to such rents, income and other sums and the security intended to be afforded hereby; provided that Beneficiary shall not exercise such rights unless an Event of Default has occurred and is continuing.

                                                                     Exhibit E-1
                                                                          Page 9

     2.13 Covenant to Pay. If an Event of Default has occurred and is continuing and such Event of Default could reasonably be expected to materially and adversely affect Beneficiary's interest hereunder in the Mortgaged Property or result in personal injury, then Beneficiary, among its other rights and remedies, shall have the right, but not the obligation, to pay, observe or perform the same, in whole or in part, and with such modifications as
Beneficiary reasonably shall deem advisable. To the extent provided in the
Financing Documents, all sums, including reasonable attorneys' fees, so expended or incurred by Beneficiary by reason of the default of Trustor, or by reason of the bankruptcy or insolvency of Trustor, as well as, without limitation, sums expended or incurred to sustain the lien or estate of this Deed of Trust or its priority, or to protect or enforce any rights of Beneficiary hereunder, or to recover any of the Secured Obligations, or to complete construction of the
Project for which the Financing Documents are intended as financing, or for repairs, maintenance, alterations, replacements or improvements thereto or for the protection thereof, or for real estate taxes or other governmental assessments or charges against any part of the Mortgaged Property, or premiums for insurance of the Mortgaged Property, shall be entitled to the benefit of the lien on the Mortgaged Property as of the date of the recording of this Deed of
Trust, shall be deemed to be added to and be part of the Secured Obligations secured hereby, and shall be repaid by Trustor as provided in the Financing
Documents.

     2.14 Security Agreement.

                2.14.1 This Deed of Trust shall also be a security agreement between Trustor and Beneficiary covering the Mortgaged Property constituting personal property or fixtures (hereinafter collectively called "UCC Collateral")
governed by the California Uniform Commercial Code ("UCC") as the same may be more specifically set forth in any financing statement delivered in connection with this Deed of Trust, and as further security for the payment and performance of the Secured Obligations, Trustor hereby grants to Beneficiary a security interest in such portion of the Mortgaged Property to the full extent that the
Mortgaged Property may be subject to the UCC. In addition to Beneficiary's other rights hereunder, Beneficiary shall have all rights of a secured party under the
UCC. Trustor shall execute and deliver to Beneficiary all financing statements and such further assurances that may be reasonably required by Beneficiary to establish, create, perfect (to the extent the same can be achieved by the filing of a financing statement) and maintain the validity and priority of
Beneficiary's security interests, and Trustor shall bear all reasonable costs thereof, including all UCC searches. Except as otherwise provided in the
Financing Documents, if Beneficiary should dispose of any of the Mortgaged
Property comprising the UCC Collateral pursuant to the UCC, ten (10) days' prior written notice by Beneficiary to Trustor shall be deemed to be reasonable notice; provided, however, Beneficiary may dispose of such property in accordance with the foreclosure procedures of this Deed of Trust in lieu of proceeding under the UCC. Beneficiary may from time to time execute and deliver at Trustor's expense, all continuation statements, termination statements, amendments, partial releases, or other instruments relating to all financing statements by and between Trustor and Beneficiary. Except as otherwise provided in the Financing Documents, if an Event of Default shall occur and is continuing, (a) Beneficiary, in addition to any other rights and remedies which it may have, may exercise immediately and without demand to the extent permitted by law, any and all rights and remedies granted to a secured party under the UCC including the right to take possession of the UCC Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of such collateral and (b) upon request or demand of Beneficiary, Trustor shall at its

                                                                     Exhibit E-1
                                                                         Page 10

expense, assemble the UCC Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Trustor shall pay to Beneficiary on demand, any and all expenses, including reasonable attorneys' fees and disbursements incurred or paid by Beneficiary in protecting the interest in the
UCC Collateral and in enforcing the rights hereunder with respect to such UCC
Collateral.

                2.14.2 Trustor and the Beneficiary agree, to the extent
permitted by law, that: (i) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9334 and
9502 of the UCC; (ii) all or a part of the Mortgaged Property are or are to become fixtures; and (iii) the addresses of Trustor and Beneficiary are as set forth in the preamble of this Deed of Trust.

                                   ARTICLE 3
                                    REMEDIES

                3.1 Acceleration of Maturity. If an Event of Default occurs and is continuing, Beneficiary may, at the election of the Required Holders (except that such acceleration shall be automatic if the Event of Default is occuring under Section 5.01(c) of the Indenture), declare the Secured Obligations to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which Trustor waives).

                3.2 Due-On Clause. If (a) the Mortgaged Property is assigned in violation of Section 4.06 of the Indenture, or (b) there is a change of control in violation of Section 5.01(k) of the Indenture, then Beneficiary may, at the election of the Required Holders, declare the Secured Obligations to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which Trustor waives).
Beneficiary's consent to any assignment or change of control shall not be deemed to be a waiver of Beneficiary's right to require its consent to any future assignment or change of control in accordance with the terms of the Indenture.

                3.3 Protective Advances. If an Event of Default shall have occurred and is continuing, then without thereby limiting Beneficiary's other rights or remedies, waiving or releasing any of Trustor's obligations, or imposing any obligation on Beneficiary, Beneficiary may, at the election of the
Required Holders, either advance any amount owing or perform any or all actions that Beneficiary considers necessary or appropriate to cure such default. No sums advanced or performance rendered by Beneficiary shall cure, or be deemed a waiver of any Event of Default.

                3.4 Institution of Equity Proceedings. If an Event of Default
occurs and is continuing, Beneficiary may, at the election of the Required
Holders, institute an action, suit or proceeding in equity for specific performance of this Deed of Trust, the Indenture or any other Financing
Document, all of which shall be specifically enforceable by injunction or other equitable remedy.

                3.5 Beneficiary's Power of Enforcement.

                                                                     Exhibit E-1
                                                                         Page 11

     3.5.1 If an Event of Default occurs and is continuing, Beneficiary, at the election of the Required Holders, shall be entitled to prepare and record on its own behalf, or to deliver to Trustee for recording, if appropriate, written declaration of default and demand for sale and written notice of breach and election to sell (or other statutory notice) to cause the Mortgaged Property to be sold either by judicial action or power of sale in accordance with the laws of the State of California to satisfy the obligations hereof, and in the case of delivery to Trustee, Trustee shall cause said notice to be filed for record.

     3.5.2 After the lapse of such time as may then be required by law following the recordation of said notice of breach and election to sell, and notice of sale having been given as then required by law, Trustee without demand on
Trustor, may sell the Mortgaged Property or any portion thereof at the time and place fixed by it in said notice, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder, of cash in lawful money of the United States payable at the time of sale. Trustee may, for any cause it deems expedient, postpone the sale of all or any portion of said property until it shall be completed and, in every case, notice of postponement shall be given by public announcement thereof at the time and place last appointed for the sale and from time to time thereafter Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement; provided that Trustee shall give Trustor notice of such postponement to the extent required by law. Trustee shall execute and deliver to the purchaser its deed, bill of sale, or other instrument conveying said property so sold, but without any covenant or warranty, express or implied. The recitals in such instrument of conveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Beneficiary, may bid at the sale.

     3.5.3 If any Event of Default occurs and is continuing, Beneficiary may, at the election of the Required Holders, to the extent permitted by law, either with or without entry or taking possession of the Mortgaged Property, and without regard to whether or not the indebtedness and other sums secured hereby shall be due and without prejudice to the right of Beneficiary thereafter to bring an action or proceeding to foreclose or any other action for any other
Event of Default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (1) to enforce payment of the Secured
Obligations, to the extent permitted by law, or the performance of any term hereof or any other right; (2) to foreclose this Deed of Trust in any manner provided by law for the foreclosure of mortgages or deeds of trust on real property and to sell, as an entirety or in separate lots or parcels, the
Mortgaged Property or any portion thereof pursuant to the laws of the State of
California or under the judgment or decree of a court or courts of competent jurisdiction, and Beneficiary shall be entitled to recover in any such proceeding all costs and expenses incident thereto, including reasonable attorneys' fees in such amount as shall be awarded by the court; (3) to exercise any or all of the rights and remedies available to it under the Financing
Documents; and (4) to pursue any other remedy available to it. Beneficiary shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Beneficiary may determine.

     3.5.4 The remedies described in this Section 3.5 may be exercised with respect to all or any portion of the UCC Collateral, either simultaneously with the sale of any real property encumbered hereby or independent thereof.
Beneficiary shall at any time be permitted to proceed with respect to all or any portion of the UCC Collateral in any manner permitted by the

                                                                     Exhibit E-1
                                                                         Page 12

UCC. Trustor agrees that Beneficiary's inclusion of all or any portion of the
UCC Collateral in a sale or other remedy exercised with respect to the real property encumbered hereby, as permitted by the UCC, is a commercially reasonable disposition of such property.

     3.5.5 Where the Mortgaged Property consists of real property and personal property, any reinstatement of the Secured Obligations, following the occurrence of an Event of Default and an election by the Beneficiary, at the direction of the Required Holders, to accelerate the maturity of the Secured Obligations, which is made by Trustor or any other person or entity permitted to exercise the right of reinstatement under Section 2924c of the California Civil Code or any successor statute, shall, in accordance with the terms of UCC Section 9604, not prohibit the Beneficiary from conducting a sale or other disposition of any personal property or from otherwise proceeding against or continuing to proceed against any personal property in any manner permitted by the UCC; nor shall any such reinstatement invalidate, rescind or otherwise affect any sale, disposition or other proceeding held, conducted or instituted with respect to any personal property prior to such reinstatement. Any sums paid to Beneficiary, in effecting any reinstatement pursuant to Section 2924c of the California Civil Code shall be applied to the Secured Obligations and to Beneficiary's and Trustee's
reasonable costs and expenses in the manner required by Section 2924c.

                3.6 Beneficiary's Right to Enter and Take Possession, Operate
and Apply Income.

     3.6.1 If an Event of Default occurs and is continuing, Trustor, upon demand of Beneficiary, at the election of the Required Holders, shall forthwith surrender to Beneficiary the actual possession and, if and to the extent permitted by law, Beneficiary itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Mortgaged Property, including the Tangible Collateral, without liability for trespass, damages or otherwise, and may exclude Trustor and its agents and employees wholly therefrom and may have joint access with Trustor to the books, papers and accounts of
Trustor.

     3.6.2 If an Event of Default has occurred and is continuing and Trustor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Beneficiary's demand, Beneficiary may obtain a judgment or decree conferring on Beneficiary or Trustee the right to immediate possession or requiring Trustor to deliver immediate possession of all or part of such property to Beneficiary or Trustee and Trustor hereby specifically consents to the entry of such judgment or decree. Trustor shall pay to Beneficiary or
Trustee, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Beneficiary or Trustee, their attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Deed of Trust.

     3.6.3 Upon every such entering upon or taking of possession, Beneficiary or
Trustee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time in its sole and absolute discretion and without being under any duty to so act:

     3.6.3.1 make all necessary and proper maintenance, repairs, renewals and replacements thereto and

                                                                     Exhibit E-1
                                                                         Page 13

thereon, and all necessary additions, betterments and improvements thereto and thereon and purchase or otherwise acquire fixtures, personalty and other property in connection therewith;

     3.6.3.2 insure or keep the Mortgaged Property insured;

     3.6.3.3 manage and operate the Mortgaged Property and exercise all the rights and powers of Trustor in their name or otherwise with respect to the same;

     3.6.3.4 enter into agreements with others to exercise the powers herein granted Beneficiary or Trustee, all as Beneficiary or Trustee from time to time may determine; and shall apply the monies so received by Beneficiary or Trustee in such priority as provided by the Financing Documents to (i) the payment of interest and principal due and payable to the Beneficiary, (ii) the deposits for taxes and assessments and insurance premiums due, (iii) the cost of insurance, taxes, assessments and other proper charges upon the Mortgaged Property or any part thereof, (iv) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary or Trustee as allowed under this Deed of Trust, and (v) any other charges or costs required to be paid by
Trustor under the terms of the Financing Documents; or

     3.6.3.5 rent or sublet the Mortgaged Property or any portion thereof for any purpose permitted by this Deed of Trust.

     Beneficiary or Trustee shall surrender possession of the Mortgaged Property to Trustor (x) as may be required by law or court order, or (y) when all amounts under any of the terms of the Financing Documents, including this Deed of Trust, shall have been paid current and all Events of Default have been cured or waived. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

                3.7 Separate Sales. To the extent permitted by Applicable Law, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee, in his sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

                3.8 Waiver of Appraisement, Moratorium, Valuation, Stay,
Extension and Redemption Laws. Trustor agrees to the full extent permitted by law that if an Event of Default occurs and is continuing, neither Trustor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, moratorium, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the
Mortgaged Property or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and
Trustor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that Trustee or any court having jurisdiction to foreclose such lien may sell the Mortgaged
Property in part or as an entirety.

                3.9 Receiver. If an Event of Default occurs and is continuing,
Beneficiary, to the extent permitted by law, and without regard to the value, adequacy or occupancy of the security for

                                                                     Exhibit E-1
                                                                         Page 14

the indebtedness and other sums secured hereby, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all earnings, revenues and receipts and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction upon application by
Beneficiary. To the extent permitted by Applicable Law, Beneficiary may have a receiver appointed without notice to Trustor or any third party, and Beneficiary may waive any requirement that the receiver post a bond. To the extent permitted by Applicable Law, Beneficiary shall have the power to designate and select the
Person who shall serve as the receiver and to negotiate all terms and conditions under which such receiver shall serve. To the extent permitted by Applicable
Law, any receiver appointed on Beneficiary's behalf may be an Affiliate of
Beneficiary. The reasonable expenses, including receiver's fees, reasonable attorneys' fees, costs and agents' compensation, incurred pursuant to the powers herein contained shall be secured by this Deed of Trust. The right to enter and take possession of and to manage and operate the Mortgaged Property and to collect all earnings, revenues and receipts, whether by a receiver or otherwise, shall be cumulative to any other right or remedy available to Beneficiary under this Deed of Trust, the other Financing Documents or otherwise available to
Beneficiary and may be exercised concurrently therewith or independently thereof, but such rights shall be exercised in a manner which is otherwise in accordance with and consistent with the Financing Documents. Beneficiary shall be liable to account only for such earnings, revenues and receipts (including security deposits) actually received by Beneficiary, whether received pursuant to this section or any other provision hereof. Notwithstanding the appointment of any receiver or other custodian, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to,
Beneficiary.

                3.10 Suits to Protect the Mortgaged Property. Beneficiary shall have the power and authority to institute and maintain any suits and proceedings as Beneficiary, in its sole and absolute discretion, may deem advisable (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Deed of Trust, (b) to preserve or protect its interest in the Mortgaged Property, or (c) to restrain the enforcement of or compliance with any legislation, Applicable Law or Governmental Approval that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Beneficiary's interest.

                3.11 Proofs of Claim. In the case of any receivership,
insolvency, Bankruptcy Event, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Trustor, any Affiliate or any guarantor, co-maker or endorser of any of Trustor's obligations, its creditors or its property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim or other documents as it may deem be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Trustor under the Financing Documents, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Trustor after such date.

                3.12 Trustor to Pay Amounts Secured Hereby on Any Default in
Payment; Application of Monies by Beneficiary.

     3.12.1 In case of a foreclosure sale of all or any part of the Mortgaged
Property and of the application of the proceeds of sale to the payment of the sums secured hereby, to the extent

                                                                     Exhibit E-1
                                                                         Page 15

permitted by law, Beneficiary shall be entitled to enforce payment from Trustor of any additional amounts then remaining due and unpaid and to recover judgment against Trustor for any portion thereof remaining unpaid, with interest at the interest rate on the Notes. The sale of a part of the Subject Property shall not exhaust the power of sale, but sales may be made from time to time until the
Secured Obligations are paid and performed in full.

     3.12.2 Trustor hereby agrees to the extent permitted by law, that no recovery of any such judgment by Beneficiary or other action by Beneficiary and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the Lien and security interest of this
Deed of Trust upon the Mortgaged Property or any part thereof or any Lien, rights, powers or remedies of Beneficiary hereunder, but such Lien, rights, powers and remedies shall continue unimpaired as before.

     3.12.3 The provisions of this Section 3.12 shall not be deemed to limit or otherwise modify the provisions of any guaranty of the Secured Obligations.

                3.13 Delay or Omission; No Waiver. No delay or omission of
Beneficiary to exercise any right, power or remedy upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Beneficiary whether contained herein or in the other Financing Documents or otherwise available to Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary.

                3.14 No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Beneficiary (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in this Deed of Trust or any other Financing Document; (d) releases any part of the Mortgaged Property from the lien or security interest of this Deed of Trust or any other instrument securing the Secured Obligations; (e) consents to the filing of any map, plat or replat of the Real Property or any part thereof; (f) consents to the granting of any easement on the Real Property; or
(g) makes or consents to any agreement changing the terms of this Deed of Trust or any other Financing Document subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the liability under this Deed of Trust or any other Financing Document or otherwise of Trustor, or any subsequent purchaser of the Mortgaged Property or any part thereof or any maker, co-signer, surety or guarantor with respect to any other matters not addressed by such act or omission. No such act or omission shall preclude Beneficiary from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Beneficiary, shall the lien or security interest of this Deed of Trust be altered thereby, except to the extent expressly provided in such acts or omissions. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged
Property, Beneficiary, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way

                                                                     Exhibit E-1
                                                                         Page 16

releasing or discharging any of the liabilities or undertakings hereunder, or waiving its right to declare such sale or transfer an Event of Default as provided herein. Notwithstanding anything to the contrary contained in this Deed of Trust or any other Financing Document, (i) in the case of any non-monetary
Event of Default, Beneficiary may continue to accept payments due hereunder without thereby waiving the existence of such or any other Event of Default and
(ii) in the case of any monetary Event of Default, Beneficiary may accept partial payments of any sums due hereunder without thereby waiving the existence of such Event of Default if the partial payment is not sufficient to completely cure such Event of Default.

                3.15 Discontinuance of Proceedings; Position of Parties
Restored. If Beneficiary shall have proceeded to enforce any right or remedy under this Deed of Trust by foreclosure, entry of judgment or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Beneficiary, then and in every such case Trustor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of
Beneficiary shall continue as if no such proceedings had occurred or had been taken.

                3.16 Remedies Cumulative. Subject to the provisions of Section
5.14 hereof, no right, power or remedy, including remedies with respect to any security for the Secured Obligations, conferred upon or reserved to Beneficiary by this Deed of Trust or any other Financing Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any other Financing Document, now or hereafter existing at law, in equity or by statute, and Beneficiary shall be entitled to resort to such rights, powers, remedies or security as Beneficiary shall in its sole and absolute discretion deem advisable.

                3.17 Interest After Event of Default. If an Event of Default
shall have occurred and is continuing, all sums outstanding and unpaid under the
Financing Documents, including this Deed of Trust, shall, at Beneficiary's option, bear interest at the interest rate on the Note until such Event of
Default has been cured. Trustor's obligation to pay such interest shall be secured by this Deed of Trust.

                3.18 Foreclosure; Expenses of Litigation. If Trustee forecloses, reasonable attorneys' fees for services in the supervision of said foreclosure proceeding shall be allowed to the Trustee and Beneficiary as part of the foreclosure costs. In the event of foreclosure of the lien hereof, there shall be allowed and included as additional indebtedness all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for attorneys' fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and guarantees, and similar data and assurances with respect to title as Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Mortgaged Property or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such expenses and fees as may be incurred in the protection of the Mortgaged Property and the maintenance of the lien and security interest of this Deed of Trust, including the reasonable fees of any attorney employed by Beneficiary in any litigation or proceeding affecting

                                                                     Exhibit E-1
                                                                         Page 17

this Deed of Trust or any other Financing Document, the Mortgaged Property or any portion thereof, including civil, probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by
Trustor, with interest thereon at the interest rate on the Note, and shall be secured by this Deed of Trust. Trustee waives its right to any statutory fee in connection with any judicial or nonjudicial foreclosure of the lien hereof and agrees to accept a reasonable fee for such services.

                3.19 Deficiency Judgments. Subject to Section 6.07 of the
Indenture, if after foreclosure of this Deed of Trust or Trustee's sale hereunder, there shall remain any deficiency with respect to any amounts payable under the Financing Documents, including hereunder, or any amounts secured hereby, and Beneficiary shall institute any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at the interest rate on the Notes. Subject to Section 6.07 of the Indenture,
Trustor waives any defense to Beneficiary's recovery against Trustor of any deficiency after any foreclosure sale of the Mortgaged Property. Subject to
Section 6.07 of the Indenture, to the extent permitted by law, Trustor expressly waives any defense or benefits that may be derived from any statute granting
Trustor any defense to any such recovery by Beneficiary. Subject to Section 6.07 of the Indenture, in addition, Beneficiary and Trustee shall be entitled to recovery of all of their reasonable costs and expenditures (including any court imposed costs) in connection with such proceedings, including their reasonable attorneys' fees, appraisal fees and the other costs, fees and expenditures referred to in Section 3.18 above. This provision shall survive any foreclosure or sale of the Mortgaged Property, any portion thereof or the extinguishment of the lien hereof.

                3.20 WAIVER OF JURY TRIAL. BENEFICIARY AND TRUSTOR EACH WAIVE
ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING
IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR
INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS
DEED OF TRUST, THE INDENTURE OR ANY OTHER FINANCING DOCUMENT. ANY SUCH DISPUTES
SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                3.21 Exculpation of Beneficiary. The acceptance by Beneficiary of the assignment contained herein with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Mortgaged Property by Beneficiary, be deemed or construed to make Beneficiary a "mortgagee in possession"; nor thereafter or at any time or in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Mortgaged Property, nor shall Beneficiary, prior to such entry and taking, be liable in any way for any injury or damage to person or property sustained by any Person in or about the Mortgaged Property.

                                   ARTICLE 4
                     RIGHTS AND RESPONSIBILITIES OF TRUSTEE;
                      OTHER PROVISIONS RELATING TO TRUSTEE

         Notwithstanding anything to the contrary in this Deed of Trust, Trustor and Beneficiary agree as follows:

                                                                     Exhibit E-1
                                                                         Page 18

                4.1 Exercise of Remedies by Trustee. To the extent that this
Deed of Trust and applicable law authorizes or empowers Beneficiary to exercise any remedies set forth in Article 3 hereof or otherwise, or perform any acts in connection therewith, Trustee (but not to the exclusion of Beneficiary unless so required under the law of the State of California) shall have the power to exercise any or all such remedies, and to perform any acts provided for in this
Deed of Trust in connection therewith, all for the benefit of Beneficiary and on
Beneficiary's behalf in accordance with applicable law of the State of
California. In connection therewith, Trustee: (a) shall not exercise, or waive the exercise of, any Beneficiary's remedies (other than any rights of Trustee to any indemnity or reimbursement), except at Beneficiary's request, and (b) shall exercise, or waive the exercise of, any or all of Beneficiary's remedies at
Beneficiary's request, and in accordance with Beneficiary's directions as to the manner of such exercise or waiver. Trustee may, however, decline to follow
Beneficiary's request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

                4.2 Rights and Privileges of Trustee. To the extent that this
Deed of Trust requires Trustor to indemnify Beneficiary or reimburse Beneficiary for any expenditures Beneficiary may incur, Trustee shall be entitled to the same indemnity and the same rights to reimbursement of expenses as Beneficiary, subject to such limitations and conditions as would apply in the case of
Beneficiary. To the extent that this Deed of Trust negates or limits
Beneficiary's liability as to any matter, Trustee shall be entitled to the same negation or limitation of liability. To the extent that Trustor, pursuant to this Deed of Trust, appoints Beneficiary as Trustor's attorney in fact for any purpose, Beneficiary or (when so instructed by Beneficiary) Trustee shall be entitled to act on Trustor's behalf without joinder or confirmation by the other.

                4.3 Resignation or Replacement of Trustee. Trustee may resign by an instrument in writing addressed to Beneficiary, and Trustee may be removed at any time with or without cause (i.e., in Beneficiary's sole and absolute discretion) by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal or disqualification of Trustee or if for any reason
Beneficiary shall deem it desirable to appoint a substitute, successor or replacement Trustee to act instead of Trustee originally named (or in place of any substitute, successor or replacement Trustee), then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor, substitute or replacement Trustee, and, if preferred, several substitute trustees in succession, without any formality other than appointment and designation in writing executed by Beneficiary, which instrument shall be recorded if required by the law of the State of California. The law of the State
of California shall govern the qualifications of any Trustee. The authority conferred upon Trustee by this Deed of Trust shall automatically extend to any and all other successor, substitute and replacement Trustee(s) successively until the Secured Obligations have been paid in full or the Mortgaged Property has been sold hereunder or released in accordance with the provisions of the
Financing Documents. Beneficiary's written appointment and designation of any
Trustee shall be full evidence of Beneficiary's right and authority to make the same and of all facts therein recited. No confirmation, authorization, approval or other action by Trustor shall be required in connection with any resignation or other replacement of Trustee.

                4.4 Authority of Beneficiary. If Beneficiary is a banking
corporation, state banking corporation or a national banking association and the instrument of appointment of any successor or replacement Trustee is executed on
Beneficiary's behalf by an officer of such corporation, state banking corporation or national banking association, then such appointment may be executed by

                                                                     Exhibit E-1
                                                                         Page 19

any authorized officer or agent of Beneficiary and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of Beneficiary.

                4.5 Effect of Appointment of Successor Trustee. Upon the
appointment and designation of any successor, substitute or replacement Trustee,
Trustee's entire estate and title in the Mortgaged Property shall vest in the designated successor, substitute or replacement Trustee. Such successor, substitute or replacement Trustee shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

                4.6 Confirmation of Transfer and Succession. Any new Trustee
appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of any successor, substitute or replacement Trustee, any former Trustee ceasing to act shall execute and deliver an instrument transferring to such successor, substitute or replacement Trustee all of the right, title, estate and interest in the Mortgaged Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver all properties and monies held by said Trustee hereunder to said successor, substitute or replacement Trustee.

                4.7 Exculpation. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence, willful misconduct or knowing violation of law. Trustee shall not be personally liable in case of entry by it, or anyone entering by virtue of the powers herein granted it, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged
Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All monies received by
Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law). Trustee shall be under no liability for interest on any monies received by it hereunder.

                4.8 Endorsement and Execution of Documents. Upon Beneficiary's
written request, Trustee shall, without liability or notice to Trustor, execute, consent to, or join in any instrument or agreement in connection with or necessary to effectuate the purposes of the Financing Documents. Trustor hereby irrevocably designates Trustee as its attorney in fact to execute, acknowledge and deliver, on Trustor's behalf and in Trustor's name, all instruments or agreements necessary to implement any provision(s) of this Deed of Trust or to further perfect the lien created by this Deed of Trust on the Mortgaged
Property. This power of attorney shall be deemed to be coupled with an interest and shall survive any disability of Trustor.

                                                                     Exhibit E-1
                                                                         Page 20

                4.9 Multiple Trustees. If Beneficiary appoints multiple
trustees, then any Trustee, individually, may exercise all powers granted to
Trustee under this instrument, without the need for action by any other
Trustee(s).

                4.10 No Required Action. Trustee shall not be required to take any action under this Deed of Trust or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in its opinion such action will be likely to involve it in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to it against any and all costs, expense and liabilities arising therefrom. Trustee shall not be responsible for the execution, acknowledgment or validity of the
Financing Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and makes no representation in respect thereof or in respect of the rights, remedies and recourses of Beneficiary.

                4.11 Terms of Trustee's Acceptance. Trustee accepts the trust created by this Deed of Trust upon the following terms and conditions:

     (a) Trustee may exercise any of its powers through appointment of attorney(s) in fact or agents.

     (b) Trustee shall be under no obligation to take any action upon any Event of Default unless furnished security or indemnity, in form satisfactory to
Trustee, against costs, expenses, and liabilities that Trustee may incur.

     (c) Trustor shall reimburse Trustee, as part of the Secured Obligations secured hereunder, for all reasonable disbursements and expenses (including reasonable legal fees and expenses) incurred by reason of or arising from an
Event of Default and as provided for in this Deed of Trust, including any of the foregoing incurred in Trustee's administering and executing the trust created by this Deed of Trust and performing Trustee's duties and exercising Trustee's powers under this Deed of Trust.

                                    ARTICLE 5
                                     GENERAL

                5.1 Discharge. When all of the Secured Obligations shall have been indefeasibly paid in full in cash, then this Deed of Trust and the lien and security interest created hereby shall be of no further force and effect,
Trustor shall be released from the covenants, agreements and obligations of
Trustor contained in this Deed of Trust and all right, title and interest in and to the Mortgaged Property shall revert to Trustor. Beneficiary and Trustee, at the request and the expense of Trustor, shall promptly execute a deed of reconveyance and such other documents as may be reasonably requested by Trustor to evidence the discharge and satisfaction of this Deed of Trust and the release of Trustor from its obligations hereunder.

                5.2 No Waiver. The exercise of the privileges granted in this
Deed of Trust or in any other agreement to perform Trustor's obligations under the agreements which constitute the Mortgaged Property shall in no event be considered or constitute a waiver of any right which Beneficiary may have at any time, after an Event of Default shall have occurred and be continuing, to declare the Secured Obligations to be immediately due and payable. No delay or omission to

                                                                     Exhibit E-1
                                                                         Page 21

exercise any right, remedy or power accruing upon any default shall impair any such right, remedy or power or shall be construed to be a waiver of any such default or acquiescence therein; and every such right, remedy and power may be exercised from time to time and as often as may be deemed expedient.

                5.3 Extension, Rearrangement or Renewal of Secured Obligations.
It is expressly agreed that any of the Secured Obligations at any time secured hereby may be from time to time extended for any period, or with the consent of
Trustor rearranged or renewed, and that any part of the security herein described, or any other security for the Secured Obligations, may be waived or released, without altering, varying or diminishing the force, effect or lien or security interest of this Deed of Trust; and the lien and security interest granted by this Deed of Trust shall continue as a prior lien and security interest on all of the Mortgaged Property not expressly so released, until the
Secured Obligations are fully paid and this Deed of Trust is terminated in accordance with the provisions hereof; and no other security now existing or hereafter taken to secure the payment of the Secured Obligations or any part thereof or the performance of any obligation or liability of Trustor whatever shall in any manner impair or affect the security given by this Deed of Trust;
and all security for the payment of the Secured Obligations or any part thereof and the performance of any obligation or liability shall be taken, considered and held as cumulative.

                5.4 Forcible Detainer. Trustor agrees for itself and all Persons claiming by, through or under it, that subsequent to foreclosure hereunder in accordance with this Deed of Trust and applicable law if Trustor shall hold possession of the Mortgaged Property or any part thereof, Trustor or the Persons so holding possession shall be guilty of trespass; and any such Person
(including Trustor) failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to Beneficiary or any purchaser in foreclosure, as applicable, for reasonable rental on said premises, and shall be subject to eviction and removal in accordance with law.

                5.5 Waiver of Stay or Extension. To the extent permitted to be waived by law, Trustor shall not at any time insist upon or plead or in any manner whatever claim the benefit or advantage of any stay, extension or moratorium law now or at any time hereafter in force in any locality where the
Mortgaged Property or any part thereof may or shall be situated, nor shall
Trustor claim any benefit or advantage from any law now or hereafter in force providing for the valuation or appraisement of the Mortgaged Property or any part thereof prior to any sale thereof to be made pursuant to any provision of this Deed of Trust or to a decree of any court of competent jurisdiction, nor after any such sale shall Trustor claim or exercise any right conferred by any law now or at any time hereafter in force to redeem the Mortgaged Property so sold or any part thereof; and Trustor hereby expressly waives all benefit or advantage of any such law or laws and the appraisement of the Mortgaged Property or any part thereof, and covenants that Trustor shall not hinder or delay the execution of any power herein granted and delegated to Beneficiary but that
Trustor shall permit the execution of every such power as though no such law had been made.

                5.6 Notices. Except where certified or registered mail notice is required by applicable law, any notice to Trustor or Beneficiary required or permitted hereunder shall be deemed to be given when given in the manner prescribed in Section 10.02 of the Indenture. All notices to Trustee required or permitted hereunder shall be deemed given when given in the manner prescribed in
Section 10.02 of the Indenture to the following address:

                                                                     Exhibit E-1
                                                                         Page 22

                     First American Title Insurance Company
                     633 Third Avenue, 16th Floor
                     New York, New York 10017
                     Attn: Phil Salomon
                     Facsimile No.: (212) 331-5159

                5.7 Severability. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. In the event any term or provision contained in this Deed of Trust is in conflict, or may hereafter be held to be in conflict, with the laws of the State of
California or of the United States of America, this Deed of Trust shall be affected only as to such particular term or provision, and shall in all other respects remain in full force and effect.

                5.8 Application of Payments. In the event that any part of the
Secured Obligations cannot lawfully be secured hereby, or in the event that the lien and security interest hereof cannot be lawfully enforced to pay any part of the Secured Obligations, or in the event that the lien or security interest created by this Deed of Trust shall be invalid or unenforceable as to any part of the Secured Obligations, then all payments on the Secured Obligations shall be deemed to have been first applied to the complete payment and liquidation of that part of the Secured Obligations which is not secured by this Deed of Trust and the unsecured portion of the Secured Obligations shall be completely paid and liquidated prior to the payment and liquidation of the remaining secured portion of the Secured Obligations.

                5.9 Governing Law. THIS DEED OF TRUST IS GOVERNED BY AND SHALL
BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                5.10 Entire Agreement. THIS WRITTEN AGREEMENT, THE INDENTURE AND
THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES
AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT
ORAL AGREEMENTS OF THE PARTIES.

AS OF THE DATE HEREOF, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.

         ---------------------------                 ---------------------------
         TRUSTOR                                     BENEFICIARY

                5.11 Amendments. This Deed of Trust may be amended, supplemented or otherwise modified only by an instrument in writing signed by Trustor and
Beneficiary.

                5.12 Successors and Assigns. All terms of this Deed of Trust shall run with the land and bind each of Trustor and Beneficiary and their respective successors and assigns, and all Persons claiming under or through
Trustor or Beneficiary, as the case may be, or any such successor

                                                                     Exhibit E-1
                                                                         Page 23

or assign, and shall inure to the benefit of Beneficiary and Trustor, and their respective successors and assigns.

                5.13 Renewal, Etc. Beneficiary may at any time and from time to time renew or extend this Deed of Trust, or alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof in whole or in part and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Secured Obligations as
Beneficiary may determine, without the consent of any junior lienor or encumbrancer and without any obligation to give notice of any kind thereto and without in any manner affecting the priority of the lien and security interest hereof on any part of the Mortgaged Property; provided that nothing in this
Section 5.13 shall grant Beneficiary the right to alter or modify the Deed of
Trust without the consent of the Trustor unless otherwise specifically permitted in this Deed of Trust.

                5.14 Liability. Notwithstanding any provision in this Deed of
Trust to the contrary, recourse against the Trustor and its Affiliates, stockholders, officers, members, directors and employees under this Deed of
Trust shall be limited to the extent provided in Section 10.07 of the Indenture.

                5.15 Severability. The Financing Documents are intended to be performed in accordance with, and only to the extent permitted by, all
Applicable Laws and Governmental Approvals. If any provision of any of the
Financing Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained, nor the application of such provision to other persons or circumstances, nor the other instruments referred to hereinabove, shall be affected thereby, but rather shall be enforceable to the greatest extent permitted by law.

                5.16 Waiver. To the extent permitted by law, Trustor waives and releases any rights or defenses which Trustor might otherwise have (i) under
California Code of Civil Procedure Sections 726, 725a, 580a, 580b, 580c and 580d
and California Civil Code Section 2889, which statutes might otherwise limit or condition Beneficiary's exercise of certain of Beneficiary's rights and remedies in connection with the enforcement of obligations secured by a lien on real property or (ii) under any laws now existing or hereafter enacted providing for any appraisal before sale of a portion of the Mortgaged Property and (iii) to all rights of redemption, valuation, appraisal, stay of execution, notice of election to mature or to declare due the Secured Obligations and marshalling in the event of the foreclosure of the liens created under this Deed of Trust or the exercise of the power of sale granted hereunder. To the extent, if any, which such laws may be applicable and to the extent permitted by law, Trustor waives and releases any right or defense which Trustor might otherwise have under such provisions and under any other law of any applicable jurisdiction which might limit or restrict the effectiveness or scope of any of Trustor's waivers or releases hereunder.

                5.17 Additional Waivers. To the extent that Trustor is
considered the guarantor of any obligations of any party under the Financing
Documents (other than Trustor) or its successors and assigns (the
"Counterparty"), then Trustor, to the extent permitted under applicable law, hereby waives the following:

     (a) any and all benefits, rights and defenses it may have to subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or

                                                                     Exhibit E-1
                                                                         Page 24

may become available to Trustor by reason of California Civil Code Sections 2787 to 2855, inclusive;

     (b) any and all benefits, rights and defenses it may have because the
Counterparty's debt may be secured by real property. This means, among other things: (i) Beneficiary may collect from Trustor without first foreclosing on any real or personal property collateral pledged by the Counterparty, (ii) if
Beneficiary forecloses on any real property collateral pledged by the
Counterparty, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Beneficiary may collect from Trustor even if Beneficiary, by foreclosing on the real property collateral, has destroyed any right Trustor may have to collect from the
Counterparty. This is an unconditional and irrevocable waiver of any rights and defenses Trustor may have because the Counterparty's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

(c) any and all benefits, rights and defenses it may have arising out of an election of remedies by Beneficiary, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Trustor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of
Civil Procedure or otherwise.

                5.18 Release of Collateral.

     5.18.1 Notwithstanding any provision herein to the contrary, the Mortgaged
Property or any part thereof shall be released from the security interest created by this Deed of Trust at any time or from time to time upon the request of each of Beneficiary and Trustor; provided that the requirements of the
Financing Documents have been satisfied. Upon satisfaction of such requirements, a Responsible Officer of Beneficiary shall instruct the Trustee to promptly execute, deliver and acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Mortgaged
Property permitted to be released pursuant to this Deed of Trust.

     5.18.2 Beneficiary may instruct the Trustee to release Mortgaged Property from the security interest created hereunder upon the sale or disposition of such Mortgaged Property pursuant to Beneficiary's powers, rights and duties with respect to remedies provided herein.

                5.19 Indenture Controls. In the event of any conflict between any terms and provisions set forth in this Deed of Trust and those set forth in the Indenture, the terms and provisions of the Indenture shall supersede and control the terms and provisions of this Deed of Trust.

                5.20 Time of the Essence. Trustor acknowledges that time is of the essence in performing all of Trustor's obligations set forth herein.

                5.21 Counterpart Execution. This Deed of Trust may be executed by the parties hereto in any number of counterparts (and be each of the parties hereof on separate counterparts),

                                                                     Exhibit E-1
                                                                         Page 25

each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                     Exhibit E-1
                                                                         Page 26

         IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be duly executed and delivered as of the day and year first above written.

                                                 -------------------------------

                                                 By:____________________________
                                                    Name:
                                                    Title:

STATE OF _____________________)
                              )      ss.
COUNTY OF ____________________)

                On _____________________, 2005, before me,
__________________________, a notary public in and for said State, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s)
is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                WITNESS my hand and official seal.

Signature _________________________________
                                                                          (Seal)

                                   EXHIBIT E-2

                    FORM OF DEED OF TRUST (FEE AND LEASEHOLD)

                                   EXHIBIT E-2
                                   -----------

                    FORM OF DEED OF TRUST (FEE AND LEASEHOLD)

                                    Agreement
                                    ---------

         NOW, THEREFORE, to secure the prompt and complete payment and performance when due, by acceleration or otherwise, of the Senior Secured Notes and all other Senior Secured Obligations of the Note Issuer and the Guarantors
(including Trustor) to Beneficiary and the other Secured Parties pursuant to the
Indenture and the other Financing Documents (collectively, the "Secured
Obligations"), Trustor, intending to be legally bound, does hereby grant, bargain, sell, convey, warrant, assign, transfer, mortgage, pledge, set over and confirm unto Trustee in trust for Beneficiary as set forth in this Deed of
Trust, with power of sale and right of entry and possession, for the benefit of
Beneficiary and the other Secured Parties, all of Trustor's estate, right, title, interest, property, claim and demand, now or hereafter arising, in and to the following property and rights (collectively, the "Mortgaged Property"):

                  (a) all of that real property located in the County of
         ___________, State of ____________, described on Exhibit A-1 hereto
         (collectively, the "Fee Site");

                  (b) Trustor's interest under each of the Leases listed on
         Exhibit A-2 hereto (collectively, as modified, supplemented or amended from time to time, the "Surface and Geothermal Leases") and the leasehold estate created thereby in and to the lands and premises more particularly described therein (collectively, the "Leasehold Site", and together with the Fee Site, the "Site"));

                  (c) any and all easements, leases, licenses, option rights, rights-of-way and other rights used in connection with the Site or as a means of access thereto (including all rights of Trustor to exercise any election or option, to make any determination or to give any notice, consent, waiver or approval, or to take any other action under the Surface and Geothermal Leases), all easements for ingress and egress and easements for water, transmission lines, telephone lines, natural gas and sewage pipelines, and all other such rights running in favor of Trustor, or appurtenant to the Site or arising under the
         Surface and Geothermal Leases, and any and all sidewalks, alleys, strips and gores of land adjacent thereto or used in connection therewith, together with all and singular the tenements, hereditaments and appurtenances thereto, and with any land lying within the right-of-way of any streets, open or proposed, adjoining the same
         (including the easements, leases, licenses and other instruments described in Exhibit B hereto) (collectively, the "Easements"; and the
         Site and the Easements collectively referred to herein as the "Real
         Property");

                  (d) all buildings, structures, fixtures and other improvements now or hereafter erected on the Real Property, including the Project
         (collectively, the "Improvements");

                                                                     Exhibit E-2
                                                                          Page 2

                  (e) all machinery, apparatus, equipment, fittings, fixtures, boilers, turbines and other articles of personal property, including all goods and all goods which become fixtures, now owned or hereafter acquired by Trustor and now or hereafter located on, attached to or used in the operation of or in connection with the Real Property or the
         Improvements, and all replacements thereof, additions thereto and substitutions therefor, to the fullest extent permitted by applicable law (all of the foregoing being hereinafter collectively called the
         "Equipment");

                  (f) all inventory, raw materials, work in process and other materials used or consumed in the construction, operation or maintenance of, or now or hereafter located on or used in connection with, the Real Property, the Improvements or the Equipment, (including fuel and fuel deposits, now or hereafter located on the Real Property or elsewhere or otherwise owned by Trustor) (the above items, together with the Equipment, being hereinafter collectively called the "Tangible
         Collateral");

                  (g) all rights, powers, privileges and other benefits of
         Trustor (to the extent assignable) now or hereafter obtained by Trustor under the Surface and Geothermal Leases or from any Governmental
         Authority, including Governmental Approvals issued in the name of
         Trustor and governmental actions relating to (i) the ownership, operation, management and use of the Real Property, Improvements,
         Equipment or Tangible Collateral, (ii) the development and financing of the Project, the Improvements and the Equipment, and (iii) any
         improvements, modifications or additions thereto;

                  (h) any right of Trustor to elect to terminate the Surface and
         Geothermal Leases or remain in possession of the Real Property pursuant to 11 U.S.C. section 365(h) or any similar provision of applicable law and any possessory rights of Trustor in the Real Property pursuant to
         11 U.S.C. section 365(h) or any other similar provision of applicable law;

                  (i) all the lands and interests in lands, tenements and
         hereditaments hereafter acquired by Trustor in connection with or appurtenant to the Real Property or any other property or rights subject to the lien hereof, including all interests of Trustor, whether as lessor or lessee, in any leases of land hereafter made and all rights of Trustor thereunder;

                  (j) any and all other property in any way associated or used in connection with or appurtenant to the Real Property, Improvements,
         Equipment or Tangible Collateral that may from time to time, by delivery or by writing of any kind, be subjected to the lien hereof by
         Trustor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Trustee or
         Beneficiary pursuant to this Deed of Trust, being hereby assigned to
         Beneficiary and subjected or added to the lien or estate created by this Deed of Trust forthwith upon the acquisition thereof by Trustor, as fully as if such property were now owned by Trustor and were specifically described in this Deed of Trust and subjected to the lien and security interest hereof; and each of Trustee and Beneficiary is hereby authorized to receive any and all such property as and for additional security hereunder;

                                                                     Exhibit E-2
                                                                          Page 3

                  (k) any and all contract rights, general intangibles, chattel paper, instruments, notes, letters of credit, insurance policies, insurance and condemnation awards and proceeds (including title insurance proceeds), warranties, trademarks, trade names, improvement plans and specifications (in each case whether existing now or in the future), relating to or otherwise arising in connection with the
         Mortgaged Property; and

                  (l) all the remainder or remainders, reversion or reversions, rents, revenues, issues, profits, royalties, income and other benefits derived from any of the foregoing, all of which are hereby assigned to
         Beneficiary, who is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same in accordance with the provisions of this Deed of Trust.

         TO HAVE AND TO HOLD the said Mortgaged Property, whether now owned or held or hereafter acquired, unto Beneficiary, its successors and assigns, pursuant to the provisions of this Deed of Trust.

         IT IS HEREBY COVENANTED, DECLARED AND AGREED that the lien, security interest or estate created by this Deed of Trust to secure the payment of the
Secured Obligations, both present and future, shall be first, prior and superior to any Lien, security interest, reservation of title or other interest heretofore, contemporaneously or subsequently suffered or granted by Trustor, its legal representatives, successors or assigns, except only those, if any, expressly hereinafter referred to and that the Mortgaged Property is to be held, dealt with and disposed of by Beneficiary, upon and subject to the terms, covenants, conditions, uses and agreements set forth in this Deed of Trust. If, notwithstanding any provisions in this Deed of Trust to the contrary, enforcement of the liability of Trustor hereunder for the full amount of the
Secured Obligations would be an unlawful or voidable transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of Trustor hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

         PROVIDED ALWAYS, that upon payment in full of the Secured Obligations in accordance with the terms and provisions hereof and of the other Financing
Documents and the observance and performance by Trustor of its covenants and agreements set forth herein and therein, then this Deed of Trust and the estate hereby and therein granted shall cease and be void and shall be reconveyed as provided herein below.

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in Article I of the Indenture.
Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such document is in effect. In addition, for purposes of this Deed of Trust, the following definitions shall apply:

         "Counterparty" has the meaning ascribed to it in Section 5.17 below.

                                                                     Exhibit E-2
                                                                          Page 4

         "Easements" has the meaning ascribed to it in the Granting Clauses.

         "Equipment" has the meaning ascribed to it in the Granting Clauses.

         "Fee Site" has the meaning ascribed to it in the Granting Clauses.

         "Improvements" has the meaning ascribed to it in the Granting Clauses.

         "Indenture" has the meaning ascribed to it in the Recitals.

         "Leasehold Site" has the meaning ascribed to it in the Granting
Clauses.

         "Leases" has the meaning ascribed to it in Section 2.4 below.

         "Mortgaged Property" has the meaning ascribed to it in the Granting
Clauses.

         "Proceeds" has the meaning assigned to it under the UCC (as defined in
Section 2.14.1 below) and, in any event, shall include, (i) any and all proceeds of any insurance (including, property casualty and title insurance), indemnity, warranty or guaranty payable from time to time with respect to any of the
Mortgaged Property; (ii) any and all proceeds in the form of accounts (as such term is defined in the UCC), security deposits, tax escrows (if any), down payments (to the extent the same may be pledged under applicable law), collections, contract rights, documents, instruments, letters of credit, chattel paper, liens and security instruments, guaranties or general intangibles relating in whole or in part to the Mortgaged Property and all rights and remedies of whatever kind or nature Trustor may hold or acquire for the purpose of securing or enforcing any obligation due Trustor thereunder.

         "Project" means a geothermal fluid facility located in Heber,
California and owned by Trustor.

         "Real Property" has the meaning ascribed to it in the Granting Clauses.

         "Rents" has the meaning ascribed to it in Section 2.4 below.

         "Secured Obligations" has the meaning ascribed to it in the Granting
Clauses.

         "Site" has the meaning ascribed to it in the Granting Clauses.

         "Surface and Geothermal Leases" has the meaning ascribed to it in the
Granting Clauses.

         "Tangible Collateral" has the meaning ascribed to it in the Granting
Clauses.

         "UCC Collateral" has the meaning given ascribed in Section 2.14.1 below.

         1.2 Accounting Terms. As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein shall have the respective meanings given to them under GAAP.

         1.3 The Rules of Construction. The rules of construction as set forth in the Indenture shall govern the terms, conditions and provisions hereof. In the event of any conflict between those set forth in this Deed of Trust and the
Indenture, the latter shall be deemed controlling and shall preempt the former.

                                                                     Exhibit E-2
                                                                          Page 5

                                   ARTICLE 2

                        GENERAL COVENANTS AND PROVISIONS

         2.1 Trustor Performance of Financing Documents Trustor shall perform, observe and comply with each and every provision hereof, and with each and every provision contained in the Financing Documents, and shall promptly pay to
Beneficiary, when payment shall become due under the Indenture, the principal with interest thereon and all other sums required to be paid by Trustor under this Deed of Trust and the other Financing Documents at the time and in the manner provided in the Financing Documents. If enforcement of the liability of
Trustor under this Deed of Trust for the full amount of the Secured Obligations would be an unlawful or voidable transfer under any fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of Trustor hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

         2.2 General Representations, Covenants and Warranties. Trustor
represents, covenants and warrants that as of the date hereof: (a) Trustor has good, marketable, valid and legal (i) fee simple title to the Fee Site and the
Improvements located thereon; (ii) leasehold interests in the Leasehold Site and
Improvements located thereon and (iii) interest in the rights granted pursuant to the Easements, in each case free and clear of all Liens except for the Title
Exceptions or Permitted Liens (as applicable under Section 4.08 under the
Indenture); (b) Trustor has good, marketable, valid and legal title to all other
Mortgaged Property, free and clear of all Liens other than Permitted Liens; (c)
Trustor has the full power and authority to encumber the Mortgaged Property in the manner set forth herein; (d) the Title Exceptions relating to the Mortgaged
Property do not, in the aggregate, materially and adversely affect the value, operations or use of the Project; and (e) the Mortgaged Property includes all of
Trustor's material real property interests (including fee, leasehold and easement interests).

         2.3 Insurance; Application of Insurance Proceeds; Application of
Eminent Domain Proceeds.

         2.3.1 Trustor shall at its sole expense obtain for, deliver to, assign and maintain for the benefit of Beneficiary, during the term of this Deed of
Trust, insurance policies insuring the Mortgaged Property (to the extent insurable) and liability insurance policies, all in accordance with the requirements of Sections 4.07 and 4.42 of the Indenture. Trustor shall pay promptly when due any premiums on such insurance policies and on any renewals thereof. In the event of the foreclosure of this Deed of Trust or any other transfer of the Mortgaged Property in extinguishment of the indebtedness and other sums secured hereby, all right, title and interest of Trustor in and to all casualty insurance policies, and renewals thereof then in force, shall pass to the purchaser or grantee in connection therewith.

         2.3.2 All Loss Proceeds and Eminent Domain Proceeds shall be paid or shall be applied in accordance with the provisions of the Financing Documents.

                                                                     Exhibit E-2
                                                                          Page 6

         2.4 Assignment of Rents. Trustor unconditionally and absolutely assigns to Beneficiary all of Trustor's right, title and interest in and to: all leases, subleases, occupancy agreements, licenses, rental contracts and other similar agreements now or hereafter existing relating to the use or occupancy of the
Mortgaged Property, together with all guarantees, modifications, extensions and renewals thereof (the "Leases"); and all rents, issues, profits, income and proceeds due or to become due from tenants of the Mortgaged Property, including rentals and all other payments of any kind under any leases now existing or hereafter entered into, together with all deposits (including security deposits)
of tenants thereunder ("Rents") effective to create a present security interest in existing Leases and Rents under California Civil Code Section 2938. Subject to the provisions herein below, Beneficiary shall have the right, power and authority to: notify any person that the Leases have been assigned to
Beneficiary and that all Rents and other obligations are to be paid directly to
Beneficiary, whether or not Beneficiary has commenced or completed foreclosure or taken possession of the Mortgaged Property; settle compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; enter upon, take possession of and operate the Mortgaged Property; lease all or any part of the Mortgaged
Property; perform any and all obligations of Trustor under the Leases and exercise any and all rights of Trustor therein contained to the full extent of
Trustor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver; or while any Event of Default exists, exercise any or all remedies provided in Article 3 hereof, including the right to have a receiver appointed and any other rights and remedies under California
Civil Code Section 2938; provided, however, that this assignment shall not impose upon Beneficiary any duty to produce Rents, nor shall it cause
Beneficiary to be (i) a "mortgagee in possession" for any purpose; (ii)
responsible for performing any obligations of the lessor, licensor or other counterparty under any Lease; or (iii) be responsible for waste committed by lessees or any other parties, for any dangerous or defective condition in the
Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property. At Beneficiary's request, Trustor shall deliver a copy of this Deed of Trust to each tenant under a Lease. Trustor irrevocably directs any tenant, without any requirement for notice to or consent by Trustor, to comply with all demands of Beneficiary under this Section 2.4 and to turn over to Beneficiary on demand all Rents which it owes under a Lease.
Beneficiary shall have the right, but not the obligation, to use and apply all
Rents received hereunder in such order and such manner as Beneficiary may determine in accordance with the Indenture. Notwithstanding the foregoing,
Trustor is entitled to collect and receive the Rents and to retain, use and enjoy such Rents until such time as the Beneficiary provides notice to the contrary upon the occurrence of any Event of Default, in which case Trustor shall immediately, without any further act or request on part of Beneficiary, turn over to Beneficiary all Rents which it receives. Trustor shall apply any
Rents which it receives to the payment due under the Secured Obligations, taxes, assessments, water charges, sewer rents and other governmental charges levied, assessed or imposed against the Mortgaged Property, insurance premiums, and other obligations of lessor under the Leases before using such proceeds for any other purpose.

         2.5 Rejection of Surface and Geothermal Leases by Lessor. If the lessor under a Surface and Geothermal Lease rejects or disaffirms such Surface and
Geothermal Lease or purports or seeks to disaffirm the Surface and Geothermal
Lease pursuant to any Bankruptcy Law, then:

                                                                     Exhibit E-2
                                                                          Page 7

         2.5.1 To the extent permitted by Applicable Law or Governmental
Approvals, Trustor shall remain in possession of the Real Property demised under such Surface and Geothermal Lease and shall perform all acts reasonably necessary for Trustor to remain in such possession for the unexpired term of such Surface and Geothermal Lease (including all renewals), whether the then existing terms and provisions of such Surface and Geothermal Lease require such acts or otherwise; and

         2.5.2 All the terms and provisions of this Deed of Trust and the lien created by this Deed of Trust shall remain in full force and effect and shall extend automatically to all of Trustor's rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Law, including all of
Trustor's rights to remain in possession of the Real Property.

         2.6 Indemnification. Trustor hereby indemnifies Beneficiary against, and holds harmless Beneficiary from, all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys' fees and other legal expenses, costs of inspection and other expenses that either may suffer or incur: (i) by reason of this Deed of Trust; (ii) by reason of the execution of this trust or in performance of any act required or permitted hereunder or by an
Applicable Law, including the disclosure or non-disclosure of any facts relating to the Mortgaged Property, or any part thereof, incidental to a judicial or non-judicial sale; or (iii) as a result of any failure of Trustor to perform its obligations. The above obligation of Trustor to indemnify and hold harmless
Beneficiary shall survive the release and cancellation of the Secured
Obligations and the release and reconveyance or partial release and reconveyance of this Deed of Trust.

         2.7 Beneficiary Assumes No Secured Obligations. It is expressly agreed that, anything herein contained to the contrary notwithstanding, except as may otherwise be provided in the Financing Documents, Trustor shall remain obligated under all agreements which are included in the definition of "Mortgaged
Property" and shall perform all of its obligations thereunder in accordance with the provisions thereof, and neither Beneficiary nor any of the Noteholders shall have any obligation or liability with respect to such obligations of Trustor, nor shall Beneficiary or any of the Noteholders be required or obligated in any manner to perform or fulfill any obligations or duties of Trustor under such agreements, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any amounts which have been assigned to Beneficiary hereunder or to which Beneficiary or the Noteholders may be entitled at any time or times.

         2.8 Further Assurances. Trustor shall, from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Trustee or Beneficiary may reasonably request, in order to perfect, continue and protect the lien and security interest granted or purported to be granted hereby and to enable
Beneficiary to obtain the full benefits of the lien and security interest granted or intended to be granted hereby. Trustor shall keep the Mortgaged
Property free and clear of all Liens, other than Permitted Liens. Without limiting the generality of the foregoing, Trustor shall execute and record or file this Deed of Trust and each amendment hereto, and such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary, or as Beneficiary or Trustee may reasonably request, in order to perfect and preserve the lien and security interest granted or purported to be granted hereby. Trustor hereby authorizes
Beneficiary to file one or more financing statements or continuation statements,
and

                                                                     Exhibit E-2
                                                                          Page 8

amendments thereto, relative to all or any part of the Mortgaged Property necessary to preserve or protect the lien and security interest granted hereby without the signature of Trustor where permitted by law.

         2.9 Acts of Trustor. Except as provided in or permitted by the
Financing Documents, Trustor hereby represents and warrants that it has not mortgaged, hypothecated, assigned or pledged and hereby covenants that it will not mortgage, hypothecate, assign or pledge, so long as this Deed of Trust shall remain in effect, any of its right, title or interest in and to the Mortgaged
Property or any part thereof, to anyone other than Beneficiary.

         2.10 After-Acquired Property. Subject to the terms of this paragraph, any and all of the Mortgaged Property which is hereafter acquired shall immediately, without any further conveyance, assignment or act on the part of
Trustor or Beneficiary, become and be subject to the lien and security interest of this Deed of Trust as fully and completely as though specifically described herein, but nothing contained in this Section 2.10 shall be deemed to modify or change the obligations of Trustor under Section 2.8 hereof. If and whenever from time to time Trustor shall hereafter acquire any real property or interest therein which constitutes or is intended to constitute part of the Mortgaged
Property hereunder, Trustor shall promptly give notice thereof to Beneficiary and Trustor shall forthwith execute, acknowledge and deliver to Beneficiary a supplement to this Deed of Trust in form and substance reasonably satisfactory to Beneficiary subjecting the property so acquired to the lien of this Deed of
Trust. At the same time, if Beneficiary so requests, Trustor shall deliver to
Beneficiary either (i) an endorsement to the lender's policy of title insurance issued to Beneficiary insuring the lien of this Deed of Trust, or (ii) a new lender's title policy (which shall include tie in coverage relating to the lender's policy described in (i), above), in each case which shall insure to
Beneficiary in form and substance reasonably satisfactory to Beneficiary that the lien of this Deed of Trust as insured under such title insurance policy or policies encumbers such later acquired property and that Trustor's title to such property meets all of the applicable requirements of the Financing Documents with respect to title to Trustor's real property interests.

         2.11 Mortgaged Property.

         2.11.1 Trustor shall pay or cause to be paid all rent and other charges required under the Surface and Geothermal Leases as and when the same are due and shall promptly and faithfully perform or cause to be performed all other material terms, obligations, covenants, conditions, agreements, indemnities and liabilities of Trustor under the Surface and Geothermal Leases. Trustor shall observe all applicable covenants, easements and other restrictions of record with respect to the Site, the Easements or to any other part of the Mortgaged
Property, in all material respects.

         2.11.2 Trustor shall maintain in full force and effect, perform its obligations under, preserve, protect and defend the material rights of Trustor under and take all reasonable action necessary to prevent termination (except by expiration in accordance with its terms) of each and every Surface and
Geothermal Lease, including prosecution of suits to enforce any material rights of Trustor thereunder and enforcement of any material claims with respect thereto. Trustor does hereby authorize and irrevocably appoint and constitute
Beneficiary as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to take any and all actions deemed necessary or desirable by Beneficiary to perform and

                                                                     Exhibit E-2
                                                                          Page 9

comply with all the obligations of Trustor under the Surface and Geothermal
Leases, and to do and take upon the occurrence and during continuation of an
Event of Default, but without any obligation so to do or take, any action which
Beneficiary deems reasonably necessary to prevent or cure any default by Trustor under the Surface and Geothermal Leases, to enter into and upon the Real
Property and Improvements or any part thereof as provided in the Credit
Documents in order to prevent or cure any default of Trustor pursuant thereto, to the end that the rights of Trustor in and to the leasehold estates created by the Surface and Geothermal Leases shall be kept free from default.

         2.11.3 Trustor shall not surrender its leasehold estates and interests under the Surface and Geothermal Leases or modify, change, supplement, alter or amend the Surface and Geothermal Leases or affirmatively waive any provisions thereof, either orally or in writing, except as permitted in the Financing
Documents, and any attempt on the part of Trustor to do any of the foregoing without the written consent of Beneficiary shall be null and void.

         2.11.4 If any action or proceeding shall be instituted to evict Trustor or to recover possession of the Mortgaged Property or any part thereof or interest therein from Trustor or any action or proceeding otherwise affecting the Mortgaged Property or this Deed of Trust shall be instituted, then Trustor shall, immediately after receipt, deliver to Beneficiary a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and all other pleadings and papers, however designated, served in any such action or proceeding.

         2.11.5 Trustor covenants and agrees that the fee title to the Real
Property and Improvements and the leasehold estates created under the Surface and Geothermal Leases shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in Trustor or a third party by purchase or otherwise and, in case Trustor acquires the fee title or any other estate, title or interest in and to the Real Property and
Improvements, the lien of this Deed of Trust shall, without further conveyance, simultaneously with such acquisition, be spread to cover and attach to such acquired estate and as so spread and attached shall be prior to the lien of any mortgage placed on the acquired estate after the date of this Deed of Trust.

         2.11.6 No release or forbearance of any of Trustor's obligations under the Surface and Geothermal Leases by the lessor thereunder, shall release
Trustor from any of its obligations under this Deed of Trust.

         2.11.7 Trustor shall, within ten (10) days after written demand from
Beneficiary, deliver to Beneficiary proof of payment of all items that are required to be paid by Trustor under the Surface and Geothermal Leases, including rent, taxes, operating expenses and other charges.

         2.11.8 The lien of this Deed of Trust shall attach to all of Trustor's rights and remedies at any time arising under or pursuant to section 365(h) of the Bankruptcy Law, including all of Trustor's rights to remain in possession of the Mortgaged Property. Trustor shall not elect to treat any of the Surface and
Geothermal Leases as terminated under section 365(h)(l) of the Bankruptcy Law, and any such election shall be void.

         2.11.8.1 If pursuant to section 365(h) of the Bankruptcy Law, Trustor shall seek to offset against the rent reserved in any of the Surface and
Geothermal Leases the amount of any

                                                                     Exhibit E-2
                                                                         Page 10

damages caused by the nonperformance by the lessor or any other party of any of their respective obligations thereunder after the rejection by the lessor or such other party of such Surface and Geothermal Lease under the Bankruptcy Law, then Trustor shall, prior to effecting such offset, notify Beneficiary of its intent to do so, setting forth the amount proposed to be so offset and the basis therefor. Beneficiary shall have the right to object to all or any part of such offset that, in the reasonable judgment of Beneficiary, would constitute a breach of such Surface and Geothermal Lease, and in the event of such objection,
Trustor shall not effect any offset of the amounts found objectionable by
Beneficiary. Neither Beneficiary's failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Beneficiary.

         2.11.8.2 If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor under any of the Surface and Geothermal Leases or any other party or in respect of such Surface and Geothermal Leases in connection with any case under the Bankruptcy Law, then Beneficiary shall have the option to intervene in any such litigation with counsel of Beneficiary's choice. Beneficiary may proceed in its own name in connection with any such litigation, and Trustor agrees to execute any and all powers, authorizations, consents or other documents required by Beneficiary in connection therewith.

         2.11.8.3 Trustor shall, after obtaining knowledge thereof, promptly notify Beneficiary of any filing by or against the lessor or other party with an interest in the Mortgaged Property of a petition under the Bankruptcy Law.
Trustor shall promptly deliver to Beneficiary, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Trustor in connection with any such petition and any proceedings relating thereto.

         2.11.8.4 If there shall be filed by or against Trustor a petition under the Bankruptcy Law, and Trustor, as lessee under the Surface and Geothermal
Leases, shall determine to reject any of the Surface and Geothermal Leases pursuant to section 365(a) of the Bankruptcy Law, then Trustor shall give
Beneficiary a notice of the date on which Trustor shall apply to the bankruptcy court for authority to reject such Surface and Geothermal Lease (such notice to be no later than twenty (20) days prior to such date). Beneficiary shall have the right, but not the obligation, to serve upon Trustor at any time prior to the date on which Trustor shall so apply to the bankruptcy court a notice stating that Beneficiary demands that Trustor assume and assign such Surface and
Geothermal Lease to Beneficiary pursuant to section 365 of the Bankruptcy Law.
If Beneficiary shall serve upon Trustor the notice described in the preceding sentence, to the extent permitted by Applicable Law, Trustor shall not seek to reject such Surface and Geothermal Lease and shall comply with the demand provided for in the preceding sentence. In addition, effective upon the entry of an order for relief with respect to Trustor under the Bankruptcy Law, Trustor hereby assigns and transfers to Beneficiary a nonexclusive right to apply to the bankruptcy court under section 365(d)(4) of the Bankruptcy Law for an order extending the period during which such Surface and Geothermal Lease may be rejected or assumed; and shall (a) promptly notify Beneficiary of any default by
Trustor in the performance or observance of any of the terms, covenants or conditions on the part of Trustor to be performed or observed under such Surface and Geothermal Lease and of the giving of any written notice by the lessor thereunder to Trustor of any such default, and (b) promptly cause a copy of each written notice given to Trustor by the lessor under such Surface and Geothermal
Lease to be delivered to Beneficiary. Beneficiary may rely on any notice received by it from any such lessor of any default by Trustor under such

                                       10

                                                                     Exhibit E-2
                                                                         Page 11

Surface and Geothermal Lease and may take such action as may be permitted by
Applicable Law to cure such default even though the existence of such default or the nature thereof shall be questioned or denied by Trustor or by any Person on its behalf.

         2.11.9 Trustor shall cause the Mortgaged Property to be maintained in accordance with Prudent Industry Practices and will not commit or suffer to be committed any waste of the Mortgaged Property. Except in accordance with the
Financing Documents, the Real Property shall not be removed, demolished or materially altered (except for normal replacement of the Equipment), without the consent of Beneficiary. Trustor will not, without obtaining the prior consent of
Beneficiary, initiate, join in or consent to any private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or affecting the uses which may be made of the Mortgaged Property or any part thereof.

         2.11.10 No part of the Mortgaged Property shall in any manner be further encumbered (other than with Permitted Liens), sold, transferred, assigned or conveyed, or permitted to be further encumbered, sold, transferred, assigned or conveyed, except in accordance with the terms of the Indenture, without the prior consent of Beneficiary, which consent in any and all circumstances may be withheld in the sole and absolute discretion of
Beneficiary. The provisions of the foregoing sentence of this paragraph shall apply to each and every such further encumbrance, sale, transfer, assignment or conveyance, regardless of whether or not Beneficiary has consented to, or waived by its action or inaction its rights hereunder with respect to, any such previous further encumbrance, sale, transfer, assignment or conveyance, and, irrespective of whether such further encumbrance, sale, transfer, assignment or conveyance is voluntary, by reason of operation of law or is otherwise made.

         2.12 Power of Attorney. Trustor does hereby irrevocably constitute and appoint Beneficiary, its true and lawful attorney (which appointment is coupled with an interest), with full power of substitution, for Trustor and in the name, place and stead of Trustor or in Beneficiary's own name, for so long as any of the Secured Obligations are outstanding, to ask, demand, collect, receive, receipt for and sue for any and all rents, income and other sums which are assigned hereunder with full power to endorse the name of Trustor on all instruments given in payment or in part payment thereof, to settle, adjust or compromise any claims thereunder as fully as Trustor itself could do and in its discretion file any claim or take any action or proceeding, either in its own name or in the name of Trustor or otherwise, which Beneficiary may deem necessary or appropriate to protect and preserve the right, title and interest of Beneficiary in and to such rents, income and other sums and the security intended to be afforded hereby; provided that Beneficiary shall not exercise such rights unless an Event of Default has occurred and is continuing.

         2.13 Covenant to Pay. If an Event of Default has occurred and is continuing and such Event of Default could reasonably be expected to materially and adversely affect Beneficiary's interest hereunder in the Mortgaged Property or result in personal injury, then Beneficiary, among its other rights and remedies, shall have the right, but not the obligation, to pay, observe or perform the same, in whole or in part, and with such modifications as
Beneficiary reasonably shall deem advisable. To the extent provided in the
Financing Documents, all sums, including reasonable attorneys' fees, so expended or incurred by Beneficiary by reason of the default of Trustor, or by reason of the bankruptcy or insolvency of Trustor, as well as, without limitation,

                                       11

                                                                     Exhibit E-2
                                                                         Page 12

sums expended or incurred to sustain the lien or estate of this Deed of Trust or its priority, or to protect or enforce any rights of Beneficiary hereunder, or to recover any of the Secured Obligations, or to complete construction of the
Project for which the Financing Documents are intended as financing, or for repairs, maintenance, alterations, replacements or improvements thereto or for the protection thereof, or for real estate taxes or other governmental assessments or charges against any part of the Mortgaged Property, or premiums for insurance of the Mortgaged Property, shall be entitled to the benefit of the lien on the Mortgaged Property as of the date of the recording of this Deed of
Trust, shall be deemed to be added to and be part of the Secured Obligations secured hereby, and shall be repaid by Trustor as provided in the Financing
Documents.

                                       12

                                                                     Exhibit E-2
                                                                         Page 13

         2.14 Security Agreement.

         2.14.1 This Deed of Trust shall also be a security agreement between
Trustor and Beneficiary covering the Mortgaged Property constituting personal property or fixtures (hereinafter collectively called "UCC Collateral") governed by the California Uniform Commercial Code ("UCC") as the same may be more specifically set forth in any financing statement delivered in connection with this Deed of Trust, and as further security for the payment and performance of the Secured Obligations, Trustor hereby grants to Beneficiary a security interest in such portion of the Mortgaged Property to the full extent that the
Mortgaged Property may be subject to the UCC. In addition to Beneficiary's other rights hereunder, Beneficiary shall have all rights of a secured party under the
UCC. Trustor shall execute and deliver to Beneficiary all financing statements and such further assurances that may be reasonably required by Beneficiary to establish, create, perfect (to the extent the same can be achieved by the filing of a financing statement) and maintain the validity and priority of
Beneficiary's security interests, and Trustor shall bear all reasonable costs thereof, including all UCC searches. Except as otherwise provided in the
Financing Documents, if Beneficiary should dispose of any of the Mortgaged
Property comprising the UCC Collateral pursuant to the UCC, ten (10) days' prior written notice by Beneficiary to Trustor shall be deemed to be reasonable notice; provided, however, Beneficiary may dispose of such property in accordance with the foreclosure procedures of this Deed of Trust in lieu of proceeding under the UCC. Beneficiary may from time to time execute and deliver at Trustor's expense, all continuation statements, termination statements, amendments, partial releases, or other instruments relating to all financing statements by and between Trustor and Beneficiary. Except as otherwise provided in the Financing Documents, if an Event of Default shall occur and is continuing, (a) Beneficiary, in addition to any other rights and remedies which it may have, may exercise immediately and without demand to the extent permitted by law, any and all rights and remedies granted to a secured party under the UCC including the right to take possession of the UCC Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of such collateral and (b) upon request or demand of Beneficiary, Trustor shall at its expense, assemble the UCC Collateral and make it available to Beneficiary at a convenient place acceptable to
Beneficiary. Trustor shall pay to Beneficiary on demand, any and all expenses, including reasonable attorneys' fees and disbursements incurred or paid by
Beneficiary in protecting the interest in the UCC Collateral and in enforcing the rights hereunder with respect to such UCC Collateral.

         2.14.2 Trustor and the Beneficiary agree, to the extent permitted by law, that: (i) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9334 and 9502 of the UCC;
(ii) all or a part of the Mortgaged Property are or are to become fixtures; and
(iii) the addresses of Trustor and Beneficiary are as set forth in the preamble of this Deed of Trust.

                                       13

                                                                     Exhibit E-2
                                                                         Page 14

                                    ARTICLE 3

                                    REMEDIES

         3.1 Acceleration of Maturity. If an Event of Default occurs and is continuing, Beneficiary may, at the election of the Required Holders (except that such acceleration shall be automatic if the Event of Default is occuring under Section 5.01(c) of the Indenture), declare the Secured Obligations to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which Trustor waives).

         3.2 Due-On Clause. If (a) the Mortgaged Property is assigned in violation of Section 4.06 of the Indenture, or (b) there is a change of control in violation of Section 5.01(k) of the Indenture, then Beneficiary may, at the election of the Required Holders, declare the Secured Obligations to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which Trustor waives).
Beneficiary's consent to any assignment or change of control shall not be deemed to be a waiver of Beneficiary's right to require its consent to any future assignment or change of control in accordance with the terms of the Indenture.

         3.3 Protective Advances. If an Event of Default shall have occurred and is continuing, then without thereby limiting Beneficiary's other rights or remedies, waiving or releasing any of Trustor's obligations, or imposing any obligation on Beneficiary, Beneficiary may, at the election of the Required
Holders, either advance any amount owing or perform any or all actions that
Beneficiary considers necessary or appropriate to cure such default. No sums advanced or performance rendered by Beneficiary shall cure, or be deemed a waiver of any Event of Default.

         3.4 Institution of Equity Proceedings. If an Event of Default occurs and is continuing, Beneficiary may, at the election of the Required Holders, institute an action, suit or proceeding in equity for specific performance of this Deed of Trust, the Indenture or any other Financing Document, all of which shall be specifically enforceable by injunction or other equitable remedy.

         3.5 Beneficiary's Power of Enforcement.

         3.5.1 If an Event of Default occurs and is continuing, Beneficiary, at the election of the Required Holders, shall be entitled to prepare and record on its own behalf, or to deliver to Trustee for recording, if appropriate, written declaration of default and demand for sale and written notice of breach and election to sell (or other statutory notice) to cause the Mortgaged Property to be sold either by judicial action or power of sale in accordance with the laws of the State of California to satisfy the obligations hereof, and in the case of delivery to Trustee, Trustee shall cause said notice to be filed for record.

         3.5.2 After the lapse of such time as may then be required by law following the recordation of said notice of breach and election to sell, and notice of sale having been given as then required by law, Trustee without demand on Trustor, may sell the Mortgaged Property or any portion thereof at the time and place fixed by it in said notice, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder, of cash in lawful money of the United States payable at the time of sale.
Trustee may, for any

                                       14

                                                                     Exhibit E-2
                                                                         Page 15

cause it deems expedient, postpone the sale of all or any portion of said property until it shall be completed and, in every case, notice of postponement shall be given by public announcement thereof at the time and place last appointed for the sale and from time to time thereafter Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement; provided that Trustee shall give Trustor notice of such postponement to the extent required by law. Trustee shall execute and deliver to the purchaser its deed, bill of sale, or other instrument conveying said property so sold, but without any covenant or warranty, express or implied. The recitals in such instrument of conveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Beneficiary, may bid at the sale.

         3.5.3 If any Event of Default occurs and is continuing, Beneficiary may, at the election of the Required Holders, to the extent permitted by law, either with or without entry or taking possession of the Mortgaged Property, and without regard to whether or not the indebtedness and other sums secured hereby shall be due and without prejudice to the right of Beneficiary thereafter to bring an action or proceeding to foreclose or any other action for any other
Event of Default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (1) to enforce payment of the Secured
Obligations, to the extent permitted by law, or the performance of any term hereof or any other right; (2) to foreclose this Deed of Trust in any manner provided by law for the foreclosure of mortgages or deeds of trust on real property and to sell, as an entirety or in separate lots or parcels, the
Mortgaged Property or any portion thereof pursuant to the laws of the State of
California or under the judgment or decree of a court or courts of competent jurisdiction, and Beneficiary shall be entitled to recover in any such proceeding all costs and expenses incident thereto, including reasonable attorneys' fees in such amount as shall be awarded by the court; (3) to exercise any or all of the rights and remedies available to it under the Financing
Documents; and (4) to pursue any other remedy available to it. Beneficiary shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Beneficiary may determine.

         3.5.4 The remedies described in this Section 3.5 may be exercised with respect to all or any portion of the UCC Collateral, either simultaneously with the sale of any real property encumbered hereby or independent thereof.
Beneficiary shall at any time be permitted to proceed with respect to all or any portion of the UCC Collateral in any manner permitted by the UCC. Trustor agrees that Beneficiary's inclusion of all or any portion of the UCC Collateral in a sale or other remedy exercised with respect to the real property encumbered hereby, as permitted by the UCC, is a commercially reasonable disposition of such property.

         3.5.5 Where the Mortgaged Property consists of real property and personal property, any reinstatement of the Secured Obligations, following the occurrence of an Event of Default and an election by the Beneficiary, at the direction of the Required Holders, to accelerate the maturity of the Secured
Obligations, which is made by Trustor or any other person or entity permitted to exercise the right of reinstatement under Section 2924c of the California Civil
Code or any successor statute, shall, in accordance with the terms of UCC
Section 9604, not prohibit the Beneficiary from conducting a sale or other disposition of any personal property or from otherwise proceeding against or continuing to proceed against any personal property in any manner permitted by the UCC; nor shall any such reinstatement invalidate, rescind or otherwise affect any sale, disposition or other proceeding held, conducted or instituted with respect to any

                                       15

                                                                     Exhibit E-2
                                                                         Page 16

personal property prior to such reinstatement. Any sums paid to Beneficiary, in effecting any reinstatement pursuant to Section 2924c of the California Civil
Code shall be applied to the Secured Obligations and to Beneficiary's and
Trustee's reasonable costs and expenses in the manner required by Section 2924c.

         3.6 Beneficiary's Right to Enter and Take Possession, Operate and Apply
Income.

         3.6.1 If an Event of Default occurs and is continuing, Trustor, upon demand of Beneficiary, at the election of the Required Holders, shall forthwith surrender to Beneficiary the actual possession and, if and to the extent permitted by law, Beneficiary itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Mortgaged Property, including the Tangible Collateral, without liability for trespass, damages or otherwise, and may exclude Trustor and its agents and employees wholly therefrom and may have joint access with Trustor to the books, papers and accounts of
Trustor.

         3.6.2 If an Event of Default has occurred and is continuing and Trustor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Beneficiary's demand, Beneficiary may obtain a judgment or decree conferring on Beneficiary or Trustee the right to immediate possession or requiring Trustor to deliver immediate possession of all or part of such property to Beneficiary or Trustee and Trustor hereby specifically consents to the entry of such judgment or decree. Trustor shall pay to Beneficiary or
Trustee, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Beneficiary or Trustee, their attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Deed of Trust.

         3.6.3 Upon every such entering upon or taking of possession,
Beneficiary or Trustee may hold, store, use, operate, manage and control the
Mortgaged Property and conduct the business thereof, and, from time to time in its sole and absolute discretion and without being under any duty to so act:

         3.6.3.1 make all necessary and proper maintenance, repairs, renewals and replacements thereto and thereon, and all necessary additions, betterments and improvements thereto and thereon and purchase or otherwise acquire fixtures, personalty and other property in connection therewith;

         3.6.3.2 insure or keep the Mortgaged Property insured;

         3.6.3.3 manage and operate the Mortgaged Property and exercise all the rights and powers of Trustor in their name or otherwise with respect to the same;

         3.6.3.4 enter into agreements with others to exercise the powers herein granted Beneficiary or Trustee, all as Beneficiary or Trustee from time to time may determine; and shall apply the monies so received by Beneficiary or Trustee in such priority as provided by the Financing Documents to (i) the payment of interest and principal due and payable to the Beneficiary, (ii) the deposits for taxes and assessments and insurance premiums due, (iii) the cost of insurance, taxes, assessments and other proper charges upon the Mortgaged Property or any part thereof, (iv) the compensation, expenses and disbursements of the agents, attorneys and

                                       16

                                                                     Exhibit E-2
                                                                         Page 17

other representatives of Beneficiary or Trustee as allowed under this Deed of
Trust, and (v) any other charges or costs required to be paid by Trustor under the terms of the Financing Documents; or

         3.6.3.5 rent or sublet the Mortgaged Property or any portion thereof for any purpose permitted by this Deed of Trust.

Beneficiary or Trustee shall surrender possession of the Mortgaged Property to
Trustor (x) as may be required by law or court order, or (y) when all amounts under any of the terms of the Financing Documents, including this Deed of Trust, shall have been paid current and all Events of Default have been cured or waived. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

         3.7 Separate Sales. To the extent permitted by Applicable Law, the
Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee, in his sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

         3.8 Waiver of Appraisement, Moratorium, Valuation, Stay, Extension and
Redemption Laws. Trustor agrees to the full extent permitted by law that if an
Event of Default occurs and is continuing, neither Trustor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, moratorium, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Mortgaged Property or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Trustor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that Trustee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

         3.9 Receiver. If an Event of Default occurs and is continuing,
Beneficiary, to the extent permitted by law, and without regard to the value, adequacy or occupancy of the security for the indebtedness and other sums secured hereby, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Mortgaged
Property and to collect all earnings, revenues and receipts and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction upon application by Beneficiary. To the extent permitted by Applicable Law, Beneficiary may have a receiver appointed without notice to
Trustor or any third party, and Beneficiary may waive any requirement that the receiver post a bond. To the extent permitted by Applicable Law, Beneficiary shall have the power to designate and select the Person who shall serve as the receiver and to negotiate all terms and conditions under which such receiver shall serve. To the extent permitted by Applicable Law, any receiver appointed on Beneficiary's behalf may be an Affiliate of Beneficiary. The reasonable expenses, including receiver's fees, reasonable attorneys' fees, costs and agents' compensation, incurred pursuant to the powers herein contained shall be secured by this Deed of Trust. The right to enter and take possession of and to manage and operate the Mortgaged Property and to collect all earnings, revenues and receipts, whether by a receiver or otherwise, shall be cumulative to any other right or remedy available to

                                       17

                                                                     Exhibit E-2
                                                                         Page 18

Beneficiary under this Deed of Trust, the other Financing Documents or otherwise available to Beneficiary and may be exercised concurrently therewith or independently thereof, but such rights shall be exercised in a manner which is otherwise in accordance with and consistent with the Financing Documents.
Beneficiary shall be liable to account only for such earnings, revenues and receipts (including security deposits) actually received by Beneficiary, whether received pursuant to this section or any other provision hereof. Notwithstanding the appointment of any receiver or other custodian, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to, Beneficiary.

         3.10 Suits to Protect the Mortgaged Property. Beneficiary shall have the power and authority to institute and maintain any suits and proceedings as
Beneficiary, in its sole and absolute discretion, may deem advisable (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Deed of Trust, (b) to preserve or protect its interest in the Mortgaged Property, or (c) to restrain the enforcement of or compliance with any legislation, Applicable Law or Governmental Approval that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Beneficiary's interest.

         3.11 Proofs of Claim. In the case of any receivership, insolvency,
Bankruptcy Event, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Trustor, any Affiliate or any guarantor, co-maker or endorser of any of Trustor's obligations, its creditors or its property,
Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim or other documents as it may deem be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Trustor under the Financing Documents, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Trustor after such date.

         3.12 Trustor to Pay Amounts Secured Hereby on Any Default in Payment;
Application of Monies by Beneficiary.

         3.12.1 In case of a foreclosure sale of all or any part of the
Mortgaged Property and of the application of the proceeds of sale to the payment of the sums secured hereby, to the extent permitted by law, Beneficiary shall be entitled to enforce payment from Trustor of any additional amounts then remaining due and unpaid and to recover judgment against Trustor for any portion thereof remaining unpaid, with interest at the interest rate on the Notes. The sale of a part of the Subject Property shall not exhaust the power of sale, but sales may be made from time to time until the Secured Obligations are paid and performed in full.

         3.12.2 Trustor hereby agrees to the extent permitted by law, that no recovery of any such judgment by Beneficiary or other action by Beneficiary and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the Lien and security interest of this
Deed of Trust upon the Mortgaged Property or any part thereof or any Lien, rights, powers or remedies of Beneficiary hereunder, but such Lien, rights, powers and remedies shall continue unimpaired as before.

         3.12.3 The provisions of this Section 3.12 shall not be deemed to limit or otherwise modify the provisions of any guaranty of the Secured Obligations.

                                       18

                                                                     Exhibit E-2
                                                                         Page 19

         3.13 Delay or Omission; No Waiver. No delay or omission of Beneficiary to exercise any right, power or remedy upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Beneficiary whether contained herein or in the other
Financing Documents or otherwise available to Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary.

         3.14 No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Beneficiary (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in this
Deed of Trust or any other Financing Document; (d) releases any part of the
Mortgaged Property from the lien or security interest of this Deed of Trust or any other instrument securing the Secured Obligations; (e) consents to the filing of any map, plat or replat of the Real Property or any part thereof; (f)
consents to the granting of any easement on the Real Property; or (g) makes or consents to any agreement changing the terms of this Deed of Trust or any other
Financing Document subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the liability under this Deed of Trust or any other Financing Document or otherwise of Trustor, or any subsequent purchaser of the Mortgaged Property or any part thereof or any maker, co-signer, surety or guarantor with respect to any other matters not addressed by such act or omission. No such act or omission shall preclude
Beneficiary from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Beneficiary, shall the lien or security interest of this Deed of Trust be altered thereby, except to the extent expressly provided in such acts or omissions. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged
Property, Beneficiary, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder, or waiving its right to declare such sale or transfer an Event of Default as provided herein. Notwithstanding anything to the contrary contained in this Deed of Trust or any other Financing Document, (i) in the case of any non-monetary
Event of Default, Beneficiary may continue to accept payments due hereunder without thereby waiving the existence of such or any other Event of Default and
(ii) in the case of any monetary Event of Default, Beneficiary may accept partial payments of any sums due hereunder without thereby waiving the existence of such Event of Default if the partial payment is not sufficient to completely cure such Event of Default.

         3.15 Discontinuance of Proceedings; Position of Parties Restored. If
Beneficiary shall have proceeded to enforce any right or remedy under this Deed of Trust by foreclosure, entry of judgment or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Beneficiary, then and in every such case Trustor and Beneficiary shall be restored to their former positions

                                       19

                                                                     Exhibit E-2
                                                                         Page 20

and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as if no such proceedings had occurred or had been taken.

         3.16 Remedies Cumulative. Subject to the provisions of Section 5.14 hereof, no right, power or remedy, including remedies with respect to any security for the Secured Obligations, conferred upon or reserved to Beneficiary by this Deed of Trust or any other Financing Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any other Financing Document, now or hereafter existing at law, in equity or by statute, and Beneficiary shall be entitled to resort to such rights, powers, remedies or security as Beneficiary shall in its sole and absolute discretion deem advisable.

         3.17 Interest After Event of Default. If an Event of Default shall have occurred and is continuing, all sums outstanding and unpaid under the Financing
Documents, including this Deed of Trust, shall, at Beneficiary's option, bear interest at the interest rate on the Note until such Event of Default has been cured. Trustor's obligation to pay such interest shall be secured by this Deed of Trust.

         3.18 Foreclosure; Expenses of Litigation. If Trustee forecloses, reasonable attorneys' fees for services in the supervision of said foreclosure proceeding shall be allowed to the Trustee and Beneficiary as part of the foreclosure costs. In the event of foreclosure of the lien hereof, there shall be allowed and included as additional indebtedness all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for attorneys' fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and guarantees, and similar data and assurances with respect to title as Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Mortgaged Property or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such expenses and fees as may be incurred in the protection of the Mortgaged Property and the maintenance of the lien and security interest of this Deed of Trust, including the reasonable fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this
Deed of Trust or any other Financing Document, the Mortgaged Property or any portion thereof, including civil, probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Trustor, with interest thereon at the interest rate on the Note, and shall be secured by this Deed of Trust. Trustee waives its right to any statutory fee in connection with any judicial or nonjudicial foreclosure of the lien hereof and agrees to accept a reasonable fee for such services.

         3.19 Deficiency Judgments. Subject to Section 6.07 of the Indenture, if
after foreclosure of this Deed of Trust or Trustee's sale hereunder, there shall remain any deficiency with respect to any amounts payable under the Financing
Documents, including hereunder, or any amounts secured hereby, and Beneficiary shall institute any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at the interest rate on the Notes.
Subject to Section 6.07 of the Indenture, Trustor waives any defense to
Beneficiary's recovery against Trustor of any deficiency after any foreclosure sale of the Mortgaged Property. Subject

                                       20

                                                                     Exhibit E-2
                                                                         Page 21

to Section 6.07 of the Indenture, to the extent permitted by law, Trustor expressly waives any defense or benefits that may be derived from any statute granting Trustor any defense to any such recovery by Beneficiary. Subject to
Section 6.07 of the Indenture, in addition, Beneficiary and Trustee shall be entitled to recovery of all of their reasonable costs and expenditures
(including any court imposed costs) in connection with such proceedings, including their reasonable attorneys' fees, appraisal fees and the other costs, fees and expenditures referred to in Section 3.18 above. This provision shall survive any foreclosure or sale of the Mortgaged Property, any portion thereof or the extinguishment of the lien hereof.

         3.20 WAIVER OF JURY TRIAL. BENEFICIARY AND TRUSTOR EACH WAIVE ANY RIGHT
TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN
CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR
INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS
DEED OF TRUST, THE INDENTURE OR ANY OTHER FINANCING DOCUMENT. ANY SUCH DISPUTES
SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         3.21 Exculpation of Beneficiary. The acceptance by Beneficiary of the assignment contained herein with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Mortgaged Property by Beneficiary, be deemed or construed to make
Beneficiary a "mortgagee in possession"; nor thereafter or at any time or in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Mortgaged Property, nor shall Beneficiary, prior to such entry and taking, be liable in any way for any injury or damage to person or property sustained by any Person in or about the Mortgaged Property.

                                   ARTICLE 4

                     RIGHTS AND RESPONSIBILITIES OF TRUSTEE;
                      OTHER PROVISIONS RELATING TO TRUSTEE

Notwithstanding anything to the contrary in this Deed of Trust, Trustor and
Beneficiary agree as follows:

         4.1 Exercise of Remedies by Trustee. To the extent that this Deed of
Trust and applicable law authorizes or empowers Beneficiary to exercise any remedies set forth in Article 3 hereof or otherwise, or perform any acts in connection therewith, Trustee (but not to the exclusion of Beneficiary unless so required under the law of the State of California) shall have the power to exercise any or all such remedies, and to perform any acts provided for in this
Deed of Trust in connection therewith, all for the benefit of Beneficiary and on
Beneficiary's behalf in accordance with applicable law of the State of
California. In connection therewith, Trustee: (a) shall not exercise, or waive the exercise of, any Beneficiary's remedies (other than any rights of Trustee to any indemnity or reimbursement), except at Beneficiary's request, and (b) shall exercise, or waive the exercise of, any or all of Beneficiary's remedies at
Beneficiary's request, and in accordance with Beneficiary's directions as to the manner of such exercise or waiver. Trustee may, however, decline to follow
Beneficiary's request or direction if Trustee shall be

                                       21

                                                                     Exhibit E-2
                                                                         Page 22

advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

         4.2 Rights and Privileges of Trustee. To the extent that this Deed of
Trust requires Trustor to indemnify Beneficiary or reimburse Beneficiary for any expenditures Beneficiary may incur, Trustee shall be entitled to the same indemnity and the same rights to reimbursement of expenses as Beneficiary, subject to such limitations and conditions as would apply in the case of
Beneficiary. To the extent that this Deed of Trust negates or limits
Beneficiary's liability as to any matter, Trustee shall be entitled to the same negation or limitation of liability. To the extent that Trustor, pursuant to this Deed of Trust, appoints Beneficiary as Trustor's attorney in fact for any purpose, Beneficiary or (when so instructed by Beneficiary) Trustee shall be entitled to act on Trustor's behalf without joinder or confirmation by the other.

         4.3 Resignation or Replacement of Trustee. Trustee may resign by an instrument in writing addressed to Beneficiary, and Trustee may be removed at any time with or without cause (i.e., in Beneficiary's sole and absolute discretion) by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal or disqualification of Trustee or if for any reason
Beneficiary shall deem it desirable to appoint a substitute, successor or replacement Trustee to act instead of Trustee originally named (or in place of any substitute, successor or replacement Trustee), then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor, substitute or replacement Trustee, and, if preferred, several substitute trustees in succession, without any formality other than appointment and designation in writing executed by Beneficiary, which instrument shall be recorded if required by the law of the State of California. The law of the State
of California shall govern the qualifications of any Trustee. The authority conferred upon Trustee by this Deed of Trust shall automatically extend to any and all other successor, substitute and replacement Trustee(s) successively until the Secured Obligations have been paid in full or the Mortgaged Property has been sold hereunder or released in accordance with the provisions of the
Financing Documents. Beneficiary's written appointment and designation of any
Trustee shall be full evidence of Beneficiary's right and authority to make the same and of all facts therein recited. No confirmation, authorization, approval or other action by Trustor shall be required in connection with any resignation or other replacement of Trustee.

         4.4 Authority of Beneficiary. If Beneficiary is a banking corporation, state banking corporation or a national banking association and the instrument of appointment of any successor or replacement Trustee is executed on
Beneficiary's behalf by an officer of such corporation, state banking corporation or national banking association, then such appointment may be executed by any authorized officer or agent of Beneficiary and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of Beneficiary.

         4.5 Effect of Appointment of Successor Trustee. Upon the appointment and designation of any successor, substitute or replacement Trustee, Trustee's entire estate and title in the Mortgaged Property shall vest in the designated successor, substitute or replacement Trustee. Such successor, substitute or replacement Trustee shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any

                                       22

                                                                     Exhibit E-2
                                                                         Page 23

successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

         4.6 Confirmation of Transfer and Succession. Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of any successor, substitute or replacement Trustee, any former Trustee ceasing to act shall execute and deliver an instrument transferring to such successor, substitute or replacement Trustee all of the right, title, estate and interest in the Mortgaged Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver all properties and monies held by said Trustee hereunder to said successor, substitute or replacement Trustee.

         4.7 Exculpation. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence, willful misconduct or knowing violation of law. Trustee shall not be personally liable in case of entry by it, or anyone entering by virtue of the powers herein granted it, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property.
Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All monies received by
Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law). Trustee shall be under no liability for interest on any monies received by it hereunder.

         4.8 Endorsement and Execution of Documents. Upon Beneficiary's written request, Trustee shall, without liability or notice to Trustor, execute, consent to, or join in any instrument or agreement in connection with or necessary to effectuate the purposes of the Financing Documents. Trustor hereby irrevocably designates Trustee as its attorney in fact to execute, acknowledge and deliver, on Trustor's behalf and in Trustor's name, all instruments or agreements necessary to implement any provision(s) of this Deed of Trust or to further perfect the lien created by this Deed of Trust on the Mortgaged Property. This power of attorney shall be deemed to be coupled with an interest and shall survive any disability of Trustor.

         4.9 Multiple Trustees. If Beneficiary appoints multiple trustees, then any Trustee, individually, may exercise all powers granted to Trustee under this instrument, without the need for action by any other Trustee(s).

         4.10 No Required Action. Trustee shall not be required to take any action under this Deed of Trust or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in its opinion such action will be likely to involve it in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to it against any and all costs, expense and liabilities arising therefrom. Trustee shall not be responsible for the execution, acknowledgment or validity of the Financing
Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be

                                       23

                                                                     Exhibit E-2
                                                                         Page 24

created hereby, and makes no representation in respect thereof or in respect of the rights, remedies and recourses of Beneficiary.

         4.11 Terms of Trustee's Acceptance. Trustee accepts the trust created by this Deed of Trust upon the following terms and conditions:

         (a) Trustee may exercise any of its powers through appointment of attorney(s) in fact or agents.

         (b) Trustee shall be under no obligation to take any action upon any
Event of Default unless furnished security or indemnity, in form satisfactory to
Trustee, against costs, expenses, and liabilities that Trustee may incur.

         (c) Trustor shall reimburse Trustee, as part of the Secured Obligations secured hereunder, for all reasonable disbursements and expenses (including reasonable legal fees and expenses) incurred by reason of or arising from an
Event of Default and as provided for in this Deed of Trust, including any of the foregoing incurred in Trustee's administering and executing the trust created by this Deed of Trust and performing Trustee's duties and exercising Trustee's powers under this Deed of Trust.

                                    ARTICLE 5

                                     GENERAL

         5.1 Discharge. When all of the Secured Obligations shall have been indefeasibly paid in full in cash, then this Deed of Trust and the lien and security interest created hereby shall be of no further force and effect,
Trustor shall be released from the covenants, agreements and obligations of
Trustor contained in this Deed of Trust and all right, title and interest in and to the Mortgaged Property shall revert to Trustor. Beneficiary and Trustee, at the request and the expense of Trustor, shall promptly execute a deed of reconveyance and such other documents as may be reasonably requested by Trustor to evidence the discharge and satisfaction of this Deed of Trust and the release of Trustor from its obligations hereunder.

         5.2 No Waiver. The exercise of the privileges granted in this Deed of
Trust or in any other agreement to perform Trustor's obligations under the agreements which constitute the Mortgaged Property shall in no event be considered or constitute a waiver of any right which Beneficiary may have at any time, after an Event of Default shall have occurred and be continuing, to declare the Secured Obligations to be immediately due and payable. No delay or omission to exercise any right, remedy or power accruing upon any default shall impair any such right, remedy or power or shall be construed to be a waiver of any such default or acquiescence therein; and every such right, remedy and power may be exercised from time to time and as often as may be deemed expedient.

         5.3 Extension, Rearrangement or Renewal of Secured Obligations. It is
expressly agreed that any of the Secured Obligations at any time secured hereby may be from time to time extended for any period, or with the consent of Trustor rearranged or renewed, and that any part of the security herein described, or any other security for the Secured Obligations, may be waived or released, without altering, varying or diminishing the force, effect or lien or security interest of this Deed of Trust; and the lien and security interest granted by this Deed of Trust

                                       24

                                                                     Exhibit E-2
                                                                         Page 25

shall continue as a prior lien and security interest on all of the Mortgaged
Property not expressly so released, until the Secured Obligations are fully paid and this Deed of Trust is terminated in accordance with the provisions hereof;
and no other security now existing or hereafter taken to secure the payment of the Secured Obligations or any part thereof or the performance of any obligation or liability of Trustor whatever shall in any manner impair or affect the security given by this Deed of Trust; and all security for the payment of the
Secured Obligations or any part thereof and the performance of any obligation or liability shall be taken, considered and held as cumulative.

         5.4 Forcible Detainer. Trustor agrees for itself and all Persons claiming by, through or under it, that subsequent to foreclosure hereunder in accordance with this Deed of Trust and applicable law if Trustor shall hold possession of the Mortgaged Property or any part thereof, Trustor or the Persons so holding possession shall be guilty of trespass; and any such Person
(including Trustor) failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to Beneficiary or any purchaser in foreclosure, as applicable, for reasonable rental on said premises, and shall be subject to eviction and removal in accordance with law.

         5.5 Waiver of Stay or Extension. To the extent permitted to be waived by law, Trustor shall not at any time insist upon or plead or in any manner whatever claim the benefit or advantage of any stay, extension or moratorium law now or at any time hereafter in force in any locality where the Mortgaged
Property or any part thereof may or shall be situated, nor shall Trustor claim any benefit or advantage from any law now or hereafter in force providing for the valuation or appraisement of the Mortgaged Property or any part thereof prior to any sale thereof to be made pursuant to any provision of this Deed of
Trust or to a decree of any court of competent jurisdiction, nor after any such sale shall Trustor claim or exercise any right conferred by any law now or at any time hereafter in force to redeem the Mortgaged Property so sold or any part thereof; and Trustor hereby expressly waives all benefit or advantage of any such law or laws and the appraisement of the Mortgaged Property or any part thereof, and covenants that Trustor shall not hinder or delay the execution of any power herein granted and delegated to Beneficiary but that Trustor shall permit the execution of every such power as though no such law had been made.

         5.6 Notices. Except where certified or registered mail notice is required by applicable law, any notice to Trustor or Beneficiary required or permitted hereunder shall be deemed to be given when given in the manner prescribed in Section 10.02 of the Indenture. All notices to Trustee required or permitted hereunder shall be deemed given when given in the manner prescribed in
Section 10.02 of the Indenture to the following address:

                      First American Title Insurance Company
                      633 Third Avenue, 16th Floor
                      New York, New York 10017
                      Attn: Phil Salomon
                      Facsimile No.: (212) 331-5159

         5.7 Severability. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. In the

                                       25

                                                                     Exhibit E-2
                                                                         Page 26

event any term or provision contained in this Deed of Trust is in conflict, or may hereafter be held to be in conflict, with the laws of the State of
California or of the United States of America, this Deed of Trust shall be affected only as to such particular term or provision, and shall in all other respects remain in full force and effect.

         5.8 Application of Payments. In the event that any part of the Secured
Obligations cannot lawfully be secured hereby, or in the event that the lien and security interest hereof cannot be lawfully enforced to pay any part of the
Secured Obligations, or in the event that the lien or security interest created by this Deed of Trust shall be invalid or unenforceable as to any part of the
Secured Obligations, then all payments on the Secured Obligations shall be deemed to have been first applied to the complete payment and liquidation of that part of the Secured Obligations which is not secured by this Deed of Trust and the unsecured portion of the Secured Obligations shall be completely paid and liquidated prior to the payment and liquidation of the remaining secured portion of the Secured Obligations.

         5.9 Governing Law. THIS DEED OF TRUST IS GOVERNED BY AND SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

         5.10 Entire Agreement. THIS WRITTEN AGREEMENT, THE INDENTURE AND THE
OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND
MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT
ORAL AGREEMENTS OF THE PARTIES.

AS OF THE DATE HEREOF, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.

         -----------------------------          ------------------------------
         TRUSTOR                                BENEFICIARY

         5.11 Amendments. This Deed of Trust may be amended, supplemented or otherwise modified only by an instrument in writing signed by Trustor and
Beneficiary.

         5.12 Successors and Assigns. All terms of this Deed of Trust shall run with the land and bind each of Trustor and Beneficiary and their respective successors and assigns, and all Persons claiming under or through Trustor or
Beneficiary, as the case may be, or any such successor or assign, and shall inure to the benefit of Beneficiary and Trustor, and their respective successors and assigns.

         5.13 Renewal, Etc. Beneficiary may at any time and from time to time renew or extend this Deed of Trust, or alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof in whole or in part and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Secured Obligations as
Beneficiary may determine, without the consent of any junior lienor or encumbrancer and without any obligation to give notice of any kind thereto and without in any manner affecting the priority of the lien and security interest hereof on any part of the Mortgaged Property; provided that nothing in this
Section 5.13 shall grant Beneficiary the right to alter or modify the Deed of
Trust without the consent of the Trustor unless otherwise specifically permitted in this Deed of Trust.

                                       26

                                                                     Exhibit E-2
                                                                         Page 27

         5.14 Liability. Notwithstanding any provision in this Deed of Trust to the contrary, recourse against the Trustor and its Affiliates, stockholders, officers, members, directors and employees under this Deed of Trust shall be limited to the extent provided in Section 10.07 of the Indenture.

         5.15 Severability. The Financing Documents are intended to be performed in accordance with, and only to the extent permitted by, all Applicable Laws and
Governmental Approvals. If any provision of any of the Financing Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained, nor the application of such provision to other persons or circumstances, nor the other instruments referred to hereinabove, shall be affected thereby, but rather shall be enforceable to the greatest extent permitted by law.

         5.16 Waiver. To the extent permitted by law, Trustor waives and releases any rights or defenses which Trustor might otherwise have (i) under
California Code of Civil Procedure Sections 726, 725a, 580a, 580b, 580c and 580d
and California Civil Code Section 2889, which statutes might otherwise limit or condition Beneficiary's exercise of certain of Beneficiary's rights and remedies in connection with the enforcement of obligations secured by a lien on real property or (ii) under any laws now existing or hereafter enacted providing for any appraisal before sale of a portion of the Mortgaged Property and (iii) to all rights of redemption, valuation, appraisal, stay of execution, notice of election to mature or to declare due the Secured Obligations and marshalling in the event of the foreclosure of the liens created under this Deed of Trust or the exercise of the power of sale granted hereunder. To the extent, if any, which such laws may be applicable and to the extent permitted by law, Trustor waives and releases any right or defense which Trustor might otherwise have under such provisions and under any other law of any applicable jurisdiction which might limit or restrict the effectiveness or scope of any of Trustor's waivers or releases hereunder.

         5.17 Additional Waivers. To the extent that Trustor is considered the guarantor of any obligations of any party under the Financing Documents (other than Trustor) or its successors and assigns (the "Counterparty"), then Trustor, to the extent permitted under applicable law, hereby waives the following:

         (a) any and all benefits, rights and defenses it may have to subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Trustor by reason of
California Civil Code Sections 2787 to 2855, inclusive;

         (b) any and all benefits, rights and defenses it may have because the
Counterparty's debt may be secured by real property. This means, among other things: (i) Beneficiary may collect from Trustor without first foreclosing on any real or personal property collateral pledged by the Counterparty, (ii) if
Beneficiary forecloses on any real property collateral pledged by the
Counterparty, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Beneficiary may collect from Trustor even if Beneficiary, by foreclosing on the real property collateral, has destroyed any right Trustor may have to collect from the
Counterparty. This is an unconditional and irrevocable waiver of any rights and defenses Trustor may have because the Counterparty's debt is secured by real property. These rights and defenses include,

                                       27

                                                                     Exhibit E-2
                                                                         Page 28

but are not limited to, any rights or defenses based upon Section 580a, 580b,
580d, or 726 of the California Code of Civil Procedure; and

         (c) any and all benefits, rights and defenses it may have arising out of an election of remedies by Beneficiary, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Trustor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the
California Code of Civil Procedure or otherwise.

         5.18 Release of Collateral.

         5.18.1 Notwithstanding any provision herein to the contrary, the
Mortgaged Property or any part thereof shall be released from the security interest created by this Deed of Trust at any time or from time to time upon the request of each of Beneficiary and Trustor; provided that the requirements of the Financing Documents have been satisfied. Upon satisfaction of such requirements, a Responsible Officer of Beneficiary shall instruct the Trustee to promptly execute, deliver and acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Mortgaged
Property permitted to be released pursuant to this Deed of Trust.

         5.18.2 Beneficiary may instruct the Trustee to release Mortgaged
Property from the security interest created hereunder upon the sale or disposition of such Mortgaged Property pursuant to Beneficiary's powers, rights and duties with respect to remedies provided herein.

         5.19 Indenture Controls. In the event of any conflict between any terms and provisions set forth in this Deed of Trust and those set forth in the
Indenture, the terms and provisions of the Indenture shall supersede and control the terms and provisions of this Deed of Trust.

         5.20 Time of the Essence. Trustor acknowledges that time is of the essence in performing all of Trustor's obligations set forth herein.

         5.21 Counterpart Execution. This Deed of Trust may be executed by the parties hereto in any number of counterparts (and be each of the parties hereof on separate counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       28

                                                                     Exhibit E-2
                                                                         Page 29

         IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be duly executed and delivered as of the day and year first above written.

                                    ----------------------------------

                                    By: _____________________________________
                                        Name:
                                        Title:

STATE OF ___________________________)
                                    ) ss.
COUNTY OF __________________________)

         On _____________________, 2005, before me, __________________________, a notary public in and for said State, personally appeared ___________________
____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

Signature ___________________________________
                                                                          (Seal)

                                       29

                                    EXHIBIT F

                                FORM OF GUARANTEE

     For value received, each Guarantor (which term includes any successor
Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of December 8, 2005 (the "Indenture"), among OrCal Geothermal Inc., the Guarantors listed on the signature page thereto, and Union Bank of California, N.A., as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Senior Secured Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal, premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the
Issuer to the Holders or the Trustee all in accordance with the terms of the
Indenture and (b) in case of any extension of time of payment or renewal of any
Senior Secured Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
The obligations of the Guarantors to the Holders of Senior Secured Notes and to
the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article IX of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Senior Secured Note, by
accepting the same, (a) agrees to and shall be bound by such provisions and (b)
appoints the Trustee attorney-in-fact of such Holder for such purpose.

                                        [NAME OF GUARANTOR(S)]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT G

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
______________, among ________________ (the "Guarantor"), a subsidiary of
______________ (or its permitted successor), a _______ corporation (the
"Issuer"), the Issuer, the other Guarantors (as defined in the Indenture referred to herein) and ____________, as trustee under the Indenture referred to below (the "Trustee").

                                   WITNESSETH

     WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 8,
2005, providing for the issuance of 6.21% Senior Secured Notes due 2020 (the
"Senior Secured Notes");

     WHEREAS, the Indenture provides that under certain circumstances the
Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the
Issuer's obligations under the Senior Secured Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

     WHEREAS, pursuant to Article VIII of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Secured Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meaning assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees as follows:

          (a) Along with all Guarantors named in the Indenture, to jointly and severally, unconditionally Guarantee to each Holder of a Senior Secured
     Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Senior Secured Notes or the obligations of the
     Issuer hereunder or thereunder, that:

               (i) the principal of, premium, if any, and interest on the Senior
          Secured Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and, to the extent permitted by law, interest, and all other

                                                                       Exhibit G
                                                                          Page 2

          obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Senior Secured Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Secured Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Secured Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the
     Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a
     Guarantor.

          (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

          (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Secured Notes and the Indenture, and the Guarantor accepts all obligations of a Guarantor under the Indenture.

          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors, or any Custodian, Trustee,
     liquidator or other similar official acting in relation to either the
     Issuer or the Guarantors, any amount paid by either to the Trustee or such
     Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f) The Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V of the
     Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article V of the
     Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this
     Guarantee.

                                                                       Exhibit G
                                                                          Page 3

          (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

          (i) After giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other
     Guarantor under Article IX of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such
     Guarantor under this Guarantee will not constitute a fraudulent transfer or conveyance.

     3. EXECUTION AND DELIVERY. Each Guarantor agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each
Senior Secured Note a notation of such Guarantee.

     4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, in such capacity, shall have any liability for any obligations of the Issuer or such Guarantor under the Senior Secured Notes, the Guarantees, the Indenture or
the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior
Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Secured Notes.

     5. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO
CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE
PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF
ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     6. COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Issuer.

                                                                       Exhibit G
                                                                          Page 4

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

     Dated: ___________

                                        [GUARANTOR]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ORCAL GEOTHERMAL INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        UNION BANK OF CALIFORNIA, N.A.

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                                                       Exhibit G
                                                                          Page 5

                                   SCHEDULE I

                             SCHEDULE OF GUARANTORS

          The following schedule lists each Guarantor under the Indenture as of the Closing Date:

          OrHeber 1 Inc.
          OrHeber 2 Inc.
          Second Imperial Geothermal Company
          Heber Field Company
          Heber Geothermal Company